     As filed with the Securities and Exchange Commission on August 14, 1998

                           Registration No. 333-32099

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
      (Exact Name of Registrant as Specified in Its Governing Instruments)


                            3885 Holcomb Bridge Road
                             Norcross, Georgia 30092
                                 (770) 449-7800
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal executive offices)

                    Brian M. Conlon, Executive Vice President
                    Wells Real Estate Investment Trust, Inc.
                            3885 Holcomb Bridge Road
                             Norcross, Georgia 30092
                                 (770) 449-7800
 (Name, Address, Including Zip Code and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   Copies to:

                             Donald Kennicott, Esq.
                             Michael K. Rafter, Esq.
                              Holland & Knight LLP
                         One Atlantic Center, Suite 2000
                        1201 West Peachtree Street, N.E.
                           Atlanta, Georgia 30309-3400

                 -------------------------------------------

                 Maryland                                 58-2328421
      (State or Other Jurisdiction                     (I.R.S. Employer
             of Incorporation)                      Identification Number)

                 -------------------------------------------

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|______________________

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|______________________

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|______________________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
         CROSS REFERENCE SHEET PURSUANT TO ITEM 501(b) OF REGULATION S-K

    Registration Statement Item and Heading    Location of Heading in Prospectus
    ---------------------------------------    ---------------------------------

1.  Forepart of Registration Statement and     Facing Page, Cover Page of
    Outside Front Cover Page of Prospectus ..  Prospectus

2.  Inside Front and Outside Back Cover        Inside Front Cover and Outside
    Pages of Prospectus .....................  Back Cover Page of Prospectus


3.  Summary Information, Risk Factors          Outside Front Cover Page of
    and Ratio of Earnings to Fixed Charges ..  Prospectus; Summary of the
                                               Offering; Risk Factors; Estimated
                                               Use of Proceeds; Management
                                               Compensation

4.  Determination of Offering Price .........  Risk Factors

5.  Dilution ................................  Risk Factors

6.  Selling Security Holders ................  *

7.  Plan of Distribution ....................  Outside Front Cover Page of
                                               Prospectus; Summary of the
                                               Offering; Estimated Use of
                                               Proceeds; Plan of Distribution;
                                               Supplement No. 1

8.  Use of Proceeds .........................  Estimated Use of Proceeds;
                                               Investment Objectives and
                                               Criteria

9.  Selected Financial Data .................  *

10. Management's Discussion and Analysis       Management's Discussions and
    of Financial Condition and Results of      Analysis of Financial Condition
    Operations ..............................  and Results of Operations;
                                               Supplement No. 2; Supplement
                                               No. 3

11. General Information as to Registrant ....  Summary of the Offering;
                                               Management; The Advisor and the
                                               Advisory Agreement; Description
                                               of Capital Stock; Partnership
                                               Agreement; Supplement No. 2;
                                               Supplement No. 3

12. Policy with Respect to Certain             Investment Objectives and
    Activities ..............................  Criteria; Summary of Reinvestment
                                               Plan


13. Investment Policies of Registrant .......  Investment Objectives and
                                               Criteria; Real Property
                                               Investments; Conflicts of
                                               Interest; Supplement No. 2;
                                               Supplement No. 3

14. Description of Real Estate ..............  Investment Objectives and
                                               Criteria; Real Property
                                               Investments; Supplement No. 2;
                                               Supplement No. 3

15. Operating Data ..........................  *

16. Tax Treatment of Registrant and its        Federal Income Tax
    Security Holders ........................  Considerations; ERISA
                                               Considerations

17. Market Price of and Dividends on the
    Registrant's Common Entry and Related
    Stockholder Matters.....................   *

18. Description of Registrant's Securities ..  Description of Capital Stock;
                                               Distribution Policy; Partnership
                                               Agreement

19. Legal Proceedings .......................  Management; The Advisor and the
                                               Advisory Agreement; Legal Matters

20. Security Ownership of Certain Beneficial   Management Compensation;
    Owners and Management....................  Management; The Advisor and the
                                               Advisory Agreement

21. Directors and Executive Officers ........  Management; Supplement No. 2

22. Executive Compensation ..................  Management Compensation;
                                               Conflicts of Interest; Management

23. Certain Relationships and Related          Management Compensation;
    Transactions ............................  Conflicts of Interest;
                                               Management; Supplement No. 2;
                                               Supplement No. 3

24. Selection, Management and Custody of       Management Compensation;
    Registrant's Investments.................  Conflicts of Interest; Investment
                                               Objectives and Criteria; Real
                                               Property Investments; Plan of
                                               Distribution; Supplement No. 2;
                                               Supplement No. 3

25. Policies with Respect to Certain           Management Compensation;
    Transactions ............................  Conflicts of Interest; Management

26. Limitations of Liability.................  Description of Capital Stock;
                                               Partnership Agreement

27. Financial Statements and Information.....  Appendix I: Exhibit A; Supplement
                                               No. 1; Supplement No. 2;
                                               Supplement No. 3

28. Interestrs of Named Experts and Counsel .  Conflicts of Interest; Experts

29. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities .............................  *

*Not Applicable

[The following is text to a sticker to be attached to the front cover page of the Prospectus in a manner that will not obscure the Risk Factors:]

      SUPPLEMENTAL INFORMATION - The Prospectus of Wells Real Estate Investment Trust, Inc. consists of this sticker, the Prospectus dated January 30, 1998, Supplement No. 1 dated April 20, 1998, Supplement No. 2 dated June 30, 1998 and Supplement No. 3 dated August 12, 1998 (the Supplements are contained inside the back cover page of the Prospectus). Supplement No. 1 includes updated Prior Performance Tables and certain revisions to the Prospectus. Supplement No. 2 includes descriptions of the acquisition of ownership interests in certain real properties and revisions to the Prospectus to reflect the increase in the size of the Board of Directors. Supplement No. 3 includes descriptions of transactions involving joint ventures with Affiliates and acquisitions of certain real properties.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
                             SHARES OF COMMON STOCK
                              $1,250,000  MINIMUM

     Wells Real Estate Investment Trust, Inc. (the "Company") is a newly organized Maryland corporation which intends to qualify as a real estate investment trust ("REIT"). The Company has been formed to acquire and operate commercial properties, including properties which are under development or construction, are newly constructed or have been constructed and have operating histories and some of which may have tenants subject to "triple net" leases (individually, a "property," collectively, "properties"). The Company's operations will be managed by Wells Capital, Inc., a Georgia corporation (the "Advisor"), an Affiliate (as defined herein) of the Company.

     The Company hereby offers, pursuant to this Prospectus (the "Prospectus"), for sale to the public up to a maximum of 16,500,000 shares and a minimum of 125,000 shares of its common stock, $.01 par value per share (the "Shares"). All of the Shares offered hereby are being offered by the Company. The minimum purchase is 100 Shares ($1,000) (except in certain states as described herein).

An investment in Shares involves significant risks (See Risk Factors at page 8), including the following:

 . The Company's Articles of Incorporation impose restrictions on ownership and transfers of Shares, and no public market for the Shares currently exists, and there is no assurance that one will develop.

 . The Company may purchase properties from its Affiliates (generally without profit to such selling Affiliates), and enter into joint venture agreements with its Affiliates and with the Prior Wells Public Programs (as defined herein) for the acquisition and development of properties. Accordingly, because such transactions will not be on an arm's-length basis, the Company will face inherent conflicts of interest based on such relationships.

 . The Advisor and other Affiliates of the Company are involved in partnerships with investment objectives similar to the Company's, and therefore will face conflicts of interest in managing the Company's operations and those of such other activities. Accordingly, such conflicts may affect negatively the Company's financial performance and Cash Available for Distribution to Investors (as defined herein).

 . If the Company sells only the minimum amount of Shares required to close the Offering, the Company may be able to acquire only an estimated three or fewer properties, and thus the Company would have very limited asset diversification and possibly no geographic diversification.

 . Certain real estate investment programs previously sponsored by the Advisor and distributions to investors therein have experienced fluctuating financial performance based on varying occupancy levels, amounts of capital improvements and other necessary expenses for each property owned by such other programs.

 . The Company does not own any real property, and the Advisor has not identified any properties in which there is a reasonable probability that the Company will invest. Accordingly, investors in the Company ("Investors") will not have the opportunity to evaluate the properties that the Company will acquire and must rely totally upon the ability of the Advisor with respect to the acquisition of properties.

 . Failure by the Company to qualify as a REIT for federal income tax purposes will cause it to be taxed as a regular corporation under federal income tax laws, which would materially reduce the Company's Cash Available for Distribution to Investors.

 . The Company may incur indebtedness of up to 50% of the properties' aggregate value, though such debt limitation does not apply to individual properties. Accordingly, the Company and its properties may be moderately leveraged, which could have adverse consequences to the Company.

 . Of the proceeds from the sale of the Shares, approximately 84% will be used to acquire properties, and the balance will be paid as commissions and fees to certain Affiliates of the Company for their services and as reimbursement for certain organizational and offering expenses, though some of such amounts will be reallowed or paid directly to participating broker-dealers.

  The Company has registered an offering of 16,500,000 Shares, with 1,500,000 of such Shares available only to shareholders purchasing Shares in this initial public offering who receive a copy of this Prospectus and who elect to Any than By participating in this Offering must be made pursuant to a separate prospectus. See "Summary of Reinvestment Plan" and Exhibit C hereto.

  The Company's Affiliates include Wells Capital, Inc.--the Advisor, Wells Investment Securities, Inc.--the Dealer Manager (the "Dealer Manager"), Wells Management Company, Inc.--the property manager (the "Management Company"), Wells Operating Partnership, L.P.--the partnership that will own the properties (the "Operating Partnership"), and Wells Development Corporation--a property development company (the "Development Company") . The Shares are being placed for the Company by the Dealer Manager on a "best efforts" basis. See "Plan of Distribution."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     =====================================================================

                                                                                                  Proceeds to
                                                   Price to                                         Company
                                                  Public (1)              Selling Commissions        (2)(3)
                                               -------------              -------------------     ------------
Per Share.................................           $10.00                     $      0.70        $       9.30
Total Minimum.............................       $1,250,000                     $    87,500        $  1,162,500
Total Maximum (4).........................     $165,000,000                     $11,550,000        $153,450,000

     =====================================================================

(See footnotes on following page)
                       WELLS INVESTMENT SECURITIES, INC.

                The date of this Prospectus is January 30, 1998.

                   (Cover Page Continued From Previous Page)
Footnotes:
(1) Price to Public and Selling Commissions may be reduced in connection with certain large volume purchases and under other circumstances described herein; however, in no event will the proceeds to the Company be reduced thereby. In addition to Selling Commissions in the amount of up to 7% of the Gross Offering Proceeds, the Company will reimburse the Dealer Manager and nonaffiliated broker-dealers participating in this Offering for actual expenses paid for marketing support and due diligence purposes, up to a maximum of 2.5% of the Gross Offering Proceeds (the "Marketing and Due Diligence Fee"). The Company also will issue to participating dealers a warrant to purchase one Share at a price of $12.00 per Share for every 25 Shares sold (the "Soliciting Dealer Warrants"). See "Plan of Distribution."

(2) These figures are before deducting other expenses of the Offering to be paid by the Company in an estimated amount equal to 3% of Gross Offering Proceeds -- $4,500,000 if the maximum amount under the Offering is sold and $37,500 if the minimum amount is sold -- which amount does not include Selling Commissions or amounts reimbursed for due diligence expenses. Includes Selling Commissions equal to 7% of the aggregate Gross Offering Proceeds (which commissions may be reduced under certain circumstances), but excludes the Marketing and Due Diligence Fee of up to 2.5% of Gross Offering Proceeds, both of which are payable to the Dealer Manager, an Affiliate of the Company. The Dealer Manager, in its sole discretion, may reallow Selling Commissions of up to 7% of Gross Offering Proceeds to other broker-dealers participating in this Offering attributable to shares sold by them, and may reallow the Marketing and Due Diligence Fee (up to 2.5% of Gross Offering Proceeds) as reimbursements to the Dealer Manager and broker-dealers participating in this Offering based on such factors as the volume of shares sold by such participating broker-dealers, marketing support provided by such participating broker-dealers and bona fide conference fees incurred. See "Estimated Use of Proceeds" and "Plan of Distribution."

(3) In addition, assuming all 600,000 Soliciting Dealer Warrants are issued to the Dealer Manager, $480 of additional proceeds will be raised, based on a purchase price of $.0008 per share. Assuming all such warrants are exercised at the exercise price of $12.00, an additional $1,200,000 will be raised. No Selling Commission will be paid in connection with the issuance of the Soliciting Dealer Warrants or the Shares issuable upon the exercise thereof.

(4) The maximum number of Shares to be sold hereunder is 16,500,000, which includes 1,500,000 Shares that may be issued pursuant to the Company's Dividend Reinvestment Plan (the "Reinvestment Plan"), and 600,000 shares that may be issued upon exercise of the Soliciting Dealer Warrants. Those shareholders who elect to participate in the Reinvestment Plan will have their dividends reinvested in additional Shares. The Soliciting Dealer Warrants may not be exercised for one year from the date of issuance, and are subject to restrictions on transfer. See "Description of Capital Stock-Soliciting Dealer Warrants."

     The Offering will commence upon the effective date of this Prospectus and will continue until and terminate upon the earlier of (i) January 30, 2000 (two years after the initial date of this Prospectus), or (ii) the date on which an aggregate of 15,000,000 Shares (excluding any Shares sold pursuant to the Reinvestment Plan) (the "Maximum Offering") have been sold. Subscription proceeds will be placed in an interest-bearing escrow account with NationsBank, N.A., Atlanta, Georgia (the "Escrow Agent"), until subscriptions for at least 125,000 Shares (the "Minimum Offering") have been received and accepted by the Company, at which time the proceeds will be released to the Company to be held in trust for the benefit of investors. If the Minimum Offering is not met by January 30, 1999 (one year after the date of this Prospectus), the Offering will be terminated and subscriber's funds (plus interest and without deducting for escrow expenses) will be promptly refunded.

     THE USE OF PROJECTIONS OR FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY ARE NOT PERMITTED.

                               TABLE OF CONTENTS
                                                                         Page
                                                                         ----

SUMMARY OF THE OFFERING..................................................  1
RISK FACTORS.............................................................  9
   Investment Risks......................................................  9
      Lack of Liquidity of Shares........................................  9
      Total Reliance on the Advisor......................................  9
      Conflicts of Interest Related to the Company's Affiliates..........  9
      Possible Lack of Diversification Resulting from
        Subscriptions for Less than the Maximum Number of Shares......... 10
        Substantial Management Compensation.............................. 10
      No Identified Sources for Funding of Future
        Capital Needs.................................................... 10
      Joint Ventures May Negatively Affect the
        Company.......................................................... 10
      Anti-Takeover Effects of Governing Documents
        and Maryland Law................................................. 11
      Reinvestment Plan Proceeds May Not be Used
        to Acquire Properties............................................ 11
   Real Estate Risks..................................................... 11
      Fluctuating Financial Performance of
        Previously Sponsored Programs.................................... 11
      Potential Adverse Economic and Regulatory
        Changes.......................................................... 11
      Blind Pool Offering; Lack of Properties Requires
        Total Reliance on Abilities of Advisor........................... 11
      Indebtedness on Properties Brings Risks............................ 12
      Potential Increased Costs and Delays
        Related to Property Development.................................. 12
      Competition for Investments........................................ 12
      Potential Adverse Effects of Delays in
        Investments...................................................... 12
      Failure to List and Resulting Liquidation May
        Adversely Affect Returns to Stockholders......................... 12
      Potential Liabilities Related to Environmental
        Matters.......................................................... 13
      Uninsured Losses................................................... 13
   Tax Risks............................................................. 13
      Failure to Qualify as a REIT....................................... 13
      REIT Minimum Distribution Requirements;
        Possible Incurrence of Additional Debt........................... 13
      Failure of the Operating Partnership to be
        Classified as a Partnership for Federal
        Income Tax Purposes; Impact on REIT
      Status............................................................. 14
      ERISA Risks........................................................ 14
INVESTOR SUITABILITY STANDARDS........................................... 15
ESTIMATED USE OF PROCEEDS................................................ 17
MANAGEMENT COMPENSATION.................................................. 19
CONFLICTS OF INTEREST.................................................... 21
   Interests in Other Companies.......................................... 21
   Other Activities of the Advisor and its Affiliates.................... 22
   Competition........................................................... 22
   Affiliated Dealer Manager............................................. 23
   Affiliated Property Manager........................................... 23
   Affiliated Developer.................................................. 23
   Lack of Separate Representation....................................... 23
   Joint Ventures with Affiliates of the Advisor......................... 23
   Receipt of Fees and Other Compensation by Advisor
     and Affiliates...................................................... 23
   Certain Conflict Resolution Procedures................................ 23
SUMMARY OF REINVESTMENT PLAN............................................. 25
   General............................................................... 25
   Investment of Distributions........................................... 25
   Participant Accounts, Fee, and Allocation of Shares................... 25
   Reports to Participants............................................... 26
   Election to Participate or Terminate Participation.................... 26
   Federal Income Tax Considerations..................................... 27
   Amendments and Termination............................................ 27
SHARE REPURCHASE PROGRAM................................................. 27
PRIOR PERFORMANCE SUMMARY................................................ 28
   Prior Wells Public Programs........................................... 28
MANAGEMENT............................................................... 32
   General............................................................... 32
   Fiduciary Responsibility of the Board of Directors.................... 32
   Directors and Executive Officers...................................... 33
   Committees............................................................ 35
   Compensation of Directors and Officers................................ 35
THE ADVISOR AND THE ADVISORY AGREEMENT................................... 36
   The Advisor........................................................... 36
   The Advisory Agreement................................................ 37
WELLS MANAGEMENT......................................................... 39
INVESTMENT OBJECTIVES AND CRITERIA....................................... 40
   General............................................................... 40
   Acquisition and Investment Policies................................... 40
   Development and Construction of Properties............................ 42
   Terms of Leases and Lessee Creditworthiness........................... 42
   Borrowing Policies.................................................... 43
   Joint Venture Investments............................................. 43
   Other Policies........................................................ 44
REAL PROPERTY INVESTMENTS................................................ 45
DISTRIBUTION POLICY...................................................... 45
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................... 46
DESCRIPTION OF CAPITAL STOCK............................................. 46
   Common Stock.......................................................... 46
   Preferred Stock....................................................... 47
   Soliciting Dealer Warrants............................................ 47
   Articles of Incorporation and Bylaw Provisions........................ 47
   Limitation of Liability and Indemnification........................... 50
   Business Combinations................................................. 51
   Control Share Acquisition Statute..................................... 51
   Amendment to the Articles of Incorporation............................ 52
   Dissolution of the Company............................................ 52
   Advance Notice of Director Nominations and New
     Business............................................................ 53

                                      (i)

   Meeting of Stockholders.............................................. 53
   Operations........................................................... 53
   Inspection of Books and Records...................................... 53
   Restrictions on "Roll-Up" Transactions............................... 53
FEDERAL INCOME TAX CONSIDERATIONS....................................... 55
   Taxation of the Company.............................................. 55
   Requirements for Qualification....................................... 56
   Failure to Qualify................................................... 61
   Taxation of Taxable U.S. Shareholders................................ 62
   Taxation of Shareholders on the Disposition of the
     Shares............................................................. 63
   Capital Gains and Losses............................................. 63
   Information Reporting Requirements and Backup Withholding............ 63
   Taxation of Tax-Exempt Shareholders.................................. 63
   Taxation of Non-U.S. Shareholders.................................... 64
   Other Tax Consequences............................................... 65
   Tax Aspects of the Operating Partnership............................. 65
   Sale of the Operating Partnership's Property......................... 68
ERISA CONSIDERATIONS.................................................... 68
   Employee Benefit Plans, Tax-Qualified Retirement
     Plans, and IRAs.................................................... 69
   Status of the Company and the Operating Partnership
     under ERISA........................................................ 69
PARTNERSHIP AGREEMENT................................................... 71
   Management........................................................... 71
   Transferability of Interests in the Operating Partnership............ 71
   Capital Contribution................................................. 71
   Redemption Rights.................................................... 71
   Operations........................................................... 72
   Distributions and Allocations........................................ 72
   Term................................................................. 73
   Tax Matters.......................................................... 73
PLAN OF DISTRIBUTION.................................................... 73
SUPPLEMENTAL SALES MATERIAL............................................. 77
LEGAL MATTERS........................................................... 77
EXPERTS................................................................. 78
ADDITIONAL INFORMATION.................................................. 78
GLOSSARY................................................................ 78


FINANCIAL STATEMENTS............................................ APPENDIX I
PRIOR PERFORMANCE TABLES........................................  EXHIBIT A
FORM OF SUBSCRIPTION AGREEMENT AND
 SUBSCRIPTION AGREEMENT SIGNATURE
 PAGE...........................................................  EXHIBIT B
DIVIDEND REINVESTMENT PLAN......................................  EXHIBIT C

                                      (ii)

                            SUMMARY OF THE OFFERING

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless the context requires otherwise, the term "Company" includes Wells Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"). See "Glossary" for the definitions of certain terms used in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors."

THE COMPANY:            Wells Real Estate Investment Trust, Inc. was
                        incorporated in July 1997 as a Maryland corporation, and intends to qualify as a REIT. The Company's principal place of business and registered office is located at the office of the Advisor: 3885 Holcomb Bridge Road,
                        Norcross, Georgia 30092, and its telephone number at that office is 800-448-1010. The Company intends to operate as an "Up-REIT" through the use of the Operating
                        Partnership for acquisitions of properties.

ADVISOR: Wells Capital, Inc., incorporated in Georgia in April 1984, is the Advisor and will make all investment decisions for the Company, subject to approval by the Board of Directors in certain circumstances. See "The Advisor and the Advisory Agreement." The Advisor is an affiliate of the Company. See "Conflicts of Interest." For information regarding the previous experience of the Advisor and its Affiliates in the management of real estate limited partnerships, see "Prior Performance Summary."

SECURITIES OFFERED:     A Minimum Offering of 125,000 Shares and a Maximum
                        Offering of 16,500,000 Shares (the "Maximum Offering").
                        The Maximum Offering includes up to 1,500,000 Shares to be issued pursuant to the Reinvestment Plan and up to 600,000 shares to be issued pursuant to the Soliciting
                        Dealer Warrants. The Shares issued in this Offering and under the Reinvestment Plan are offered at a price of $10 per share.

RISK FACTORS:           An investment in the Shares involves various risks
                        including the following:

                        . To ensure that the Company will not fail to qualify as a REIT, the Articles of Incorporation, subject to certain exceptions, will limit any person from owning, directly or indirectly, more than 9.8% of the outstanding Shares or more than 9.8% of the number of outstanding shares of any class of the Company's preferred stock.

                        . Initially, the Shares will not be listed (and therefore not traded) on a securities exchange or any over-the-counter market. However, the Board of Directors may elect to so list the Shares in the future (the "Listing") though there can be no assurances that the Company will ever qualify for such a Listing. Listing does not assure liquidity. There can be no assurance that a market for the Shares will develop. In the event that Listing does not occur by January 30, 2008 (ten years after the initial date of this Prospectus), the Company will be dissolved. See "Description of Capital Stock-- Articles of Incorporation and Bylaw Provisions."

                        . Shareholders must rely on the Advisor and the Board of Directors, who will have full responsibility for the day-to-day management of the Company.

                        . The number of properties that the Company will acquire and the diversification of its investments will be reduced to the extent that less than the maximum number of Shares are sold. Lack of diversification of the Company's investments will increase the risks associated with an investment in the Shares.

                        . This Offering involves payment of substantial fees to the Advisor and other Affiliates, some of which will be payable regardless of the success or failure of the Company.

                        . Distributions to investors in certain real estate
                           programs previously sponsored by the Advisor and its Affiliates have fluctuated with real estate business cycles and other external market conditions, as well as varying occupancy levels, amounts of capital improvements and other necessary expenses for each property owned by such other programs. Accordingly, there are no assurances that properties acquired by the Company will be profitable. See "Prior Performance Summary."

                        . The Company will be subject to market and economic
                           risks associated with investments in real estate, which means that both the amount of cash the Company will receive from the lessees of its properties and the future value of its properties cannot be predicted. Accordingly, Cash Available for Distribution and the value of the Company's real estate investments will be dependent upon fluctuating market and economic conditions.

                        . The Company does not own any real property, and the
                           Advisor has not identified any properties in which there is a reasonable probability that the Company will invest. Accordingly, investors will not have the opportunity to evaluate the properties that the Company will acquire and must rely totally upon the ability of the Advisor and the Board of Directors with respect to the acquisition of properties.

                        . A portion of the proceeds available for Investment in properties may be invested in the acquisition and construction of undeveloped properties, which involve risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables, thus potentially subjecting the Company to cost overruns and time delays for properties under construction. Increased costs of newly constructed properties may have the effect of reducing Cash Available for Distribution, while construction delays may have the effect of delaying cash flow from the operation of such properties.

                        . As a result of the fact that the Advisor and its Affiliates serve as general partners of real estate limited partnerships with investment objectives similar to the Company's and will continue to engage in other business activities, the Advisor will have conflicts of interest in allocating its time between the Company and such partnerships and activities. The Advisor also will have conflicts of interest when evaluating potential investments for the Company in deciding which entity will acquire a particular property, and in leasing properties in the event that the Company and another program managed by the Advisor or its Affiliates were to compete for the same tenants in negotiating leases.

                        . The Company intends to borrow money in connection with the construction and development of properties. Accordingly, the Company will be subject to risks normally associated with debt financing, including the risk that the Company will not be able to meet its debt service obligations, and, to the extent that it cannot, the risk that the Company may lose its investment in any properties encumbered by debt.

                        . The Company intends to elect to be taxed as a REIT for federal income tax purposes. In order to qualify to be taxed as a REIT, the Company must meet numerous organizational and operating requirements. While the Company has received an opinion of counsel that it will qualify to be taxed as a REIT, this opinion is not binding on the Service or any court. In the event that the Company fails to qualify as a REIT, it will be taxed as a corporation, which could have a material adverse effect on the Company's Cash Available for Distribution.

                           See "Risk Factors" for a discussion of the risk factors relating to an investment in the Shares.

TERMS OF THE OFFERING:     The Offering will commence upon the date of this
                           Prospectus and will continue until and terminate upon the earlier of (i) two years after the date of this Prospectus, or (ii) the date on which an aggregate of 15,000,000 Shares (excluding Shares sold pursuant to the Dividend Reinvestment Plan) have been sold, provided, that if the Minimum Offering is not sold within one year of the date of this Prospectus, the Offering will be terminated and investors' funds, with interest and not net of escrow expenses, will be returned promptly. Subscription proceeds will be held in escrow until investors are admitted as shareholders, which will occur no less often than quarterly.

PROPERTIES:                The Company will seek to acquire and operate
                           commercial properties, including without limitation, office buildings, shopping centers, business and industrial parks and other commercial and industrial properties, including properties which are under construction or development, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed and operated by the Company alone or jointly with another party. The Company is likely to enter into one or more joint ventures with certain of its Affiliates and the present and future real estate limited partnership sponsored by the Advisor for the acquisition of properties. As of the date of this Prospectus, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will invest.
                           The Company may incur indebtedness of up to 50% of its properties' aggregate value. Such limitation, however, does not apply to individual properties. The
                           Company intends to use the straight-line depreciation method for its properties. See "Real Property
                           Investments," "Investment Objectives and Criteria,"
                           "Conflicts of Interest," and "Glossary."

ESTIMATED USE OF
 PROCEEDS OF OFFERING:     It is anticipated that approximately 84% of the
                           proceeds of this Offering will actually be invested in properties, and the remainder will be used to pay selling commissions and fees and expenses relating to the selection and acquisition of properties and the costs of organizing the Company and the Offering. See
                           "Estimated Use of Proceeds" for a more detailed discussion of the Company's estimated use of the proceeds of the Offering, which includes proceeds from shares sold pursuant to the Reinvestment Plan, but excludes proceeds from shares sold pursuant to the Soliciting
                           Dealer Warrants. See also "Management Compensation" regarding the compensation and fees to be paid to the Advisor and other Affiliates.

INVESTMENT OBJECTIVES:     The Company's objectives are: (i) to preserve,
                           protect and return the Invested Capital (as defined herein) of the shareholders; (ii) to maximize Cash
                           Available for Distribution; (iii) to realize capital appreciation upon the ultimate sale of Company's properties; and (iv) to provide shareholders with liquidity of their investment within ten years after the commencement of the Offering through either (a) the Listing of the Shares, or (b) if Listing does not occur within ten years following the commencement of the Offering, the dissolution of the Company and orderly liquidation of its assets. Distributions to investors in certain real estate investment programs previously sponsored by the Advisor, as shown in the Prior Performance Tables included as Exhibit A hereto, have fluctuated with real estate business cycles and other external market conditions, as well as varying occupancy levels, amounts of capital improvements and other necessary expenses for each property owned by such other programs. Many of the real properties in which such prior programs have invested have experienced the same economic problems as other real estate investments in recent years, including without limitation, general over-building and an excess of supply in many markets, along with increased operating costs and a general downturn in the real estate industry. These prior Funds have not yet sold any real property investments and thus no evaluation can be made as to whether these prior programs will achieve their objectives of returning capital contributions or realizing capital appreciation upon the sale of such properties. See
                           "Investment Objectives and Criteria" and "Prior
                           Performance Summary."

CONFLICTS OF INTEREST:     The Advisor and other Affiliates will experience
                           conflicts of interest in connection
                           with the management of the Company,
                           including the following:

                           . The Advisor and certain of its Affiliates serve as general partners of real estate limited partnerships that have objectives similar to the Company's and expect that they will organize additional real estate partnerships in the future. As a result, investors should be aware that the Advisor will have to allocate its time between the Company and such partnerships and activities and may have conflicts of interest in deciding which entity will acquire a particular property.

                           . The Company may acquire properties in the same geographic areas where other properties owned or managed by the Advisor or other Affiliates are located, resulting in potential conflicts in the leasing or resale of the Company's properties in the event that the Company and another program managed by the Advisor were to attempt to compete for the same tenants in negotiating leases or to sell similar properties at the same time.

                           . Since it is anticipated that the Company's properties will be managed by the Management Company, an Affiliate of the Advisor, the Company will not have the benefit of independent property management, and investors must rely on the Advisor and the Management Company, for management of the Company's properties.

                            . The Company is likely to enter into one or more joint ventures for the acquisition and operation of specific properties with one or more real estate limited partnerships sponsored by the Advisor and other Affiliates, resulting in potential conflicts of interest in determining which program should enter into a particular joint venture, in structuring the terms of the relationship and in managing the joint venture. In addition, the Company may purchase properties from the Advisor and other Affiliates (with no profit to the Advisor or such selling Affiliate), resulting in conflicts of the Advisor based on its relationship with both parties to such transactions. See "Conflicts of Interest."

                            . Fees payable to the Advisor and other Affiliates in connection with Company transactions involving the purchase, management and sale of Company properties are not the result of arm's-length negotiations and will be payable regardless of the quality of the property acquired or the services provided to the Company.

                            . The conflicts of interest created at the time of a sale of a property by: (a) the loss of management fees by the Management Company conflicting with the brokerage fee which may be received by the Advisor, and (b) the receipt of brokerage fees by the Advisor conflicting with the advisability of such a sale.

                            . The Company's Affiliates include Wells Capital, Inc.--the Advisor, Wells Investment Securities, Inc.--the Dealer Manager, Wells Management Company, Inc.--the Management Company, Wells Operating Partnership, L.P.--the Operating Partnership, and Wells Development Corporation-- the Development Company.

                            See "Conflicts of Interest" for a discussion of the various conflicts of interest relating to an investment in the Shares.

PRIOR OFFERING SUMMARY:     The Advisor and its Affiliates have previously
                            sponsored eleven publicly offered real estate limited partnerships on an unspecified property or "blind pool" basis (the "Prior Wells Public
                            Programs"). The total amount of funds raised from the approximately 24,000 investors in the Prior
                            Wells Public Programs as of August 31, 1997 was approximately $257,000,000, and the amount of such funds invested in properties as of August 31, 1997, was approximately $200,000,000. Distributions to investors in certain real estate investment programs previously sponsored by the Advisor have fluctuated with real estate business cycles and other external market conditions, as well as varying occupancy levels, amounts of capital improvements and other necessary expenses for each property owned by such other programs. The "Prior Performance Summary" section of this Prospectus contains a discussion of the Prior Wells Public Programs. Certain statistical data relating to the Prior Wells Public Programs are contained in the Prior Performance Tables included as Exhibit A to this Prospectus.

COMPENSATION TO ADVISOR     The Advisor and other Affiliates will receive
 AND OTHER AFFILIATES:      compensation and fees for services relating to this
                            Offering and in connection with the investment and management of the Company's assets, which are not the result of arm's-length negotiations and will be paid regardless of the quality of the property acquired or the services provided to the Company.
                            The most significant items of compensation are:

                            Offering Stage: Selling Commissions of 7%
                            ($10,500,000 at the Maximum Offering and $87,500 at the Minimum Offering) payable to the Dealer Manager; one Soliciting Dealer Warrant for every 25 Shares sold, issuable to the Dealer

                            Manager, all or a part of which may be reallowed to unaffiliated participating broker-dealers; a Marketing and Due Diligence Fee for marketing support and due diligence reimbursements of up to 2.5%, comprised of .5% for due diligence reimbursements and 2% for marketing support ($3,750,000 at the Maximum Offering and $31,250 at the Minimum Offering); and up to 3% ($4,500,000 at the Maximum Offering and $37,500 at the Minimum Offering) of Gross Offering Proceeds as a reimbursement of costs and expenses of organizing the Company, including legal, accounting, printing, marketing and other offering expenses (the "Organization and Offering Expense Fee"), a majority of which will be paid to third parties unaffiliated with the Advisor.

                            Acquisition Stage: A fee of up to 3% ($4,500,000) of Gross Offering Proceeds in connection with the selection, valuation and acquisition of properties (subject to certain overall limitations) (the "Acquisition and Advisory Fees"), which is payable to the Advisor (an Affiliate of the Company) regardless of the quality of the properties acquired by the Company; and reimbursement of costs and expenses for the acquisition of properties.

                            Operational Stage: Property management fee (the "Management Fee") payable to the Management Company in an amount equal to 4.5% of the gross rental income from each property, approximately 2% to 3% of which is expected to be generated from direct tenant chargebacks, resulting in a net amount payable by each property of approximately 1.5% to 2.5%; and in the case of leases to new tenants, an initial leasing fee equal to the lesser of (i) the first month's rent under the applicable lease or (ii) the amounts charged by unaffiliated persons rendering comparable services in the same geographic area. A real estate brokerage commission of up to 3% of the sale price of properties sold by the Company will be payable to the Advisor.

                            Also, a Listing Fee shall be payable to the Advisor generally equal to 10% of the amount by which the adjusted market value of the Company exceeds the adjusted amount of capital invested in the Company.

                            Liquidation Stage: After all shareholders have received a return of their Invested Capital and an 8% per annum cumulative, noncompounded return on their Invested Capital from inception until the date of the property sale (the "Common Return"), then the Advisor is entitled to receive (a) a return of contributed capital in Liquidating Distributions, and (b) 10% of remaining amounts of Nonliquidating Net Sale Proceeds and Liquidating Distributions available for distribution. Payment of certain fees is subject to conditions and restrictions or to change under certain specified circumstances. The Advisor and other Affiliates also may receive reimbursement for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations, and a subordinated incentive fee if Listing occurs.

SHARE REDEMPTION:           The Company may use proceeds received from sales of
                            Shares pursuant to the Reinvestment Plan to redeem
                            Shares at its sole discretion. Shareholders will have no right to request that the Company redeem their Shares after Listing.

DIVIDEND REINVESTMENT PLAN: The Company will establish the Reinvestment Plan pursuant to which shareholders who elect to participate may have their dividends from the Company automatically invested in Shares. Shareholders who participate in the Reinvestment Plan will be allocated their share of the Company's taxable income even though such shareholders will receive no cash distributions from the Company, which may result in tax liability for such participants even though they would receive no cash distributions with which to pay such tax liability. The Company may terminate the Reinvestment Plan for any reason at any time with ten days' prior notice to participants. See "Dividend Reinvestment Plan" and "Risk Factors--Fed eral Income Tax Risks."

DISTRIBUTION POLICY:        As a REIT, the Company will be required to
                            distribute to its shareholders at least 95% of its annual net taxable income. Because the Company has not identified any probable acquisitions, there can be no assurances as to when the Company will begin to generate net taxable income and to make distributions.

TAX STATUS:                 The Company intends to qualify and will elect to be
                            taxed as a REIT under sections 856 through 860 of the Code, commencing with the taxable year ending
                            December 31 of the year in which the Offering is closed. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income. Although the Company does not intend to request a ruling from the Internal Revenue
                            Service (the "Service) as to its REIT status, the Company has received an opinion of Hunton &
                            Williams, its legal counsel, that the Company will qualify as a REIT for its taxable year ending
                            December 31 of the year in which the Offering is closed, and the Company's organization and proposed method of operation will enable it to continue to qualify as a REIT, which opinion is based on certain assumptions and representations about the Company's ongoing businesses and investment activities and other matters. No complete assurance can be given that the Company will be able to comply with such assumptions and representations in the future.
                            Furthermore, such opinion is not binding on the Service or on any court. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal state and local taxes on its income and property. Failure to qualify as a REIT would render the Company subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to the Company's shareholders in any such year would not be deductible. See "Risk Factors--Legal Risks--Tax
                            Risks" and "Federal Income Tax Considerations --
                            Taxation of the Company."

OPERATING PARTNERSHIP:      The Company intends to own its properties through
                            the Operating Partnership. Initially, the Company will be the sole general partner of the Operating
                            Partnership, and the Advisor will contribute
                            $200,000 to the Operating Partnership and will be the sole limited partner thereof. This "UPREIT" structure will allow the Company to acquire properties by exchanging units of limited partnership interest in the Operating Partnership
                            ("OP Units") for interests in properties, which generally will allow sellers of properties to defer gain recognition with respect to such properties.
                            Holders may redeem OP Units for cash equal to the value of one Share or, at the option of the Company, holders may receive one Share for each tendered OP
                            Unit.

LISTING: Initially, the Company's Shares will not be listed, but the Board of Directors may elect to effect the Listing of the Shares at any time following the completion of the Offering, though there can be no assurances that the Board of Directors will make such election or that the Company will ever qualify for Listing. In the event that the Listing does not occur on or before January 30, 2008 (ten years after the date of the Prospectus), the Company will automatically terminate and dissolve, unless the shareholders holding a majority of the Common Shares vote to extend the duration of the Company.

                                  RISK FACTORS

     The purchase of Shares involves a number of risks. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should consider specifically the following:

INVESTMENT RISKS

     LACK OF LIQUIDITY OF SHARES. Shareholders may not be able to sell their Shares promptly at a desired price; therefore, the Shares should be considered as a long-term investment only. Currently there is no public market for the Shares. The Board of Directors, with or without the consent of the shareholders, may apply for Listing of the Shares if the Board of Directors (including a majority of Independent Directors) determines Listing to be in the best interests of the shareholders. There can be no assurance, however, that the Company will apply for Listing, that any such application will be made before the passage of a significant period of time, that any application will be accepted or, even if accepted, that a public trading market will develop, In any event, the Articles of Incorporation provide that the Company will not apply for Listing before the completion or termination of the Offering. See "Description of Capital Stock."

     TOTAL RELIANCE ON THE ADVISOR. All decisions with respect to the management of the Company will be made by the Advisor, with oversight from the Board of Directors. The shareholders will have no right or power to take part in the management of the Company except through the exercise of their voting rights, which are limited. The Advisor may be removed under certain conditions, as set forth in the Advisory Agreement, subject to payment and release from all obligations incurred by the Advisor in connection with its role as advisor. Further, the Advisor has the ability to assign the Advisory Agreement to an affiliate, subject to approval by the Company's Independent Directors. In such case, the shareholders will not be able to vote on such new Advisor, and there can be no assurances that such new Advisor will perform satisfactorily. See "Management," "Management Compensation" and "The Advisor and the Advisory Agreement."


     CONFLICTS OF INTEREST RELATED TO THE COMPANY'S AFFILIATES. In connection with its relationship with the Advisor and other Affiliates, the Company has several conflicts of interest, including the following: (a) The Advisor and certain of its Affiliates serve as general partners of real estate limited partnerships that have objectives similar to the Company's and expect that they will organize additional real estate partnerships in the future. As a result, investors should be aware that the Advisor will have to allocate its time between the Company and such partnerships and activities and may have conflicts of interest in deciding which entity will acquire a particular property; (b) The Company may acquire properties in the same geographic areas where other properties owned or managed by the Advisor or other Affiliates are located, resulting in potential conflicts in the leasing or resale of the Company's properties in the event that the Company and another program managed by the Advisor were to attempt to compete for the same tenants in negotiating leases or to sell similar properties at the same time; (c) Since it is anticipated that the Company's properties will be managed by the Management Company, an Affiliate of the Advisor, the Company will not have the benefit of independent property management, and investors must rely on the Advisor and the Management Company, for management of the Company's properties; (d) The Company is likely to enter into one or more joint ventures for the acquisition and operation of specific properties with one or more real estate limited partnerships sponsored by the Advisor and other Affiliates, resulting in potential conflicts of interest in determining which program should enter into a particular joint venture, in structuring the terms of the relationship and in managing the joint venture. In addition, the Company may purchase properties from the Advisor and other Affiliates (without profit to such selling Affiliates) resulting in conflicts of the Advisor based on its relationship with both parties to such transactions;
(e) Fees payable to the Advisor and other Affiliates in connection with Company transactions involving the purchase, management and sale of Company properties are not the result of arm's-length negotiations and will be payable regardless of the quality of the property acquired or the services provided to the Company;
(f) The conflicts of interest created at the time of a sale of a property by:
(i) the loss of management fees by the Management Company conflicting with the brokerage fee which may be received by the Advisor, and (ii) the receipt of brokerage fees by the Advisor conflicting with the advisability of such a sale. The Company's Affiliates include Wells Capital, Inc.--the Advisor, Wells Investment Securities, Inc.--the Dealer Manager, Wells Management Company, Inc. --the Management Company, Wells Operating Partnership, L.P.--the Operating Partnership, and Wells Development Corporation--the Development Company. Collectively, these several relationships among the Company and the Affiliates reduce substantially the presence of independent, arm's length managerial and advisory influence on the operations of the Company. Consequently, such affiliated relationships and conflicts of interest have the potential to reduce the Company's financial performance and return to investors. See "Conflicts of Interest" and "The Advisor and Advisory Agreement."

     POSSIBLE LACK OF DIVERSIFICATION RESULTING FROM SUBSCRIPTIONS FOR LESS THAN THE MAXIMUM NUMBER OF SHARES. To the extent that less than the Maximum Offering is sold, the diversification of the Company's investments will be decreased and the extent to which the Company's profitability will be affected by any one of its investments will increase. Specifically, the various types of real estate assets in which the Company invests and the geographic diversity of such assets will be reduced proportionally. Consequently, the effects of the financial performance of such fewer assets will be concentrated and thus the risks of poor financial performance will be increased. Further, reduced geographic diversity of the Company's properties will increase the Company's reliance on (and therefore risks) related to regional economic conditions. Accordingly, lack of diversification of the Company's investments will have the effect of increasing the risks associated with an investment in the Shares. See "Estimated Use of Proceeds" and "Investment Objectives and Criteria."

     SUBSTANTIAL MANAGEMENT COMPENSATION; PROCEEDS TO BENEFIT AFFILIATED PARTIES. The Advisor and the other Affiliates will perform services for the Company in connection with the offer and sale of Shares, the selection and acquisition of the Company's properties, and the management and leasing of the Company's properties, and will receive substantial compensation from the Company in consideration for these services. In connection with the Offering, the Dealer Manager will receive 7% ($10,500,000 at the Maximum Offering) of the Gross Offering Proceeds as a Selling Commission and a Marketing and Due Diligence Fee equal to 2.5% ($3,750,000 at the Maximum Offering) for marketing and due diligence reimbursements, substantially all of which is expected to be reallowed to participating broker-dealers. In connection with the review and evaluation of potential acquisitions, the Advisor will receive Acquisition and Advisory Fees equal to 3% ($4,500,000 at the Maximum Offering) of the Gross Offering Proceeds. In connection with the management and leasing of properties, the Management Company will receive a fee equal to 4.5% of the gross rental income from each property as well as certain leasing fees, though approximately 2% to 3% of such 4.5% fee is expected to be generated from direct chargebacks to tenants of such properties, resulting in a net fee payable by the properties of 1.5% to 2.5%. The amount of such compensation has not been determined in arm's-length negotiations, and such amounts will be payable regardless of the quality of services provided to the Company. Further, the Selling Commission, Marketing and Due Diligence Fee, Organization and Offering Expense Fee and the initial Acquisition and Advisory Fees will be paid to Affiliates prior to any distributions to shareholders. See "Management Compensation" and "Conflicts of Interest."

     NO IDENTIFIED SOURCES FOR FUNDING OF FUTURE CAPITAL NEEDS. As the Company raises capital from investors, substantially all of the Gross Proceeds of the Offering will be used for investment in properties and for payment of various fees and expenses. See "Estimated Use Of Proceeds." In order to qualify as a REIT, the Company must distribute to its shareholders at least 95% of its annual taxable income. Therefore, it is not anticipated that the Company will maintain any meaningful permanent working capital reserves. Accordingly, in the event that the Company develops a need for additional capital in the future for the improvement of its properties or for any other reason, no sources for such funding have been identified, and no assurance can be made that such sources of funding will be available to the Company for potential capital needs in the future or, if available, that such funds can be obtained on economically feasible terms. See "Estimated Use of Proceeds" and "Investment Objectives and Criteria."

     JOINT VENTURES MAY NEGATIVELY AFFECT THE COMPANY. The Company is likely to enter into one or more joint ventures with Affiliates for the acquisition, development or improvement of properties. In this regard, the Company may enter into joint ventures with future programs sponsored by the Advisors or other Affiliates or with one or more Prior Wells Public Programs. The Company may purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the Advisor or other Affiliates, the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may, under certain circumstances, involve risks not otherwise present, including, for example, the possibility that the Company's co-venturer, co-tenant or partner in an investment might become bankrupt, that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Company, or that such co-venturer, co-tenant or partner may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives. Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the applicable property to liabilities in excess of those otherwise contemplated and may have the effect of reducing Cash Available for Distribution. In the event a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for the Company to sell its interest in any such joint venture or partnership or as a co-tenant in such property. In addition, to the extent that the Company's co-venturer or partner is the Advisor or one of its Affiliates, certain conflicts of interest will exist. See "Conflicts of Interest--Joint Ventures with the Advisor and other Affiliates."

     ANTI-TAKEOVER EFFECTS OF GOVERNING DOCUMENTS AND MARYLAND LAW. Certain provisions of the Company's Articles of Incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of the Company by third parties. In addition, certain provisions of the Maryland General Corporation Law ("MGCL"), including the restrictions on certain business combinations and control share acquisitions, may have a similar effect. See "Description of Capital Stock."

     REINVESTMENT PLAN PROCEEDS MAY NOT BE USED TO ACQUIRE PROPERTIES. Proceeds from sale of Shares in the Reinvestment Plan may, in the Advisor's discretion, be used to fund the Share Repurchase Program rather than for the funding of real estate investment. In such case, the Company's real estate investments, and therefore the underlying value of the Shares and potential distributions to shareholders, will not be increased by the amount of net proceeds so directed into the Share Repurchase Program. See "Summary of Reinvestment Plan."

REAL ESTATE RISKS


     FLUCTUATING FINANCIAL PERFORMANCE OF PREVIOUSLY SPONSORED PROGRAMS. Distributions to investors in certain real estate investment programs previously sponsored by the Advisor have fluctuated with real estate business cycles and other external market conditions, as well as varying occupancy levels, amounts of capital improvements and other necessary expenses for each property owned by such other programs. The real properties in which the Prior Wells Public Programs have invested have experienced the same economic problems as other real estate investments in recent years, including, without limitation, general over-building and an excess of supply in many markets, along with increased operating costs and a general downturn in the real estate industry. The historical fluctuations in net income of the Prior Wells Public Programs were primarily due to tenant turnover, resulting in increased vacancies and the requirement to expend funds for tenant refurbishments, and increases in administrative and other operating expenses. Specifically, certain of the Prior Wells Public Programs suffered decreases in net income during the real estate recession of the late 1980s and early 1990s, which decreases were generally attributable to the overall downturn in the economy and in the real estate market in particular. Because of the cyclical nature of the real estate market, such downturns in the performance of a real estate program could occur at any time in the future when economic conditions decline. None of the Prior Wells Public Programs has liquidated or sold any of its real properties to date and, accordingly, no assurance can be made that such programs will ultimately be successful in meeting their investment objectives. There are no assurances that properties acquired by the Company will not also experience fluctuating financial performance. See "Prior Performance Summary" and the Prior Performance Tables included as Exhibit A hereto.


     POTENTIAL ADVERSE ECONOMIC AND REGULATORY CHANGES. The Company will be subject to risks generally incident to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive, and changes in tax, real estate, environmental and zoning laws. Periods of high interest rates and tight money supply may make the sale of properties more difficult. For these and other reasons, no assurance of profitable operation or realization of gains from the sales of the Company's properties can be given. See "Investment Objectives and Criteria."

     "BLIND POOL" OFFERING; LACK OF PROPERTIES REQUIRES TOTAL RELIANCE ON ABILITIES OF ADVISOR. This Offering is commonly referred to as a "blind pool" offering in that the Advisor has not identified any properties in which there is a reasonable probability that the Company will invest. Investors must rely upon the ability of the Advisor and the Board of Directors with respect to the investment of the proceeds of this Offering and the management of the unspecified properties and will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding the specific properties in which the proceeds of this Offering will be invested. Accordingly, the risk of investing in the Shares may be increased. No assurance can be given that the Company will be successful in obtaining suitable investments or that, if investments are made, the objectives of the Company will be achieved. See "Estimated Use of Proceeds," "The Advisor and Advisory Agreement" and "Investment Objectives and Criteria."

     INDEBTEDNESS ON PROPERTIES BRINGS RISKS. The Company intends to borrow money in connection with the construction and development of properties. Accordingly, the Company will be subject to risks normally associated with debt financing, including the risk that the Company will not be able to meet its debt service obligations, and, to the extent that it cannot, the risk that the Company may lose its investment in any properties encumbered by debt. The Company may incur indebtedness of up to 50% of the properties' aggregate value, though such debt limitation does not apply to individual properties. However, the Company expects that its aggregate indebtedness generally will not exceed such 50% limit. Accordingly, the Company and its properties may be moderately leveraged, which could have adverse consequences to the Company, including the potential for loss of one or more properties if any such secured debt is defaulted upon and imposition of operating restrictions on the Company by such lenders. See "Investment Objectives and Criteria--Borrowing Policies."

     POTENTIAL INCREASED COSTS AND DELAYS RELATED TO PROPERTY DEVELOPMENT. The Company may invest some or all of the net proceeds of this Offering in the acquisition and development of properties upon which it will develop and construct improvements at a fixed contract price, provided that the Company may not invest more than 10% of is total assets in properties which are not expected to produce income within two years of their acquisition. In this regard, the Company will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by the Company to rescind its purchase or the construction contract or to compel performance. Performance also may be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give lessees the right to terminate preconstruction leases for space at a newly developed project. Additional risks may be incurred where the Company makes periodic progress payments or other advances to such builders prior to completion of construction. However, the Company will make such payments only after having received a certification from an independent architect or an independent engineer, or both, as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed. Factors such as those discussed above can result in increased costs of a project and a corresponding depletion of the Company's working capital reserves or loss of the Company's investment. In addition, the Company will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price to be paid for a property upon which improvements are to be constructed or completed, which price is normally agreed upon at the time of acquisition, of necessity must be based upon projections of rental income and expenses or fair market value of the property upon completion of construction, which are not certain until after a number of months of actual operation. See "Investment Objectives and Criteria--Development and Construction of Properties."

     COMPETITION FOR INVESTMENTS. The Company will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate investment partnerships, including the Prior Wells Public Programs, real estate investment trusts and other entities engaged in real estate investment activities. For example, one Prior Wells Public Program has approximately $11,000,000 available for real estate investments, and another will be seeking up to $35,000,000 in investments, both of which will compete with the Company for real estate investment opportunities and both of which are managed by the Advisor. Competition for investments may have the effect of increasing costs and reducing Cash Available for Distribution. See "Conflicts of Interest."

     POTENTIAL ADVERSE EFFECTS OF DELAYS IN INVESTMENTS. Delays which may take place in the selection, acquisition and development of properties could adversely affect the per Share Cash Available for Distribution as a result of the lower returns that will be received by the Company if it is required to invest in short-term investments. Also, where properties are acquired prior to the commencement of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. See "Investment Objectives and Criteria."

     FAILURE TO LIST AND RESULTING LIQUIDATION MAY ADVERSELY AFFECT RETURNS TO STOCKHOLDERS. The Company intends, to the extent consistent with its objective of qualifying as a REIT, to reinvest Net Sales Proceeds from the sale of its properties in additional properties for at least the first five to ten years after commencement of the Offering.

Unless Listing occurs within ten years after commencement of the Offering, the Company will undertake, to the extent consistent with the Company's objective of qualifying as a REIT, the orderly sale of the Company's assets, the distribution of the Net Sales Proceeds of such sales to stockholders, and will engage only in activities related to its orderly liquidation unless the stockholders elect otherwise. If Listing occurs, the Company will become a perpetual life entity, and Net Sales Proceeds may be reinvested in other properties for an indefinite period of time. Neither the Advisor nor the Board of Directors may be able to control the timing of sales due to market conditions, and there can be no assurance that the Company will be able to sell its assets so as to return stockholders' aggregate Invested Capital, or to generate a profit for the stockholders. Invested Capital, in the aggregate, will be returned to shareholders upon disposition of the Company's properties only if the properties are sold for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following sales of properties. See "Federal Income Tax Considerations." In the event that a purchase money obligation is taken in partial payment of the sales price of a property, the proceeds of the sale will be realized over a period of years.

     POTENTIAL LIABILITIES RELATED TO ENVIRONMENTAL MATTERS. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of its properties, the Company may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of the Company and, consequently, Cash Available for Distribution. See "Real Property Investments."

     UNINSURED LOSSES. Material damages at one or more of its Properties that are not covered, or not adequately covered, by insurance could have a material adverse effect on the Company. Although the Company believes it is adequately insured, there can be no assurances that material uninsured losses will not occur in the future.

TAX RISKS

     FAILURE TO QUALIFY AS A REIT. The Company intends to operate so as to qualify as a REIT for federal income tax purposes. Although the Company has not requested, and does not expect to request, a ruling from the Service that it qualifies as a REIT, it has received an opinion of its counsel that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount of its distributions to its shareholders. See "Federal Income Tax Considerations--Taxation of the Company."

     If the Company were to fail to qualify as a REIT for any taxable year, the Company would not be allowed a deduction for distributions to its shareholders in computing its taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, Cash Available for Distribution would be reduced for each of the years involved. Although the Company intends to operate in a manner intended to allow it to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Directors to revoke the Company's REIT election. See "Federal Income Tax Considerations."

     REIT MINIMUM DISTRIBUTION REQUIREMENTS; POSSIBLE INCURRENCE OF ADDITIONAL DEBT. In order to qualify as a REIT, the Company generally will be required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years.

     The Company intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income will consist primarily of its share of the income of the Operating Partnership, and the Cash Available for Distribution by the Company to its shareholders will consist of its share of cash distributions from the Operating Partnership. Differences in timing between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company could require the Company, through the Operating Partnership, to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of the Company's net taxable income could cause the Company to distribute amounts that otherwise would be spent on future acquisitions, unanticipated capital expenditures or repayment of debt, which would require the Company to borrow funds or to sell assets to fund the costs of such items. See "Federal Income Tax Considerations --Taxation of the Company."

     FAILURE OF THE OPERATING PARTNERSHIP TO BE CLASSIFIED AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES; IMPACT ON REIT STATUS. Although the Company has not requested, and does not expect to request, a ruling from the Service that the Operating Partnership will be classified as a partnership for federal income tax purposes, the Company has received an opinion of its counsel stating that the Operating Partnership will be classified as a partnership, and not as a corporation or association taxable as a corporation for federal income tax purposes. If the Service were to challenge successfully the tax status of the Operating Partnership as a partnership for federal income tax purposes, the Operating Partnership would be taxable as a corporation. In such event, the Company likely would cease to qualify as a REIT for a variety of reasons. Furthermore, the imposition of a corporate income tax on the Operating Partnership would reduce substantially the amount of Cash Available for Distribution. See "Federal Income Tax Considerations --Tax Aspects of the Operating Partnership."

     ERISA RISKS. The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts (each, a "Plan") and (ii) the assets of a Plan. A "party in interest" or "disqualified person" with respect to a Plan will be subject to (x) an initial 5% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan and (y) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. Consequently, the fiduciary of a Plan contemplating an investment in the Shares should consider whether the Company, any other person associated with the issuance of the Shares, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan. In such a case, the acquisition or holding of Shares by or on behalf of the Plan could be considered to give rise to a prohibited transaction under ERISA and the Code. See "ERISA Considerations--Employee Benefit Plans, Tax-Qualified Retirement Plans, and IRAs" herein.

     Regulations of the Department of Labor that define "plan assets" (the "Plan Asset Regulations") provide that in some situations, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.
In such a case, certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code. The assets of the Company should not be deemed to be "plan assets" of any Plan that invests in the Shares. See "ERISA Considerations --Status of the Company and the Operating Partnership under ERISA."

                         INVESTOR SUITABILITY STANDARDS

     An investment in the Company involves significant risk. An investment in the Shares is suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity.

     If the investor is an individual (including an individual beneficiary of a purchasing IRA), or if the investor is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent that he meets certain requirements, as set forth in the Subscription Agreement attached as Exhibit B to this Prospectus, including the following:

     (i) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

     (ii) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

     Under the laws of certain states, transferees will also be required to comply with applicable standards, except for intra-family transfers and transfers made by gift, inheritance or family dissolution.

     The minimum purchase is 100 Shares ($1,000) (except in certain states as described below). No transfers will be permitted of less than the minimum required purchase, nor (except in very limited circumstances) may an investor transfer, fractionalize or subdivide such Shares so as to retain less than such minimum number thereof. For purposes of satisfying the minimum investment requirement for Retirement Plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate Individual Retirement Accounts ("IRAs"), provided that each such contribution is made in increments of at least $100. It should be noted, however, that an investment in the Company will not, in itself, create a Retirement Plan for any investor and that, in order to create a Retirement Plan, an investor must comply with all applicable provisions of the Code. Except in Maine, Minnesota and Washington, investors who have satisfied the minimum purchase requirements and have purchased units in Prior Wells Public Programs may purchase less than the minimum number of Shares set forth above, but in no event less than 10 Shares ($100). The minimum purchase for New York investors is 250 Shares ($2,500), however, the minimum investment for New York IRAs is 100 Shares ($1,000). After an investor has purchased the minimum investment, any additional investments must be made in increments of at least 10 Shares ($100), except for (i) those made by investors in Maine, who must still meet the minimum investment requirement for Maine residents of $1,000 for IRAs and $2,500 for non-IRAs, (ii) purchases of Shares pursuant to the Reinvestment Plan, which may be in lesser amounts, and (iii) minimum purchase for Minnesota investors is 250 Shares ($2,500), however, the minimum investment for Minnesota IRAs and qualified plans may be 200 Shares ($2,000).

     Various states have established suitability standards for individual investors and subsequent transferees different from those set by the Company. Those requirements are set forth below.

     ARIZONA, IOWA, MASSACHUSETTS, MISSOURI, NORTH CAROLINA AND TENNESSEE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $225,000.

     MAINE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $200,000.

     MASSACHUSETTS -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $100,000 and an annual gross income of at least $100,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $250,000.

     NEW HAMPSHIRE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $250,000.

     NEW YORK -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $35,000 and an annual gross income of at least $35,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $100,000.

     OHIO -- The investor's investment in the Shares shall not exceed 10% of the investor's net worth (exclusive of home, furnishings, and personal automobiles.)

     PENNSYLVANIA AND OREGON -- The investor has (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Company, and (ii) either (a) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $150,000. Because the minimum offering of Shares of the Company is less than $16,500,000, Pennsylvania investors are cautioned to evaluate carefully the Company's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of the Company's subscription proceeds.

     NET WORTH IN ALL CASES EXCLUDES HOME, FURNISHINGS AND AUTOMOBILES.

     In order to assure adherence to the suitability standards described above, requisite suitability standards must be met as set forth in the Subscription Agreement and Subscription Agreement Signature Page (collectively, the "Subscription Agreement"), which is attached as Exhibit B to this Prospectus. The Company and each person selling Shares on behalf of the Company are required to (i) make reasonable efforts to assure that each person purchasing Shares in the Company is suitable in light of such person's age, educational level, knowledge of investments, financial means and other pertinent factors and (ii) maintain records for at least six years of the information used to determine that an investment in Shares is suitable and appropriate for each investor. The agreements with the selling broker-dealers require such broker-dealers to (i) make inquiries diligently as required by law of all prospective investors in order to ascertain whether a purchase of the Shares is suitable for the investor, and (ii) transmit promptly to the Company all fully completed and duly executed Subscription Agreements.

                           ESTIMATED USE OF PROCEEDS

     The following table sets forth information concerning the estimated use of the Gross Proceeds of the Offering of Shares made hereby. Many of the figures set forth below represent the best estimate of the Company since they cannot be precisely calculated at this time. The percentage of the Gross Proceeds of the Offering of Shares to be invested in Company properties is estimated to be approximately 84%.

                                                     MINIMUM OFFERING       MAXIMUM OFFERING(1)
                                                   ---------------------  -----------------------
                                                     Amount     Percent      Amount      Percent
                                                   -----------  --------  -------------  --------
Gross Offering Proceeds (2)                        $1,250,000       100%  $151,200,000       100%
Less Public Offering Expenses:
  Selling Commissions (3)                              87,500         7%    10,080,000       6.7%
  Organization and Offering Expenses (4)               37,500         3%     4,500,000         3%
  Marketing support and due diligence                  31,250       2.5%     3,750,000       2.5%
   reimbursement fee(5)                            ----------      ----   ------------      ----
Amount Available for Investment (6)                $1,093,750      87.5%  $132,870,000      87.8%
                                                   ==========      ====   ============      ====
Acquisition and Development:
Acquisition and Advisory Fees (7)                  $   37,500         3%  $  4,500,000         3%
Acquisition Expenses (8)                                6,250       0.5%       750,000       0.5%
Initial Working Capital Reserve (9)                        (9)        -             (9)        -
Amount Invested in Properties (6)(10)              $1,050,000        84%  $127,620,000      84.4%
                                                   ==========      ====   ============      ====

---------------
(1) Excludes 1,500,000 Shares that may be sold pursuant to the Reinvestment Plan, but includes 600,000 Shares which may be issued pursuant to the Soliciting Dealer Warrants.

(2) The amounts shown for Gross Offering Proceeds do not reflect the possible discounts in commissions and other fees as described in "Plan Of Distribution."

(3) Includes Selling Commissions equal to 7% of aggregate Gross Offering Proceeds (which commissions may be reduced under certain circumstances) which are payable to the Dealer Manager, an Affiliate. The Company also will issue to the Dealer Manager one Soliciting Dealer Warrant for every 25 Shares sold. The Dealer Manager, in its sole discretion, may reallow Selling Commissions of up to 7% of Gross Offering Proceeds and Soliciting Dealer Warrants to other broker-dealers participating in this Offering attributable to the Shares sold by them. In no event shall the total underwriting compensation, including Selling Commissions, and expense reimbursements, exceed 7% of Gross Offering Proceeds, except for an additional Marketing and Due Diligence Fee equal to 2.5% of Gross Offering Proceeds which may be paid as a reimbursement of expenses incurred for marketing support (2%) and due diligence (.5%) purposes. See "Plan of Distribution."

(4) These amounts represent the Advisor's best estimates of the Organization and Offering Expenses to be incurred in connection with the Offering. Organization and Offering Expenses consist of estimated legal, accounting, printing and other accountable offering expenses (other than Selling Commissions and the Marketing and Due Diligence Fee). The Advisor and other Affiliates will be responsible for the payment of Organization and Offering Expenses (other than Selling Commissions and the marketing support and due diligence reimbursement fee) to the extent they exceed 3% of Gross Offering Proceeds, without recourse against or reimbursement by the Company.

(5) All or a portion of the Marketing and Due Diligence Fee may be reallowed to the non-affiliated Dealers which will assist the Dealer Manager in the distribution of Shares (the "Soliciting Dealers") for bona fide due diligence expenses. Up to .5% of the Marketing and Due Diligence Fee may be paid as a reimbursement of due diligence expenses and up to 2% of the Marketing and Due Diligence Fee may be paid as a reimbursement of marketing support expenses in connection with the Offering.

(6) Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the Offering and, thereafter, the working capital reserves of the Company, may be invested in short-
     term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(7) The Company will pay Acquisition and Advisory Fees to the Advisor or other Affiliates in connection with the acquisition of properties up to a maximum amount of 3% of Gross Offering Proceeds. Acquisition and Advisory Fees do not include Acquisition Expenses.

(8) Includes legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of properties that ultimately are not acquired by the Company. With respect to successful acquisitions, such costs generally will be included in the purchase price of the applicable property. It is anticipated that substantially all of such items will be directly related to the acquisition of specific properties and will be capitalized rather than currently deducted by the Company.

(9) Because the vast majority of leases for the properties acquired by the Company will provide for tenant reimbursement of operating expenses, it is not anticipated that a permanent reserve for maintenance and repairs of the Company's properties will be established. However, to the extent that the Company has insufficient funds for such purposes, the Company may apply an aggregate amount of up to 1% of Gross Offering Proceeds for maintenance and repairs of the Company's properties. The Company also may, but is not required to, establish reserves from Gross Offering Proceeds, out of cash flow generated by operations properties or out of Nonliquidating Net Sale Proceeds.

(10) Includes amounts anticipated to be invested in properties net of fees and expenses. It is estimated that approximately 84% of the proceeds of this Offering will be used to acquire properties.

                            MANAGEMENT COMPENSATION

     The following table summarizes and discloses all of the compensation and fees (including reimbursement of expenses) to be paid by the Company to the Dealer Manager, the Soliciting Dealers, the Advisor and the Management Company during the various phases of the organization and operation of the Company.


FORM OF COMPENSATION                               DETERMINATION                                           ESTIMATED MAXIMUM
AND ENTITY RECEIVING                                OF AMOUNT                                             DOLLAR AMOUNT (1)(2)
--------------------                               -------------                                          --------------------

                                                 ORGANIZATIONAL AND OFFERING STAGE
                                                 ---------------------------------
Selling Commissions - The         Up to 7% of Gross Offering Proceeds before                         $10,500,000 at the Maximum
 Dealer Manager                   reallowance of commissions earned by participating                 Offering and $87,500 at
                                  broker-dealers. The Dealer Manager intends to                      the Minimum Offering
                                  reallow 100% of commissions earned by participating
                                  broker-dealers.

Reimbursement of Organization     Up to 3% of Gross Offering Proceeds. All                           $4,500,000 at the Maximum
and Offering Expenses - The       Organization and Offering Expenses (excluding                      Offering and $37,500 at
Advisor and its Affiliates        Selling Commissions) will be advanced by the Advisor               the Minimum Offering.
                                  and its Affiliates and reimbursed by the Company.

Marketing support and due         Up to 2.5% of Gross Offering Proceeds for                          $3,750,000 at the Maximum
diligence expense - Dealer        reimbursement of bona fide marketing and due                       Offering and $31,250 at
Manager and Soliciting            diligence expenses.                                                the Minimum Offering.
Dealers

                                                 ACQUISITION AND DEVELOPMENT STAGE
                                                 ---------------------------------
Acquisition and Advisory Fees     For the review and evaluation of potential real                    $4,500,000 at the Maximum
- The Advisor or its              property acquisitions, a fee of up to 3% of Gross                  Offering and $43,750 at
Affiliates                        Offering Proceeds, plus reimbursement of costs and                 the Minimum Offering.
                                  expenses for the acquisition of properties.

Reimbursement of Acquisition      Up to .5% of the Gross Offering Proceeds for                       $750,000 at the Maximum
 Expenses - The Advisor           reimbursement of expenses related to real property                 Offering and $6,250 at the
                                  acquisitions, such as legal fees, travel and                       Minimum Offering.
                                  communication expenses, title insurance premiums
                                  expenses.

                                                         OPERATIONAL STAGE
                                                         -----------------

Property Management and           For supervising the management of the Company's                    Actual amounts are
Leasing Fees - The                properties, a fee equal to 4.5% of the gross rental                dependent upon results of
Management Company                incomes (approximately 2% - 3% of which is expected                operations and therefore
                                  to come from direct tenant chargebacks resulting in                cannot be determined at
                                  a net fee payable by each property of 1.5% to 2.5%),               the present time.
                                  and in the case of leases to new tenants, an initial
                                  leasing fee equal to the lesser of (i) the first
                                  month's rent under the applicable lease or (ii) the
                                  amounts charged by unaffiliated persons rendering
                                  comparable services in the same geographic area.

Real Estate Commissions - The     In connection with the sale of any Company property,               Actual amounts are
Advisor or Its Affiliates         an amount not exceeding the lesser of: (A) 50% of                  dependent upon results of
                                  the reasonable, customary and Competitive Real                     operations and therefore
                                  Estate Brokerage Commissions customarily paid for                  cannot be determined at
                                  the sale of a comparable property in light of the                  the present time.
                                  size, type and location of the property, or (B) 3%
                                  of the gross sales price of each property (subject
                                  to limitationslimitations), subordinated to
                                  distributions toshareholders from Sale Proceeds of
                                  an amount which,together with prior distributions
                                  to the shareholders, will equal (i) 100% of their
                                  InvestedCapital plus (ii) an 8% per annum cumulative
                                  (noncompounded) return on their Invested Capital
                                  (their "Common Return").

                                       19

Subordinated Incentive fee        Upon Listing, a fee equal to 10% of the amount by which (i)        Actual amounts are
upon Listing - The Advisor        the market value of the Company plus the total distributions       dependent upon results of
                                  made to shareholders from the Company's inception until the        operations and therefore
                                  date of Listing exceeds (ii) the sum of (A) 100% of Invested       cannot be determined at
                                  Capital and (B) the total distributions required to pay the        the present time.
                                  Common Return to the shareholders from inception through the date on which the market value is determined.

                                                   LIQUIDATION/TERMINATION STAGE
                                                   -----------------------------

Subordinated Participation in     After all shareholders have received a return of                   Actual amounts are
Nonliquidating Net Sale           their Invested Capital and their Common Return, then               dependent upon results of
Proceeds and Liquidating          the Advisor is entitled to receive the following                   operations and therefore
Distributions - The Advisor       amounts: (a) an amount equal to the capital                        cannot be determined at
                                  contributed by the Advisor to the Operating                        the present time.
                                  Partnership, (b) then, 10% of remaining Residual
                                  Proceeds available for distribution.

                                  The Company may not make reimbursements to any entity for operating expenses in excess of 2% of Average Invested Assets or 25% of Net
                                  Income for such year.

_________________________
(1) Assumes that the maximum number of 15,000,000 Shares is sold (excluding any Shares sold pursuant to the Reinvestment Plan).

(2) The Company may not make reimbursements to any entity for operating expenses in excess of 2% of Average Invested Assets or 25% of Net Income for such year.

     In addition, the Advisor and its Affiliates will be reimbursed only for the actual cost of goods, services and materials used for or by the Company as set forth in Section 10 of the Advisory Agreement. The Advisor may be reimbursed for the administrative services, including personnel costs, necessary to the prudent operation of the Company, provided that the reimbursement shall be at the lower of the Advisor's actual cost or the amount the Company would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services or personnel costs for which the Advisor is entitled to compensation by way of a separate fee. If the Subordinated Incentive Fee is paid to the Advisor, no other performance fee will be paid to the Advisor; if the Subordinated Participation Fee is paid to the Advisor, no Net Sales Proceeds will be paid to the Advisor.

     Since the Advisor and its Affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of the Company, such as the property management fees for operating the Company's properties and the subordinated participation in proceeds from the sale of the Company's properties, the Advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, the Advisor is obligated to exercise good faith and integrity in all its dealings with respect to Company affairs pursuant to its fiduciary duties to the shareholders. See "The Advisor and the Advisory Agreement." As noted above, there are ceilings on certain categories of fees or expenses payable to the Advisor and its Affiliates. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by the Advisor or their Affiliates by reclassifying them under a different category. The Company may not make reimbursements to any entity for operating expenses in excess of 2% of Average Invested Assets or 25% of Net Income for such year.

                             CONFLICTS OF INTEREST

     The Company is subject to various conflicts of interest arising out of its relationship with the Advisor and its Affiliates, including conflicts related to the arrangements pursuant to which the Advisor and its Affiliates will be compensated by the Company. See "Management."

     The following chart indicates the relationship between Wells Real Estate Funds, Inc., the parent corporation of the Advisor and the Affiliates of the Advisor which will be providing services to the Company.

================================================================================
|                        WELLS REAL ESTATE FUNDS, INC.                         |
================================================================================
          |                             |                           |
          | 100%                        | 100%                      | 100%
          |                             |                           |
=======================   ==============================  ===================
|  WELLS CAPITAL, INC.|   |WELLS INVESTMENT SECURITIES,|  |WELLS MANAGEMENT  |
|                     |   |   INC. (DEALER MANAGER)    |  |   COMPANY, INC.  |
|                     |   |                            |  |(PROPERTY MANAGER)|
=======================   ==============================  ===================
          |                                                         |
          |                                                         |
          |  Advisory Agreement                                     | 100%
          |                                                         |
=======================                                   ====================
|     WELLS REIT      |                                   |WELLS DEVELOPMENT |
|                     |                                   |   CORPORATION    |
=======================                                   ====================


INTERESTS IN OTHER COMPANIES

     The Advisor and its Affiliates are also general partners of other real estate limited partnerships, including partnerships which have investment objectives substantially identical to those of the Company, and it is expected that they will organize other such partnerships in the future.

     As described in the "Prior Performance Summary," the Advisor and its Affiliates have sponsored the following twelve public partnerships with substantially identical investment objectives as those of the Company: (i) Wells Real Estate Fund I ("Wells Fund I"), (ii) Wells Real Estate Fund II ("Wells Fund II"), (iii) Wells Real Estate Fund II-OW ("Wells Fund II-OW"), (iv) Wells Real Estate Fund III, L.P. ("Wells Fund III"), (v) Wells Real Estate Fund IV, L.P. ("Wells Fund IV"), (vi) Wells Real Estate Fund V, L.P. ("Wells Fund V"), (vii) Wells Real Estate Fund VI, L.P. ("Wells Fund VI"), (viii) Wells Real Estate Fund VII, L.P. ("Wells Fund VII"), (ix) Wells Real Estate Fund VIII, L.P. ("Wells Fund VIII"), (x) Wells Real Estate Fund IX, L.P. ("Wells Fund IX"), (xi) Wells Real Estate Fund X, L.P. ("Wells Fund X") and Wells Real Estate Fund XI, L.P. ("Wells Fund XI"). All of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V and Wells Fund VI available for investment in real properties have been invested. In addition, all of the proceeds of the offering of Wells Fund VII available for investment in real properties have been invested in properties. In addition, all of the proceeds of the offering of Wells Fund VIII available for investment in real properties have been either invested or are committed for investment in properties. As of August 31, 1997, approximately 74% and 50% of the proceeds of the offerings of Wells Fund IX and Wells Fund X, respectively, available for investment in real properties had either been invested in properties or were committed for investment in properties. Wells Fund XI began to offer its securities in January 1998.

     The Advisor also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property that also would be suitable for acquisition by an Affiliate of the Advisor. Affiliates of the Advisor serve as Directors of the Company, and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of the Prior Wells Public Programs, to act in the best interests of the partners in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management-- Fiduciary Responsibility of the Board of Directors." In addition, the Company has developed procedures to resolve potential conflicts of interest in the allocation of properties between the Company and certain of its Affiliates. See "Certain Conflict Resolution Procedures" below. The Company will supplement this Prospectus during the Offering period to disclose the acquisition of a material property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire a property, including an acquisition from the Advisor or its Affiliates.

OTHER ACTIVITIES OF THE ADVISOR AND ITS AFFILIATES

     The Company will rely on the Advisor for the day-to-day operation of the Company and the management of its assets. As a result of its interests in other partnerships and the fact that it has also engaged and will continue to engage in other business activities, the Advisor and its Affiliates and certain of the Directors will have conflicts of interest in allocating their time between the Company and other partnerships and activities in which they are involved. However, the Advisor believes that it and its Affiliates have sufficient personnel to discharge fully their responsibilities to all partnerships and ventures in which they are involved.

     The Company may (i) purchase or lease any property in which the Advisor or any of its Affiliates have an interest, (ii) temporarily enter into contracts relating to investment in properties to be assigned to the Company prior to closing or may purchase property in their own name and temporarily hold title for the Company, and (iii) enter into joint ventures with Affiliates of the Advisor to acquire properties held by such Affiliates, provided that in any case such transaction shall be made upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or such Affiliate (including acquisition and carrying costs), or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable and only if the possibility of such acquisition(s) is disclosed, and there is appropriate disclosure of the material facts concerning each such investment. In no event shall the cost of such asset to the Company exceed its current appraised value. The Advisor or such Affiliate may not hold title to any such property on behalf of the Company or an Affiliated joint venture for more than 12 months, and further the Advisor or its Affiliates shall not sell property to the Company or an Affiliated joint venture if the cost of the property exceeds the funds reasonably anticipated to be available for the Company to purchase any such property, and that all profits and losses during the period any such property is held by the Advisor or the Affiliate will accrue to the Company or the Affiliated joint venture, as applicable. In no event may the Company (i) sell or lease real property to the Advisor or any of its Affiliates (unless a majority of the Independent Directors determine that the transaction is fair and reasonable to the Company); (ii) loan Company funds to the Advisor or any of its Affiliates; (iii) obtain appraisals of real properties from the Advisor or any of their Affiliates; or (iv) enter into agreements with the Advisor or its Affiliates for the provision of insurance covering the Company or any property owned by the Company.

COMPETITION

     Conflicts of interest will exist to the extent that the Company may acquire properties in the same geographic areas where other properties owned by the Advisor and its Affiliates are located. In such a case, a conflict could arise in the leasing of the Company's properties in the event that the Company and another program managed by the Advisor or its Affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of the Company's properties in the event that the Company and another program managed by the Advisor or its Affiliates were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as the Company or Affiliates of the Advisor managing property on behalf of the Company seek to employ developers, contractors or building managers as well as under other circumstances. The Advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, the Advisor will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or lessees aware of all such properties. However, these conflicts cannot be fully avoided in that the Advisor may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

AFFILIATED DEALER MANAGER

     Because the Dealer Manager is an Affiliate of the Advisor, the Company will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See "Plan of Distribution."

AFFILIATED PROPERTY MANAGER

     Since it is anticipated that the Company's properties will be managed and leased by the Management Company, an Affiliate of the Advisor, the Company will not have the benefit of independent property management. See "Management Compensation."

AFFILIATED DEVELOPER

     It is expected that Wells Development, an Affiliate of the Advisor, will serve as the developer of certain unimproved properties acquired by the Company, but will not receive any profit from the development of such properties.

LACK OF SEPARATE REPRESENTATION

     Hunton & Williams is counsel to the Company, the Advisor, the Dealer Manager and their Affiliates in connection with this Offering and may in the future act as counsel to the Company, the Advisor, the Dealer Manager and their Affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between the Company, the Advisor, the Dealer Manager or their Affiliates, the Advisor will cause the Company to retain separate counsel for such matters as and when appropriate.

JOINT VENTURES WITH AFFILIATES OF THE ADVISOR

     The Company is likely to enter into one or more joint venture agreements with Affiliates of the Advisor for the acquisition, development or improvement of properties. See "Investment Objectives and Criteria--Joint Venture Investments." The Advisor and its Affiliates may have conflicts of interest in determining which partnerships should enter into any joint venture agreement. Should any such joint venture be consummated, the Advisor may face a conflict in structuring the terms of the relationship between the interest of the Company and the interest of the affiliated co-venturer. Since the Advisor and its Affiliates will control both the Company and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers.

RECEIPT OF FEES AND OTHER COMPENSATION BY ADVISOR AND AFFILIATES

     Company transactions involving the purchase and sale of the Company's properties may result in the receipt of commissions, fees and other compensation by the Advisor and its Affiliates, including Acquisition and Advisory Fees, property management and leasing fees, real estate brokerage commissions, and participation in distributions of Nonliquidating Net Sale Proceeds and Liquidating Distributions. However, the fees and compensation payable to the Advisor and its Affiliates relating to sale of the Company's properties are subordinated to the return to the shareholders of their Invested Capital plus cumulative returns thereon. Subject to the oversight of the Board of Directors, the Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all Company transactions. Therefore, the Advisor may have conflicts of interest concerning certain actions taken on behalf of the Company, particularly due to the fact that such fees will generally be payable to the Advisor and its Affiliates regardless of the quality of the properties acquired or the services provided to the Company. See "Management Compensation."

CERTAIN CONFLICT RESOLUTION PROCEDURES

     In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties among certain affiliated entities. These restrictions include, among others, the following:

     1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation which provides that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions must approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties.

     2. The Company will not purchase or lease properties in which the Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease properties to the Advisor, Directors, or any Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction determine the transaction is fair and reasonable to the Company. The Company will not purchase or lease properties from the Advisor, Directors, or any Affiliate without the approval of a majority of the Directors (including the Independent Directors).

     3. The Company will not make any loans to the Advisor, Directors or any Affiliates. The Advisor and its Affiliates will not make loans to the Company, or to joint ventures in which the Company is a co-venturer, for the purpose of acquiring properties. Any loans to the Company by the Advisor, Directors, or any Affiliates for other purposes must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of the Company or joint ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement--The Advisory Agreement."

     4. The Board of Directors and the Advisor have agreed that, in the event than an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 3 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Board of Directors and the Advisor will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of commercial office properties and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Board of Directors and the Advisor, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment. It shall be the duty of the Directors (including the Independent Directors) to insure that the method for the allocation of the acquisition of properties by two or more programs of the same Advisor seeking to acquire similar types of assets shall be reasonable. The Advisor and certain other Affiliates of the Company are affiliated with Wells Fund X, a prior public program which terminated its offering in December 1997. In addition, the Advisor and its Affiliates are affiliated with Wells Fund XI, a publicly registered partnership that has not offered any securities to date. As of August 31, 1997, Wells Fund X had approximately $ 10,979,538 available for investment.

                          SUMMARY OF REINVESTMENT PLAN

     The Company has adopted the Reinvestment Plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional Shares of the Company. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan and the Prospectus to be used in connection with certain sales of the Company's stock are attached hereto as Exhibit C.

GENERAL

     Shareholders who have received a copy of this Prospectus and participate in this Offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and will not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this Offering may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

     The price per Share purchased pursuant to the Reinvestment Plan shall be the Offering price, which is $10.00 per Share, until all of the Shares in this Offering that are reserved for the Reinvestment Plan have been sold thereunder. After such time, Shares for the Reinvestment Plan may be acquired by the Company either through purchases on the open market and/or additional registrations relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the securities exchange or over-the-counter market on which the Shares are listed at the date of purchase. The Company is unable to predict the effect which such a Listing would have on the price of the Shares acquired through the Reinvestment Plan.

INVESTMENT OF DISTRIBUTIONS

     Distributions will be used to purchase Shares on behalf of the Participants from the Company. All such distributions shall be invested in Shares within 30 days after such payment date. Any distributions not so invested will be returned to Participants.

     At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEE, AND ALLOCATION OF SHARES

     For each Participant, the Company will maintain a record which shall reflect for each fiscal quarter the distributions received by the Company on behalf of such Participant. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan.

     The Company will use the aggregate amount of distributions to all Participants for each fiscal quarter to purchase Shares for the Participants.
If the aggregate amount of distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Company will purchase all available Shares and will return all remaining distributions to the Participants within 30 days after the date such distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate distributions received on behalf of each Participant, as reflected in the records maintained by the Company. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

     Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the Offering. Accordingly, the Company will pay the following commissions and fees in connection with Shares sold under the Reinvestment Plan (until all such Shares are sold): the Selling Commissions of 7% (subject to reduction under the circumstances provided under "The Offering-- Plan of Distribution"), the Marketing and Due Diligence Fee of 2.5%, and the Acquisition and Advisory Fees of 3% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. In connection with investments by

Ohio investors, the Company will pay only Acquisition and Advisory Fees of 3% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. Thereafter, Acquisition and Advisory Fees will be paid by the Company only in the event that proceeds of the sale of Shares are used to acquire properties. As a result, aggregate fees payable to Affiliates of the Company will total between 9% and 12.5% of the proceeds of reinvested distributions, up to 7% of which may be reallowed to Soliciting Dealers.

     The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

     Within 60 days after the end of each fiscal quarter, the Company will mail to each Participant a statement of account describing, as to such Participant, the distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see "-- Participant Accounts, Fees and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. See "--General" above.

     Tax information with respect to income earned on Shares under the Reinvestment Plan for the calendar year will be sent to each participant by the Company.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

     Stockholders of the Company who purchase Shares in this Offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Plan Administrator or Company of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Plan Administrator or Company no less than ten days prior to the next record date. The Company may also terminate the Reinvestment Plan for any reason at any time, upon 10 days' prior written notice to all Participants.

     A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If the Reinvestment Plan is terminated, the Company will update its stock records to account for all whole shares purchased by the participant(s) in the Plan, and if any fractional shares exist, the Company may either (a) send you a check in payment for any fractional shares in your account based in the then-current market price for the shares, or
(b) credit your stock ownership account with any such fractional shares. There are no fees associated with a Participant's terminating his interest in the Reinvestment Plan or the Company's termination of the plan. A Participant in the Reinvestment Plan who terminates his interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again by notifying the Company and completing any required forms.

     The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans. See "Federal Income Tax Considerations --Taxation of Tax-Exempt Shareholders."

FEDERAL INCOME TAX CONSIDERATIONS

     Stockholders subject to federal income taxation who elect to participate in the Reinvestment Plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

     The Company reserves the right to amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment Plan for any reason at any time by ten days' prior written notice of termination to all Participants. The Company may terminate a Participant's participation in the Plan immediately if in the Company's judgment such Participant's participation jeopardizes in any way the Company's status as a real estate investment trust.

                            SHARE REPURCHASE PROGRAM

     The Share Repurchase Program ("SRP") may, subject to certain restrictions, provide eligible stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company at a price during the period of this Offering equal to $8.40 per Share. After the Offering, the price per Share pursuant to the SRP will be set from time to time by the Board of Directors in its sole discretion. In such cases, the Board of Directors will consider the Company's net asset value, recent comparable offerings and other factors which the Board of Directors, in its sole discretion, deems relevant. Repurchase prices are expected to be available on the Company's Internet/World Wide Web site (www.wellsref.com), and will be given by telephone upon request.

     Repurchases under the SRP, when done, will be made quarterly by the Company in its sole discretion on a first-come, first-served basis, and will be limited in the following ways: (i) not more than $500,000 worth of the outstanding Shares will be repurchased in any given year; and (ii) the funds available for repurchase will be limited to available proceeds received by the Company from the sale of Shares under the Reinvestment Plan. The determination of available funds from sales under the Reinvestment Plan and the decision to repurchase Shares will be at the sole discretion of the Board. In making this determination, the Board will consider the need to use proceeds from the Share sales under the Reinvestment Plan for investment in additional properties, or for maintenance or repair of existing properties. Such property-related uses will have priority over the need to allocate funds to the SRP. To be eligible to offer Shares for purchase to the SRP, the stockholder must have beneficially held the Shares for at least one year.

     The Company cannot guarantee that funds will be available for repurchase. If no funds are available for the SRP at the time when repurchase is requested, the stockholder could: (i) withdraw his request for repurchase; or (ii) ask that the Company honor the request at such time, if any, when funds are available. Such pending requests will be honored on a first-come, first-served basis.
There is no requirement that stockholders sell their Shares to the Company. The SRP is only intended to provide interim liquidity for stockholders until a secondary market develops for the Shares. No such market presently exists and no assurance can be given that one will develop. The SRP will exist during the Offering period and will be terminated following the close of the Offering period upon the Listing.

     Shares purchased by the Company under the SRP will be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the SRP will not be reissued unless they are first registered with the Commission under the Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

                           PRIOR PERFORMANCE SUMMARY

     THE INFORMATION PRESENTED IN THIS SECTION REPRESENTS THE HISTORICAL EXPERIENCE OF REAL ESTATE PROGRAMS MANAGED BY THE ADVISOR AND ITS AFFILIATES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS.

     The Advisor serves as a general partner of a total of twelve real estate limited partnerships, eleven of which have completed offerings and one of which has commenced but not completed its public offering. A twelfth partnership is in registration with the Commission and thus has not commenced. These limited partnerships and the year in which their offerings were completed are as follows:

     1.   Wells Real Estate Fund I (1986)
     2.   Wells Real Estate Fund II (1988)
     3.   Wells Real Estate Fund II-OW (1988)
     4.   Wells Real Estate Fund III, L.P. (1990)
     5.   Wells Real Estate Fund IV, L.P. (1992)
     6.   Wells Real Estate Fund V, L.P. (1993)
     7.   Wells Real Estate Fund VI, L.P. (1994)
     8.   Wells Real Estate Fund VII, L.P. (1995)
     9.   Wells Real Estate Fund VIII, L.P. (1996)
     10.  Wells Real Estate Fund IX, L.P. (1996)
     11.  Wells Real Estate Fund X, L.P. (1997)
     12.  Wells Real Estate Fund XI, L.P. (offering commenced 12-31-97)

     The tables included in Exhibit A attached hereto set forth information as of the dates indicated regarding certain of these prior programs as to (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); and (iii) annual operating results of prior programs (Table
III). No information is given as to results of completed programs or sales or disposals of property because, to date, none of the prior programs have sold any of their properties.

PRIOR WELLS PUBLIC PROGRAMS

     The Advisor and its Affiliates sponsored the Prior Wells Public Programs, all of which were offered on an unspecified property or "blind pool" basis. The total amount of funds raised from investors in the offerings of the Prior Wells Public Programs, as of August 31, 1997, was approximately $257,000,000, and the total number of investors in such partnerships was approximately 24,000.

     The investment objectives of the Prior Wells Public Programs are substantially identical to the investment objectives of the Company. All of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI and Wells Fund VII available for investment in real properties have been invested in properties.
In addition, all of the proceeds of the offering of Wells Fund VIII available for investment in real properties have either been invested or are committed for investment in properties. As of August 31, 1997, approximately 74% and 50% of the proceeds of the offerings of Wells Fund IX and Wells Fund X, respectively, available for investment in real properties had either been invested in properties or were committed for investment in properties. Wells Fund XI commenced its offering in January 1998 and thus has no funds available for investment as of the date of this Prospectus. For the fiscal year ended December 31, 1996, approximately two-thirds of the aggregate gross rental income of ten of these eleven publicly offered partnerships was derived from tenants which are U.S. corporations, each of which the Company believes has net worth of at least $100,000,000 or whose lease obligations are guaranteed by another corporation with a net worth of at least $100,000,000.

     The Prior Wells Public Programs have acquired a total of 31 properties in the following U.S. regions: 24 in the Southeast, one in the Northeast, two in Southcentral, one in Northcentral and two in the West. Each Prior Wells Public Program has used only proceeds from its respective offering to finance its acquisitions of properties.

     The real properties in which the Prior Wells Public Programs have invested have experienced the same economic problems as other real estate investments in recent years, including without limitation, general over-building and an excess supply in many markets, along with increased operating costs and a general downturn in the real estate industry. As a result, certain of these public partnerships have experienced increases in expenses and decreases in net income. These fluctuations were primarily due to tenant turnover, resulting in increased vacancies and the requirement to expend funds for tenant refurbishments, and increases in administrative and other operating expenses. See the Prior Performance Tables included as Exhibit A hereto. Additionally, while overall occupancy rates have not decreased significantly at the properties owned by the Prior Wells Public Programs, some of these properties have experienced high tenant turnover, and the partnerships owning these properties have generally been unable to raise rental rates and have been required to make expenditures for tenant improvements and to grant free rent and other concessions in order to attract new tenants. Specifically, certain of the Prior Wells Public Programs suffered decreases in net income during the real estate recession of the late 1980s and early 1990s, which decreases were generally attributable to the overall downturn in the economy and in the real estate market in particular. Because of the cyclical nature of the real estate market, such decreases in net income of the public partnerships could occur at any time in the future when economic conditions decline. None of these prior programs has liquidated or sold any of its real properties to date and, accordingly, no assurance can be made that prior programs will ultimately be successful in meeting their investment objectives. See "Risk Factors."

     The aggregate dollar amount of the acquisition and development costs of the properties purchased by the Prior Wells Public Programs, as of August 31, 1997, was approximately $196,419,519, of which $4,254,000 (or approximately 2.2%) had not yet been expended on the development of certain of the projects which are still under construction. Of the aggregate amount, approximately 65.0% was or will be spent on acquiring or developing office buildings, and approximately 35.0% was or will be spent on acquiring or developing shopping centers. Of the aggregate amount, approximately 4% was or will be spent on new properties, 38% on existing or used properties and 58% on construction properties. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the eleven Prior Wells Public Programs as of October 31, 1997:

Type of Property              New          Existing    Construction
----------------             -----         --------    ------------
Office Buildings             4%             26%           35%
Shopping Centers             ---            11%           24%

     Wells Fund I terminated its offering on September 5, 1986, and received gross proceeds of $35,321,000 representing subscriptions from 4,895 limited partners. $24,679,000 of the gross proceeds were attributable to sales of Class A Limited Partnership Units ("Class A Units"), and $10,642,000 of the gross proceeds were attributable to sales of Class B Limited Partnership Units ("Class B Units" and, collectively with the Class A Units, "Units"). Limited partners in Wells Fund I have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund I owns interests in the following properties: (i) a medical office building in Atlanta, Georgia; (ii) two commercial office buildings in Atlanta, Georgia; (iii) a shopping center in DeKalb County, Georgia; (iv) a shopping center in Knoxville, Tennessee; (v) a shopping center in Cherokee County, Georgia; and (vi) a project consisting of seven office buildings and a shopping center in Tucker, Georgia. The prospectus of Wells Fund I provided that the properties purchased by Wells Fund I would typically be held for a period of eight to twelve years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund I and the partnership will have no obligation to sell properties at any particular time. Wells Fund I acquired its properties between 1985 and 1987, and has not yet liquidated or sold any of its properties.

     Wells Fund II and Wells Fund II-OW terminated their offerings on September 7, 1988, and received aggregate gross proceeds of $36,870,250 representing subscriptions from 4,659 limited partners. $28,829,000 of the gross proceeds were attributable to sales of Class A Units, and $8,041,250 of the gross proceeds were attributable to sales of

Class B Units. Limited partners in Wells Fund II and Wells Fund II-OW have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund II and Wells Fund II-OW own all of their properties through a joint venture, which owns interests in the following properties: (i) a shopping center in Cherokee County, Georgia; (ii) a project consisting of seven office buildings and a shopping center in Tucker, Georgia; (iii) a two story office building in Charlotte, North Carolina; (iv) a four story office building in Houston, Texas;
(v) a restaurant in Roswell, Georgia; and (vi) a combined retail and office development in Roswell, Georgia.

     Wells Fund III terminated its offering on October 23, 1990, and received gross proceeds of $22,206,310 representing subscriptions from 2,700 limited partners. $19,661,770 of the gross proceeds were attributable to sales of Class A Units, and $2,544,540 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund III have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund III owns interests in the following properties: (i) a four story office building in Houston, Texas; (ii) a restaurant in Roswell, Georgia; (iii) a combined retail and office development in Roswell, Georgia; (iv) a two story office building in Greenville, North Carolina; (v) a shopping center in Stockbridge, Georgia; and
(vi) a two story office building in Richmond, Virginia.

     Wells Fund IV terminated its offering on February 29, 1992, and received gross proceeds of $13,614,655 representing subscriptions from 1,286 limited partners. $13,229,150 of the gross proceeds were attributable to sales of Class A Units, and $385,505 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund IV have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund IV owns interests in the following properties: (i) a shopping center in Stockbridge, Georgia; (ii) a four story office building in Jacksonville, Florida; (iii) a two story office building in Richmond, Virginia; and (iv) two two-story office buildings in Stockbridge, Georgia.


     Wells Fund V terminated its offering on March 3, 1993, and received gross proceeds of $17,006,020 representing subscriptions from 1,667 limited partners. $15,209,666 of the gross proceeds were attributable to sales of Class A Units, and $1,796,354 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund V who purchased Class B Units are entitled to change the status of their Units to Class A, but limited partners who purchased Class A Units are not entitled to change the status of their Units to Class B. After taking into effect conversion elections made by limited partners subsequent to their subscription for Units, as of October 31, 1997, $15,514,160 of Units of Wells Fund V were treated as Class A Units, and $1,491,860 of Units were treated as Class B Units. Wells Fund V owns interests in the following properties: (i) a four story office building in Jacksonville, Florida; (ii) two two-story office buildings in Stockbridge, Georgia; (iii) a four story office building in Hartford, Connecticut; (iv) two restaurants in Stockbridge, Georgia; and (v) a three story office building in Appleton,
Wisconsin.   Since its inception in 1992, Wells Fund V reported a net loss of
$18,089 in 1992, and net income of $354,999, $561,721, $689,639 and $505,650 in years 1993 through 1996, respectively. In such years, Wells Fund V distributed a total of $151,336, $643,334, $969,011 and $1,007,107, respectively, to investors (excluding returns of capital and distributions from prior year operations). See "Exhibit A--Prior Performance Tables" attached to this Prospectus for further detail on the performance of Wells Fund V.


     Wells Fund VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners. $19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VI are entitled to change the status of their Units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for Units, as of October 31, 1997, $21,538,950 of Units of Wells Fund VI were treated as Class A Units, and $3,461,050 of Units were treated as Class B Units. Wells Fund VI owns interests in the following properties: (i) a four story office building in Hartford, Connecticut; (ii) two restaurants in Stockbridge, Georgia; (iii) another restaurant and a retail building in Stockbridge, Georgia;
(iv) a shopping center in Stockbridge, Georgia; (v) a three story office building in Appleton, Wisconsin; (vi) a shopping center in Cherokee County, Georgia; (vii) a combined retail and office development in Roswell, Georgia;
(viii) a four story office building in Jacksonville, Florida; and (ix) a shopping center in Clemmons, North Carolina. Since its inception in 1993, Wells Fund VI reported net income of $31,428, $700,896, $901,828 and $589,053 in years 1993 through 1996, respectively. In such years, Wells Fund VI distributed a total of $0, $245,800, $1,044,940 and $1,042,175, respectively, to investors
(excluding returns of capital and distributions from prior year operations).
See "Exhibit A--Prior Performance Tables" attached hereto for further detail on the performance of Wells Fund VI.

     Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners. $16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VII are entitled to change the status of their Units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for Units, as of October 31, 1997, $18,656,280 of Units in Wells Fund VII were treated as Class A Units, and $5,523,890 of Units were treated as Class B Units. Wells Fund VII owns interests in the following properties: (i) a three story office building in Appleton, Wisconsin; (ii) a restaurant and a retail building in Stockbridge, Georgia; (iii) a shopping center in Stockbridge, Georgia; (iv) a shopping center in Cherokee County, Georgia; (v) a combined retail and office development in Roswell, Georgia; (vi) a two story office building in Alachua County, Florida near Gainesville; (vii) a four story office building in Jacksonville, Florida; (viii) a shopping center in Clemmons, North Carolina; and (ix) a retail development in Clayton County, Georgia. Since its inception in 1994, Wells Fund VII has reported net income of $203,263, $804,043 and $452,776 in years 1994 through 1996, respectively. In such years, Wells Fund VII distributed a total of $52,195, $856,032 and $781,511, respectively, to investors (excluding returns of capital and distributions from prior year operations). See "Exhibit A--Prior Performance Tables" attached to this Prospectus for further detail on the performance of Wells Fund VII.


     Wells Fund VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners. $26,135,339 of the gross proceeds were attributable to sales of Class A Status Units, and $5,907,350 were attributable to sales of Class B Status Units. Limited partners in Wells Fund VIII are entitled to change the status of their Units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for Units, as of October 31, 1997, $26,353,280 of Units in Wells Fund VIII were treated as Class A Status Units, and $5,679,410 of Units were treated as Class B Status Units. Wells Fund VIII owns interests in the following properties: (i) a two story office building in Alachua County, Florida near Gainesville; (ii) a four story office building in Jacksonville, Florida; (iii) a shopping center in Clemmons, North Carolina; (iv) a retail development in Clayton County, Georgia;
(v) a four story office building in Madison, Wisconsin; and (vi) a one-story office building in Farmers Branch, Texas; (vii) a two story office building in Orange County, California; and (viii) a two story office building in Boulder County, Colorado. Since its inception in 1995, Wells Fund VIII has reported net income of $273,914 and $936,590 in years 1995 and 1996, respectively. In such years, Wells Fund VIII distributed a total of $0 and $903,252, respectively (excluding returns of capital and distributions from prior year operations).
See "Exhibit A--Prior Performance Tables" attached to this Prospectus for further detail on the performance of Wells Fund VIII.


     Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 representing subscriptions from 2,095 limited partners. $29,359,270 of the gross proceeds were attributable to sales of Class A Units and $5,640,730 were attributable to sales of Class B Units. Wells Fund IX owns interests in (i) a four story office building in Madison, Wisconsin;
(ii) a one story office building in Farmers Branch, Texas; (iii) a two story office building in Orange County, California; (iv) a two story office building in Boulder County, Colorado; and (v) an interest in a joint venture (in which Wells Fund X is a partner), which owns a tract of land in Knox County, Tennessee in the Knoxville metropolitan area, upon which a three story office building is being developed (the "Knoxville Joint Venture"). Wells Fund IX, which commenced operations in 1996, reported net income of $298,756 and distributed a total of $149,425 to investors in that year. See "Exhibit A--Prior Performance Tables" attached to this Prospectus for further detail on the performance of Wells Fund IX.


     Wells Fund X commenced a public offering of up to $35,000,000 of limited partnership units on December 31, 1996, and terminated its offering on December 30, 1997. As of November 30, 1997, Wells Fund X had received gross proceeds of $23,058,019 representing subscriptions from 1,632 limited partners. $18,589,699 of the gross proceeds were attributable to sales of Class A Status Units, and $4,468,320 were attributable to sales of Class B Status Units. Wells Fund X owns an interest in the Knoxville Joint Venture.

     THE INFORMATION SET FORTH ABOVE SHOULD NOT BE CONSIDERED INDICATIVE OF RESULTS TO BE EXPECTED FROM THE COMPANY.

     The foregoing properties in which the Prior Wells Public Programs have invested have all been acquired and developed on an all cash basis.

     The Advisor is the general partner of Wells Partners L.P., which is a general partner of the Operating Partnership, which is a general partner of Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X and Wells Fund XI. The Advisor is a general partner of Wells Fund I, Wells Fund II, Wells Fund II-OW and Wells Fund III. Leo F. Wells, III, the President and a Director of the Company, is a general partner in each of the Prior Wells Public Programs and the sole shareholder and Director of Wells Real Estate Funds, Inc., the parent corporation of the Advisor.

     Potential investors are encouraged to examine the Prior Performance Tables attached as Exhibit A hereto for more detailed information regarding the prior experience of the Advisor. In addition, upon request, prospective investors may obtain from the Advisor without charge copies of offering materials and any reports prepared in connection with any of the Prior Wells Public Programs, including a copy of the most recent Annual Report on Form 10-K filed with the Commission. For a reasonable fee, the Company will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to the Advisor. Additionally, Table VI contained in Part II of the Registration Statement (which is not part of this Prospectus) gives certain additional information relating to properties acquired by the Prior Wells Public Programs. The Company will furnish, without charge, copies of such table upon request.

                                   MANAGEMENT

GENERAL

     The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

     The Company currently has five Directors; it may have no fewer than three Directors and no more than fifteen. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

     Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

     The Board of Directors will be responsible for the management and control of the affairs of the Company; however, the Board of Directors will retain the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

     The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, will have a fiduciary duty to the Company.

     The Directors will monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

     The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. This determination shall be reflected in the minutes of the meetings of the Board of Directors. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the capital, Net Assets and Net Income of the Company, amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

     The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation, Bylaws and applicable law. See "Description of Capital Stock -- Limitation of Liability and Indemnification."

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and executive officers of the Company are listed below:

        Name                   Age     Positions
        ----                   ---     ---------
        Leo F. Wells, III      53      President and Director
        Brian M. Conlon        39      Executive Vice President, Treasurer,
                                       Secretary and Director
        John L. Bell           57      Independent Director
        Richard W. Carpenter   60      Independent Director
        Walter W. Sessoms      63      Independent Director

     LEO F. WELLS, III is the President and a Director of the Company and the President and sole Director of the Advisor. He is also the sole shareholder and Director of Wells Real Estate Funds, Inc., the parent corporation of the Advisor. In addition, he is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the sole Director and President of Wells Management Company, Inc., a property management company he founded in 1983; the Dealer Manager, a registered securities broker-dealer he formed in 1984; and Wells Advisors, Inc., a company he organized in 1991 to act as a non-bank custodian for IRAs. Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta real estate company, and he was associated from 1973 to 1976 with

Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985, he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in Economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning and a registered NASD principal.

     Mr. Wells has over 25 years of experience in real estate sales, management and brokerage services. He is currently a co-general partner in a total of 26 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties, a majority of which are located in suburban areas of metropolitan Atlanta, Georgia. As of March 31, 1997, these 23 real estate limited partnerships represented investments totaling $255,433,723 from 23,741 investors. See "Prior Performance Summary."

     BRIAN M. CONLON is the Executive Vice President and a Director of the Company. He also serves in the same capacity for the Advisor. Mr. Conlon joined the Advisor in 1985 as a Regional Vice President, and served as Vice President and National Marketing Director from 1991 until April 1996 when he assumed his current position. Previously, Mr. Conlon was Director of Business Development for Tishman Midwest Management & Leasing Services Corp. where he was responsible for marketing the firm's property management and leasing services to institutions. Mr. Conlon also spent two years as an Investment Property Specialist with Carter & Associates where he specialized in acquisitions and dispositions of office and retail properties for institutional clients. Mr. Conlon received a Bachelor of Business Administration degree from Georgia State University and a Master of Business Administration degree from the University of Dallas. Mr. Conlon is a member of the International Association for Financial Planning (IAFP), a general securities principal and a Georgia real estate broker. Mr. Conlon also holds the certified commercial investment member (CCIM) designation of the Commercial Investment Real Estate Institute and the certified financial planner (CFP) designation of the Certified Financial Planner Board of Standards, Inc.

     JOHN L. BELL. From February 1971 to February 1996 Mr. Bell was the owner and Chairman of Bell-Mann, Inc., the largest commercial flooring contractor in the Southeast ("Bell-Mann"). Mr. Bell also served on the board of directors of Realty South Investors, a REIT on the American Stock Exchange and was the founder and served as a director of both the Chattahoochee Bank and the Buckhead Bank. In 1997 Mr. Bell initiated and implemented Shaw Industries' Dealer Acquisition Plan which included the acquisition of Bell-Mann.

     Mr. Bell currently serves on the advisory boards of Windsor Capital, Mountain Top Boys Home and the Eagle Ranch Boys Home. Mr. Bell is also extensively involved in buying and selling real estate individually and in partnership with others. Mr. Bell graduated from Florida State University majoring in Accounting and Marketing.

     RICHARD W. CARPENTER served as General Vice President, Real Estate Finance, of the Citizens and Southern National Bank from 1975 to 1979, during which time his duties included the supervision and establishment of the co-mingled United Kingdom Pension Fund, U.K.-American Properties, Inc. established for the purpose of investment primarily in United States commercial real estate.

     Mr. Carpenter is presently President and director of Realmark Holdings Corp., a residential and commercial developer, and has served in that position since October 1983. He is also President and director of Leisure Technology, Inc., a retirement community developer, a position which he has held since March 1993, Managing Partner of Carpenter Properties, L.P., a real estate limited partnership and President and director of the oil refining companies Wyatt Energy, Inc. and Commonwealth Oil Refining Company, Inc., positions which he has held since 1995 and 1984 respectively.

     Mr. Carpenter is a director of both Tara Corp., a steel manufacturing company, and Environmental Compliance Corp., an environmental firm. Mr. Carpenter also serves as Vice Chairman and director of both First Liberty Financial Corp. and Liberty Savings Bank, F.S.B. He has been a member of The National Association of Real Estate Investment Trusts and served as President and Chairman of the Board of Southmark Properties, an Atlanta based real estate investment trust investing in commercial properties, until 1981. Mr. Carpenter is a past Chairman of the American Bankers Association Housing and Real Estate Finance Division Executive Committee. Mr. Carpenter holds a Bachelor of Science degree from Florida State University, where he was named the outstanding alumni of the School of Business in 1973.

     WALTER W. SESSOMS was employed by BellSouth Telecommunications, Inc. ("BellSouth") from 1971 until his retirement in June 1997. While at BellSouth Mr. Sessoms served in a number of key positions including Vice President-Residence for the State of Georgia from June 1979 to July 1981, Vice President-Transitional Planning Officer from July 1981 to February 1982, Vice President-Georgia from February 1982 until June 1989, Senior Vice President-Regulatory and External Affairs from June 1989 until November 1991 and Group President-Services from December 1991 until his retirement on June 30, 1997.

     Mr. Sessoms currently serves as a director of the Georgia Chamber of Commerce for which he is a past Chairman of the Board, the Atlanta Civic Enterprises and the Salvation Army's Board of Visitors of the Southeast Region. Mr. Sessoms is also a past executive advisory council member for the University of Georgia College of Business Administration and past member of the executive committee of the Atlanta Chamber of Commerce. Mr. Sessoms is a graduate of Wofford College where he earned a degree in economics and business administration and is currently a practitioner/lecturer at the University of Georgia.

COMMITTEES

     The Audit Committee will consist of a majority of Independent Directors.
If the Listing occurs, the Audit Committee will consist entirely of Independent Directors. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     In the event that the Listing occurs, the Board of Directors will establish a Compensation Committee, which will oversee the compensation of the Company's executive officers and which will consist of three Independent Directors.

     The Company may from time to time form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors. At least a majority of the members of each committee of the Board of Directors will be Independent Directors.

COMPENSATION OF DIRECTORS AND OFFICERS

     The Board of Directors shall determine the amount of compensation to be received by each non-employee director for serving on the Board of Directors. Such compensation, including fees for attending meetings, will not exceed $7,500 annually. The Company will not pay any compensation to officers and directors of the Company who also serve as officers and directors of the Advisor.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

     The Advisor is a Georgia corporation organized in 1984. The Company has entered into the Advisory Agreement effective as of the date hereof. The Advisor has a fiduciary responsibility to the Company and its stockholders.

     The directors and officers of the Advisor are as follows:

        Leo F. Wells, III             President and sole Director
        Brian M. Conlon               Executive Vice President
        Louis A. Trahant              Vice President of Sales and Operations
        Kim R. Comer                  National Vice President of Marketing
        Edna B. King                  Vice President of Investor Services
        Linda L. Carson               Vice President of Accounting

     The backgrounds of Messrs. Wells and Conlon are described above under "Management--Directors and Executive Officers."

     LOUIS A. TRAHANT (age 51) is Vice President of Sales and Operations for the Advisor. He is responsible for the internal sales support provided to regional vice presidents and to registered representatives of broker-dealers participating in other public offerings by the Wells Prior Public Program. Mr. Trahant is also responsible for statistical analysis of sales-related activities, development of office and communication systems, and hiring of administrative personnel. Mr. Trahant joined the Advisor in 1993 as Vice President for Marketing of the Southern Region and assumed his current position in 1995. Prior to joining the Advisor, Mr. Trahant had extensive sales and marketing experience in the commercial lighting industry. He is a graduate of Southeastern Louisiana University, a member of the International Association for Financial Planning (IAFP) and the American Management Association, and holds a Series 22 license.

     KIM R. COMER (age 43) rejoined the Advisor as National Vice President of Marketing in April 1997, after working for the Company in similar capacities from January 1992 through September 1995. He is responsible for all investor, financial advisor, and broker-dealer communications and broker-dealer relations. In prior positions with the Advisor, Mr. Comer served as Vice President of Marketing for the southeast and northeast regions at the Advisor's' home office. He has ten years of experience in the securities industry and is a licensed registered representative and financial principal with the NASD. Additionally, he brings strong financial experience to his marketing position with the Advisor, including experience as controller and Chief Financial Officer of two regional broker-dealers. In 1976, Mr. Comer graduated with honors from Georgia State University with a BBA degree in accounting.

     EDNA B. KING (age 60) is the Vice President of Investor Services for the Advisor. She is responsible for processing new investments, sales reporting, and investor communications. Prior to joining the Advisor in 1985, Ms. King served as the Southeast Service Coordinator for Beckman Instruments and as office manager for a regional office of Commerce Clearing House. Ms. King holds an Associate Degree in Business Administration from DeKalb Community College in Atlanta, Georgia, and has completed various courses at the University of North Carolina at Wilmington.

     LINDA L. CARSON (age 54) is Vice President of Accounting for the Advisor. She is responsible for fund, property, and corporate accounting, SEC reporting and coordination of the audit with its independent auditors. Ms. Carson joined The Advisor in 1989 as Staff Accountant, became Controller in 1991, and assumed her current position in

1996. Prior to joining the Advisor, Ms. Carson was an accountant with an electrical distributor. She is a graduate of City College of New York and has completed additional accounting courses at Kennesaw State. She is a member of the National Society of Accountants.

     The Advisor employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by the Company.

     The Advisor currently owns 20,000 OP Units, for which it contributed $200,000 to the capital of the Operating Partnership. The Advisor may not sell these OP Units while the Advisory Agreement is in effect, although the Advisor may transfer such OP Units to Affiliates. Neither the Advisor, a Director, nor any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, or any transaction between the Company and the Advisor, Directors, or an Affiliate. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them will not be included.

THE ADVISORY AGREEMENT

     Under the terms of the Advisory Agreement, the Advisor (acting in the capacity of Sponsor) has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's properties and renders other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

     The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Organizational and Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this Offering, the formation and organization of the Company, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to the sale of the Shares, (ii) Selling Commissions, advertising expenses, expense reimbursements, and legal and accounting fees, (iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities, (iv) administrative services (including personnel costs; provided, however that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee), and (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of properties, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location.

     The Company shall not reimburse the Advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed (the "Excess Amount") the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. If the Advisor receives an incentive fee, Net Income, for purposes of calculating operating expenses, shall exclude any gain from the sale of the Company's assets. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company within sixty (60) days after the end of the fiscal year.

     The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

     Pursuant to the Advisory Agreement, the Advisor is entitled to receive certain fees and reimbursements, as listed in "Management Compensation." The Subordinated Incentive Fee, which is payable to the Advisor under certain circumstances if Listing occurs, may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no other performance fee will be paid to the Advisor; and in the event the Subordinated Participation Fee is paid to the Advisor, no Net Sales Proceeds will be paid to the Advisor. The Acquisition Fees payable to the Advisor in connection with the selection or acquisition of any property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

     If the Advisor or an Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation will be at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the Company.

     Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

       The Company also shall pay the Advisor a deferred, subordinated real estate disposition fee upon sale of one or more Properties, in an amount equal to the lesser of (i) one-half (1/2) of a Competitive Real Estate Brokerage Commission, or (ii) three percent (3%) of the sales price of such Property or Properties. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Brokerage Commission or an amount equal to 6% of the sales price of such Property or Properties. Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the stockholders of distributions equal to the sum of (i) their aggregate Common Return and (ii) their aggregate invested capital. If, at the time of a sale of one or more Properties, payment of such disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, Stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded.

     The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date hereof on January 30, 1999, subject to successive one-year renewals upon mutual consent of the parties. In the event that a new Advisor is retained, the previous Advisor has agreed to cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that such successor Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

     The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of the Company or a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the effective date of termination of the Advisory

Agreement. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time.

     The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

     The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.

                                WELLS MANAGEMENT

     It is expected that substantially all of the Company's properties will be managed by the Management Company. The officers of the Management Company are as follows:

        Leo F. Wells, III     President
        Brian M. Conlon       Executive Vice President
        Michael C. Berndt     Vice President and Chief Financial Officer
        M. Scott Meadows      Vice President - Property Management
        Michael L. Watson     Vice President - Construction
        Robert H. Stroud      Vice President - Leasing

     The backgrounds of Messrs. Wells and Conlon are described above under "Management--Directors and Executive Officers."

     MICHAEL C. BERNDT (50), Vice President and Chief Financial Officer of the Management Company, joined in 1996. He is responsible for asset management of the Prior Wells Public Program portfolios. Mr. Berndt is an attorney and a Certified Public Accountant. From 1990 to 1995, Mr. Berndt was with the Investigations Unit of the Resolution Trust Corporation. From 1985 to 1989, Mr. Berndt was an independent real estate syndicator. From 1982 to 1985, he was President of Phoenix Financial Corporation, an NASD broker-dealer. Previously, he served as an accountant, attorney and securities analyst for various firms. Mr. Berndt holds a B.S. in Accounting from Samford University, a J.D. from Cumberland Law School and an L.L.M. in Taxation from New York University School of Law.

     M. SCOTT MEADOWS (33) is Vice President of Property Management for the Management Company. He is responsible for overseeing a 1.8 million square foot portfolio of office and retail properties. Prior to joining the Management Company, Mr. Meadows served as Senior Property Manager for The Griffin Company, a full-service commercial real estate firm in Atlanta, where he was responsible for managing a half million square foot office and retail portfolio. He also served several years as Property Management for Sea Pines Plantation Company, managing real estate around Harbour Town. Mr. Meadows received a Bachelor of Business Administration degree from the University of Georgia. He is a Georgia real estate broker and holds the Real Property Administrator (RPA) designation of the Building Owners and Managers Institute International.

     MICHAEL WATSON (age 52) is Vice President of Construction for the Management Company. Mr. Watson is responsible for overseeing construction and tenant improvement projects for the Prior Wells Public Programs, including design, engineering, and progress-monitoring functions. With more than 25 years of experience in the construction industry, Mr. Watson has supervised projects ranging from high rises to neighborhood shopping centers. Prior to joining the Management Company in 1995, he was senior project management with Abrams Construction in Atlanta. Mr. Watson received a Bachelor's degree in civil engineering from the University of Miami and keeps up with current practices by periodically enrolling in supplemental college courses.

     ROBERT H. STROUD (age 56), Vice President of Leasing and Associate Broker for Wells & Associates, Inc., joined the Management Company in 1987. Mr. Stroud is responsible for leasing Atlanta office and retail properties on behalf of the Prior Wells Public Programs. With more than 20 years in commercial and investment real estate, Mr. Stroud is experienced in many facets of the real estate industry, including site selection, tenant and landlord representation, investment sales, and assemblage and property management. Prior to joining the Management Company, Mr. Stroud was investment properties consultant with Royal LePage Commercial Real Estate Services. He received a Bachelor's degree in management from Georgia State University and earned the MCRE Commercial Real Estate designation from the University of Toronto.

                       INVESTMENT OBJECTIVES AND CRITERIA

GENERAL

     The Company is a corporation that intends to elect to be taxed as a REIT for federal income tax purposes. The Company was organized to invest in commercial real properties, including properties which are under development or construction, are newly constructed or have been constructed and have operating histories. The Company's objectives are: (i) to maximize Cash Available for Distribution; (ii) to preserve, protect and return the Invested Capital of the shareholders; (iii) to realize capital appreciation upon the ultimate sale of the Company's properties; and (iv) to provide shareholders with liquidity of their investment, within 10 years after commencement of the Offering, through either (a) the listing of the Shares, or (b) if Listing does not occur within ten years following the commencement of the Offering, the dissolution of the Company and the orderly liquidation of its assets. No assurance can be given that these objectives will be attained.

     Decisions relating to the purchase or sale of the Company's properties will be made by the Advisor, subject to the oversight of the Board of Directors. See "The Advisor and the Advisory Agreement" for a description of the background and experience of the Advisor.

ACQUISITION AND INVESTMENT POLICIES

     The Company will seek to invest substantially all of the net Offering proceeds available for Investment in properties in the acquisition of commercial real properties, which are under development or construction, are newly constructed or which have been previously constructed and have operating histories. While not limited to such investments, the Advisor will generally seek to invest in commercial properties such as office buildings, shopping centers and industrial properties which are less than five years old, the space in which has been leased or preleased to one or more large corporate tenants who satisfy the Advisor' standards of creditworthiness. Based on the Advisor's prior experience with the Prior Wells Public Programs, the Company anticipates that a majority of the tenants of the Company's properties will be U.S. corporations (or other entities) each of which has a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000. The Company may, however, invest in office buildings, shopping centers or industrial properties which are not preleased to such tenants or in other types of commercial or industrial properties such as hotels, motels, restaurants or business or industrial parks. Notwithstanding the foregoing, under the REIT qualification rules, the Company may not be actively engaged in the business of operating hotels, motels or similar properties.

     While the Company will seek to invest in properties that will satisfy the primary objective of providing distributions of current cash flow to investors, due to the fact that a significant factor in the valuation of income-producing real properties is their potential for future income, the Advisor anticipates that the majority of properties acquired by the Company will satisfy both attributes of providing potential for capital appreciation and providing distributions of current cash flow to investors. To the extent feasible, the Advisor will strive to invest in a diversified portfolio of properties that will satisfy the Company's investment objectives of maximizing Cash Available for Distribution, preserving investors' capital and realizing capital appreciation upon the ultimate sale of the Company's properties.

     It is anticipated that approximately 84% of the Gross Proceeds of the Offering will be used to acquire properties and the balance will be used to pay various fees and expenses. See "Estimated Use of Proceeds."

     The Company may not invest more than 10% of its total assets in Unimproved Real Property. A property which is expected to produce income within two years of its acquisition will not be considered a non-income producing property.

     Investment in property generally will take the form of fee title or of a leasehold estate having a term, including renewal periods, of at least 40 years, and may be made either directly or indirectly through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, Affiliates of the Advisor or other persons. See "Joint Venture Investments" below. In addition, the Company may purchase properties and lease them back to the sellers of such properties.
While the Advisor will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" and so that the Company will be treated as the owner of the property for federal income tax purposes, no assurance can be given that the Service will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed or significantly reduced. See "Federal Income Tax Considerations."

     The Company is not limited as to the geographic area where it may conduct its operations, but the Advisor intends to cause the Company to invest primarily in properties located in the United States.

     There are no specific limitations on the number or size of properties to be acquired by the Company or on the percentage of net proceeds of this Offering which may be invested in a single property. The number and mix of properties acquired will depend upon real estate and market conditions and other circumstances existing at the time the Company is acquiring its properties and the amount of the net proceeds of this Offering.

     In making investment decisions for the Company, the Advisor will consider relevant real property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, the Advisor will have substantial discretion with respect to the selection of specific Company investments.

     The Company will obtain independent appraisals for each property in which it invests, and the purchase price of each such property will not exceed its appraised value. However, the Advisor and the Board of Directors will rely on their own independent analysis and not on such appraisals in determining whether to invest in a particular property. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Copies of these appraisals will be available for review and duplication by shareholders at the office of the Company and will be retained for at least five years.

     The Company's obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate, plans and specifications, environmental reports, surveys, evidence of marketable title (subject only to such liens and encumbrances as are acceptable to the Advisor), audited financial statements covering recent operations of any properties having operating histories (unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to investors), title and liability insurance policies and opinions of counsel in certain circumstances. The Company will not close the purchase of any property unless and until it obtains an environmental assessment (a minimum of a Phase I review) for each property purchased and the Advisor is generally satisfied with the environmental status of the property.

     The Company may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to the Company a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

     In determining whether to purchase a particular property, the Company may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

     In purchasing, leasing and developing real properties, the Company will be subject to risks generally incident to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive, and changes in tax, real estate, environmental and zoning laws. Periods of high interest rates and tight money supply may make the sale of properties more difficult. The Company may experience difficulty in keeping the properties fully leased due to tenant turnover, general overbuilding or excess supply in the market area. Development of real properties is subject to risks relating to the builders' ability to control construction costs or to build in conformity with plans, specifications and timetables. See "Risk Factors--Real Estate Risks."

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES

     The Company may invest substantially all of the net proceeds available for Investment in properties on which improvements are to be constructed or completed although the Company may not invest in excess of 10% of total assets in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties which are under construction and completion of properties under construction, the Advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an Affiliate of the person entering into the construction or development contract, or, in certain circumstances, the Advisor may require an adequate completion bond or performance bond.

     The Company may make periodic progress payments or other cash advances to developers and builders of its properties prior to completion of construction only upon receipt of an architect's certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. The Company intends to use such additional controls on its disbursements to builders and developers as it deems necessary or prudent.

     The Company may directly employ one or more project managers to plan, supervise and implement the development of any Unimproved Real Properties which it may acquire. Such persons would be compensated directly by the Company and, other than through such employment, will not be affiliated with the Advisor.

TERMS OF LEASES AND LESSEE CREDITWORTHINESS

     The terms and conditions of any lease entered into by the Company with regard to a tenant may vary substantially from those described herein. However, a majority of leases are expected to be what is generally referred to as "triple net" leases, which means that the lessee will be required to pay or reimburse the Company for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs as well as lease payments.

     The Advisor has developed specific standards for determining the creditworthiness of potential lessees of Company Properties. While authorized to enter into leases with any type of lessee, the Advisor anticipates that a majority of the tenants of the Company Properties will be top U.S. corporations or other entities each of which has a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000.

BORROWING POLICIES

     The Company may incur indebtedness in connection with the development or acquisition of properties, which indebtedness may be secured by one or more of the Company's properties. The Company also may borrow funds (a) for Company operating purposes in the event of unexpected circumstances in which the Company's working capital reserves and other cash resources available to the Company become insufficient for the maintenance and repair of its properties or for the protection or replacement of the Company's assets, and (b) in order to finance improvement of and improvements to its properties, when the Advisor deems such improvements to be necessary or appropriate to protect the capital previously invested in the properties, to protect the value of the Company's investment in a particular property, or to make a particular property more attractive for sale or lease. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. Such indebtedness may be in the form of secured and unsecured bank borrowings, and publicly and privately placed debt offerings. Borrowings may be incurred through either the Operating Partnership or the Company. The Board of Directors anticipates that the aggregate amount of any borrowing will not exceed 50% of the aggregate value of the Company's aggregate properties, provided, however,
                                                           --------
that such level may be exceeded on an individual property basis.

JOINT VENTURE INVESTMENTS

     The Company is likely to enter into one or more joint ventures with Affiliated entities for the acquisition, development or improvement of properties, under the conditions described below. The Company may invest some or all of the proceeds of the Offering in such joint ventures. In this connection, the Company may enter into joint ventures with future programs sponsored by the Advisor or its Affiliates or Prior Wells Public Programs. The Advisor also has the authority to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating properties in accordance with the Company's investment policies. See "Risk Factors" and "Conflicts of Interest." In determining whether to invest in a particular joint venture, the Advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described herein for the selection of real property investments of the Company. The Company shall not invest in joint ventures with the Advisor, any Directors or any Affiliate thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, approve the transaction as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by other joint venturers. See "--Acquisition and Investment Policies," "--Development and Construction of Properties," "--Terms of Leases and Lessee Creditworthiness," and "--Borrowing Policies."

     At such time as the Advisor believes that a reasonable probability exists that the Company will enter into a joint venture with a Prior Wells Public Program for the acquisition or development of a specific material property, this Prospectus will be supplemented to disclose the terms of such proposed investment transaction. Based upon the Advisor's experience, in connection with the development of a property which is currently owned by a Prior Wells Public Program, this would normally occur upon the signing of legally binding leases with one or more major tenants for commercial space to be developed on such property, but may occur before or after any such signing, depending upon the particular circumstances surrounding each potential investment. It should be understood that the initial disclosure of any such proposed transaction cannot be relied upon as an assurance that the Company will ultimately consummate such proposed transaction nor that the information provided in any such supplement to this Prospectus concerning any such proposed transaction will not change after the date of the supplement.

     The Company may enter into a partnership, joint venture or co-tenancy with unrelated parties if (i) the management of such partnership, joint venture or co-tenancy is under the control of the Company; (ii) the Company, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the joint ownership, partnership or co-tenancy agreement does not authorize or require the Company to do anything as a partner, joint venturer or co-tenant with respect to the property which the Company or the Advisor could not do directly because of the Company's Articles of Incorporation; and (iv) the Advisor and its Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under the Advisory Agreement. In the event that any such co-ownership arrangement contains a provision giving each party a right of first refusal to purchase the other party's interest, the Company may not have sufficient capital to finance any such buy-out. See "Risk Factors."

     The Company intends to enter into joint ventures with other publicly registered Affiliated entities for the acquisition of properties, but may only do so provided that (i) each such co-venturer has substantially identical investment objectives as those of the Company; (ii) the Company, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) compensation payable to the Company by such Affiliate is substantially identical to that payable to the Advisor by the Company; (iv) the Company will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture; and (v) the investment by the Company and such Affiliate are on substantially the same terms and conditions, and each such entity's ownership interest in such joint venture or partnership shall be based upon the respective proportion of funds invested in such joint venture or partnership by the Company and such Affiliate. In the event that the co-venturer were to elect to sell property held in any such joint venture, however, the Company may not have sufficient funds to exercise its right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture with an Affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into such joint ventures with Affiliated entities will result in certain conflicts of interest. See "Risk Factors" and "Conflicts of Interest--Joint Ventures with Affiliates of the Advisor."

OTHER POLICIES

     The Company will not invest as a limited partner in limited partnerships, except such investments acquired through the Operating Partnership. The Company may in the future issue senior securities. The Company may, pursuant to the Reinvestment Plan, repurchase or otherwise reacquire its common stock.

     Except in connection with sales of properties by the Company where purchase money obligations may be taken by the Company as partial payment, the Company will not make loans to any person, nor will the Company underwrite securities of other issuers, in exchange for property, or invest in securities of other issuers for the purpose of exercising control. Notwithstanding the foregoing, the Company may invest in joint ventures or partnerships as described above and in a corporation where real estate is the principal asset and its acquisition can best be effected by the acquisition of the stock of such corporation, subject to the limitations set forth below.

     The Company will not: (i) make or invest in real estate mortgage loans (except in connection with the sale or other disposition of a property); (ii) make loans to the Advisor or other Affiliates, or to any director, officer or principal of the Company or any of its Affiliates; (iii) invest in commodities or commodity future contracts (does not apply to future contracts, when used solely for hedging purposes in connection with the Company's ordinary business of investing in real estate assets and mortgages); (iv) issue redeemable equity securities; (v) issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to properly service that higher level of debt; (vi) issue options or warrants to purchase its Shares to the Advisor, Directors, or any Affiliate thereof except on the same terms as such options or warrants may be sold to the general public, any such options or warrants issued to the Advisor, Directors, or any Affiliate shall not exceed an amount equal to 10% of the outstanding Shares of the Company on the date of grant; (vii) issue its shares on a deferred payment basis or other similar arrangement; (viii) invest in or underwrite the securities of other issuers, including any publicly offered or traded limited partnership interests, except for investments in joint ventures as described herein, and except for permitted temporary investments pending utilization of Company funds, provided that following one year after the commencement of operations of the Company no more than 45% of the value of the Company's total assets (exclusive of Government securities and cash items) will consist of, and no more than 45% of the Company's net income after taxes (for the last four fiscal quarters combined) will be derived from, securities other than (A) Government securities, or (B) securities in a corporation where real estate is the principal asset and the acquisition of such real estate can best be effected by the acquisition of the stock of such corporation, provided that any such corporation is either (x) a corporation which is a majority owned subsidiary of the Company and which is not an investment company as defined by the Investment Company Act of 1940, as amended, or (y) a corporation which is controlled primarily by the Company, through which corporation the Company engages in the business of acquisition and operation of real estate and which is not an investment company.

                           REAL PROPERTY INVESTMENTS

     As of the date of this Prospectus, the Company has not acquired nor contracted to acquire any specific real properties. The Advisor is continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for the Company and prior programs. At such time during the negotiations for a specific property as the Advisor believes that a reasonable probability exists that the Company will acquire such property, this Prospectus will be supplemented to disclose the negotiations and pending acquisition. Based upon the Advisor's experience and acquisition methods, this will normally occur on the signing of a legally binding purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this Prospectus will describe any improvements proposed to be constructed thereon and other information considered appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this Prospectus, if appropriate. IT SHOULD BE UNDERSTOOD THAT THE INITIAL DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT THE COMPANY WILL ULTIMATELY CONSUMMATE SUCH PROPOSED ACQUISITION NOR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF SUCH SUPPLEMENT AND ACTUAL PURCHASE.

     It is intended that the proceeds of this Offering will be invested in properties in accordance with the Company's investment policies. Funds available for Investment in properties which are not expended or committed to the acquisition or development of specific real properties on or before the later of the second anniversary of the effective date of the Registration Statement or one year after the termination of the Offering and not reserved for working capital purposes will be returned to the shareholders.

     The Company intends to obtain adequate insurance coverage for all properties in which it invests.

                              DISTRIBUTION POLICY

REIT STATUS

     In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations--Requirements for Qualification." The declaration of distributions is within the discretion of the Board of Directors and depends upon the Company's Cash Available for Distribution, current and projected cash requirements, tax considerations and other factors.

     The Company intends to make regular quarterly distributions to holders of the Shares. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly and paid on a quarterly basis during the Offering period and declared and paid quarterly thereafter. Generally, income distributed to stockholders will not be taxable to the Company under federal income tax laws if the Company distributes at least 95% of its annual taxable income. If Cash Available for Distribution is insufficient to pay such distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs. To the extent that distributions to stockholders exceed the Company's current and accumulated earnings and profits, such amounts will constitute a return of capital for federal income tax purposes, although such distributions will not reduce stockholders' aggregate Invested Capital.

     Distributions will be made at the discretion of the Directors, depending primarily on Cash Available for Distribution and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase distributions in accordance with increases in Cash Available for Distribution.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     As of the date of this Prospectus, the Company had not yet commenced active operations. Subscription proceeds may be released to the Company as accepted and applied to investment in properties and the payment or reimbursement of Selling Commissions and other Organization and Offering Expenses. See "Estimated Use of Proceeds." The Company will experience a relative increase in liquidity as additional subscriptions for Shares are received, and a relative decrease in liquidity as net Offering proceeds are expended in connection with the acquisition, development and operation of properties.

     As of the initial date of this Prospectus, the Company has not entered into any arrangements creating a reasonable probability that any specific property will be acquired by the Company. The number of Company properties to be acquired by the Company will depend upon the number of Shares sold and the resulting amount of the net proceeds available for investment in properties available to the Company. See "Risk Factors."

     The Company is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the operation of the Company's properties.

     Until required for the acquisition, development or operation of properties, net Offering proceeds will be kept in short-term, liquid investments. Because the vast majority of leases for the properties acquired by the Company will provide for tenant reimbursement of operating expenses, it is not anticipated that a permanent reserve for maintenance and repairs of Company properties will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may contribute to the Company an aggregate amount of up to 1% of Gross Offering Proceeds for maintenance and repairs of the Company's properties. The Advisor also may, but is not required to, establish reserves from Gross Offering Proceeds, out of cash flow generated by operating properties or out of Nonliquidating Net Sale Proceeds.

                          DESCRIPTION OF CAPITAL STOCK

     The following summary of certain provisions of the Company's Articles of Incorporation and Bylaws and Maryland law is subject to and qualified in its entirety by reference to such documents, copies of which are Exhibits to the Registration Statement of which this Prospectus is a part.

     Under its Articles of Incorporation, the Company has authority to issue a total of 90,000,000 shares of capital stock, of which 40,000,000 shares are designated as common stock, $.01 par value per share (the "Common Stock"), 5,000,000 shares of which are designated are preferred stock, $.01 par value per share (the "Preferred Stock"), and 45,000,000 shares are designated as Shares-in-Trust (as described in "-- Articles of Incorporation and Bylaw Provisions."

COMMON STOCK

     The holders of Shares are entitled to one vote per share on all matters voted on by shareholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of Preferred Stock, the holders of such shares exclusively possess all voting power. The Articles of Incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock, the holders of Shares are entitled to such dividends as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders. All Shares issued in the Offering will be fully paid and nonassessable and the holders thereof will not have preemptive rights.

PREFERRED STOCK

     The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred Stock without stockholder approval. The Board of Directors may determine the relative rights, preferences and privileges of each class or series of Preferred Stock so issued, which may be more beneficial than those of the Common Stock. However, the voting rights for each share of Preferred Stock shall not exceed voting rights of the Common Stock. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock, but may nevertheless do so in the future.

SOLICITING DEALER WARRANTS

     The Company has agreed to issue and sell, and the Dealer Manager has agreed to purchase for the price of $.0008 per warrant, warrants (the "Soliciting Dealer Warrants") to purchase one Share per Soliciting Dealer Warrant for each Share sold by the Dealer Manager (and/or the Soliciting Dealers), up to a maximum of 600,000 Soliciting Dealer Warrants. The Soliciting Dealer Warrants will be issued on a quarterly basis commencing 60 days after the date on which the Shares are first sold pursuant to this Offering. The Dealer Manager may retain or reallow all Soliciting Dealer Warrants to the Soliciting Dealers (except Soliciting Dealers in Minnesota), unless such issuance of the Soliciting Dealer Warrants is prohibited by either federal or state securities laws. The Shares issuable upon exercise of the Soliciting Dealer Warrants are being registered as part of this Offering.

     Each Soliciting Dealer will receive from the Dealer Manager one Soliciting Dealer Warrant for each 25 Shares sold by such Soliciting Dealer during this Offering. All Shares sold by the Company other than through the Reinvestment Plan will be included in the computation of the number of Shares sold to determine the number of Soliciting Dealer Warrants to be issued. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 (120% of the public offering price per Share) during the time period beginning one year from the effective date of this Offering and ending five years after the effective date of this Offering (the "Exercise Period"). A Soliciting Dealer Warrant may not be exercised unless the Shares to be issued upon the exercise of the Soliciting Dealer Warrant have been registered or are exempt from registration in the state of residence of the holder of the Soliciting Dealer Warrant or if a prospectus required under the laws of such state cannot be delivered to the buyer on behalf of the Company. Notwithstanding the foregoing, no Soliciting Dealer Warrants will be exercisable until one year from the effective date of the Offering. In addition, holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrants to the extent such exercise would jeopardize the Company's status as a REIT under the Code.

     The terms of the Soliciting Dealer Warrants, including the exercise price and the number and type of securities issuable upon exercise of a Soliciting Dealer Warrant and the number of such warrants may be adjusted in the event of stock dividends, stock splits, or a merger, consolidation, reclassification, reorganization, recapitalization, or sale of assets. Soliciting Dealer Warrants are not transferable or assignable except by the Dealer Manager, the Soliciting Dealers, their successors in interest, or to individuals who are officers of such a person. Exercise of these Soliciting Dealer Warrants will be under the terms and conditions detailed in this Prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

     Holders of Soliciting Dealer Warrants do not have the rights of stockholders, may not vote on Company matters and are not entitled to receive distributions until such time as such warrants are exercised.

ARTICLES OF INCORPORATION AND BYLAW PROVISIONS

  Restrictions on Ownership and Transfer

     For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of the Company's outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Company must be beneficially owned by

100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations -- Requirements for Qualification." In addition, the Company must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75% of the Company's gross income for each year must consist of "rents from real property" and income from certain other real property investments. No rent that the Company receives from a tenant in which it owns 10% or more of the ownership interests will qualify as "rents from real property." See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests."

     Because the Board of Directors believes it is essential for the Company to continue to qualify as a REIT, the Articles of Incorporation, subject to certain exceptions described below, provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limitation") of the number of outstanding shares of Common Stock or more than 9.8% of the number of outstanding shares of any class of Preferred Stock.

     Any transfer of Shares that would (i) result in any person owning, directly or indirectly, Shares in excess of the Ownership Limitation, (ii) result in Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, will be null and void, and the intended transferee will acquire no rights in such Shares.

     Subject to certain exceptions described below, any purported transfer of Shares that would (i) result in any person owning, directly or indirectly, Shares in excess of the Ownership Limitation, (ii) result in the Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, will be designated as "Shares-in-Trust" and will be transferred automatically to a trust (a "Trust"), effective on the day before the purported transfer of such Shares. The record holder of the Shares that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of Shares to the Company for registration in the name of the trustee of the Trust (the "Trustee"). The Trustee will be designated by the Company, but will not be affiliated with the Company. The beneficiary of a Trust (the "Beneficiary") will be one or more charitable organizations named by the Company.

     Shares-in-Trust will remain issued and outstanding Shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or distributions in trust for the benefit of the Beneficiary. The Trustee will vote all Shares-in-Trust. The Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in another transfer to another Trust.

     The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. Within 20 days of receiving notice from the Company that shares of the Company's common stock have been transferred to the Trust, the Company shall, at its sole option, either (i) repurchase such Shares-in-Trust from the Prohibited Owner, or (ii) cause the Trustee to sell the Shares-in-Trust on behalf of the Prohibited Owner to a third party (the "Option"). The Prohibited Owner shall receive from the Trustee the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. Any amounts received by the Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary. Such purchase price amount shall be sent to the Prohibited Owner within five business days from the close of such sale transaction.

     In connection with the Option described above, the Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee. The Company will have the right to accept such offer for a period of 20 days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust or (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

     "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board of Directors, or, if no such market maker exists, as determined in good faith by the Board of Directors. "Trading Day" shall mean a day on which the principal national securities exchange on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     Any person who (a) acquires Shares in violation of the foregoing restrictions or who owned Shares that were transferred to a Trust is required to give immediately written notice to the Company of such event, and (b) transfers or receives (or attempts to transfer or receive) Shares subject to such limitations is required to give the Company at least 15 days written notice prior to such transaction, and in both cases such persons shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

     All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding Shares must, within 30 days after January 1 of each year, provide to the Company a written statement or affidavit stating (i) the name and address of such direct or indirect owner, (ii) the number of Shares owned directly or indirectly, and (iii) a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation.

     The Ownership Limitation generally will not apply to the acquisition of Shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Directors may direct, may exempt a person from the Ownership Limitation under certain circumstances. The foregoing restrictions will continue to apply until
(i) the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT and
(ii) there is an affirmative vote of a majority of the number of Shares entitled to vote on such matter at a regular or special meeting of the shareholders of the Company.

     All certificates representing Shares will bear a legend referring to the restrictions described above.

     The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium from their Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

  Number of Directors; Removal; Filling Vacancies

     The Articles of Incorporation and Bylaws provide that the number of directors will consist of not less than 3 nor more than 15 persons, subject to increase or decrease by the affirmative vote of 80% of the members of the entire

Board of Directors. At all times a majority of the directors shall be Independent Directors, except that upon the death, removal or resignation of an Independent Director, such requirement shall not be applicable for 90 days.
Upon completion of the Offering, there will be five directors, three of whom shall be Independent Directors. The shareholders shall be entitled to vote on the election or removal of directors, with each share entitled to one vote. The Articles of Incorporation provide that, subject to any rights of holders of any class of preferred stock, and unless the Board of Directors otherwise determines, any vacancies will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, provided that Independent Directors shall nominate and approve directors to fill vacancies created by Independent Directors. Accordingly, the Board of Directors could temporarily prevent any shareholder from enlarging the Board of Directors and filling the new directorships with such shareholder's own nominees. Any directors so elected shall hold office until the next annual meeting of shareholders.

     A director may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of capital stock entitled to vote for the election of directors at a special meeting of the shareholders called for the purpose of removing such director.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The MGCL permits a Maryland corporation to include in its Articles of Incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

     Subject to the conditions set forth below, the Articles of Incorporation provides that the Company shall indemnify and hold harmless a Director, Advisor or Affiliate against any or all losses or liabilities reasonably incurred by such Director, Advisor or Affiliate in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

     Under the Company's Articles of Incorporation, the Company shall not indemnify its Directors, Advisor or any Affiliate for any liability or loss suffered by the Directors, Advisors or Affiliates, nor shall it provide that the Directors, Advisors or Affiliates be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (i) the Directors, Advisor or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Directors, Advisor or Affiliates were acting on behalf of or performing services of the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Directors, excluding the Independent Directors, Advisors or Affiliates; or (B) gross negligence or willful misconduct by the Independent Directors; (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company's net assets and not from Shareholders. Notwithstanding the foregoing, the Directors, Advisors or Affiliates and any persons acting as a broker-dealer shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

     The Articles of Incorporation provides that the advancement of Company funds to the Directors, Advisors or Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Directors, Advisor or Affiliates undertake to repay the advanced funds to the Company together with the applicable legal rate of interest thereon, in cases in which such Directors, Advisor or Affiliates are found not to be entitled to indemnification.

     The MGCL requires a Maryland corporation (unless its Articles of Incorporation provide otherwise, which the Company's Articles of Incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company's Articles of Incorporation or Bylaws, or under resolutions of stockholders or directors, contract or otherwise. It is the position of the Commission that indemnification of directors an officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

     The Company intends to purchased and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

     Causes of action resulting from violations of federal or state securities law shall be governed by such law.

BUSINESS COMBINATIONS

     Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

CONTROL SHARE ACQUISITION STATUTE

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange, if the corporation is a party to the transaction, or to acquisitions approved or exempted by the Articles of Incorporation or bylaws of the corporation.

     The Articles of Incorporation and Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's capital stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

AMENDMENT TO THE ARTICLES OF INCORPORATION

     The Articles of Incorporation of the Company may be amended by the affirmative vote by holders of a majority of the shares then outstanding and entitled to vote thereon, without the concurrence of the Board of Directors, provided, however, (i) no amendment may be made which would change any rights with respect to any outstanding class of securities by reducing the amount payable thereon upon liquidation or by diminishing or eliminating any voting rights pertaining thereto; (ii) the provisions pertaining to amending the Articles of Incorporation and reorganizations shall not be amended, (iii) no term or provision of the Articles of Incorporation may be added, amended or repealed in any respect that would, in the determination of the Board of Directors, cause the Company not to qualify as a REIT under the Code, (iv) certain provisions of the Articles of Incorporation, including provisions relating to the removal of directors, Independent Directors, preemptive rights of holders of stock and the indemnification and limitation of liability of officers and directors may not be amended or repealed and (v) provisions imposing cumulative voting in the election of directors may not be added to the Articles of Incorporation, unless, in each such case, such action is approved by the affirmative vote of the holders of not less than a majority of all the votes entitled to be cast thereon. The Board of Directors may amend the Articles of Incorporation (without the concurrence by the stockholders) only to enable the Company to qualify as a real estate investment trust under the Code.

DISSOLUTION OF THE COMPANY

     The dissolution of the Company must be approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. Under the Articles of Incorporation, the Company will automatically terminate and dissolve on January 30, 2008 (ten years after the initial date of this Prospectus), unless the Listing occurs, in which event the Company will automatically become a perpetual life entity.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     The Bylaws of the Company provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors may be made only (i) pursuant to the Company's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

MEETING OF STOCKHOLDERS

     The Company's Bylaws provide that annual meetings of stockholders shall be held on a date and at the time set by the Board of Directors. The Board of Directors (including the Independent Directors) will take reasonable steps to ensure that the annual stockholders meeting shall be set within a reasonable period (not less than 30 days) following delivery of the annual report. Special meetings of the stockholders may be called by (i) the President of the Company,
(ii) the Chief Executive Officer or (iii) the Board of Directors. As permitted by the MGCL, the Bylaws of the Company provide that special meetings must be called by the Secretary of the Company upon the written request of the holders of shares entitled to cast not less than a majority of all votes entitled to be cast at the meeting.

OPERATIONS

     The Articles of Incorporation require the Board of Directors generally to use its best efforts to cause the Company to qualify as a REIT. Although the Company has opted to not be governed by Maryland's business combination and control share acquisition statutes, if the Company's Articles of Incorporation and Bylaws are amended to include them, such provisions of the MGCL could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Shares or otherwise be in their best interests.

INSPECTION OF BOOKS AND RECORDS

     The Advisor will keep, or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent.

     As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The Company may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in the Company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

     In connection with a proposed "Roll-Up Transaction," which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-Up Transaction (a "Roll-Up Entity"), an appraisal of all of the Company's properties shall be obtained from an independent appraiser. In order to qualify as an independent appraiser for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Company's properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Company's properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

     (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

     (ii)  one of the following:

               a. remaining stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

               b. receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

     The Company is prohibited from participating in any proposed Roll-Up
Transaction:

     (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company;

     (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

     (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in the Company's Articles of Incorporation and described in "Inspection of Books and Records," above; or

     (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of Shares in the Company. Hunton & Williams has acted as counsel to the Company and has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations that will be material to a holder of Shares. The discussion contained herein does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

     The statements in this discussion and the opinion of Hunton & Williams are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF SHARES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

     The Company currently has in effect an election to be taxed as a pass-through entity under Subchapter S of the Code, but intends to revoke its S election on the day prior to the date on which the Offering commences. The Company plans to make an election to be taxed as a REIT under sections 856 through 860 of the Code, effective for its short taxable year beginning on the day prior to the date on which the Offering commences and ending on December 31, 1998. The Company believes that, commencing with such taxable year, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT.

     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

     Hunton & Williams has acted as counsel to the Company in connection with the Offering and the Company's election to be taxed as a REIT. In the opinion of Hunton & Williams, assuming that the elections and other procedural steps described in this discussion of "Federal Income Tax Considerations" are completed by the Company in a timely fashion, the Company's organization and proposed method of operation will enable it to qualify to be taxed as a REIT under the Code commencing with the Company's short taxable year beginning the day prior to the date on which the Offering commences and ending December 31, 1998, and for its future taxable years. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that Hunton & Williams' opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties and the future conduct of its business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax Considerations" and are set out in the federal income tax opinion that has been delivered by Hunton & Williams. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and share ownership, the various qualification tests imposed under the Code discussed below. Hunton & Williams will not review the Company's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "Failure to Qualify."

     If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, the Company may elect to retain and pay income tax on the net long-term capital gain it receives in a taxable year. Finally, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in-gain" assume that the Company will make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition.

REQUIREMENTS FOR QUALIFICATION

     The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets.
The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

     The Company anticipates issuing sufficient Shares with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy requirements (v) and (vi) after its 1998 taxable year. In addition, the Company's Articles of Incorporation provide for restrictions regarding transfer of Shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Capital Stock -- Articles of Incorporation and Bylaw Provisions -- Restrictions on Ownership and Transfer."

     The Company currently does not have any corporate subsidiaries, but may have corporate subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" will be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiaries of the Company will be ignored and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of the Company.

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership will be treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein

  Income Tests

     In order for the Company to qualify and to maintain its qualification as a REIT, two requirements relating to the Company's gross income must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from
any combination of the foregoing.   The specific application of these tests to
the Company is discussed below.

     The rent received by the Company from its tenants ("Rent") will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or a direct or indirect owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," the Company generally must not operate or manage its properties or furnish or render services to the tenants of such properties, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, The Company may render a de minimus amount of noncustomary services to its tenants, or manage or operate property, as long as the amount received with respect to the services or management does not exceed 1% of the Company's income from the property.

     The Company has represented that it will not charge Rent for any portion of any property that is based, in whole or in part, on the income or profits of any person to the extent that the receipt of such Rent would jeopardize the Company's status as a REIT. In addition, the Company has represented that, to the extent that it receives Rent from a Related Party Tenant, such Rent will not cause the Company to fail to satisfy either the 75% or 95% gross income test. The Company also has represented that it will not allow the Rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause the Company to fail to satisfy either the 75% or 95% gross income test.

     The Company may provide certain services to its tenants. The Company believes and has represented that all such services will be considered "usually or customarily rendered" in connection with the rental of space for occupancy only and will not otherwise be considered "rendered to the occupant," so that the provision of such services will not jeopardize the qualification of the Rent as "rents from real property." In the case of any services that are not "usual and customary" under the foregoing rules, the Company intends to employ qualifying independent contractors to provide such services to the extent that the provision of such services would cause the Company to fail to satisfy either the 75% or 95% gross income test.

     If any portion of the Rent does not qualify as "rents from real property" because the Rent attributable to personal property leased in connection with any lease of real property exceeds 15% of the total Rent received under the lease for a taxable year, the portion of the Rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if the Rent attributable to personal property, plus any other income received by the Company during a taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income during such year, the Company likely would lose its REIT status. If, however, any portion of the Rent received under a lease does not qualify as "rents from real property" because either (i) the Rent is considered based on the income or profits of any person or (ii) the tenant is a Related Party Tenant, none of the Rent received by the Company under such lease would qualify as "rents from real property." In that case, if the Rent received by the Company under such lease, plus any other income received by the Company during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income for such year, the Company likely would lose its REIT status. Finally, if any portion of the Rent does not qualify as "rents from real property" because the Company furnishes noncustomary services with respect to a property other than through a qualifying independent contractor, and the amount received with respect to the services exceeds 1% of the Company's income from the property, none of the Rent received by the Company with respect to the related property would qualify as "rents from real property." In that case, if the Rent received by the Company with respect to the related property, plus any other income received by the Company during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income for such year, the Company would lose its REIT status.

     In addition to the Rent, the Company's tenants will be required to pay additional charges, such as late fees (the "Additional Charges"). To the extent that the Additional Charges represent either (i) reimbursements of amounts that a tenant is obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, the Additional Charges should qualify as "rents from real property." To the extent that Additional Charges represent interest that is accrued on the late payment of the Rent or Additional Charges, such Additional Charges should be treated as interest that qualifies for the 95% gross income test, but not the 75% gross income test.

     The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property.

     The net income derived from any prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition (whether by the Company or the Operating Partnership) of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes no asset owned by the Company or the Operating Partnership will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of business of the Company or the Operating Partnership. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

     The Company will be subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualified income under the 75% gross income test), less expenses directly connected with the production of such income. However, gross income from such foreclosure property will be qualifying income under the 75% and 95% gross income tests. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness that such property secured and (ii) for which such REIT makes a proper election to treat such property as foreclosure property. However, a REIT will not be considered to have foreclosed on a property where such REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Under the Code, property generally ceases to be foreclosure property with respect to a REIT on the date that is two years after the date such REIT acquired such property (or longer if an extension is granted by the Secretary of the Treasury). The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day (i) on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify under the 75% gross income test, (ii) on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent) or
(iii) which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income).

     It is possible that, from time to time, the Company will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement or similar financial instrument to reduce its interest rate risk with respect to indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that the Company hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations -- Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test.

  Asset Tests

     The Company, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership and any qualified REIT subsidiary).

     The Company has represented that (i) at least 75% of the value of its total assets will be represented by real estate assets, cash and cash items (including receivables), and government securities and (ii) it will not own (A) securities of any one issuer the value of which exceeds 5% of the value of the Company's total assets or (B) more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership and any qualified REIT subsidiary). In addition, the Company has represented that it will not acquire or dispose, or cause the Operating Partnership to acquire or dispose, of assets in the future in a way that would cause it to violate either asset test.

     If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by an acquisition of one or more nonqualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

  Distribution Requirements

     The Company, in order to avoid corporate income taxation of the earnings it distributes, is required to distribute with respect to each taxable year dividends (other than capital gain dividends and retained earnings) to its shareholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Company may elect to retain and pay income on the net long-term capital gain it receives in a taxable year. Any such retained capital gain will be treated as if it had been distributed to the Company's shareholders for purposes of the 4% excise tax.
The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

     It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. Therefore, the Company may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of additional Shares.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

  Recordkeeping Requirements

     Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, the Company must maintain certain records. In addition, in order to avoid a monetary penalty, the Company must request, on an annual basis, certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. The Company intends to comply with such requirements.

  Partnership Anti-Abuse Rule

     The U.S. Department of the Treasury has issued a final regulation (the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions") that authorizes the Service, in certain abusive transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The Anti-Abuse Rule applies where a partnership is formed or utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The Anti-Abuse Rule states that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities though a flexible arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring any entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

     The Anti-Abuse Rule contains an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partnership interest. The limited partners of the partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. In addition, some of the limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the REIT's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the Service. However, the redemption rights associated with the OP Units will not conform in all respects to the redemption rights contained in the foregoing example. Moreover, the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the Service will not attempt to apply the Anti-Abuse Rule to the Company. If the conditions of the Anti-Abuse Rule are met, the Service is authorized to take appropriate enforcement action, including disregarding the Operating Partnership for federal tax purposes or treating one or more of the partners as nonpartners. Any such action potentially could jeopardize the Company's status as a REIT.

FAILURE TO QUALIFY

     If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the Company's shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a holder of Shares that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, or
(iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

     Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his Shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. The Company may elect to retain and pay income tax on the net long-term capital gain if received in a taxable year. In that case, the Company's shareholders would include in income as long-term capital gain their proportionate share of the Company's retained long-term capital gain. In addition, the shareholders would be deemed to have paid their proportionate share of the tax paid by the Company, which amount would be credited or refunded to the shareholders. Each shareholder's basis in his Shares would be increased by the amount of the undistributed long-term capital gain included in the shareholder's income, less the shareholder's share of the tax paid by the Company.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's Shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Shares have been held for one year or less), assuming the Shares are capital assets in the hands of the shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

     Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the Shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Shares (or distributions treated as such), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company will notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

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

TAXATION OF SHAREHOLDERS ON THE DISPOSITION OF THE SHARES

     In general, any gain or loss realized upon a taxable disposition of Shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if such Shares have been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of Shares may be disallowed if other Shares are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

     A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. The maximum tax rate on net capital gains applicable to noncorporate taxpayers is 28% for sales and exchanges of assets held for more than one year, but not more than 18 months, and 20% for sales and exchanges of assets held for more than 18 months. The maximum tax rate applicable to noncorporate taxpayers on long-term capital gain from the sale of "Section 1250 property" (depreciable real property) is 25% to the extent such gain would have been treated as ordinary income if the property were "Section 1245 property." With respect to distributions designated by the Company as capital gain dividends and deemed distributions of retained capital gains, the Company may designate (subject to certain limits) whether such a distribution is taxable to shareholders at a 20%, 25% or 28% rate. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Company will report to its U.S. shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their nonforeign status to the Company.
The Service has issued final regulations regarding the backup withholding rules as applied to Non-U.S. shareholders. Those regulations would alter the current system of backup withholding compliance and will be effective for distributions made after December 31, 1998. See "--Taxation of Non-U.S. shareholders."

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of Shares with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9),
(17), and (20), respectively,
of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's shares is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's stock only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of the Company's shares or (B) a group of pension trusts individually holding more than 10% of the value of the Company's shares collectively owns more than 50% of the value of the Company's shares. Because the Ownership Limitation prohibits any shareholder from owning more than 9.8% of the number of outstanding Shares or more than 9.8% of the number of outstanding Shares of any class of preferred stock, no pension trust should hold more than 10% of the value of the Company's Shares.

TAXATION OF NON-U.S. SHAREHOLDERS

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

     Distributions to Non-U.S. shareholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company.
Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a non-U.S. corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. The Service has issued regulations that modify the manner in which the Company complies with the withholding requirements. Those regulations are effective for distributions made after December 31, 1998. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's Shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Shares, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

     The Company is required to withhold 10% of any distribution in excess of its current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

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

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Non-U.S. shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate shareholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is or could be designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Shareholder upon a sale of his Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. However, no assurance can be given that the Company will be a "domestically controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in Shares is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

OTHER TAX CONSEQUENCES

     The Company, the Operating Partnership, or the Company's shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business, or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

TAX ASPECTS OF THE OPERATING PARTNERSHIP

     The following discussion summarizes certain federal income tax considerations applicable to the Company's direct or indirect investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

  Classification as a Partnership

     The Company will be entitled to include in its income its distributive share of the Operating Partnership's income and to deduct its distributive share of the Operating Partnership's losses only if the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An entity will be classified as a partnership rather than as a corporation or an association taxable as a corporation for federal income tax purposes if the entity (i) is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the "Check-the-Box Regulations") and (ii) is not a "publicly traded" partnership. In general, under the Check-the-Box Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Operating Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box Regulations.

     A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "-- Requirements for Qualification -- Income Tests." The U.S. Treasury Department has issued regulations (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation)
                          - -
that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation. The Operating Partnership qualifies for the Private Placement Exclusion. If the Operating Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, the Operating Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

     The Company has not requested, and does not intend to request, a ruling from the Service that the Operating Partnership will be classified as a partnership for federal income tax purposes. Instead, Hunton & Williams is of the opinion that, based on certain factual assumptions and representations, the Operating Partnership will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, an opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Hunton & Williams is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

     If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company would not be able to qualify as a REIT. See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests" and "-- Requirements for Qualification -- Asset Tests." In addition, any change in the Operating Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations -- Requirements for Qualification -- Distribution Requirements." Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership's taxable income.

  Income Taxation of the Operating Partnerships and its Partners

     Partners, Not a Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, the Company will be required to take into account its allocable share of the Operating Partnership's income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with the taxable year of the Company, without regard to whether the Company has received or will receive any distribution from the Operating Partnership.

     Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

     Tax Allocations With Respect to Contributed Properties.  Pursuant to
section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by section 704(c) of the Code and outlining several reasonable allocation methods. The Operating Partnership plans to elect to use the traditional method for allocating Code section 704(c) items with respect to any properties it acquires in exchange for OP Units.

     Under the Operating Partnership Agreement, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Code section 704(c) to use a method for allocating tax depreciation deductions attributable to its properties that results in the Company receiving a disproportionately large share of such deductions. Depending on the allocation method elected under Code section 704(c), it is possible that the Company (i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to the Company if such properties were to have a tax basis equal to their fair market value at the time of contribution and (ii) may be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to the Company as a result of such sale. These allocations may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements, although the Company does not anticipate that this event will occur. The foregoing principles also will affect the calculation of the Company's earnings and profits for purposes of determining which portion of the Company's distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of the Company's distributions being taxed as a dividend than would have occurred had the Company purchased such properties for cash.

     Basis in Operating Partnership Interest. The Company's adjusted tax basis in its partnership interest in the Operating Partnership generally is equal to
(i) the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) increased by (A) its allocable share of the Operating Partnership's income and (B) its allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (A) the Company's allocable share of the Operating Partnership's loss and (B) the amount of cash distributed to the Company, including constructive cash distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

     If the allocation of the Company's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of the Company's partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to the Company. Such distributions and constructive distributions normally will be characterized as capital gain, and, if the Company's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

     Depreciation Deductions Available to the Operating Partnership. Assuming that the Minimum Offering is reached, immediately upon accepting a subscription, the Company will make a cash contribution to the Operating Partnership in exchange for a general partnership interest in the Operating Partnership. The Operating Partnership will use a portion of such contributions to acquire interests in properties. To the extent that the Operating Partnership acquires properties for cash, the Operating Partnership's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the Operating Partnership. The Operating Partnership plans to depreciate such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation ("ADS"). Under ADS, the Operating Partnership generally will depreciate such buildings and improvements over a 40-year recovery period using a straight line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that the Operating Partnership acquires properties in exchange for OP Units, the Operating Partnership's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by the Operating Partnership. Although the law is not entirely clear, the Operating Partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

SALE OF THE OPERATING PARTNERSHIP'S PROPERTY

     Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by the Operating Partnership upon the disposition of a property acquired by the Operating Partnership for cash will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. The Bylaws of the Company provide that any decision to sell any real estate asset in which a director, or officer of the Company, or any Affiliate of the foregoing, has a direct or indirect interest, will be made by a majority of the Directors including a majority of the Independent Directors. See "Policies with Respect to Certain Activities -- Conflict of Interest Policies -- Articles of Incorporation and Bylaw Provisions."

     The Company's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations -- Requirements For Qualification -- Income Tests" above. The Company, however, does not presently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company's or the Operating Partnership's trade or business.

                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser of Shares (including, with respect to the discussion contained in "ERISA Considerations--Status of the Company and the Operating Partnership under ERISA," to a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan, or an individual retirement account or an individual retirement annuity ("IRA")). The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular shareholders (including plans subject to Title I of ERISA, other retirement employee benefit plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

     The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN THE SHARES ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC

CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS, AND IRAS

     Each fiduciary of a pension, profit-sharing, or other employee benefit plan (an "ERISA Plan") subject to Title I of ERISA should consider carefully whether an investment in the Shares is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investments to be (i) prudent and in the best interests of the ERISA Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the ERISA Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Shares is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the ERISA Plan, and the liquidity and current return of the ERISA Plan's portfolio. A fiduciary also should take into account the nature of the Company's business, the management of the Company, the Company's lack of operating history, the fact that investment properties have not been identified yet, the possibility of the recognition of UBTI, and other matters described under "Risk Factors."

     The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

     Fiduciaries of ERISA Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to an ERISA Plan or with respect to a Non-ERISA Plan or IRA subject to Code section 4975 is subject to (i) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits an ERISA Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the ERISA Plan for any loss the ERISA Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF THE COMPANY AND THE OPERATING PARTNERSHIP UNDER ERISA

     The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is an ERISA Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Code. An ERISA Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

     If the assets of the Company are deemed to be "plan assets" under ERISA,
(i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any authority over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires Shares, and transactions involving the Company's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,
(iii) a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the Shares could be liable under Part 4 of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

     Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when an ERISA Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

     The Plan Asset Regulations define a publicly-offered security as a security that is (i) "widely-held," (ii) "freely transferable," and (iii) either (A) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (B) sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred, or such longer period as may be allowed by the Commission). The Shares are being sold pursuant to an effective registration statement under the Securities Act and will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of the Offering, the Shares will be "widely held."

     The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this Offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Shares will not result in the failure of the Shares to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Shares that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, and the Company does not intend to impose in the future (or to permit any person to impose on its behalf) any limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions. The Plan Asset Regulations only establish a presumption in favor of a finding of free transferability, and no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

     Assuming that the Shares will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Shares, the Shares should be publicly offered securities and the assets of the Company should not be deemed to be "plan assets" of any ERISA Plan, IRA, or Non-ERISA Plan that invests in the Shares.

     The Plan Asset Regulations also will apply in determining whether the assets of the Operating Partnership will be deemed to be "plan assets." The partnership interests in the Operating Partnership will not be publicly-offered securities. Nevertheless, if the Shares constitute publicly-offered securities, the indirect investment in the Operating Partnership by ERISA Plans, IRAs, or Non-ERISA Plans subject to section 4975 of the Code through their ownership of Shares will not cause the assets of the Operating Partnership to be treated as "plan assets" of such shareholders.

                             PARTNERSHIP AGREEMENT

     The following summary of the Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT

     The Operating Partnership has been organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, the Company, as the sole general partner of the Operating Partnership (in such capacity, the "General Partner"), will have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, and the limited partners of the Operating Partnership (the "Limited Partners"), in their capacity as such, will have no authority to transact business for, or participate in the management activities or decisions of, the Operating Partnership. However, any amendment to the Partnership Agreement that would (i) affect the Redemption Rights (as defined below), (ii) adversely affect the Limited Partners' rights to receive cash distributions,
(iii) alter the Operating Partnership's allocations of income and loss or (iv) impose on the Limited Partners any obligations to make additional contributions to the capital of the Operating Partnership, would require the consent of Limited Partners holding more than two-thirds of the OP Units.

TRANSFERABILITY OF INTERESTS IN THE OPERATING PARTNERSHIP

     The Company may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners' receiving property in an amount equal to the amount they would have received had they exercised their Redemption Rights immediately prior to such transaction, or unless the successor to the General Partner contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership. A person may not be admitted as a substitute or successor General Partner unless a majority-in-interest of the Limited Partners (other than the Advisor) consent in writing to the admission of such substitute or successor General Partner, which consent may be withheld in the sole discretion of such Limited Partners. With certain limited exceptions, the Limited Partners may not transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the Company, which consent may be withheld in the sole discretion of the Company.

CAPITAL CONTRIBUTION

     As the Company accepts subscriptions, it will contribute to the Operating Partnership substantially all of the net proceeds thereof, in consideration of which the Company will receive a general partnership interest in the Operating Partnership. The Advisor has contributed $200,000 to the Operating Partnership and is the sole initial Limited Partner. Although the Operating Partnership will receive substantially all of the net proceeds of the Offering, the Company will be deemed to have made capital contributions to the Operating Partnership in the amount of the gross proceeds of the Offering and the Operating Partnership will be deemed simultaneously to have paid the selling commissions and other Organization and Offering Expenses. The Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the Company may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. Moreover, the Company is authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if the Company has concluded in good faith that such issuance is in the best interests of the Company and the Operating Partnership.

REDEMPTION RIGHTS

     Pursuant to the Partnership Agreement, the Limited Partners, other than the Advisor, will receive rights (the "Redemption Rights"), which will enable them to cause the Operating Partnership to redeem each OP Unit for cash equal to the value of one Share (or, at the Company's election, the Company may purchase each OP Unit offered for redemption for one Share). The Redemption Rights may not be exercised, however, if and to the extent that the delivery of Shares upon exercise of such rights (regardless of whether the Company would exercise its rights to deliver Shares) would (i) result in any person owning, directly or indirectly, Shares in excess of the Ownership Limitation, (ii) result in shares of capital stock of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, or (v) cause the acquisition of Shares by such redeeming Limited Partner to be "integrated" with any other distribution of Shares for purposes of complying with the Securities Act. The Redemption Rights may be exercised, at any time after one year following the date of issuance of the related OP Units, provided that not more than two redemptions may occur during each calendar year and each Limited Partner may not exercise the Redemption Right for less than 1,000 OP Units or, if such Limited Partner holds less than 1,000 OP Units, all of the OP Units held by such Limited Partner. The number of Shares issuable upon exercise of the Redemption Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of the Company. As of the date hereof, the Company has not issued any OP Units other than to the Advisor and has no current intentions to issue OP Units.

OPERATIONS

     The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed under the Code and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of section 7704 of the Code.

     In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership will pay all administrative costs and expenses of the Company (the "Company Expenses") and the Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include (i) all expenses relating to the formation and continuity of existence of the Company, (ii) all expenses relating to the public offering and registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Operating Partnership. The Company Expenses, however, will not include any administrative and operating costs and expenses incurred by the Company that are attributable to properties or partnership interests that are owned by the Company directly. The Company currently does not anticipate owning any properties directly.

DISTRIBUTIONS AND ALLOCATIONS

     The Partnership Agreement will provide that the Operating Partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the Company, more frequent) basis, in amounts determined by the Company in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the Company has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

     Profit and loss of the Operating Partnership for each fiscal year of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership. Taxable income and loss will be allocated in the same manner, subject to compliance with the provisions of Code sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

TERM

     The Operating Partnership will continue until December 31, 2050, or until sooner dissolved upon the sale or other disposition of all or substantially all the assets of the Operating Partnership, the redemption of all limited partnership interests in the Operating Partnership (other than those held by the Advisor), or by the election by the Company.

TAX MATTERS

     Pursuant to the Partnership Agreement, the Company will be the tax matters partner of the Operating Partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

                              PLAN OF DISTRIBUTION

     Of the total 16,5000,000 shares registered in the Offering, 1,500,000 are reserved for issuance pursuant to the Reinvestment Plan and 600,000 are reserved for issuance upon exercise of the Soliciting Dealer Warrants. Consequently, a maximum of 14,400,000 Shares are being offered to the public through the Dealer Manager, a registered broker-dealer affiliated with the Advisor, and certain unaffiliated broker-dealers. See "Conflicts of Interest" and "Management Compensation." The Shares are being offered at a price of $10.00 per share on a "best efforts" basis (which means generally that the Dealer Manager will be required to use only its best efforts to sell the Shares and has no firm commitment or obligation to purchase any of the Shares). The Company and the Dealer Manager have determined the Offering price of the Shares based on their analysis of other similar offerings and what they believe the investing market is willing to pay for the Shares.

     Except as provided below, the Dealer Manager will receive commissions of 7% of the Gross Offering Proceeds. In addition, the Company may reimburse the expenses incurred by the Dealer Manager and nonaffiliated dealers for actual marketing support and due diligence purposes in the maximum amount of 2.5% of the Gross Offering Proceeds. The Company will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Shares. Shareholders who elect to participate in the Reinvestment Plan will be charged Selling Commissions on Shares purchased pursuant to the Reinvestment Plan on the same basis as shareholders purchasing
Shares other than pursuant to the Reinvestment Plan.   Soliciting Dealers will
also receive one Soliciting Dealer Warrant for each 25 Shares sold by such Soliciting Dealer during the Offering, subject to federal and state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing on the first anniversary of the effective date of this Offering and ending five years after the effective date of this Offering. Subject to certain limitations, the Soliciting Dealer Warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this Offering. The Shares issuable upon exercise of the Soliciting Dealer Warrants are being registered as part of this Offering. For the life of the Soliciting Dealer Warrants, the holders are given, at nominal cost, the opportunity to profit from a rise in the market price for the Common Stock without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. Moreover, the holders of the Soliciting Dealer Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided by the Soliciting Dealer Warrants. See "Description of Capital Stock -- Soliciting Dealer Warrants."

     The Dealer Manager may authorize certain other broker-dealers who are members of the NASD to sell Shares. In the event of the sale of Shares by such other broker-dealers, the Dealer Manager may reallow its commissions in the amount of up to 7% of the Gross Offering Proceeds to such participating broker-dealers.

     In no event shall the total underwriting compensation, including Selling Commissions and expense reimbursements, exceed 7% of Gross Offering Proceeds, except for the additional Marketing and Due Diligence Fee (2.5% of Gross Offering Proceeds), which may be paid by the Company in connection with marketing support and due diligence activities, which is comprised of .5% for due diligence activities and 2% for marketing support activities.

     The Company has agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended. Causes of action resulting from violations of federal or state securities laws shall be governed by such law.

     The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Shares will be sold.

     The Advisor and its Affiliates may at their option purchase Shares offered hereby at the public offering price, in which case it would expect to hold such Shares as shareholders for investment and not for distribution. Shares purchased by the Advisor or its Affiliates shall not be entitled to vote on any matter presented to the shareholders for a vote. No selling commissions will be payable by the Company in connection with any Shares purchased by the Advisor.

     Payment for Shares should be made by check payable to "NationsBank, N.A., as Escrow Agent" Subscriptions will be effective only upon acceptance by the Company, and the Company reserves the right to reject any subscription in whole or in part. In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives this Prospectus. Each subscriber will receive a confirmation of his purchase. Except for purchase pursuant to the Reinvestment Plan, all accepted subscriptions will be for whole Shares and for not less than 100 Shares ($1,000). See "Investor Suitability Standards." Except in Maine, Minnesota and Washington, investors who have satisfied the minimum purchase requirement and have purchased units in Prior Wells Public Programs may purchase less than the minimum number of Shares discussed above, provided that such investors purchase a minimum of 2.5 Shares ($25). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 2.5 Shares ($25), except for purchases pursuant to the Reinvestment Plan.

     Subscription proceeds will be placed in interest-bearing accounts with the Escrow Agent by noon of the business day after the proceeds are received by the Company until such subscriptions aggregating at least $1,250,000 (exclusive of any subscriptions for Shares by the Advisor or its Affiliates) have been received and accepted by the Advisor (the "Minimum Offering"). Any Shares purchased by the Advisor or its Affiliates will not be counted in calculating the Minimum Offering. Subscription proceeds held in the escrow accounts will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as depository or custodian for any such funds), as directed by the Advisor. Subscribers may not withdraw funds from the escrow account.

     Investors who desire to establish an IRA for purposes of investing in Shares may do so by having Wells Advisors, Inc., a qualified non-bank IRA custodian affiliated with the Advisor, act as their IRA custodian. In the event that an IRA is established having Wells Advisors, Inc. as the IRA custodian, the authority of Wells Advisors, Inc. will be limited to holding the Shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in Shares solely at the discretion of the beneficiary of the IRA. Wells Advisors, Inc. will not have the authority to vote any of the Shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA. See "Management."

     If the Minimum Offering has not been received and accepted by January 30, 1999 (one year after the date of this Prospectus), the Escrow Agent will promptly so notify the Company and this Offering will be terminated. In such event, the Escrow Agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber whose subscription is rejected. No later than ten business days after rejection of a subscription, the Escrow Agent will refund and return all monies to rejected subscribers and any interest earned thereon without deducting escrow expenses. In the event that a subscriber fails to remit an executed IRS Form W-9 to the Escrow Agent prior to the date the Escrow Agent returns the subscriber's funds, the Escrow Agent will be required to withhold from such funds 31% of the earnings attributable to such subscriber in accordance with IRS Regulations. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest net of escrow expenses will be paid to subscribers upon the termination of the escrow period.

     Initial subscribers may be admitted as shareholders of the Company and the payments transferred from escrow to the Company at any time after the Company has received and accepted the Minimum Offering, except that subscribers residing in New York and Pennsylvania may not be admitted to the Company until subscriptions have been received and accepted for 250,000 Shares ($2,500,000) from all sources. The funds representing subscriptions for Shares from New York and Pennsylvania residents will not be released from the escrow account until subscriptions for at least $2,500,000 have been received from all sources. Subscriptions from New York residents may not be included in determining whether subscriptions for the Minimum Offering have been obtained. In addition, certain other states may impose different requirements than those set forth herein. Any such additional requirements will be set forth in a supplement to this Prospectus.

     The proceeds of this Offering will be received and held in trust for the benefit of purchasers of Shares and will be retained in trust after closing to be used only for the purposes set forth in the "Estimated Use of Proceeds" section. After the close of the Minimum Offering, subscriptions will be accepted or rejected within 30 days of receipt by the Company, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be admitted as shareholders of the Company periodically (but not less often than quarterly). Escrowed proceeds will be released to the Company on the date that the applicable Shareholder is admitted to the Company. A Shareholder will not receive a Share certificate or other evidence of his interest in the Company unless the Listing occurs, and then only if requested by the Shareholder.

     The Advisor may sell Shares to Retirement Plans of broker-dealers participating in the Offering, to broker-dealers in their individual capacities, to IRAs and Qualified Plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the Share's public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds to the Company from such sales will be identical to the Company's net proceeds from other sales of Shares.

     In connection with sales of 25,000 or more Shares ($250,000) to a "purchaser" (as defined below), investors may agree with their registered representatives to reduce the amount of selling commissions payable to participating broker-dealers. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels:

                                         SELLING COMMISSIONS
                                       -----------------------                            NET PROCEEDS
           DOLLAR VOLUME                                            PURCHASE PRICE        TO COMPANY
        OF SHARES PURCHASED            PERCENT       PER SHARE        PER SHARE            PER SHARE
        -------------------            -------       ---------      --------------       ------------
          Under $250,000                  7.0%        $  0.70          $ 10.00              $9.30
          $250,000-$649,999               6.0%        $0.5936          $9.8936              $9.30
          $650,000-$999,999               3.0%        $0.2876          $9.5876              $9.30
          $1,000,000-$1,999,999           1.0%        $0.0939          $9.3939              $9.30
          Over $2,000,000                 0.5%        $0.0467          $9.3467              $9.30

     For example, if an investor purchases 100,000 Shares in the Company, he could pay as little as $939,390 rather than $1,000,000 for the Shares, in which event the commission on the sale of such Shares would be $9,390 ($0.0939 per Share), and the Company would receive net proceeds of $930,000 ($9.30 per Share). The net proceeds to the Company will not be affected by volume discounts.

     Because all investors will be deemed to have contributed the same amount per Share to the Company for purposes of distributions of Cash Available for Distribution, an investor qualifying for a volume discount will receive a higher return on his investment in the Company than investors who do not qualify for such discount.

     Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such Shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the Advisor that all of such subscriptions were made by a single "purchaser."

     For the purposes of such volume discounts, the term "purchaser" includes
(i) an individual, his or her spouse and their children under the age of 21 who purchase the Shares for his, her or their own accounts; (ii) a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not; (iii) an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code; and (iv) all commingled trust funds maintained by a given bank.

     Notwithstanding the above, in connection with volume sales made to investors in the Company, the Company may, in its sole discretion, waive the "purchaser" requirements and aggregate subscriptions (including subscriptions to Prior Wells Public Programs) as part of a combined order for purposes of determining the number of Shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the Dealer Manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the Dealer Manager, the Dealer Manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for Shares. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

     In addition, in order to encourage purchases in amounts of 500,000 or more Shares, a potential purchaser who proposes to purchase at least 500,000 Shares in the Company may agree with the Advisor and the Dealer Manager to have the Acquisition and Advisory Fees payable to the Advisor with respect to the sale of such Shares reduced to 0.5%, and to have the Selling Commissions payable with respect to the sale of such Shares reduced to 0.5%, in which event the aggregate fees payable with respect to the sale of such Shares would be reduced by $0.90 per Share, and the purchaser of such Shares would be required to pay a total of $9.10 per Share purchased, rather than $10.00 per Share. The net proceeds to the Company would not be affected by such fee reductions. Of the $9.10 paid per Share, it is anticipated that approximately $8.40 per Share (or approximately 92%) will be used to acquire properties and pay required acquisition expenses relating to the acquisition of properties. All such sales must be made through registered broker-dealers.

     California residents should be aware that volume discounts will not be available in connection with the sale of Shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions: (i) there can be no variance in the net proceeds to the Company from the sale of the Shares to different purchasers of the same offering, (ii) all purchasers of the Shares must be informed of the availability of quantity discounts, (iii) the same volume discounts must be allowed to all purchasers of Shares which are part of the offering, (iv) the minimum amount of Shares as to which volume discounts are allowed cannot be less than $10,000, (v) the variance in the price of the Shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions, and (vi) no discounts are allowed to any group of purchasers. Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of Shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of Shares purchased.

     Investors who, in connection with their purchase of Shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such Shares and the Dealer Manager to reduce the amount of selling commissions payable with respect to such sale to zero.
The net proceeds to the Company will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

     Neither the Dealer Manager nor its Affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in the Company.

     In addition, subscribers for Shares may agree with their participating broker-dealers and the Dealer Manager to have selling commissions due with respect to the purchase of their Shares paid over a seven year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). Shareholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.10 per Share will be payable as commissions due upon subscription. For each of the six years following termination of the Offering, $0.10 per Share will be paid by the Company as deferred commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of distributions of Cash Available for Distribution otherwise payable to shareholders holding such Shares. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement, a Shareholder electing the Deferred Commission Option will pay a 1% commission upon subscription, rather than an 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years will be deducted from and paid by the Company out of Cash Available for Distribution otherwise distributable to such Shareholder.

     Taxable participants electing the Deferred Commission Option will incur tax liability for Company income allocated to them with respect to their Shares even though distributions of Cash Available for Distribution otherwise distributable to such shareholders will instead be paid to third parties to satisfy the deferred commission obligations with respect to such Shares for a period of six years after the termination of the Offering. See "Risk Factors - Federal Tax Risks - Risk of Taxable Income Without Cash Distributions."

     As set forth above, in no event shall the total underwriting compensation, including sales commissions, the dealer manager fee and expense reimbursements, exceed 7% of Gross Offering Proceeds, except for the additional .5% of Gross Offering Proceeds which may be paid by the Company in connection with due diligence activities and 2% of Gross Offering Proceeds which may be paid by the Company in connection with marketing support activities.

                          SUPPLEMENTAL SALES MATERIAL

     In addition to this Prospectus, the Company may utilize certain sales material in connection with the Offering of the Shares, although only when accompanied by or preceded by the delivery of this Prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this Offering, the past performance of the Advisor and its Affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

     The Offering of Shares in the Company is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete, and should not be considered a part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said Registration Statement or as forming the basis of the Offering of the Shares.

                                 LEGAL MATTERS

     The legality of the Shares being offered hereby has been passed upon for the Company by Hunton & Williams, Atlanta, Georgia ("Counsel"). The statements under the caption "Federal Income Tax Consequences" as they relate to federal income tax matters have been reviewed by Counsel, and Counsel has opined as to certain income tax matters relating to an investment in the Company. Counsel has represented the Advisor, as well as Affiliates of the Advisor, in other matters and may continue to do so in the future. See "Conflicts of Interest."

                                    EXPERTS

     The balance sheet of the Company as of December 31, 1997, included in this Prospectus and elsewhere in the Registration Statement, has been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in giving said report.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, with respect to the Shares offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the Registration Statement and exhibits related thereto, as well as periodic reports and information filed by the Company, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at (i) the public reference facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, (ii) the Northeast Regional Office in New York at 7 World Trade Center, Suite 1300, New York, New York 10048, and (iii) the Midwest Regional Office in Chicago, Illinois at 500 West Madison Street, Suite 1400, Chicago, Illinois 66661-2511. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (the address of such site is http://www.sec.gov).

                                    GLOSSARY

     The following are definitions of certain terms used in this Prospectus and not otherwise defined herein:

     "ACQUISITION EXPENSES" means expenses incurred in connection with the selection and acquisition of properties, whether or not acquired, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance and other miscellaneous costs and expenses relating to the selection and acquisition of properties.

     "ACQUISITION FEES" means the total of all fees and commissions paid by any party to any person in connection with the purchase, development or construction of property by the Company, including Acquisition and Advisory Fees payable to the Advisor or their Affiliates, real estate brokerage commissions, investment advisory fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, or any other fees of a similar nature, however designated, except Development Fees and Construction Fees paid to a person not affiliated with the Sponsor in connection with the actual development or construction of a Company property.

     "AFFILIATE" means (i) any person directly or indirectly controlling, controlled by or under common control with a person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of a person, (iii) any officer, director or partner of a person, and (iv) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

     "AVERAGE INVESTED ASSETS" means, for any period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     "CASH AVAILABLE FOR DISTRIBUTION" means Funds from Operations adjusted for certain non-cash items, less reserves for capital expenditures.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMON RETURN" means an 8% per annum cumulative, noncompounded return on investor's Invested Capital.

     "COMPANY" means Wells Real Estate Investment Trust, Inc., a Maryland corporation.

     "COMPETITIVE REAL ESTATE BROKERAGE COMMISSION" means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

     "CONSTRUCTION FEE" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on properties.

     "DEFERRED COMMISSION OPTION" means an agreement among a subscriber for Shares, such subscriber's participating broker-dealer and the Dealer Manager to have sales commissions due with respect to the purchase of the subscriber's Shares paid over a seven year period, in the manner described in the "Plan of Distribution" section of the Prospectus.

     "DEVELOPMENT FEE" means a fee for the packaging of a property of the Company, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

     "FRONT-END FEES" means fees and expenses paid by any party for any services rendered during the Company's organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated.

     "FUNDS FROM OPERATIONS" means income (loss) before minority interest (computed in accordance with generally accepted accounting principles), excluding gains (losses) from debt restructuring and sales of property, plus real estate related depreciation an amortization (excluding amortization of financing costs), and after adjustments for consolidated partnerships and joint ventures.

     "GAIN ON SALE" means the taxable income or gain for federal income tax purposes in the aggregate for each fiscal year from the sale or exchange of all or any portion of a Company asset after netting losses from such sales or exchanges against the gains from such transactions.

     "GROSS OFFERING PROCEEDS" means the total gross proceeds from the sale of the Shares.

     "INDEPENDENT EXPERT" means a person with no material current or prior business or personal relationship with the Advisor or Board of Directors of the Company who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

     "INDEPENDENT DIRECTOR" shall mean a member of the Board of Directors of the Company who is not associated and has not been associated within the last two years, directly or indirectly, with the Advisor.

     "INVESTED CAPITAL" means the original issue price of the Shares reduced by prior distributions from the sale or financing of Company fixed assets.

     "INVESTMENT IN PROPERTIES" means the amount of Gross Offering Proceeds actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Company, including the purchase of properties, working capital reserves allocable thereto (except that working capital reserves in excess of 5% shall not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

     "IRA" means an Individual Retirement Account established pursuant to
Section 408 of the Code.

     "LIQUIDATING DISTRIBUTIONS" means the net cash proceeds received by the Company from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Company or the last remaining assets of the Company or (b) a liquidation of the Company's assets in connection with a dissolution of the Company, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty, other disposition or liquidation, including real estate commissions and fees, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Company, (iii) any amounts used to restore any such assets of the Company, and (iv) any amounts set aside as reserves which the Company may deem necessary or desirable.

     "NASAA GUIDELINES" means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. as revised and adopted on September 29, 1993.

     "NET ASSETS" means the total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

     "NET INCOME" or "NET LOSS" means the net income or loss realized or recognized by the Company for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale.

     "NET SALE PROCEEDS" means, collectively, Nonliquidating Net Sale Proceeds and Liquidating Distributions.

     "NONLIQUIDATING NET SALE PROCEEDS" means the net cash proceeds received by the Company from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Company, which does not constitute substantially all of the remaining assets of the Company, after (i) the payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty, sale or other disposition, including real estate commissions and fees, if applicable, (ii) the payment of any outstanding indebtedness and other Company liabilities relating to such assets, (iii) any amounts used to restore any such assets of the Company, and (iv) any amounts set aside as reserves which the Company may deem necessary or desirable.

     "OFFERING" means the offering and sale of the Shares pursuant to the terms and conditions of this Prospectus.

     "OPERATING PARTNERSHIP" means Wells Operating Partnership, L.P., a Delaware limited partnership.

     "OP UNITS" means units of limited partnership interest in the Operating Partnership.

     "ORGANIZATION AND OFFERING EXPENSES" means those expenses incurred in connection with organizing the Company, preparing the Company for registration and subsequently offering and distributing the Shares to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Shares and all advertising expenses.

     "OWNERSHIP LIMITATION" means the ownership of more than 9.8% of any class of the Company's outstanding capital stock.

     "PARTNERS" means, collectively, the Company and any person who contributes property to the Company in exchange for OP Units.

     "PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership.

     "PRIOR WELLS PUBLIC PROGRAMS" means the prior public real estate limited partnership programs sponsored by the Advisor or its Affiliates having substantially identical investment objectives as the Company, specifically, Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P.

     "QUALIFIED PLAN" means a qualified sole proprietorship, partnership or corporate pension or profit sharing plan established under Section 401(a) of the Code.

     "REGISTRATION STATEMENT" means the Registration Statement on Form S-11 filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Shares for sale to the public.

     "REINVESTMENT PLAN" means the Company's Dividend Reinvestment Plan.

     "RESIDUAL PROCEEDS" means any Sale Proceeds available for distribution to the shareholders after the shareholders have first received distributions of Sale Proceeds in an amount equal to 100% of their Invested Capital plus their Common Return (reduced by all prior distributions of Cash Available for Distribution) and after the Advisor has received distributions of Sale Proceeds in an amount equal to 100% of its capital contribution to the Operating Partnership.

     "RETIREMENT PLANS" means Individual Retirement Accounts ("IRAs") established under Section 408 of the Code and Qualified Plans.

     "SERVICE" means the U.S. Internal Revenue Service.

     "SHARES-IN-TRUST" means the excess shares exchanged for Shares transferred or proposed to be transferred in excess of the Ownership Limitation or which would otherwise jeopardize the Company's status as a REIT under the Code.

     "SPONSOR" means any person directly or indirectly instrumental in organizing, wholly or in part, a REIT or any person who will control, manage or participate in the management of a REIT, and any affiliate of such person

     "UNIMPROVED REAL PROPERTY" means the properties of the Company which: (a) represent an equity interest in real property which was not acquired for the purpose of producing rental or other operating income, (b) has no development or construction in process on such land, and (c) no development or construction on such land is planned in good faith to commence on such land within one year.

     "WELLS CAPITAL" means Wells Capital, Inc., a Georgia corporation which serves as the Company's Advisor.

                                   APPENDIX I

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

               CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1997
                                 TOGETHER WITH
                                AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholder of Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying consolidated balance sheet of WELLS REAL ESTATE INVESTMENT TRUST, INC. as of December 31, 1997. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Wells Real Estate Investment Trust, Inc. as of December 31, 1997 in conformity with generally accepted accounting principles.


                                         ARTHUR ANDERSEN LLP
Atlanta, Georgia
January 13, 1998

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997

                                                 ASSETS

CASH                                                                                             $201,000

DEFERRED OFFERING COSTS                                                                           289,073
                                                                                                 --------
            Total assets                                                                         $490,073
                                                                                                 ========

                                 LIABILITIES AND SHAREHOLDER'S EQUITY

LIABILITIES:
  Due to affiliate                                                                               $289,073
                                                                                                 --------
MINORITY INTEREST OF UNIT HOLDER IN
OPERATING PARTNERSHIP                                                                             200,000
                                                                                                 --------
SHAREHOLDER'S EQUITY:

  Common shares, $.01 par value; 5,000 shares authorized, 100 shares issued and                         1
   outstanding

  Additional paid-in capital                                                                          999
                                                                                                 --------
       Total shareholder's equity                                                                   1,000
                                                                                                 --------
       Total liabilities and shareholder's equity                                                $490,073
                                                                                                 ========

The accompanying notes are an integral part of this consolidated balance sheet.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                      NOTES TO CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Wells Real Estate Investment Trust, Inc. (the "Company"), is a newly formed Maryland corporation that intends to qualify as a real estate investment trust ("REIT"). The Company intends to offer for sale a maximum of 15,000,000 (exclusive of 1,500,000 shares available pursuant to the Company's dividend reinvestment plan) shares of common stock, $.01 par value per share, at a price of $10 per share. As of December 31, 1997, the Company had sold 100 shares to Wells Capital, Inc. (the "Advisor"), at the proposed initial public offering price of $10 per share. The Company will seek to acquire and operate commercial properties, including, but not limited to, office buildings, shopping centers, business and industrial parks, and other commercial and industrial properties, including properties which are under construction or development, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed and operated by the Company alone or jointly with another party. The Company is likely to enter into one or more joint ventures with affiliated entities for the acquisition of properties. In connection with this, the Company may enter into joint ventures for the acquisition of properties with prior or future real estate limited partnership programs sponsored by the Advisor or its affiliates.

     Substantially all of the Company's business will be conducted through Wells Operating Partnership, L.P. (the "Operating Partnership"), a Delaware limited partnership. At December 31, 1997, the Operating Partnership had issued 20,000 limited partner units to the Advisor in exchange for $200,000. The Company is the sole general partner in the Operating Partnership and possesses full legal control and authority over the operations of the Operating Partnership; consequently, the accompanying consolidated balance sheet of the Company includes the amounts of the Company and the Operating Partnership.

     As of December 31, 1997, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will invest.

     USE OF ESTIMATES

     The preparation of the consolidated balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates.


(2)  INCOME TAXES

     The Company expects to qualify as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income tax on net income that it distributes to its shareholders. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

                                   EXHIBIT A

                            PRIOR PERFORMANCE TABLES

     The following Prior Performance Tables (the "Tables") provide information relating to real estate investment programs sponsored by the Advisor and its Affiliates ("Prior Programs") which have investment objectives similar to the Company.

     Prospective investors should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in "PRIOR PERFORMANCE SUMMARY" elsewhere in this Prospectus.

     INVESTORS IN THE COMPANY WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

     These Tables present actual results of Wells Prior Public Programs that have investment objectives similar to those of the Company. The Company's investment objectives are to maximize Net Cash From Operations; to preserve original Capital Contributions; and to realize capital appreciation over a period of time. All of the Wells Prior Public Programs have used a substantial amount of capital and not acquisition indebtedness to acquire their properties.

     The Advisor is responsible for the acquisition, operation, maintenance and resale of the Partnership Properties. The financial results of the Prior Programs thus provide an indication of the Advisor's performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

     The following tables are included herein:

     TABLE I - Experience in Raising and Investing Funds (As a Percentage of Investment)

     TABLE II - Compensation to Sponsor (in Dollars)

     TABLE III - Annual Operating Results of Prior Programs

     TABLE IV (Results of completed programs) and TABLE V (sales or disposals of property) have been omitted since none of the Prior Programs have sold any of their properties to date.

     Additional information relating to the acquisition of properties by the Prior Programs is contained in TABLE VI, which is included in the Registration Statement which the Company has filed with the Securities and Exchange Commission. As described above, no Wells Prior Public Program has sold or disposed of any property held by it. Copies of any or all information will be provided to prospective investors at no charge upon request, including copies of the Form 10-K Annual Report for any or all of the Prior Programs for any available year.

     The following are definitions of certain terms used in the Tables:

     "ACQUISITION FEES" shall mean fees and commissions paid by a partnership in connection with its purchase or development of a property, except Development fees paid to a person not affiliated with the partnership or with a general partner of the partnership in connection with the actual development of a project after acquisition of the land by the partnership.

     "ORGANIZATION EXPENSES" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the general partners or their affiliates in connection with the planning and formation of the partnership.

     "UNDERWRITING FEES" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    TABLE I

                                  (UNAUDITED)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

     This Table provides a summary of the experience of the General Partners and their Affiliates in Prior Programs for which offerings have been completed since December 31, 1993. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings, the time period over which the proceeds have been invested in the properties, as well as the percentage of offerings sold and the expenses related to the offerings.

                                                Wells Real         Wells Real         Wells Real         Wells Real
                                                Estate Fund        Estate Fund        Estate Fund        Estate Fund
                                                 VI, L.P.           VII, L.P.         VIII, L.P.          IX, L.P.
                                             -----------------  -----------------  -----------------  -----------------
Dollar Amount Offered                        $  25,000,000(3)   $  25,000,000(4)   $  35,000,000(5)   $  35,000,000(6)
Dollar Amount Raised                         $  25,000,000(3)     $24,180,174(4)     $32,042,689(5)     $35,000,000(6)
                                             =============      =============      =============      =============
Percentage Amount Raised                             100.0%(3)           96.7%(4)           91.6%(5)          100.0%(6)
Less Offering Expenses
  Underwriting Fees                                   10.0%              10.0%              10.0%              10.0%
  Organizational Expenses                              5.0%               5.0%               5.0%               5.0%
Reserves(1)                                            1.0%               1.0%               0.0%               0.0%
                                             -------------      -------------      -------------      -------------
  Percent Available for Investment                    84.0%              84.0%              85.0%              85.0%
Acquisition and Development Costs
  Prepaid Items and Fees related
    to Purchase of Property                            0.3%               0.0%               0.0%               0.0%
  Cash Down Payment                                   40.4%              16.3%               6.3%               7.0%
  Acquisition Fees(2)                                  3.7%               3.5%               4.0%               4.0%
  Development and Construction Costs                  39.6%              64.2%              50.3%              30.0%
Reserve for Payment of Indebtedness                    0.0%               0.0%               0.0%               0.0%
                                             -------------      -------------      -------------      -------------
Total Acquisition and Development Cost                84.0%              84.0%              60.6%(7)           41.0%(8)
                                             -------------      -------------      -------------      -------------
Percent Leveraged                                      0.0%               0.0%               0.0%               0.0%
                                             =============      =============      =============      =============
Date Offering Began                               04/05/93           04/24/94           01/06/95             1/5/96
Length of Offering                                  12 mo.             12 mo.             12 mo.             12 mo.
Months to Invest 90% of Amount
  Available for Investment                          15 mo.             12 mo.                    (7)                (8)
 (Measured from Beginning of Offering)
Number of Investors                                  1,791              1,865              2,086              2,098

---------------------
(1)  Does not include General Partner contributions held as part of reserves.
(2) Includes development fees, real estate commissions, general contractor fees and/or architectural fees paid to Affiliates of the General Partners.
(3) Total dollar amount registered and available to be offered was $25,000,000. Wells Real Estate Fund VI, L.P. closed its offering on April 4, 1994 and the total dollar amount raised was $25,000,000.
(4) Total dollar amount registered and available to be offered was $25,000,000. Wells Real Estate Fund VII, L.P. closed its offering on January 5, 1995 and the total dollar amount raised was $24,180,174.
(5) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund VIII, L.P. closed its offering on January 4, 1996 and the total dollar amount raised was $32,042,689.
(6) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund IX, L.P. closed its offering on December 30, 1996 and the total dollar amount raised was $35,000,000.
(7) As of December 31, 1996, Wells Real Estate Fund VIII, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1996 was 44% of the total dollar amount raised. The amount invested and/or committed to be invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1996 was 60.6% of the total dollar amount raised.
(8) As of December 31, 1996, Wells Real Estate Fund IX, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1996 was 17% of the total dollar amount raised. The amount invested and/or committed to be invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1996 was 41.0% of the total dollar amount raised.

                                    TABLE II
                                  (UNAUDITED)

                            COMPENSATION TO SPONSOR

     The following sets forth the compensation received by General Partners or Affiliates of the General Partners, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1993. These partnerships have not sold or refinanced any of their properties to date. All figures are as of December 31, 1996.

                                                          Wells Real    Wells Real    Wells Real    Wells Real       Other
                                                         Estate Fund   Estate Fund   Estate Fund   Estate Fund       Public
                                                           VI, L.P.     VII, L.P.     VIII, L.P.     IX, L.P.     Programs(1)
                                                         ------------  ------------  ------------  ------------  --------------
Date Offering Commenced                                      04/05/93      04/06/94      01/06/95      01/05/96             --
Dollar Amount Raised                                      $25,000,000   $24,180,174   $32,042,689   $35,000,000   $125,018,232
 to Sponsor from Proceeds of Offering:
 Underwriting Fees(2)                                     $   119,936   $   178,122   $   174,295   $   309,556   $    451,803
Acquisition Fees
  Real Estate Commissions(5)                                       --            --            --            --             --
  Acquisition and Advisory Fees(3)                        $   932,216   $   846,306   $ 1,281,708   $ 1,400,000   $  7,099,169
Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor(4)                  $ 2,780,262   $ 1,943,504   $ 1,228,747   $   161,427   $ 21,533,226
Amount Paid to Sponsor from Operations:
 Property Management Fee(1)                               $    78,975   $    58,433   $    26,780   $       486   $    791,998
 Partnership Management Fee                                        --            --            --            --             --
 Reimbursements(6)                                        $    92,825   $    90,160   $    48,429   $     8,332   $  1,138,583
 Leasing Commissions(1)                                   $    41,428   $    39,494   $    25,209   $     1,459   $    817,520
General Partner Distributions                                      --            --            --            --         15,205
Other                                                              --            --            --            --             --
Dollar Amount of Property Sales and Refinancing
 Payments to Sponsors:
Cash                                                               --            --            --            --             --
Notes                                                              --            --            --            --             --
Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                          --            --            --            --             --
  Incentive Fees                                                   --            --            --            --             --
  Other                                                            --            --            --            --             --

-----------------
(1) Includes compensation paid to General Partners from Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P. and Wells Real Estate Fund V, L.P. during the past three years. General Partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Fund I and properties owned jointly by Fund I and Fund II. At December 31, 1996, the amount of such fees due the General Partners totaled $1,897,184 and are not included in Table II.
(2) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offerings of Wells Real Estate Funds VI, VII, VIII and IX, which were not reallowed to participating broker-dealers.
(3) Fees paid to the General Partners or their Affiliates for acquisition advisory services in connection with the review and evaluation of potential real property acquisitions.
(4) Includes $125,314 in net cash used by operating activities, $2,692,348 in distributions paid to limited partners and $213,228 in payments to sponsors for Wells Real Estate Fund VI, L.P.; $32,869 in net cash used by operating activities, $1,732,250 in distributions paid to limited partners and $188,087 in payments to sponsor for Wells Real Estate Fund VII, L.P.; $2,443 in net cash used by operating activities, $1,130,772 in distributions paid to limited partners and $100,418 in payments to sponsor for Wells Real Estate Fund VIII, L.P.; $1,725 in net cash provided by operating activities, $149,425 in distributions paid to limited partners and $10,277 in payments to sponsor for Wells Real Estate Fund IX, L.P.; and $855,331 in net cash provided by operating activities, $19,618,669 in distributions paid to limited partners and $2,763,306 in payments to sponsor for other public programs.
(5) The sponsor does not receive any real estate commission for the acquisition of any property.
(6) Certain salaries and other employee-related expenses, travel and other out-of-pocket expenses of personnel (other than controlling persons of the General Partner or their Affiliates) may be reimbursed to the extent such expenses are directly related to a specific Partnership Property.

                                   TABLE III
                                  (UNAUDITED)

     The tables on the following five (5) pages set forth operating results of prior programs sponsored by the General Partners the offerings of which have been completed since December 31, 1991. The information relates only to public programs with investment objectives similar to those of the Partnership. All figures are as of December 31 of the year indicated.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND V, L.P.

                                                        1996         1995          1994           1993           1992
                                                    ------------  -----------  -------------  -------------  -------------
Gross Revenues(1)                                    $  590,839      764,624    $   656,958    $   458,213    $    58,640
Profit on Sale of Properties                                 --           --             --             --             --
Less: Operating Expenses(2)                              78,939       68,735         88,987         96,964         71,521
Depreciation and Amortization(3)                          6,250        6,250          6,250          6,250          5,208
                                                     ----------   ----------    -----------    -----------    -----------
Net Income (Loss) GAAP Basis(4)                      $  505,650   $  689,639    $   561,721    $   354,999    $   (18,089)
                                                     ==========   ==========    ===========    ===========    ===========
Taxable Income (Loss): Operations                    $  666,780   $  676,367    $   528,025    $   280,000    $   (18,089)
                                                     ==========   ==========    ===========    ===========    ===========
Cash Generated (Used By):                               (65,728)     (46,235)       (10,395)       112,594        (33,006)
 Operations
 Joint Ventures                                       1,072,835    1,020,905        653,729         54,154             --
                                                     ----------   ----------    -----------    -----------    -----------
                                                     $1,007,107   $  974,670    $   643,334    $   166,748    $   (33,006)
Less Cash Distributions to Investors:                 1,007,107   $  969,011        643,334        151,336             --
 Operating Cash Flow
 Return of Capital                                           --           --         44,257             --             --
 Undistributed Cash Flow from Prior
   Year Operations                                        3,672           --          5,412             --             --
                                                     ----------   ----------    -----------
Cash Generated (Deficiency) after
  Cash Distributions                                 $   (3,672)  $    5,659    $   (59,669)   $    15,412    $   (33,006)
Special Items (not including sales
  and financing):
Source of Funds:
General Partner Contributions                                --           --             --             --             --
Limited Partner Contributions                                --           --             --      5,589,786     11,416,234
                                                     ----------   ----------    -----------    -----------    -----------
                                                             --   $    5,659    $   (59,699)   $ 5,605,198    $11,383,228
Use of Funds:
 Sales Commissions and Offering
  Expenses                                                   --           --             --        764,599      1,377,645
 Return of Original Limited Partner's
  Investment                                                 --           --             --             --            100
 Property Acquisitions and Deferred
   Project Costs                                           (225)    (233,501)     2,366,507      7,755,116      4,181,338
                                                     ----------   ----------    -----------    -----------    -----------
Cash Generated (Deficiency) after Cash
  Distributions and                                  $   (3,897)  $ (227,842)   $(2,426,206)   $(2,914,517)   $ 5,824,145
   Special Items                                       ==========   ==========    ===========    ===========    ===========

Net Income and Distributions Data per
  $1,000 Invested:
Net Income on GAAP Basis:
 Ordinary Income (Loss)
 - Operations Class A Units                                  71           73             58             29              0
 - Operations Class B Units                                (378)        (272)          (180)           (54)           (65)
 Capital Gain (Loss)                                          0            0              0              0              0
Tax and Distributions Data per $1,000
 Invested:
 Federal Income Tax Results:
 Ordinary Income (Loss)
 - Operations Class A Units                                  69           69             55             36             --
 - Operations Class B Units                                (260)        (246)          (181)           (58)           (21)
 Capital Gain (Loss)                                         --           --             --             --             --
Cash Distributions to Investors:
Source (on GAAP Basis)
- Investment Income Class A Units                            65           63             46             10             --
- Return of Capital Class A Units                            --           --             --             --             --
- Return of Capital Class B Units                            --           --             --             --             --
Source (on Cash Basis)                                                                                                 --
- Operations Class A Units                                   65           63             43             10             --
- Return of Capital Class A Units                            --           --              3             --             --
- Operations Class B Units                                   --           --             --             --             --
Amount (in Percentage Terms) Remaining
  Invested in Program         100%
Properties at the end of the Last Year
  Reported in the Table

-------------------------
(See notes on following page)

(1) Includes $19,125 in equity in loss of joint ventures and $77,765 from investment of reserve funds in 1992; $207,234 in equity in earnings of joint ventures and $250,979 from investment of reserve funds in 1993; $592,902 in equity in earnings of joint ventures and $64,056 from investment of reserve funds in 1994; $745,173 in equity in earnings of joint ventures and $19,451 from investment of reserve funds in 1995; and $577,128 in equity in earnings of joint ventures and $13,711 from investment of reserve funds in 1996. At December 31, 1996, the leasing status of all developed property was 92%.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenue is depreciation and amortization of $100,796 for 1993, $324,578 for 1994, $440,333 for 1995 and $591,390 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated as follows: $(17,908) to Class B Limited Partners and $(181) to General Partners for 1992; $442,135 to Class A Limited Partners, $(87,868) to Class B Limited Partners and $732 to General Partners for 1993; $879,232 to Class A Limited Partners, $(316,460) to Class B Limited Partners and $(1,051) to General Partners for 1994; $1,124,203 to Class A Limited Partners and $(434,564) to Class B Limited Partners and $0 for 1995; and $1,095,296 to Class A Limited Partners and $(589,646) to Class B Limited Partners for 1996.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND VI, L.P.

                                                                       1996           1995           1994           1993       1992
                                                                   ------------  --------------  -------------  -------------  ----
Gross Revenues(1)                                                   $  675,782    $  1,002,567    $   819,535    $    82,723   N/A
Profit on Sale of Properties                                                --              --             --             --
Less: Operating Expenses(2)                                             80,479          94,489        112,389         46,608
Depreciation and Amortization(3)                                         6,250           6,250          6,250          4,687
                                                                    ----------    ------------    -----------    -----------
Net Income (Loss) GAAP Basis(4)                                     $  589,053    $    901,828    $   700,896    $    31,428
                                                                    ==========    ============    ===========    ===========
Taxable Income (Loss): Operations                                   $  809,389    $    916,531    $   667,682    $    31,428
                                                                    ==========    ============    ===========    ===========
Cash Generated (Used By):                                               (2,716)       (278,728)      (276,376)        (2,478)
 Operations
 Joint Ventures                                                      1,044,891         766,212        203,543             --
                                                                    ----------    ------------    -----------    -----------
                                                                    $1,042,175    $  1,044,940    $   479,919    $    (2,478)
Less Cash Distributions to Investors:
 Operating Cash Flow                                                 1,042,175    $  1,044,940        245,800             --
 Return of Capital                                                     125,314              --             --             --
 Undistributed Cash Flow from Prior Year Operations                     18,027         216,092             --             --
                                                                    ----------    ------------    -----------    -----------
Cash Generated (Deficiency) after Cash Distributions                $ (143,341)   $   (216,092)   $   234,119    $    (2,478)
Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions                                               --              --             --             --
Limited Partner Contributions                                               --              --     12,163,461     12,836,539
                                                                    ----------    ------------    -----------    -----------
                                                                   $  --         $  --            $12,397,580    $12,834,061
Use of Funds:
 Sales Commissions and Offering Expenses                                    --              --      1,776,909      1,781,724
 Return of Original Limited Partner's Investment                            --              --             --            100
 Property Acquisitions and Deferred Project Costs                      234,924      10,721,376      5,912,454      3,856,239
                                                                    ----------    ------------    -----------    -----------
Cash Generated (Deficiency) after Cash Distributions and            $ (378,265)   $(10,937,468)   $(4,708,217)   $(7,195,998)
 Special Items                                                      ==========    ============    ===========    ===========

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
 Ordinary Income (Loss)
 - Operations Class A Units                                                 59              57             43              9
 - Operations Class B Units                                               (160)            (60)           (12)            (5)
 Capital Gain (Loss)                                                        --              --             --              0
Tax and Distributions Data per $1,000 Invested:
 Federal Income Tax Results:
 Ordinary Income (Loss)
 - Operations Class A Units                                                 56              56             41              1
 - Operations Class B Units                                                (99)            (51)           (22)            --
 Capital Gain (Loss)                                                        --              --             --             --
Cash Distributions to Investors:
Source (on GAAP Basis)
- Investment Income Class A Units                                           56              57             14             --
- Return of Capital Class A Units                                           --               4             --             --
- Return of Capital Class B Units                                           --              --             --             --
Source (on Cash Basis)
- Operations Class A Units                                                  50              61             14             --
- Return of Capital Class A Units                                            6              --             --             --
- Operations Class B Units                                                  --
Amount (in Percentage Terms) Remaining Invested in Program                 100%
Properties at the end of the Last Year Reported in the Table

---------------------------
(See notes on following page)

(1) Includes $3,436 in equity in loss of joint ventures and $86,159 from investment of reserve funds in 1993, $285,711 in equity in earnings of joint ventures and $533,824 from investment of reserve funds in 1994, $681,033 in equity in earnings of joint ventures and $321,534 from investment of reserve funds in 1995 and $607,214 in equity in earnings of joint ventures and $68,568 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 93%.
(2) Includes partnership administrative expenses.
(3) Included in equity in loss of joint ventures in gross revenues is depreciation of $3,436 for 1993, $107,807 for 1994, and $264,866 for 1995
    and $648,478 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $39,551 to Class A Limited Partners, $(8,042) to Class B Limited Partners and $(81) to the General Partner for 1993; $762,218 to Class A Limited Partners, $(62,731) to Class B Limited Partners and $1,409 to the General Partners for 1994; $1,172,944 to Class A Limited Partners, $(269,288) to Class B Limited Partners and $(1,828) to the General Partners for 1995; and $1,234,717 to Class A Limited Partners, $(645,664) to Class B Limited Partners and $0 to the General Partners for 1996.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND VII, L.P.

                                                                      1996           1995            1994       1993  1992
                                                                   -----------  --------------  --------------  ----  ----
Gross Revenues(1)                                                   $ 543,291         925,246    $    286,371    N/A   N/A
Profit on Sale of Properties                                               --                              --
Less: Operating Expenses(2)                                            84,265         114,953          78,420
Depreciation and Amortization(3)                                        6,250           6,250           4,688
                                                                    ---------    ------------    ------------
Net Income (Loss) GAAP Basis(4)                                     $ 452,776    $    804,043    $    203,263
                                                                    =========    ============    ============
Taxable Income (Loss): Operations                                   $ 657,443    $    812,402    $    195,067
                                                                    =========    ============    ============
Cash Generated (Used By):                                              20,883         431,728          47,595
 Operations
 Joint Ventures                                                       760,628         424,304          14,243
                                                                    ---------    ------------    ------------
                                                                    $ 781,511    $    856,032    $     61,838
Less Cash Distributions to Investors:                                 781,511    $    856,032          52,195
 Operating Cash Flow
 Return of Capital                                                     10,805          22,064              --
 Undistributed Cash Flow from Prior Year Operations                        --           9,643              --
                                                                    ---------    ------------    ------------
Cash Generated (Deficiency) after Cash Distributions                $ (10,805)   $    (31,707)   $     (9,643)
Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions                                                              --              --
Limited Partner Contributions                                      $                  805,212      23,374,961
                                                                   --            ------------    ------------
                                                                   $  --         $    773,505    $ 23,384,604
Use of Funds:
 Sales Commissions and Offering Expenses                                   --         244,207       3,351,569
 Return of Original Limited Partner's Investment                           --             100              --
 Property Acquisitions and Deferred Project Costs                     736,960      14,971,002       4,477,765
                                                                    ---------    ------------    ------------
Cash Generated (Deficiency) after Cash Distributions and            $(747,765)   $(14,441,804)   $(15,555,270)
 Special Items                                                      =========    ============    ============

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
 Ordinary Income (Loss)
 - Operations Class A Units                                                62              57              29
 - Operations Class B Units                                               (98)            (20)             (9)
 Capital Gain (Loss)                                                       --              --              --
Tax and Distributions Data per $1,000 Invested:
 Federal Income Tax Results:
 Ordinary Income (Loss)
 - Operations Class A Units                                                55              55              28
 - Operations Class B Units                                               (58)            (16)            (17)
 Capital Gain (Loss)                                                       --              --              --
Cash Distributions to Investors:
Source (on GAAP Basis)
- Investment Income Class A Units                                          43              52               7
- Return of Capital Class A Units                                          --              --              --
- Return of Capital Class B Units                                          --              --              --
Source (on Cash Basis)
- Operations Class A Units                                                 42              51               7
- Return of Capital Class A Units                                           1               1              --
- Operations Class B Units                                                 --              --              --
Source (on a Priority Distribution Basis)(5)
- Investment income Class A Units                                          29              30               4
- Return of Capital Class A Units                                          14              22               3
- Return of Capital Class B Units                                          --              --              --
Amount (in Percentage Terms) Remaining Invested in Program                100%
Properties at the end of the Last Year Reported in the Table

--------------------------------------------------------------------------------
(See notes on following page)

(1) Includes $78,799 in equity in earnings of joint ventures and $207,572 from investment of reserve funds in 1994, and $403,325 in equity in earnings of joint ventures and $521,921 from investment of reserve funds in 1995 and $457,144 in equity in earnings of joint ventures and $86,147 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 90% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,468 for 1994, $140,533 for 1995 and $605,247 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $233,337 to Class A Limited Partners, $(29,854) to Class B Limited Partners and $(220) to the General Partner for 1994; $950,826 to Class A Limited Partners, $(146,503) to Class B Limited Partners and $(280) to the General Partners for 1995; and $1,062,605 to Class A Limited Partners, $(609,829) to Class B Limited Partners and $0 to the General Partners for 1996.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1996, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $659,487.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                       WELLS REAL ESTATE FUND VIII, L.P.

                                                                       1996            1995       1994  1993  1992
                                                                   -------------  --------------  ----  ----  ----
Gross Revenues(1)                                                   $ 1,057,694    $    402,428    N/A   N/A   N/A
Profit on Sale of Properties                                                 --
Less: Operating Expenses(2)                                             114,854         122,264
Depreciation and Amortization(3)                                          6,250           6,250
                                                                    -----------    ------------
Net Income (Loss) GAAP Basis(4)                                     $   936,590    $    273,914
                                                                    ===========    ============
Taxable Income (Loss): Operations                                   $ 1,001,974    $    404,348
                                                                    ===========    ============
Cash Generated (Used By):                                               623,268         204,790
 Operations
 Joint Ventures                                                         279,984          20,287
                                                                    -----------    ------------
                                                                    $   903,252    $    225,077
Less Cash Distributions to Investors:                                   903,252              --
 Operating Cash Flow
 Return of Capital                                                        2,443              --
 Undistributed Cash Flow from Prior Year Operations                 $   222,077   $
                                                                    -----------   --
Cash Generated (Deficiency) after Cash Distributions                $  (227,520)   $    225,077
Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions                                                --              --
Limited Partner Contributions                                         1,898,147      30,144,542
                                                                    -----------    ------------
                                                                    $ 1,670,627    $ 30,369,619
Use of Funds:
 Sales Commissions and Offering Expenses                                464,760       4,310,028
 Return of Original Limited Partner's Investment                             --              --
 Property Acquisitions and Deferred Project Costs                     7,931,566       6,618,273
                                                                    -----------    ------------
Cash Generated (Deficiency) after Cash Distributions and            $(6,725,699)   $(19,441,318)
 Special Items                                                      ===========    ============

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
 Ordinary Income (Loss)
 - Operations Class A Units                                                  46              28
 - Operations Class B Units                                                 (47)             (3)
 Capital Gain (Loss)
Tax and Distributions Data per $1,000 Invested:
 Federal Income Tax Results:
 Ordinary Income (Loss)
 - Operations Class A Units                                                  46              17
 - Operations Class B Units                                                 (33)             (3)
 Capital Gain (Loss)                                                         --              --
Cash Distributions to Investors:
Source (on GAAP Basis)
- Investment Income Class A Units                                            43              --
- Return of Capital Class A Units                                            --              --
- Return of Capital Class B Units                                            --              --
Source (on Cash Basis)
- Operations Class A Units                                                   32              --
- Return of Capital Class A Units                                            11              --
- Operations Class B Units                                                   --              --
Source (on a Priority Distribution Basis)(5)
 - Investment Income Class A Units                                           33              --
 - Return of Capital Class A Units                                           10              --
 - Return of Capital Class B Units                                           --              --
Amount (in Percentage Terms) Remaining Invested in Program                  100%
Properties at the end of the Last Year Reported in the Table

----------------------------------
(See notes on following page)

(1) Includes $28,377 in equity in earnings of joint ventures and $374,051 from investment of reserve funds in 1995 and $241,819 in equity in earnings of joint ventures and $815,875 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 93% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $14,058 for 1995 and $265,259 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $294,221 to Class A Limited Partners, $(20,104) to Class B Limited Partners and $(203) to the General Partners for 1995; and $1,207,540 to Class A Limited Partners, $(270,653) to Class B Limited Partners and $(297) to the General Partners for 1996.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1996, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $250,776.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND IX, L.P.

                                                                       1996       1995  1994  1993  1992
                                                                   -------------  ----  ----  ----  ----
Gross Revenues(1)                                                   $   406,891    N/A   N/A   N/A   N/A
Profit on Sale of Properties                                                 --
Less: Operating Expenses(2)                                             101,885
Depreciation and Amortization(3)                                          6,250
                                                                    -----------
Net Income (Loss) GAAP Basis(4)                                     $   298,756
                                                                    ===========
Taxable Income (Loss): Operations                                   $   304,552
                                                                    ===========
Cash Generated (Used By):
 Operations                                                             151,150
 Joint Ventures                                                              --
                                                                    -----------
                                                                    $   151,150
Less Cash Distributions to Investors:
 Operating Cash Flow                                                    149,425
                                                                    -----------
Cash Generated (Deficiency) after Cash Distributions                $     1,725
Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions                                                --
Limited Partner Contributions                                        35,000,000
                                                                    -----------
                                                                    $35,001,725
Use of Funds:
 Sales Commissions and Offering Expenses                              4,900,321
 Return of Original Limited Partner's Investment                             --
 Property Acquisitions and Deferred Project Costs                     6,544,019
                                                                    -----------
Cash Generated (Deficiency) after Cash Distributions and            $23,557,385
 Special Items                                                      ===========

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
 Ordinary Income (Loss)
 - Operations Class A Units                                                  28
 - Operations Class B Units                                                 (11)
 Capital Gain (Loss)                                                         --
Tax and Distributions Data per $1,000 Invested:
 Federal Income Tax Results:
 Ordinary Income (Loss)
 - Operations Class A Units                                                  26
 - Operations Class B Units                                                 (48)
 Capital Gain (Loss)                                                         --
Cash Distributions to Investors:
Source (on GAAP Basis)
- Investment Income Class A Units                                            13
- Return of Capital Class A Units                                            --
- Return of Capital Class B Units                                            --
Source (on Cash Basis)
- Operations Class A Units                                                   13
- Return of Capital Class A Units                                            --
- Operations Class B Units                                                   --
Source (on a Priority Distribution Basis)(5)
 - Investment Income Class A Units                                           10
 - Return of Capital Class A Units                                            3
 - Return of Capital Class B Units                                           --
Amount (in Percentage Terms) Remaining Invested in Program                  100%
Properties at the end of the Last Year Reported in the Table

-----------------
(1) Includes $23,077 in equity in earnings of joint ventures and $383,884 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 100% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,286 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $330,270 to Class A Limited Partners, $(31,220) to Class B Limited Partners and $(294) to the General Partners for 1996.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1996, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $36,355.

                                   EXHIBIT B

                             SUBSCRIPTION AGREEMENT

To:  Wells Real Estate Investment Trust, Inc.
     3885 Holcomb Bridge Road
     Norcross, Georgia  30092

Ladies and Gentlemen:

     The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock of ("Shares") in Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "NationsBank, N.A., as Escrow Agent."

     Payments for Shares will be held in escrow until the Company has received and accepted subscriptions for 125,000 Shares ($1,250,000), except with respect to residents of the States of New York and Pennsylvania, whose payments for Shares will be held in escrow until the Company has received and accepted subscriptions for 250,000 Shares ($2,500,000) from all investors.

     I hereby acknowledge receipt of the Prospectus for the Company dated January 30, 1998 (the "Prospectus").

     I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. Subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.

     Prospective investors are hereby advised of the following:

     (a) The assignability and transferability of the Shares is restricted and will be governed by the Company's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

     (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

     (c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate an investment in the Company.

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                   CONDITIONS RESTRICTING TRANSFER OF SHARES

     260.141.11  Restrictions on Transfer.
                 ------------------------

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260,141.12 of the Rules), except:

          (1)  to the issuer;

          (2) pursuant to the order or process of any court;

          (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

          (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (5) to holders of securities of the same class of the same issuer;

          (6) by way of gift or donation inter vivos or on death;

          (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

          (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter syndicate or selling group;

          (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly owned subsidiary of such corporation , or by a wholly owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

          (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision
(f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

SPECIAL NOTICE FOR MASSACHUSETTS AND MINNESOTA RESIDENTS ONLY

     In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber received the Prospectus. Residents of the State of Massachusetts who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

     SPECIAL NOTICE FOR NEBRASKA RESIDENTS ONLY


  No person or entity selling Shares on behalf of the Company may complete a sale of the share until at least five business days after the date the prospective investor receives a Prospectus.

                       STANDARD REGISTRATION REQUIREMENTS

     The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

(1)  INDIVIDUAL:  One signature required.

(2)  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:  All parties must sign.

(3)  TENANTS IN COMMON:  All parties must sign.

(4)  COMMUNITY PROPERTY:  Only one investor signature required.

(5)  PENSION OR PROFIT SHARING PLANS:  The trustee signs the Signature Page.

(6) TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

(7) COMPANY: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner") has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

(8) CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designation the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

(9) IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

(10) KEOGH (HR 10):  Same rules as those applicable to IRAs.

(11) UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT
     (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

             INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
       TO WELLS REAL ESTATE INVESTMENT TRUST, INC. SUBSCRIPTION AGREEMENT

--------------------------------------------------------------------------------------------------------------------------------
INVESTMENT INSTRUCTIONS        Please follow these instructions carefully.  Failure to do so may result in the rejection of your subscription.  All information on the Subscription Agreement Signature Page should be completed as follows:
--------------------------------------------------------------------------------------------------------------------------------
1.  INVESTMENT                 A minimum investment of $1,000 (100 Shares) is required, except for certain states which require a higher minimum investment.  A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES
                               SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "NATIONSBANK, N.A., AS ESCROW AGENT"
                               Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled "INVESTOR SUITABILITY STANDARDS."  Please indicate the state in which the sale was made.
--------------------------------------------------------------------------------------------------------------------------------
2.  TYPE OF                    Please check the appropriate box to indicate the type of entity or type of individuals
    OWNERSHIP                  subscribing.
--------------------------------------------------------------------------------------------------------------------------------
3.  REGISTRATION               Please enter the exact name in which the Shares are to be held.  For joint tenants with right
    NAME AND                   of survivorship or tenants in common, include the names of both investors.  In the case of
    ADDRESS                    partnerships or corporations, include the name of an individual to whom correspondence will be addressed.  Trusts should include the name of the trustee.  All investors must complete the space provided for taxpayer identification number or social security number.  By signing in Section 6, the investor is certifying that this number is correct.  Enter the mailing address and telephone numbers of the registered owner of this investment.  In the case of a
                               Qualified Plan or trust, this will be the address of the trustee.  Indicate the birthday and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.
--------------------------------------------------------------------------------------------------------------------------------
4.  INVESTOR NAME              Complete this Section only if the investor's name and address is different from the
    AND ADDRESS                registration name and address provided in Section 4.  If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.
--------------------------------------------------------------------------------------------------------------------------------
5.  SUBSCRIBER                 Please separately initial each representation made by the investor where indicated.  Except
    SIGNATURE                  in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf.  Each investor must sign and date this
                               Section.  If title is to be held jointly, all parties must sign.  If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.  PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO  BE NOTARIZED.
--------------------------------------------------------------------------------------------------------------------------------
6.  ADDITIONAL                 Please check if you plan to make one or more additional investments in the Company.  All
    INVESTMENTS                additional investments must be increments of at least $25.  Additional investments by residents of Maine must be for the minimum amounts stated under "INVESTOR SUITABILITY
                               STANDARDS" in the Prospectus, and residents of Maine must execute a new Subscription
                               Agreement Signature Page to make additional investments in the Company.  If additional investments in the Company are made, the investor agrees to notify the Company and the
                               Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement.  The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature
                               Page may receive a commission not to exceed 7% of any such additional investments in the
                               Company.
--------------------------------------------------------------------------------------------------------------------------------
7.  DISTRIBUTIONS              a.  DISTRIBUTION REINVESTMENT PLAN:  By electing the Distribution Reinvestment Plan, the investor elects to reinvest all distributions of Cash Available for Distribution in the
                                   Company.  The investor agrees to notify the Company and the Broker-Dealer named on the
                                   Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription

--------------------------------------------------------------------------------------------------------------------------------
                                   Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription
                                   Agreement Signature Page may receive a commission not to exceed 8% of any reinvested distributions.

                               b.  DISTRIBUTION ADDRESS:  If cash distributions are to be sent to an address other than that provided in Section 5 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
--------------------------------------------------------------------------------------------------------------------------------
8.  BROKER-DEALER              This Section is to be completed by the Registered Representative.  Please complete all
                               BROKER-DEALER information contained in Section 9 including suitability certification.
                               SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.
--------------------------------------------------------------------------------------------------------------------------------


The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

               IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                           PLEASE CALL 1-800-448-1010

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1.__________________INVESTMENT__________________________________________________

-------------------------------------    Make Investment Check Payable to:
 ____________________________            NationsBank, N.A. as Escrow Agent
 _________________
    # of Shares   Total $ Invested       [_] Initial Investment (Minimum $1,000)
    (#Shares x $10.00=$ Invested)        [_] Additional Investment (Minimum
Minimum purchase  $1,000 or 100 Shares       $25.00)
--------------------------------------       State in which sale was made______

2.__________________ADDITIONAL INVESTMENTS__________________________________

 Please check if you plan to make additional investments in the Company:    [_]

  (If additional investments are made, please include social security number or other taxpayer identification number on your check).

 (All additional investments must be made in increments of at least $10.)

3.__________________TYPE OF                             -------------------
OWNERSHIP__________________________________________________________________


[_]    IRA (06)                                  [_]    Individual (01)
[_]    Keogh (10)                                [_]    Joint Tenants With Right of Survivorship (02)
[_]    Qualified Pension Plan (11)               [_]    Community Property (03)
[_]    Qualified Profit Sharing Plan (12)        [_]    Tenants in Common (04)
[_]    Other Trust__________________________     [_]    Custodian:  A Custodian for______________________ under
        For the Benefit of_____________________         the Uniform Gift to Minors Act of the State of ________ (08)
[_]    Partnership (15)                          [_]    Other____________________________________________

4.__________________REGISTRATION NAME AND
ADDRESS____________________________________________________
 Please print name(s) in which Shares are to be registered.  Include trust name, if applicable.
 [_] Mr.  [_] Mrs.  [_] Ms.  [_] MD  [_] Ph.D.  [_] DDS  [_] Other_________               Taxpayer Identification Number
                                                                                           [ ][ ]-[ ][ ][ ][ ][ ][ ][ ]
_____________________________________________________                                           Social Security Number
                                                                                           [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]
_____________________________________________________
 Street Address
 or P.O. Box    ______________________________________________________________________________________________________

 City  ______________________________________________  State __________________  Zip Code  ___________________________

 Home                                                  Business
 Telephone No. (_____)____________________             Telephone No. (_____)_____________________

 Birthdate ________________________________            Occupation ____________________________________________________


5.__________________INVESTOR NAME AND ADDRESS_________________________________________________________
 Please print name(s) in which Shares are to be registered.  Include trust name, if applicable.

 (Complete only if different from registration name and address).

  [_] Mr.  [_] Mrs.  [_] Ms.  [_] MD  [_] Ph.D.  [_] DDS  [_] Other___________________________________________________________

 Name___________________________________________________________                               Social Security Number
                                                                                           [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]
 Street Address
 or P.O. Box    ______________________________________________________________________________________________________

 City  ______________________________________________  State __________________  Zip Code  ___________________________

 Home                                                  Business
 Telephone No. (_____)____________________             Telephone No. (_____)_____________________

 Birthdate ________________________________            Occupation ____________________________________________________

6.__________________SUBSCRIBER SIGNATURE_______________________________________

  Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to indicate the Company to accept this subscription, I hereby represent and warrant to you as follows:

 (a) I have received the Prospectus                       _______    _______
                                                         Initials    Initials

 (b) I accept and agree to be bound by the terms and conditions of the Articles
     of Incorporation.                                    _______    _______
                                                         Initials    Initials

 (c) I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more, or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary resident as set forth in the Prospectus under "INVESTOR-
     SUITABILITY STANDARDS".                              _______    _______
                                                         Initials    Initials

 (d) If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer to my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner's Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.
                                                          _______    _______
                                                         Initials    Initials

 (e) ARKANSAS AND TEXAS RESIDENTS ONLY: I am purchasing the Shares for my own account and acknowledge that the investment is not liquid.
                                                          _______    _______
                                                         Initials    Initials

I declare that the information supplied above is true and correct and may be relied upon the Company in connection with my investment in the Company. Under penalties, perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

_________________________________  _______________________________________
 Signature of Investor or Trustee  Signature of Joint Owner, if applicable

Date________________________________

        (MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN).

7.__________________DISTRIBUTIONS_______________________________________________

 7(a). Check the following box to participate in the Distribution Reinvestment Plan. [_]
  7(b). Complete following section only to direct distributions to a party other than registered owner:

 Name ______________________________________________________________

 Account Number ____________________________________________________

 Street Address
 or P.O. Box _______________________________________________________

 City ___________________________ State ________ Zip Code __________

8. _________________BROKER-DEALER____________________________________

                 (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

 The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of Appendix F and that he has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of Appendix F (Attachment No. 1 to Dealer Agreement).

 Broker-Dealer Name___________________________  Telephone No. (____)____________

 Broker-Dealer Street
 Address or P.O. Box____________________________________________________________

 City ___________________________ State ________________________ Zip Code ______

 Registered
 Representative Name ___________________________ Telephone No. (____)___________

 Reg. Rep. Street
 Address or P.O. Box____________________________________________________________

 City ___________________________ State ________________________ Zip Code ______

______________________________________      ____________________________________
 Broker-Dealer Signature, if required       Registered Representative Signature

Please mail completed Subscription Agreement (with all signatures) and check(s)
                                made payable to

                       NationsBank, N.A., as Escrow Agent
                       WELLS INVESTMENT SECURITIES, INC.
                          800-448-1010 or 770-449-7800

Overnight address:                                              Mailing address:
3885 Holcomb Bridge Road                                         P.O. Box 926040
Norcross, Georgia  30092-9209                      Norcross, Georgia  30092-9209


ACCEPTANCE BY CORPORATION               Amount            Date
                                              ----------      ----------

Received and Subscription Accepted:  Check No.          Certificate No.
                                              --------                 --------

By:                          Wells Real Estate Investment Trust, Inc.
   ------------------------

------------------------     --------------------------   ----------------------
   Broker-Dealer #               Registered Rep #              Account #

                                   EXHIBIT C

                           DIVIDEND REINVESTMENT PLAN


Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation, as amended and restated to date (the "Articles"), has adopted a Dividend Reinvestment Plan (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

     1. As agent for stockholders ("Stockholders") of the Company who purchase shares of the Company's common stock (the "Shares") pursuant to the Company's public offering which commenced January 30, 1998, which offering is expected to be completed within one year from the date of such effectiveness (the "Offering") and who elect to participate in the DRP (the "Participants), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer-Manager for Participating Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

     2.  Procedure for Participation.  Any Stockholder who purchased Shares
         ---------------------------
pursuant to the Company's Offering may elect to become a Participant by completing and executing the Subscription Agreement, enrollment form or other appropriate authorization form as may be available from the Company, the Dealer-Manager or Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP are currently paid monthly and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he will promptly so notify the Company in writing.

     3.  Purchase of Shares.  Participants will acquire Shares from the Company
         ------------------
at a fixed price of $10 per Share until all 1,500,000 Initial DRP Shares (as defined) are issued. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit.

     Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) 1,500,000 Shares which were registered for the DRP in the Offering (the "Initial DRP Shares"), (b) shares of the Company's stock purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the "Secondary Market"), or (c) shares registered by the Company with the SEC for use in the DRP (a "Secondary Registration").

     Shares purchased on the Secondary Market as set forth in (b) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market or registered in a Secondary Registration for use in the DRP may be at prices lower or higher than the $10 per Share price which will be paid for the Initial DRP Shares.

     If the Company acquires shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in the Secondary Market or to complete a Secondary Registration for shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

     It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

     4.  Share Certificates.  The ownership of the Shares purchased through the
         ------------------
DRP will be in book-entry form only until the Company begins to issue certificates for all its outstanding Common Stock.

     5.  Reports.  Within 90 days after the end of the Company's fiscal year,
         -------
the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

     6.  Termination by Participant.  A Participant may terminate participation
         --------------------------
in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

     7.  Amendment or Termination of DRP by the Company.  The Directors of the
         ----------------------------------------------
Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

     8.  Liability of the Company.  The Company shall not be liable for any act
         ------------------------
done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended or the securities act of a state, the Company has been advised that, in the opinion of the Securities and Exchange Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

     9.  Governing Law.  This DRP shall be governed by the laws of the State of
         -------------
Maryland.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
                    ----------------------------------------

                          P  R  O  S  P  E  C  T  U  S

                                      for

                           DIVIDEND REINVESTMENT PLAN

     Pursuant to its revised Dividend Reinvestment Plan (the "Plan"), Wells Real Estate Investment Trust, Inc., a Delaware corporation (the "Company"), hereby offers to holders of its Common Stock, $.01 par value per share (the "Common Stock") the opportunity to purchase, through reinvestment of dividends or by additional cash payments, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

     The Plan was implemented initially in connection with the Company's registered public offering of 16,500,000 shares of its Common Stock (the "Initial Offering"), of which amount 1,500,000 shares were registered and reserved for distribution pursuant to the Plan.

     Dividends reinvested pursuant to the Plan will be applied to the purchase of shares of Common Stock at a price of $10.00 per share until all 1,500,000 shares reserved initially for the Plan (the "Initial Plan Shares") have been purchased. Thereafter, the Company may in its sole discretion acquire additional shares for purchase under the Plan may either through purchases on the open market, through the Company's share repurchase program and/or additional registrations of common stock for use in the Plan. In any case, the per share purchase price under the Plan for such additionally acquired shares will equal the then-prevailing market price of the stock as determined by the Company's Board of Directors, which if the Company's stock is listed shall equal the price on the applicable stock exchange, Nasdaq or over-the-counter market.

     This Prospectus relates to 1,500,000 shares of Common Stock that have been registered for sale under the Plan. Please retain this Prospectus for future reference.

     The executive offices of the Company are located at 3885 Holcomb Bridge Rd., Norcross, Georgia 30092, and its telephone number is (770) 449-7800.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE SUCH REGULATORS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

             The date of this Prospectus is _______________________

AUTHORIZATION

     No person has been authorized to give any information or to make representations not contained in this Prospectus regarding the Company or the offering made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither delivery of this Prospectus nor any sale made hereunder shall create an implication that information contained herein is correct as of any time subsequent to the date hereof.

AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices in New York (Suite 1300, 7 World Trade Center, New York, New York 10048) and Chicago (Suite 1400, 500 West Madison Street, Chicago, Illinois 60661). Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents (or applicable portions thereof), filed with the Commission pursuant to the 1934 Act or the Securities Act of 1933, as amended (the "1933 Act"), are incorporated by reference in this Prospectus:

1. The description of the Common Stock contained in the Company's Registration Statement on Form S-11, as amended.

2.   The Company's Annual Report on Form l0-K for the year ended ______________.

3.   The Company's Quarterly Reports on Form l0-Q for the quarters ended
     ___________________________.

     All documents filed pursuant to Sections l3(a), l3(c), l4 or l5(d) of the l934 Act after the date of this Prospectus and before termination of this offering are incorporated by reference into this Prospectus from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus. Anyone receiving a copy of this Prospectus may obtain, without charge, a copy of any of the documents incorporated by reference, except for the exhibits, if any, to those documents. Telephone or mail your request to:

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
                            3885 HOLCOMB BRIDGE RD.
                            NORCROSS, GEORGIA  30092
                             ATTENTION:  SECRETARY
                                 (770) 449-7800

THE COMPANY

     The Company, founded in 1997, is a Maryland corporation that owns and operates income producing real estate, primarily commercial office buildings. The Company is structured and operated in a manner intended to enable it to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code").

THE PLAN

     The Plan provides you with a simple and convenient way to invest your cash dividends in additional shares of Common Stock. As a participant in the Plan, you may purchase shares at a price of $10.00 per share until all 1,500,000 Initial Plan Shares have been purchased. Thereafter, additional shares for purchase within the Plan may (but do not have to), be acquired by the Company in its sole discretion either through purchases on the open market, purchases pursuant to the Company's share repurchase program and/or additional registrations of common stock relating to the Plan. In any case other than purchase of the Initial Plan Shares, the per share purchase price under the Plan will equal the then-prevailing market price of the stock, which if the Company's stock is listed shall equal the price on the applicable stock exchange, Nasdaq or over-the-counter market.

     You receive free custodial service for the shares you hold through the Plan.

     Shares for the Plan will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of the Plan Shares provide the Company with funds for general corporate purposes.

ELIGIBILITY

     Holders of record of Common are eligible to participate in the Plan with respect to any whole number of their shares. If your shares are held of record by a broker or nominee and you want to participate in the Plan, you must make appropriate arrangements with your broker or nominee.

     The Company may refuse participation in the Plan to shareholders residing in states where shares offered pursuant to the Plan are neither registered under applicable securities laws nor exempt from registration.

ADMINISTRATION

     As of the date of this Prospectus, the Plan is administered by the Company or an affiliate of the Company (the "Plan Administrator"), but a different entity may act as Plan Administrator in the future. The Plan Administrator will keep all records of your Plan account and sends statements of your account to you. Shares of Common Stock purchased under the Plan are registered in the name of each participating shareholder.

ENROLLMENT

     You may join the Plan by signing the enrollment form enclosed with this Prospectus and returning it to the Company.

     Your participation in the Plan will begin with the first dividend payment after your signed card is received, provided your card is received on or before ten days prior to the record date established for that dividend. Record dates for dividends are ordinarily on or about the 15th day of March, June, September and December, but may be changed from time to time in the discretion of the Company's management. If your enrollment form is received after the record date for any dividend and before payment of that dividend, that dividend will be paid to you in cash and reinvestment of your dividends will not begin until the next dividend payment date.

COSTS

     Participants in the Plan pay no service charges or other fees for purchases made under the Plan. All costs of administration of the Plan are paid by the Company. However, any interest earned on dividends on shares within the Plan will be paid to the Company to defray certain costs relating to the Plan. If you terminate participation in the Plan or ask that your Plan shares be sold, you will pay certain charges as explained in "Termination of Participation" below. Except as described below, the Company will pay the following commissions and fees to certain affiliates of the Company in connection with shares of Common Stock sold to participants under the Plan (expressed as a percentage of the purchase price proceeds): (a) a selling commission of 7% (the "Selling Commission"), all of which may be reallowed to the brokers and dealers of such shares; (b) a marketing and due diligence fee (the "Due Diligence Fee") of 2.5%; and (c) an acquisition and advisory fee ("Acquisition and Advisory Fee") of 3%, which after sale of the Initial Plan Shares will be paid only in the event that proceeds of the sale of such shares are used to acquire properties. In Ohio, only the Acquisition and Advisory Fee may be paid in connection with sales of stock under the Plan.

PURCHASES AND PRICE OF SHARES

     Common Stock dividends will be invested within 30 days after the date on which Common Stock dividends are paid each quarter (the "Investment Date"). Payment dates for Common Stock dividends are ordinarily on or about the last calendar day of March, June, September and December, but may be changed from time to time in the discretion of the Company.

     You become an owner of shares purchased under the Plan as of the Investment Date. No shares will be purchased under the Plan at less than their par value ($.01 per share). Dividends paid on shares held in the Plan (less any required withholding tax) will be credited to your Plan account. Dividends are paid on both full and fractional shares held in your account and are automatically reinvested.

     Reinvested Distributions.  You may elect dividend reinvestment with respect
     ------------------------
to any whole number of shares registered in your name on the records of the Company. Specify on the enrollment form the number of shares for which you want dividends reinvested. Dividends on all shares purchased pursuant to the Plan will be automatically reinvested. The number of shares purchased for you as a participant in the Plan depends on the amount of your dividends on these shares (less any required withholding tax) and the purchase price of the Common Stock. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the purchase price per share.

     Shares of Common Stock for participants will be purchased from the Company at a price per share of $10 for all of the Initial Plan Shares, and thereafter (if available) at prices equal to the then-prevailing market price of the stock as determined by the Company's Board of Directors, which if the Company's stock is listed shall equal the closing price on the applicable stock exchange, Nasdaq or over-the-counter market on the trading day immediately prior to the Investment Date.

     Optional Cash Purchases.  Until determined otherwise by the Company, Plan
     -----------------------
participants may not make additional cash payments for the purchase of Common Stock under the Plan.

DIVIDENDS ON SHARES HELD IN PLAN

     Dividends paid on shares held in the Plan (less any required withholding tax) will be credited to your Plan account. Dividends are paid on both full and fractional shares held in your account and are automatically reinvested.

ACCOUNT STATEMENTS

     You will receive a statement of your account within 60 days after each Investment Date. The statements will contain a report of all transactions since the last statement, including information with respect to the number of shares allocated to your account, the amount of dividends received which are allocable to you, the amount of Common Stock purchased therewith and the price paid.
These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

CERTIFICATES FOR SHARES

     As of the date of this Prospectus, the Company is not issuing certificates for shares purchased under the Plan, and your ownership of such shares will be evidenced on the books of the Company in your account. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates, and reduces the costs of the Plan.

     After the date the Company begins issuing certificates for the outstanding shares of its Common Stock, certificates for any number of whole shares credited to your account will be issued in your name upon your written request to the Plan Administrator. Certificates for fractional shares will not be issued. Should you want your certificates issued in a different name, you must notify the Plan Administrator in writing and comply with applicable transfer requirements. If you wish to sell any whole shares credited to your account under the Plan, you will have the option of either (i) receiving a certificate for such whole number of shares, or (ii) requesting that such shares held in your account be sold, in which case the shares will be sold on the open market as soon as practicable. Brokerage commissions on such sales will not be paid by the Company, and will be deducted from the sales proceeds. See "Termination of Participation." If you wish to pledge shares credited to your account, you must first have the certificate for those shares issued in your name.

TERMINATION OF PARTICIPATION

     You may discontinue reinvestment of dividends under the Plan with respect to all, but not less than all, of your shares (including shares held for your account in the Plan) at any time by notifying the Plan Administrator in writing no less than ten days prior to the next record date. A notice of termination received by the Plan Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the Plan may thereafter rejoin the Plan by notifying the Company and completing all necessary forms and otherwise as required by the Company.

     If you notify the Plan Administrator of your termination of participation in the Plan or if your participation in the Plan is terminated by the Company, the Company's stock ownership records will be updated to include the number of whole shares in your Plan account. For any fractional shares of stock in your Plan account, the Plan Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

     A participant who changes his or her address must promptly notify the Plan Administrator. If a participant moves his residence to a state where shares offered pursuant to the Plan are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the Plan.

AMENDMENT AND TERMINATION OF PLAN

     The Company may, in its sole discretion, amend any aspect of the Plan without the consent of participants or other stockholders, provided that notice of any material amendment is sent to participants at least 30 days prior to the effective date thereof. The Company may also, in its sole discretion, terminate the Plan for any reason at any time with ten days prior written notice of such termination to all participants. You will be notified if the Plan is terminated or materially amended. The Company may also terminate any participant's participation in the Plan at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a real estate investment trust under the Code.

VOTING OF SHARES HELD UNDER THE PLAN

     You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the Plan at the same time that you vote the shares registered in your name on the records of the Company.

STOCK DIVIDENDS, STOCK SPLITS AND RIGHTS OFFERINGS

     Your Plan account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the Plan for you. If the Company issues to its shareholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your Plan account.

RESPONSIBILITY OF THE PLAN ADMINISTRATOR AND THE COMPANY UNDER THE PLAN

     The Plan Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant's account upon a participant's death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

     All notices from the Plan Administrator to a participant will be mailed to the participant at his last address of record with the Plan Administrator, which will satisfy the Plan Administrator's duty to give notice. Participants must promptly notify the Plan Administrator of any change in address.

     YOU SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE PLAN ADMINISTRATOR CAN PROVIDE ANY ASSURANCE OF A PROFIT OR PROTECTION AGAINST LOSS ON ANY SHARES PURCHASED UNDER THE PLAN.

INTERPRETATION AND REGULATION OF THE PLAN

     The Company reserves the right, without notice to participants, to interpret and regulate the Plan as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

     The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the Plan. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans. No ruling, however, has been issued or requested regarding the Plan. THE FOLLOWING DISCUSSION IS FOR YOUR GENERAL INFORMATION ONLY, AND YOU MUST CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES (INCLUDING THE EFFECTS OF ANY CHANGES IN LAW) THAT MAY RESULT FROM YOUR PARTICIPATION IN THE PLAN AND THE DISPOSITION OF ANY SHARES PURCHASED PURSUANT TO THE PLAN.

     REINVESTED DIVIDENDS.   Stockholders subject to federal income taxation who
elect to participate in the Plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their dividends in cash but rather to have their dividends held pursuant to the Plan. Specifically, participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the Plan. A Stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

     RECEIPT OF SHARE CERTIFICATES AND CASH. You will not realize any income if you receive certificates for whole shares credited to your account under the Plan. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

     Directors and officers of the Company shall be indemnified against liabilities, fines, penalties, and claims imposed upon or asserted against them for actions in their capacities as directors and/or officers of the Corporation to the fullest extent permitted under the Delaware General Corporation Law ("DGCL"). This indemnification covers all costs and expenses reasonably incurred by a director or officer. In addition, the DGCL and the Company's Amended and Restated Articles of Incorporation may, under certain circumstances, eliminate the liability of directors and officers in a shareholder or derivative proceeding.

     Insofar as indemnification for liabilities arising under the l933 Act may be permitted to directors, officers, or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the l933 Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such director or officer, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the l933 Act and will be governed by the final adjudication of such issue.

EXPERTS

     The financial statements of the Company incorporated by reference from its Registration Statement on Form S-11 have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

PLAN ADMINISTRATOR; INQUIRIES REGARDING THE PLAN

     Changes in name or address, notices of termination, requests to participate in the Plan, questions about the Plan and your participation therein, and all other matters regarding the Plan should be directed to:

                   Wells Real Estate Investment Trust, Inc.
                          Dividend Reinvestment Plan
                            3885 Holcomb Bridge Rd.
                              Norcross, GA  30092

                          E N R O L L M E N T  F O R M
                          ----------------------------

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                           DIVIDEND REINVESTMENT PLAN

TO JOIN THE PLAN:

     (l) Complete this card. Be sure to include your social security or tax identification number and signature.

     (2)  Staple or tape the card closed so that your signature is enclosed.

     I hereby appoint Wells Real Estate Investment Trust, Inc. (the "Company") (or any successor), acting as plan administrator, as my agent to receive cash dividends that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such dividends to the purchase of full shares and fractional interests in shares of the Company's Common Stock.

     I understand that the purchases will be made under the terms and conditions of the Dividend Reinvestment Plan as described in the Prospectus and that I may revoke this authorization at any time by notifying the Plan Administrator, in writing, of my desire to terminate my participation.

          Please indicate your participation below. Return this card only if you wish to participate in the Plan

_____________   Yes, I would like to participate in the Dividend Reinvestment
                Plan for all my shares of Common Stock.

                    Please Print Full Legal Name(s):

                    _______________________________________________________


                    Social Security or Tax Identification Number:

                    _______________________________________________________

Date: __________________________________

IF YOUR SHARES ARE HELD OF RECORD BY A BROKER OR NOMINEE, YOU MUST MAKE APPROPRIATE ARRANGEMENTS WITH THE BROKER OR NOMINEE TO PARTICIPATE IN THE PLAN.

--------------------------------------------------------------------------------

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Dealer Manager. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained herein is correct as of any time subsequent to the date hereof. In the event of material changes, this Prospectus will be amended to reflect such changes.

                           SUMMARY TABLE OF CONTENTS

                                                   Page
                                                   ----
Summary of the Offering..........................     1
Risk Factors.....................................     9
Investor Suitability Standards...................    15
Estimated Use of Proceeds........................    17
Management Compensation..........................    19
Conflicts of Interest............................    21
Summary of Reinvestment Plan.....................    25
Share Repurchase Program.........................    27
Prior Performance Summary........................    28
Management.......................................    32
The Advisor and the Advisory Agreement...........    36
Wells Management.................................    39
Investment Objectives and Criteria...............    40
Real Property Investments........................    45
Distribution Policy..............................    45
Management's Discussion and Analysis of
  Financial Condition and Results of Operations..    46
Description of Capital Stock.....................    46
Federal Income Tax Considerations................    55
ERISA Considerations.............................    68
Partnership Agreement............................    71
Plan of Distribution.............................    73
Supplemental Sales Material......................    77
Legal Matters....................................    77
Experts..........................................    78
Additional Information...........................    78
Glossary.........................................    78
Financial Statements.............................   F-1

Until April 30, 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as Soliciting Dealers.

--------------------------------------------------------------------------------

                       15,000,000 Shares of Common Stock

                               WELLS REAL ESTATE
                             INVESTMENT TRUST, INC.

                              ___________________

                                   PROSPECTUS

                              ___________________



                       WELLS INVESTMENT SECURITIES, INC.


                                January 30, 1998

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

            SUPPLEMENT NO. 1 DATED APRIL 20, 1998 TO THE PROSPECTUS
                            DATED JANUARY 30, 1998


     This document supplements, and should be read in conjunction with, the Prospectus of Wells Real Estate Investment Trust, Inc. dated January 30, 1998 (the "Prospectus"). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

     The purpose of this Supplement is to describe the following:

        (i) The status of the offering of shares of common stock (the "Shares") in Wells Real Estate Investment Trust, Inc. (the "Company");

        (ii) Updated Prior Performance Tables included as Exhibit A to the Prospectus; and

        (iii) Revisions to the "INVESTOR SUITABILITY STANDARDS" and "PLAN OF DISTRIBUTION" sections of the Prospectus.

STATUS OF THE OFFERING

     Pursuant to the Prospectus, the offering of Shares in the Company commenced on January 30, 1998. As of April 17, 1998, the Company had raised a total of $451,700 in offering proceeds (45,170 Shares), which offering proceeds are being held in escrow until the Company closes the Minimum Offering in accordance with the terms of the Prospectus.

PRIOR PERFORMANCE TABLES

     Prior Performance Tables dated as of December 31, 1997 are included as Exhibit A to this Supplement.

INVESTOR SUITABILITY STANDARDS

     The information contained on page 15 in the "INVESTOR SUITABILITY STANDARDS" section of the Prospectus is revised as of the date of this Supplement by the deletion of the fourth full paragraph of that section and the insertion of the following paragraph in lieu thereof:

          The minimum purchase is 100 Shares ($1,000) (except in certain states and as otherwise described below). No transfers will be permitted of less than the minimum required purchase, nor (except in very limited circumstances) may an investor transfer, fractionalize or subdivide such Shares so as to retain less than such minimum number thereof. For purposes of satisfying the minimum investment requirement for Retirement Plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate Individual Retirement Accounts ("IRAs"), provided that each such contribution is made in increments of at least $100. It should be noted, however, that an investment in the Company will not, in itself, create a Retirement Plan for any investor and that in order to create a Retirement Plan, an investor must comply with all applicable provisions of the Code. Except in Maine, Minnesota and Washington, investors who have satisfied the minimum purchase requirements and have purchased units in Prior Wells Public Programs may purchase less than the minimum number of Shares set forth above, but in no event less than 2.5 Shares ($25). The minimum purchase for New York investors is 250 Shares ($2,500); however, the minimum investment for New York IRAs is 100 Shares ($1,000). After an investor has purchased the minimum investment, any additional investments must be made in increments of at least 2.5 Shares ($25), except for (i) those made by investors in Maine, who must still meet the minimum investment requirement for Maine residents of $1,000 for IRAs and $2,500 for non-IRAs, (ii) purchases of Shares pursuant to the Reinvestment Plan, which may be in lesser amounts, and (iii) the minimum purchase requirement for Minnesota investors other than IRAs and Qualified Plans of 250 Shares ($2,500), and the minimum purchase for Minnesota IRAs and Qualified Plans of 200 Shares ($2,000).

PLAN OF DISTRIBUTION

     The information contained on page 77 in the "PLAN OF DISTRIBUTION" section of the Prospectus is revised as of the date of this Supplement by the deletion of the second full paragraph on that page and the insertion of the following paragraph in lieu thereof:

          In addition, subscribers for Shares may agree with their participating broker-dealers and the Dealer Manager to have selling commissions due with respect to the purchase of their Shares paid over a seven year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). Shareholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.10 per Share will be payable as commissions due upon subscription. For each of the six years following the year of subscription, $0.10 per Share will be paid by the Company as deferred commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of distributions of Cash Available for Distribution otherwise payable to Shareholders holding such Shares. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement, a Shareholder electing the Deferred Commission Option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years will be deducted from and paid by the Company out of Cash Available for Distribution otherwise distributable to such Shareholder. In the event that Listing of the Shares occurs at any time prior to the end of the sixth year following termination of the Offering, however, the obligation of the Company and its Shareholders to make any further payments of commissions under the Deferred Commission Option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their commissions following Listing of the Company's Shares.

                                   EXHIBIT A

                           PRIOR PERFORMANCE TABLES


     The following Prior Performance Tables (the "Tables") provide information relating to real estate investment programs sponsored by the Advisor and its Affiliates ("Wells Prior Public Programs") which have investment objectives similar to the Company.

     Prospective investors should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in "PRIOR PERFORMANCE SUMMARY" elsewhere in this Prospectus.

     INVESTORS IN THE COMPANY WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

     These Tables present actual results of Wells Prior Public Programs that have investment objectives similar to those of the Company. The Company's investment objectives are to maximize Net Cash From Operations; to preserve original Capital Contributions; and to realize capital appreciation over a period of time. All of the Wells Prior Public Programs have used a substantial amount of capital and not acquisition indebtedness to acquire their properties.

     The Advisor is responsible for the acquisition, operation, maintenance and resale of the Wells Prior Public Programs' Properties. The financial results of the Wells Prior Public Programs thus provide an indication of the Advisor's performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

     The following tables are included herein:

     TABLE I - Experience in Raising and Investing Funds (As a Percentage of Investment)

     TABLE II - Compensation to Sponsor (in Dollars)

     TABLE III - Annual Operating Results of Prior Programs

     TABLE IV (Results of completed programs) and TABLE V (sales or disposals of property) have been omitted since none of the Prior Programs have sold any of their properties to date.

     Additional information relating to the acquisition of properties by the Wells Prior Public Programs is contained in TABLE VI, which is included in the Registration Statement which the Company has filed with the Securities and Exchange Commission. As described above, no Wells Prior Public Program has sold or disposed of any property held by it. Copies of any or all information will be provided to prospective investors at no charge upon request.

     The following are definitions of certain terms used in the Tables:

     "ACQUISITION FEES" shall mean fees and commissions paid by a partnership in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the partnership or with a general partner of the partnership in connection with the actual development of a project after acquisition of the land by the partnership.

     "ORGANIZATION EXPENSES" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the general partners or their affiliates in connection with the planning and formation of the partnership.

     "UNDERWRITING FEES" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    TABLE I
                                  (UNAUDITED)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

     This Table provides a summary of the experience of the General Partners and their Affiliates in Prior Programs for which offerings have been completed since December 31, 1994. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

                                                               Wells Real         Wells Real         Wells Real         Wells Real
                                                               Estate Fund        Estate Fund        Estate Fund        Estate Fund
                                                                VII, L.P.         VIII, L.P.          IX, L.P.            X, L.P.
                                                           -----------------  -----------------  -----------------  ----------------
Dollar Amount Raised                                       $24,180,174/(3)/   $32,042,689/(4)/   $35,000,000/(5)/   $27,128,912/(6)/
                                                           ===========        ===========        ===========        ===========
Percentage Amount Raised                                        100.0%/(3)/        100.0%/(4)/        100.0%/(5)/        100.0%/(6)/

Less Offering Expenses
  Underwriting Fees                                              10.0%              10.0%              10.0%              10.0%
  Organizational Expenses                                         5.0%               5.0%               5.0%               5.0%
Reserves/(1)/                                                     1.0%               0.0%               0.0%               0.0%
                                                                 ----               ----               ----               ----
   Percent Available for Investment                              84.0%              85.0%              85.0%              85.0%

Acquisition and Development Costs
  Prepaid Items and Fees related to Purchase of Property          0.0%               0.2%               0.0%               0.0%
  Cash Down Payment                                              16.3%              29.2%               0.0%               0.0%
  Acquisition Fees/(2)/                                           3.5%               4.5%               4.5%               4.5%
  Development and Construction Costs                             64.2%              48.0%              50.4%              14.4%

Reserve for Payment of Indebtedness                               0.0%               0.0%               0.0%               0.0%
                                                                 ----               ----               ----               ----
Total Acquisition and Development Cost                           84.0%              81.9%              54.9%              18.9%
                                                                 ----               ----               ----               ----
Percent Leveraged                                                 0.0%               0.0%               0.0%              0.00%
                                                                 ====               ====               ====               ====
Date Offering Began                                             04/05/94           01/06/95           01/05/96           12/31/96

Length of Offering                                                12 mo.             12 mo.             12 mo.             12 mo.

Months to Invest 90% of Amount Available for
Investment (Measured from Beginning of Offering)                  12 mo.             17 mo.              /(7)/              /(8)/

Number of Investors                                               1,917              2,242              2,115              1,806

_______________________

(1)  Does not include General Partner contributions held as part of reserves.
(2) Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to Affiliates of the General Partners.
(3) Total dollar amount registered and available to be offered was $25,000,000. Wells Real Estate Fund VII, L.P. closed its offering on January 5, 1995, and the total dollar amount raised was $24,180,174.
(4) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund VIII, L.P. closed its offering on January 4, 1996, and the total dollar amount raised was $32,042,689.
(5) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund IX, L.P. closed its offering on December 30, 1996, and the total dollar amount raised was $35,000,000.
(6) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund X, L.P. closed its offering on December 30, 1997, and the total dollar amount raised was $27,128,912.
(7) As of December 31, 1997, Wells Real Estate Fund IX, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1997 was 70.3% of the total dollar amount raised. The amount invested and/or committed to be invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1997 was 83.5% of the total dollar amount raised.
(8) As of December 31, 1997, Wells Real Estate Fund X, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1997 was 17.7% of the total dollar amount raised. The amount invested and/or committed to be invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1997 was 32.8% of the total dollar amount raised.

                                   TABLE II
                                  (UNAUDITED)

                            COMPENSATION TO SPONSOR

     The following sets forth the compensation received by General Partners or Affiliates of the General Partners, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1994. These partnerships have not sold or refinanced any of their properties to date. All figures are as of December 31, 1997.

                                                    Wells Real    Wells Real    Wells Real    Wells Real       Other
                                                   Estate Fund   Estate Fund   Estate Fund   Estate Fund      Public
                                                    VII, L.P.     VIII, L.P.     IX, L.P.      X, L.P.     Programs/(1)/
                                                   ------------  ------------  ------------  ------------  -------------
Date Offering Commenced                                04/05/94      01/06/95      01/05/96      12/31/96             --

Dollar Amount Raised                                $24,180,174   $32,042,689   $35,000,000   $27,128,912   $150,018,232
 to Sponsor from Proceeds of Offering:
  Underwriting Fees/(2)/                            $   178,122   $   174,295   $   309,556   $   260,748   $    571,739
  Acquisition Fees
   Real Estate Commissions                                   --            --            --            --             --
   Acquisition and Advisory Fees/(3)/               $   846,306   $ 1,281,708   $ 1,400,000   $ 1,085,157   $  8,031,385

Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor/(4)/          $ 3,850,827   $ 1,630,740   $ 1,305,840   $   438,195   $ 29,081,439

Amount Paid to Sponsor from Operations:
 Property Management Fee/(1)/                       $   124,934   $    85,523   $    19,539   $         0   $    857,695
 Partnership Management Fee                                  --            --            --            --             --
 Reimbursements                                     $   159,036   $   112,773   $    32,349   $    11,137   $  1,187,273
 Leasing Commissions                                $    97,856   $    91,566   $    29,162   $         0   $    800,710
 General Partner Distributions                               --            --            --            --         15,205
 Other                                                       --            --            --            --             --

Dollar Amount of Property Sales and Refinancing
 Payments to Sponsors:
  Cash                                                       --            --            --            --             --
  Notes                                                      --            --            --            --             --

Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                    --            --            --            --             --
  Incentive Fees                                             --            --            --            --             --
  Other                                                      --            --            --            --             --

____________________

(1) Includes compensation paid to General Partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P. and Wells Real Estate Fund VI, L.P. during the past three years. In addition to the amounts shown, Affiliates of the General Partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. At December 31, 1997, the amount of such fees due the General Partners totaled $2,088,727.
(2) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offerings of Wells Real Estate Funds VII, VIII, IX and X, which were not reallowed to participating broker-dealers.
(3) Fees paid to the General Partners or their Affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.
(4) Includes $409,361 in net cash provided by operating activities, $3,059,640 in distributions to limited partners and $381,826 in payments to sponsor for Wells Real Estate Fund VII, L.P.; $464,964 in net cash provided by operating activities, $875,914 in distributions to limited partners and $289,862 in payments to sponsor for Wells Real Estate Fund VIII, L.P.; $2,540 in net cash provided by operating activities, $1,221,764 in distributions to limited partners and $81,536 in payments to sponsor for Wells Real Estate Fund IX, L.P.; $449,332 in net cash used by operating activities, $0 in distributions to limited partners and $11,137 in payments to sponsor for Wells Real Estate Fund X, L.P.; and $855,331 in net cash provided by operating activities, $19,618,669 in distributions to limited partners and $2,748,101 in payments to sponsor for other public programs.

                                   TABLE III
                                  (UNAUDITED)

     The following six (6) tables set forth operating results of prior programs sponsored by the General Partners the offerings of which have been completed since December 31, 1992. The information relates only to public programs with investment objectives similar to those of the Partnership. All figures are as of December 31 of the year indicated.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND V, L.P.


                                                                     1997          1996         1995          1994           1993
                                                                 ------------  ------------  -----------  ------------- -----------
Gross Revenues/(1)/                                              $  633,247    $  590,839   $  764,624    $   656,958   $   458,213
Profit on Sale of Properties                                             --            --           --             --            --
Less: Operating Expenses/(2)/                                        72,404        78,939       68,735         88,987        96,964
  Depreciation and Amortization/(3)/                                  1,042         6,250        6,250          6,250         6,250
                                                                 ----------    ----------   ----------    -----------   -----------
Net Income (Loss) GAAP Basis/(4)/                                $  559,801    $  505,650   $  689,639    $   561,721   $   354,999
Taxable Income (Loss): Operations                                ==========    ==========   ==========    ===========   ===========
Cash Generated (Used By):                                        $  763,486    $  666,780   $  676,367    $   528,025   $   280,000
  Operations                                                     ==========    ==========   ==========    ===========   ===========
  Joint Ventures
                                                                    (66,556)      (65,728)     (46,235)       (10,395)      112,594
                                                                  1,121,000     1,072,835    1,020,905        653,729        54,154
                                                                 ----------    ----------   ----------    -----------   -----------
                                                                 $1,054,444    $1,007,107   $  974,670    $   643,334   $   166,748
Less Cash Distributions to Investors:
  Operating Cash Flow                                             1,054,444     1,007,107      969,011        643,334       151,336
  Return of Capital                                                   4,487            --           --         44,257            --
  Undistributed Cash Flow from Prior Year Operations                  1,987         3,672           --         15,412            --
                                                                 ----------    ----------   ----------    -----------   -----------
Cash Generated (Deficiency) after Cash Distributions             $   (6,474)   $   (3,672)  $    5,659    $   (59,669)  $    15,412

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                         __            --           --             --            --
   Increase in Limited Partner Contributions                             --            --           --             --     5,589,786
                                                                 ----------    ----------   ----------    -----------   -----------
                                                                $        __    $   (3,672)  $    5,659    $   (59,669)  $ 5,605,198
Use of Funds:
  Sales Commissions and Offering Expenses                                              --           --             --       764,599
  Return of Original Limited Partner's Investment                                      --           --             --            --
  Property Acquisitions and Deferred Project Costs                 (154,131)         (225)    (233,501)     2,366,507     7,755,116
Cash Generated (Deficiency) after Cash Distributions and         ----------    ----------   ----------    -----------   -----------
  Special Items
                                                                $  (160,605)   $   (3,897)  $ (227,842)   $(2,426,176)  $(2,914,517)

                                                                  ==========   ==========   ==========    ===========   ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                           36            71           73             58            29
    - Operations Class B Units                                            0          (378)        (272)          (180)          (54)

   Capital Gain (Loss)                                                   --            --           --             --            --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                           74            69           69             55            36
    - Operations Class B Units                                         (256)         (260)        (246)          (181)          (58)

   Capital Gain (Loss)                                                   --            --           --             --            --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                      36            65           63             46            10
  - Return of Capital Class A Units                                      32            --           --             --            --
  - Return of Capital Class B Units                                      --            --           --             --            --
 Source (on Cash Basis)
  - Operations Class A Units                                             68            65           63             43            10
  - Return of Capital Class A Units                                      --            --           --              3            --
  - Operations Class B Units                                             --            --           --             --            --
Amount (in Percentage Terms) Remaining Invested in Program
 Properties at the end of the Last Year Reported in the Table           100%

_________________
(1) Includes $207,234 in equity in earnings of joint ventures and $250,979 from investment of reserve funds in 1993; $592,902 in equity in earnings of joint ventures and $64,056 from investment of reserve funds in 1994; $745,173 in equity in earnings of joint ventures and $19,451 from investment of reserve funds in 1995; $577,128 in equity in earnings of joint ventures and $13,711 from investment of reserve funds in 1996; and $623,249 in equity in earnings of joint ventures and $9,998 from investment of reserve funds in 1997. At December 31, 1997, the leasing status of all developed property was 95%.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenue is depreciation and amortization of $100,796 for 1993, $324,578 for 1994, $440,333 for 1995, $592,281 for 1996, and $735,315 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated as follows: $442,135 to Class A Limited Partners, $(87,868) to Class B Limited Partners and $732 to General Partners for 1993; $879,232 to Class A Limited Partners, $(316,460) to Class B Limited Partners and $(1,051) to General Partners for 1994; $1,124,203 to Class A Limited Partners, $(434,564) to Class B Limited Partners and $0 to General Partners for 1995; $1,095,296 to Class A Limited Partners, $(589,646) to Class B Limited Partners and $0 to General Partners for 1996; and $559,801 to Class A Limited Partners, $0 to Class B Limited Partners and $0 to General Partners in 1997.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND VI, L.P.

                                                                   1997          1996           1995           1994           1993
                                                               ------------  ------------  --------------  -------------  ---------
Gross Revenues/(1)/                                           $  884,802    $  675,782    $  1,002,567    $   819,535    $   82,723
Profit on Sale of Properties                                          --            --              --             --            --
Less: Operating Expenses/(2)/                                     82,898        80,479          94,489        112,389        46,608
  Depreciation and Amortization/(3)/                               6,250         6,250           6,250          6,250         4,687
                                                              ----------    ----------    ------------    -----------    -----------

Net Income GAAP Basis/(4)/                                    $  795,654    $  589,053    $    901,828    $   700,896    $   31,428
Taxable Loss: Operations                                      ==========    ==========    ============    ===========    ===========

Cash Generated (Used By):                                     $1,091,770    $  809,389    $   916, 531    $   667,682    $   31,428
  Operations                                                  ==========    ==========    ============    ===========    ===========

  Joint Ventures
                                                                 (57,206)       (2,716)        278,728        276,376        (2,478)

                                                               1,500,023     1,044,891         766,212        203,543            --
                                                              ----------    ----------    ------------    -----------    -----------
Less Cash Distributions to Investors:
  Operating Cash Flow                                         $1,442,817    $1,042,175    $  1,044,940     $  479,919    $   (2,478)

  Return of Capital
                                                               1,442,817     1,042,175       1,044,940        245,800            --
  Undistributed Cash Flow from Prior Year Operations               9,986       125,314              --             --            --
                                                                      --        18,027    $    216,092             --            --
                                                                            ----------    ------------     ----------   ------------

Cash Generated (Deficiency) after Cash Distributions          $   (9,986)   $ (143,341)       (216,092    $   234,119    $   (2,478)


Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                      --            --              --             --            --
   Increase in Limited Partner Contributions                          --            --              --     12,836,461    12,836,539
                                                              ----------    ----------    ------------    -----------   ------------

                                                              $   (9,986)   $ (143,341)   $   (216,092)   $12,397,580   $12,834,061
Use of Funds:
  Sales Commissions and Offering Expenses                                           --              --      1,776,909     1,781,724
  Return of Original Limited Partner's Investment                                   --              --             --           100
  Property Acquisitions and Deferred Project Costs               310,759       234,924      10,721,376      5,912,454     3,856,239
Cash Generated (Deficiency) after Cash Distributions and      ----------    ----------    ------------    -----------   ------------

  Special Items
                                                              $ (320,745)   $ (378,265)   $(10,937,468    $ 4,708,217   $ 7,195,998
                                                              ==========    ==========    ============    ===========   ============

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                        78            59              57             43             9
    - Operations Class B Units                                      (247)         (160)            (60)           (12)           (5)

   Capital Gain (Loss)                                                --            --              --             --             0

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                        75            56              56             41             1
    - Operations Class B Units                                      (150)          (99)            (51)           (22)           --
   Capital Gain (Loss)                                                --            --              --             --            --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                   67            56              57             14            --
  - Return of Capital Class A Units                                   --            --               4             --            --
  - Return of Capital Class B Units                                   --            --              --             --            --
 Source (on Cash Basis)
  - Operations Class A Units                                          67            50              61             14            --
  - Return of Capital Class A Units                                    0             6              --             --            --
  - Operations Class B Units                                          --            --              --             --            --
Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                           100%

(1) Includes $3,436 in equity in loss of joint ventures and $86,159 from investment of reserve funds in 1993, $285,711 in equity in earnings of joint ventures and $533,824 from investment of reserve funds in 1994, $681,033 in equity in earnings of joint ventures and $321,534 from investment of reserve funds in 1995, $607,214 in equity in earnings of joint ventures and $68,568 from investment of reserve funds in 1996, and $856,710 in equity in earnings of joint ventures and $28,092 from investment of reserve funds in 1997. At December 31, 1997, the leasing status was 94%.
(2) Includes partnership administrative expenses.
(3) Included in equity in loss of joint ventures in gross revenues is depreciation of $3,436 for 1993, $107,807 for 1994, $264,866 for 1995,
    $648,478 for 1996, and $896,753 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $39,551 to Class A Limited Partners, $(8,042) to Class B Limited Partners and $(81) to the General Partner for 1993; $762,218 to Class A Limited Partners, $(62,731) to Class B Limited Partners and $1,409 to the General Partners for 1994; $1,172,944 to Class A Limited Partners, $(269,288) to Class B Limited Partners and $(1,828) to the General Partners for 1995; $1,234,717 to Class A Limited Partners, $(645,664) to Class B Limited Partners and $0 to the General Partners for 1996; and $1,677,826 to Class A Limited Partners, $(882,172) to Class B Limited Partners and $0 to the General Partners for 1997.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                       WELLS REAL ESTATE FUND VII, L.P.

                                                                   1997         1996           1995           1994       1993
                                                               ------------  -----------  --------------  -------------  ----
Gross Revenues/(1)/                                             $  816,237    $ 543,291    $    925,246    $   286,371   N/A
Profit on Sale of Properties                                            --                                          --
Less: Operating Expenses/(2)/                                       76,838       84,265         114,953         78,420
  Depreciation and Amortization/(3)/                                 6,250        6,250           6,250          4,688
                                                                ----------    ---------    ------------    -----------
Net Income GAAP Basis/(4)/                                      $  733,149    $ 452,776    $    804,043    $   203,263
                                                                ==========    =========    ============    ===========
Taxable Income: Operations                                      $1,008,368    $ 657,443    $    812,402    $   195,067
                                                                ==========    =========    ============    ===========
Cash Generated (Used By):
  Operations                                                       (43,250)      20,883         431,728         47,595
  Joint Ventures                                                 1,420,126      760,628         424,304         14,243
                                                                ----------    ---------    ------------    -----------
                                                                $1,376,876    $ 781,511    $    856,032    $    61,838

Less Cash Distributions to Investors:
  Operating Cash Flow                                            1,376,876      781,511         856,032         52,195
  Return of Capital                                                  2,709       10,805          22,064             --
  Undistributed Cash Flow from Prior Year Operations                    --           --           9,643             --
                                                                ----------    ---------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions            $   (2,709)   $ (10,805)   $    (31,707)   $     9,643

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                        --           --              --             --
   Increase in Limited Partner Contributions                    $       --    $      --    $    805,212    $23,374,961
                                                                ----------    ---------    ------------    -----------
                                                                $   (2,709)   $ (10,805)   $    773,505    $23,384,604

Use of Funds:
  Sales Commissions and Offering Expenses                               --           --         244,207    $ 3,351,569
  Return of Original Limited Partner's Investment                       --           --             100             --
  Property Acquisitions and Deferred Project Costs                 169,172      736,960      14,971,002      4,477,765
                                                                ----------    ---------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $ (171,881)   $(747,765)   $(14,441,804)   $15,555,270
                                                                ==========    =========    ============    ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
   - Operations Class A Units                                           86           62              57             29
   - Operations Class B Units                                         (168)         (98)            (20)            (9)
   Capital Gain (Loss)                                                  --           --              --             --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
   - Operations Class A Units                                           78           55              55             28
   - Operations Class B Units                                         (111)         (58)            (16)            17
   Capital Gain (Loss)                                                  --           --              --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                     70           43              52              7
  - Return of Capital Class A Units                                     --           --              --             --
  - Return of Capital Class B Units                                     --           --              --             --
 Source (on Cash Basis)
  - Operations Class A Units                                            70           42              51              7
  - Return of Capital Class A Units                                     --            1               1             --
  - Operations Class B Units                                            --           --              --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment income Class A Units                                      54           29              30              4
 - Return of Capital Class A Units                                      16           14              22              3
 - Return of Capital Class B Units                                      --           --              --             --

Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                             100%

____________________
(1) Includes $78,799 in equity in earnings of joint ventures and $207,572 from investment of reserve funds in 1994, $403,325 in equity in earnings of joint ventures and $521,921 from investment of reserve funds in 1995, $457,144 in equity in earnings of joint ventures and $86,147 from investment of reserve funds in 1996, and $785,398 in equity in earnings of joint ventures and $30,839 from investment of reserve funds in 1997. At December 31, 1997, the leasing status was 92% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,468 for 1994, $140,533 for 1995, $605,247 for 1996, and
    $877,869 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $233,337 to Class A Limited Partners, $(29,854) to Class B Limited Partners and $(220) to the General Partner for 1994; $950,826 to Class A Limited Partners, $(146,503) to Class B Limited Partners and $(280) to the General Partners for 1995; $1,062,605 to Class A Limited Partners, $(609,829) to Class B Limited Partners and $0 to the General Partners for 1996; and $1,615,965 to class A Limited Partners, $(882,816) to Class B Limited Partners and $0 to the General Partners for 1997.

(footnotes continued on following page)

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1997, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $972,030.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                       WELLS REAL ESTATE FUND VIII, L.P.

                                                                      1997           1996           1995      1994  1993
                                                                 --------------  -------------  ------------  ----  ----
Gross Revenues/(1)/                                               $  1,204,018    $ 1,057,694   $   402,428   N/A   N/A
Profit on Sale of Properties                                                --
Less: Operating Expenses/(2)/                                           95,201        114,854       122,264
  Depreciation and Amortization/(3)/                                     6,250          6,250         6,250
                                                                  ------------    -----------   -----------
Net Income GAAP Basis/(4)/                                        $  1,102,567    $   936,590       273,914
                                                                  ============    ===========   ===========
Taxable Income: Operations                                        $  1,213,524    $ 1,001,974       404,348
                                                                  ============    ===========   ===========
Cash Generated (Used By):
  Operations                                                             7,909        623,268       204,790
  Joint Ventures                                                     1,229,282        279,984        20,287
                                                                  ------------    -----------   -----------
                                                                  $  1,237,191    $   903,252       225,077
Less Cash Distributions to Investors:
  Operating Cash Flow                                                1,237,191        903,252            --
  Return of Capital                                                    183,315          2,443            --
  Undistributed Cash Flow from Prior Year Operations                        --        225,077            --
                                                                  ------------    -----------   -----------
Cash Generated (Deficiency) after Cash Distributions              $   (183,315)   $  (227,520)      225,077

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                            --             --            --
   Increase in Limited Partner Contributions/(5)/                           --      1,898,147    30,144,542
                                                                  ------------    -----------   -----------
                                                                  $   (183,315)   $ 1,670,627    30,369,619
Use of Funds:
  Sales Commissions and Offering Expenses                                   --        464,760     4,310,028
  Return of Limited Partner's Investment                                 8,600             --            --
  Property Acquisitions and Deferred Project Costs                  10,675,811      7,931,566     6,618,273
                                                                  ------------    -----------   -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                   $(10,867,726)   $(6,725,699)   19,441,318
                                                                  ============    ===========   ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
   - Operations Class A Units                                               73             46            28
   - Operations Class B Units                                             (150)           (47)           (3)
   Capital Gain (Loss)                                                      --             --            --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
   - Operations Class A Units                                               65             46            17
   - Operations Class B Units                                              (95)           (33)           (3)
   Capital Gain (Loss)                                                      --             --            --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                         54             43            --
  - Return of Capital Class A Units                                         --             --            --
  - Return of Capital Class B Units                                         --             --            --
 Source (on Cash Basis)
  - Operations Class A Units                                                47             43            --
  - Return of Capital Class A Units                                          7              0            --
  - Operations Class B Units                                                --             --            --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                          42             33            --
 - Return of Capital Class A Units                                          12             10            --
 - Return of Capital Class B Units                                          --             --            --
Amount (in Percentage Terms) Remaining Invested in Program
Properties at the end of the Last Year Reported in the Table               100%

_______________________
(1) Includes $28,377 in equity in earnings of joint ventures and $374,051 from investment of reserve funds in 1995, $241,819 in equity in earnings of joint ventures and $815,875 from investment of reserve funds in 1996, and $1,034,907 in equity in earnings of joint ventures and $169,111 from investment of reserve funds in 1997. At December 31, 1997, the leasing status was 96% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $14,058 for 1995, $265,259 for 1996, and $841,666 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $294,221 to Class A Limited Partners, $(20,104) to Class B Limited Partners and $(203) to the General Partners for 1995; $1,207,540 to Class A Limited Partners, $(270,653) to Class B Limited Partners and $(297) to the General Partners for 1996; and $1,947,536 to Class A Limited Partners, $(844,969) to Class B Limited Partners and $0 to the General Partners for 1997.

(footnotes continued on following page)

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1997, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $551,455.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND IX, L.P.

                                                                    1997           1996       1995  1994  1993
                                                               --------------  -------------  ----  ----  ----
Gross Revenues/(1)/                                             $  1,199,300    $   406,891   N/A   N/A   N/A
Profit on Sale of Properties                                              --             --
Less: Operating Expenses/(2)/                                        101,284        101,885
  Depreciation and Amortization/(3)/                                   6,250          6,250
                                                                ------------    -----------
Net Income GAAP Basis/(4)/                                      $  1,091,766    $   298,756
                                                                ============    ===========
Taxable Income: Operations                                      $  1,083,824    $   304,552
                                                                ============    ===========
Cash Generated (Used By):

  Operations                                                    $    501,390    $   151,150
  Joint Ventures                                                     527,390             --
                                                                ------------    -----------
                                                                $  1,028,780    $   151,150
Less Cash Distributions to Investors:
  Operating Cash Flow                                              1,028,780        149,425
  Return of Capital                                             $     41,834    $        --
  Undistributed Cash Flow From Prior Year Operations                   1,725             --
                                                                ------------    -----------
Cash Generated (Deficiency) after Cash Distributions            $    (43,559)   $     1,725


Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                          --             --
   Increase in Limited Partner Contributions                              --     35,000,000
                                                                ------------    -----------
                                                                $    (43,559)   $35,001,725
Use of Funds:
  Sales Commissions and Offering Expenses                            323,039      4,900,321
  Return of Original Limited Partner's Investment                        100             --
  Property Acquisitions and Deferred Project Costs                13,427,158      6,544,019
                                                                ------------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $(13,793,856)   $23,557,385
                                                                ============    ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
   - Operations Class A Units                                             53             28
   - Operations Class B Units                                            (77)           (11)
   Capital Gain (Loss)                                                    --             --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
   - Operations Class A Units                                             46             26
   - Operations Class B Units                                            (47)           (48)
   Capital Gain (Loss)                                                    --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                       36             13
  - Return of Capital Class A Units                                       --             --
  - Return of Capital Class B Units                                       --             --
 Source (on Cash Basis)
  - Operations Class A Units                                              35             13
  - Return of Capital Class A Units                                        1             --
  - Operations Class B Units                                              --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                        29             10
 - Return of Capital Class A Units                                         7              3
 - Return of Capital Class B Units                                        --             --

Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                               100%

___________________________
(1) Includes $23,077 in equity in earnings of joint ventures and $383,884 from investment of reserve funds in 1996, and $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997. At December 31, 1997, the leasing status was 93% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,286 for 1996, and $469,126 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $330,270 to Class A Limited Partners, $(31,220) to Class B Limited Partners and $(294) to the General Partners for 1996; and $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997.

(footnotes continued on following page)

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1997, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $236,379.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND X, L.P.

                                                                   1997       1996  1995  1994  1993
                                                               -------------  ----  ----  ----  ----
Gross Revenues/(1)/                                             $   372,507   N/A   N/A   N/A   N/A
Profit on Sale of Properties                                             --
Less: Operating Expenses/(2)/                                        88,232
  Depreciation and Amortization/(3)/                                  6,250
                                                                -----------
Net Income GAAP Basis/(4)/                                      $   278,025
                                                                ===========
Taxable Income: Operations                                      $   382,543
                                                                ===========
Cash Generated (Used By):
  Operations                                                    $   200,668

                                                                ===========
  Joint Ventures                                                $   200,668


Less Cash Distributions to Investors:
  Operating Cash Flow                                                    --
  Return of Capital                                                      --
  Undistributed Cash Flow From Prior Year Operations                     --
                                                                -----------
Cash Generated (Deficiency) after Cash Distributions            $   200,668


Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                         --
   Increase in Limited Partner Contributions                    $27,128,912
                                                                -----------
                                                                $27,329,580
Use of Funds:
  Sales Commissions and Offering Expenses                         3,737,363
  Return of Original Limited Partner's Investment                       100
  Property Acquisitions and Deferred Project Costs                5,188,485
                                                                -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $18,403,632
                                                                ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
   - Operations Class A Units                                            28
   - Operations Class B Units                                            (9)
   Capital Gain (Loss)                                                   --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
   - Operations Class A Units                                            35
   - Operations Class B Units                                             0
   Capital Gain (Loss)                                                   --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                      --
  - Return of Capital Class A Units                                      --
  - Return of Capital Class B Units                                      --
 Source (on Cash Basis)
  - Operations Class A Units                                             --
  - Return of Capital Class A Units                                      --
  - Operations Class B Units                                             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                       --
 - Return of Capital Class A Units                                       --
 - Return of Capital Class B Units                                       --

Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                              100%

(1) Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997. At December 31, 1997, the leasing status was 67% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General Partners for 1997.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1997, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $0.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

            SUPPLEMENT NO. 2 DATED JUNE 30, 1998 TO THE PROSPECTUS
                            DATED JANUARY 30, 1998

  This document supplements, and should be read in conjunction with, the Prospectus of Wells Real Estate Investment Trust, Inc. dated January 30, 1998, as supplemented and amended by Supplement No. 1 dated April 20, 1998 (collectively, the "Prospectus"). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

  The purpose of this Supplement is to describe the following:

    (i) The status of the offering of shares of common stock (the "Shares") in Wells Real Estate Investment Trust, Inc. (the "Company");

   (ii)  Revisions to the "MANAGEMENT" section of the Prospectus;

  (iii)  Revisions to the "REAL PROPERTY INVESTMENTS" section of the Prospectus;

   (iv) Revisions to the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus; and

    (v) Inclusion of Audited and Pro Forma Financial Statements as described in the "Financial Statements" section of this Supplement.

STATUS OF THE OFFERING

  Pursuant to the Prospectus, the offering of Shares in the Company commenced on January 30, 1998. The Company commenced operations on June 5, 1998, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Shares). As of June 30, 1998, the Company had raised a total of $2,683,595 in offering proceeds (268,359 Shares).

MANAGEMENT

  The information contained on page 32 in the "General" subsection of the "MANAGEMENT" section of the Prospectus is revised as of the date of this Supplement by the deletion of the second full paragraph in that subsection and the insertion of the following paragraph in lieu thereof:

        The Company currently has nine Directors; it may have no fewer than three Directors and no more than fifteen. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

  The information beginning on page 33 in the "MANAGEMENT" section of the Prospectus is revised as of the date of this Supplement by the deletion of the entire text of the "Directors and Executive Officers" subsection and the insertion of the following in lieu thereof:

     DIRECTORS AND EXECUTIVE OFFICERS

  The Directors and executive officers of the Company are listed below:

     Name                       Age       Positions
     ----                       ---       ---------
     Leo F. Wells, III           53       President and Director
     Brian M. Conlon             40       Executive Vice President, Treasurer,
                                          Secretary and Director

John L. Bell                58       Independent Director
Richard W. Carpenter        61       Independent Director
Walter W. Sessoms           64       Independent Director
Bud Carter                  60       Independent Director
William H. Keogler, Jr.     52       Independent Director
Donald S. Moss              62       Independent Director
Neil H. Strickland          62       Independent Director

     LEO F. WELLS, III is the President and a Director of the Company and the President and sole Director of the Advisor. He is also the sole shareholder and Director of Wells Real Estate Funds, Inc., the parent corporation of the Advisor. Mr. Wells is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the sole Director and President of: Wells Management Company, Inc. ("Wells Management"), a property management company he founded in 1983; Wells Investment Securities, Inc. (the Dealer Manager), a registered securities broker-dealer he formed in 1984; Wells Advisors, Inc., a company he organized in 1991 to act as a non-bank custodian for IRAs; and Wells Development Corporation ("Wells Development"), a company he organized in 1997 to temporarily own, operate, manage, and/or develop real properties.

     Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning and a registered NASD principal.

     Mr. Wells has over 25 years of experience in real estate sales, management and brokerage services. He is currently a co-general partner in a total of 25 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. As of June 16, 1998, these 25 real estate limited partnerships represented investments totalling $282,525,732 from 25,800 investors. See "Prior Performance Tables" contained in Supplement No. 1 to the Prospectus.

     BRIAN M. CONLON is the Executive Vice President, Secretary, Treasurer and a Director of the Company. He also serves as Executive Vice President of both the Advisor and Wells Development. Mr. Conlon joined the Advisor in 1985 as a Regional Vice President, and served as Vice President and National Marketing Director from 1991 until April 1996 when he assumed his current position. Previously, Mr. Conlon was Director of Business
Development for Tishman Midwest Management & Leasing Services Corp. where he was responsible for marketing the firm's property management and leasing services to institutions. Mr. Conlon also spent two years as an Investment Property Specialist with Carter & Associates where he specialized in acquisitions and dispositions of office and retail properties for institutional clients. Mr. Conlon received a Bachelor of Business Administration degree from Georgia State University and a Master of Business Administration degree from the University of Dallas. Mr. Conlon is a member of the International Association for Financial Planning (IAFP).
He is also a general securities principal and holds a Georgia real estate brokerage license. Mr. Conlon also holds the certified commercial investment member (CCIM) designation of the Commercial Investment Real
Estate Institute and the certified financial planner (CFP) designation of the Certified Financial Planner Board of Standards, Inc.

     JOHN L. BELL was the owner and Chairman of Bell-Mann, Inc., the largest commercial flooring contractor in the Southeast ("Bell-Mann") from February 1971 to February 1996.

Mr. Bell also served on the Board of Directors of Realty South Investors, a REIT traded on the American Stock Exchange, and was the founder and served as a Director of both the Chattahoochee Bank and the Buckhead Bank. In 1997, Mr. Bell initiated and implemented a "Dealer Acquisition Plan" for Shaw Industries, Inc., a floor covering manufacturer and distributor, which plan included the acquisition of Bell-Mann.

     Mr. Bell currently serves on the advisory boards of Windsor Capital, Mountain Top Boys Home and the Eagle Ranch Boys Home. Mr. Bell is also extensively involved in buying and selling real estate both individually and in partnership with others. Mr. Bell graduated from Florida State University majoring in accounting and marketing.

     RICHARD W. CARPENTER served as General Vice President of Real Estate Finance of the Citizens and Southern National Bank from 1975 to 1979, during which time his duties included the supervision and establishment of the co-mingled United Kingdom Pension Fund, U.K.-American Properties, Inc. established primarily for investment in commercial real estate within the United States.

     Mr. Carpenter is currently President and Director of Realmark Holdings Corp., a residential and commercial real estate developer, and has served in that position since October 1983. He is also President and Director of Leisure Technology, Inc., a retirement community developer, a position which he has held since March 1993, Managing Partner of Carpenter Properties, L.P., a real estate limited partnership, and President and Director of the oil refining companies of Wyatt Energy, Inc. and Commonwealth Oil Refining Company, Inc., positions which he has held since 1995 and 1984, respectively.

     Mr. Carpenter is a Director of both Tara Corp., a steel manufacturing company, and Environmental Compliance Corp., an environmental consulting firm. Mr. Carpenter also serves as Vice Chairman and Director of both First Liberty Financial Corp. and Liberty Savings Bank, F.S.B. He has been a member of The National Association of Real Estate Investment Trusts and served as President and Chairman of the Board of Southmark Properties, an Atlanta based REIT investing in commercial properties. Mr. Carpenter is a past Chairman of the American Bankers Association Housing and Real Estate Finance Division Executive Committee. Mr. Carpenter holds a Bachelor of Science degree from Florida State University, where he was named the outstanding alumni of the School of Business in 1973.

     WALTER W. SESSOMS was employed by BellSouth Telecommunications, Inc. ("BellSouth") from 1971 until his retirement in June 1997. While at BellSouth, Mr. Sessoms served in a number of key positions, including Vice President-Residence for the State of Georgia from June 1979 to July 1981, Vice President-Transitional Planning Officer from July 1981 to February 1982, Vice President-Georgia from February 1982 to June 1989, Senior Vice President-Regulatory and External Affairs from June 1989 to November 1991, and Group President-Services from December 1991 until his retirement on June 30, 1997.

     Mr. Sessoms currently serves as a Director of the Georgia Chamber of Commerce for which he is a past Chairman of the Board, the Atlanta Civic Enterprises and the Salvation Army's Board of Visitors of the Southeast Region. Mr. Sessoms is also a past executive advisory council member for the University of Georgia College of Business Administration and past member of the executive committee of the Atlanta Chamber of Commerce. Mr. Sessoms is a graduate of Wofford College where he earned a degree in economics and business administration and is currently a practitioner/lecturer at the University of Georgia.

     BUD CARTER was an award-winning broadcast news director and anchorman for several radio and television stations in the Midwest for over 20 years. From 1975 to 1980, Mr. Carter served as General Manager of WTAZ-FM, a radio station in Peoria, Illinois and served as editor and publisher of The Peoria Press, a weekly business and political journal in Peoria, Illinois. From 1981 until 1989, Mr. Carter was also an owner and General Manager of Transitions, Inc., a corporate outplacement company in Atlanta, Georgia.

     Mr. Carter currently serves as Senior Vice President for The Executive Committee, a 42-year old international organization established to aid presidents and CEOs share ideas on ways to improve the management and profitability of their respective companies. The Executive Committee operates in numerous large cities throughout the United States, Canada, Australia, France, Italy, Malaysia, Brazil, the United Kingdom and Japan. The Executive Committee has more than 6,000 presidents and CEOs who are members. In addition, Mr. Carter was the first Chairman of the organization recruited in Atlanta and still serves as Chairman of the first two groups formed in Atlanta, each comprised of 14 noncompeting CEOs and presidents. Mr. Carter is a graduate of the University of Missouri where he earned degrees in journalism and social psychology.

     WILLIAM H. KEOGLER, JR. was employed by Brooke Bond Foods, Inc. as a Sales Manager from June 1965 to September 1968. From July 1968 to December 1974, Mr. Keogler was employed by Kidder Peabody & Company, Inc. and Dupont, Glore, Forgan as a corporate bond salesman responsible for managing the industrial corporate bond desk and the utility bond area. From December 1974 to July 1982, Mr. Keogler was employed by Robinson-Humphrey, Inc. as the Director of Fixed Income Trading Departments responsible for all municipal bond trading and municipal research, corporate and government bond trading, unit trusts and SBA/FHA loans, as well as the oversight of the publishing of the Robinson-Humphrey Southeast Unit Trust, a quarterly newsletter. Mr. Keogler was elected to the Board of Directors of Robinson-Humphrey, Inc. in 1982. From July 1982 to October 1984, Mr. Keogler was Executive Vice President, Chief Operating Officer, Chairman of the Executive Investment Committee and member of the Board of Directors and Chairman of the MFA Advisory Board for the Financial Service Corporation. He was responsible for the creation of a full service trading department specializing in general securities with emphasis on municipal bonds and municipal trusts. Under his leadership, Financial Service Corporation grew to over 1,000 registered representatives and over 650 branch offices. In March 1985, Mr. Keogler founded Keogler, Morgan & Company, Inc., a full service brokerage firm, and Keogler Investment Advisory, Inc., in which he served as Chairman of the Board of Directors, President and Chief Executive Officer. In January 1997, both companies were sold to Sun America, Inc., a publicly traded New York Stock Exchange Company. Mr. Keogler continued to serve as President and Chief Executive Officer of those companies until his retirement in January 1998.

     Mr. Keogler serves on the Board of Trustees of Senior Citizens Services of Atlanta. He graduated from Adelphi University in New York where he earned a degree in psychology.

     DONALD S. MOSS was employed by Avon Products, Inc. ("Avon") from 1957 until his retirement in 1986. While at Avon, Mr. Moss served in a number of key positions, including Vice President and Controller from 1973 to 1976, Group Vice President of Operations-Worldwide from 1976 to 1979, Group Vice President of Sales-Worldwide from 1979 to 1980, Senior Vice President-International from 1980 to 1983 and Group Vice President-Human Resources and Administration from 1983 until his retirement in 1986. Mr. Moss was also a member of the board of directors of Avon Canada, Avon Japan, Avon Thailand, and Avon Malaysia from 1980-1983.

     Mr. Moss is currently a Director of the Atlanta Athletic Club. He formerly was the National Treasurer and a Director of the Girls Clubs of America from 1973 to 1976. Mr. Moss graduated from the University of Illinois where he received a degree in business.

     NEIL H. STRICKLAND was employed by Loyalty Group Insurance (which subsequently merged with America Fore Loyalty Group and is now known as The Continental Group) as an automobile insurance underwriter. From 1957 to 1961, Mr. Strickland served as Assistant Supervisor of the Casualty Large Lines Retrospective Rating Department. From 1961 to 1964,

Mr. Strickland served as Branch Manager of Wolverine Insurance Company, a full service property and casualty service company, where he had full responsibility for underwriting of insurance and office administration in the State of Georgia. In 1964, Mr. Strickland and a non-active partner started Superior Insurance Service, Inc., a property and casualty wholesale general insurance agency. Mr. Strickland served as President and was responsible for the underwriting and all other operations of the agency. In 1967, Mr. Strickland sold his interest in Superior Insurance Service, Inc. and started Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers. Mr. Strickland is currently the Senior Operation Executive of Strickland General Agency, Inc. and devotes most of his time to long-term planning, policy development and senior administration.

     Mr. Strickland is a past President of the Norcross Kiwanis Club and served as both Vice President and President of the Georgia Surplus Lines Association. He also served as President and a Director of the National Association of Professional Surplus Lines Offices. Mr. Strickland currently serves as a Director of First Capital Bank, a community bank located in the State of Georgia. Mr. Strickland graduated from Georgia State University where he received a degree in business administration. He also received an L.L.B. degree from Atlanta Law School.

REAL PROPERTY INVESTMENTS

     The information contained on page 45 in the "REAL PROPERTY INVESTMENTS" section of the Prospectus is revised as of the date of this Supplement by the deletion of the first paragraph of that section and the insertion of the following paragraphs in lieu thereof:

     JOINT VENTURE AGREEMENT

            The Company, as sole general partner of Wells Operating Partnership, L.P. ("Wells OP"), a Georgia limited partnership organized to own and operate properties on behalf of the Company, entered into an Amended and Restated Joint Venture Agreement (the "Joint Venture Agreement") with Wells Real Estate Fund IX, L.P. ("Wells Fund IX"), Wells Real Estate Fund X, L.P. ("Wells Fund X") and Wells Real Estate Fund XI, L.P. ("Wells Fund XI") known as The Fund IX, Fund X, Fund XI and REIT Joint Venture (the "Joint Venture") for the purpose of the acquisition, ownership, development, leasing, operation, sale and management of real properties. Wells Fund IX, Wells Fund X and Wells Fund XI are all Affiliates of the Company and the Advisor. The Joint Venture (formerly known as "Fund IX and X Associates") was originally formed on March 20, 1997 between Wells Fund IX and Wells Fund X, and on June 11, 1998, Wells Fund XI and Wells OP were admitted as joint venturers to the Joint Venture. The investment objectives of Wells Fund IX, Wells Fund X and Wells Fund XI are substantially identical to those of the Company.

            The Joint Venture Agreement provides that all income, profit, loss, cash flow, resale gain, resale loss and sale proceeds of the Joint Venture will be allocated and distributed between Wells Fund IX, Wells Fund X, Wells Fund XI and Wells OP based on their respective capital contributions to the Joint Venture. As of June 30, 1998, Wells OP had made total capital contributions to the Joint Venture of $1,421,466 and held an equity percentage interest in the Joint Venture of 4.4%; Wells Fund IX had made total capital contributions to the Joint Venture of $14,571,686 and held an equity percentage interest in the Joint Venture of 45.8%; Wells Fund X had made total capital contributions to the Joint Venture of $13,360,540 and held an equity percentage interest in the Joint Venture of 42.0%; and Wells Fund XI had made total capital contributions to the Joint Venture of $2,482,810 and held an equity percentage interest in the Joint Venture of 7.8%.

            The Joint Venture Agreement allows each joint venturer to make a buy/sell election upon receipt by any joint venturer of a bonafide third-party offer to purchase all or substantially all of the properties or the last remaining property of the Joint Venture. Upon receipt of notice of such third-party offer, each joint venturer must elect within thirty (30) days after receipt of the notice to either (i) purchase the entire interest of each venturer that wishes to accept the offer on the same terms and conditions as the third-party offer to purchase, or (ii) consent to the sale of the properties or last remaining property pursuant to such third-party offer.

            On June 24, 1998, Wells OP contributed $1,421,466 in cash to the Joint Venture. Said $1,421,466 capital contribution by Wells OP was aggregated with cash contributions made by Wells Fund IX in the amount of $650,000, Wells Fund X in the amount of $950,000 and Wells Fund XI in the amount of $2,482,810 to purchase a one-story office building located in Oklahoma City, Oklahoma (the "Lucent Building") from Wells Development, an Affiliate of the Company and the Advisor.

     THE LUCENT BUILDING

            Purchase of the Oklahoma City Property. On June 24, 1998, the Joint
            --------------------------------------
     Venture acquired a one-story office building containing approximately 57,186 rentable square feet which was developed and constructed on certain real property located in Oklahoma City, Oklahoma (the "Oklahoma City Property") by Wells Development pursuant to that certain Agreement for the Purchase and Sale of Real Property (the "Contract") dated May 30, 1997 between Wells Development and the Joint Venture, as amended.

            Wells Development had acquired the Oklahoma City Property on May 30, 1997, for a purchase price of $695,636, plus $20,869 in real estate brokerage commissions and $58,000 in legal fees, title insurance premiums and other closing costs. Simultaneously with the acquisition of the Oklahoma City Property, Wells Development entered into the Contract with the Joint Venture for the sale of the Oklahoma City Property following the construction and development thereon of the Lucent Building, as described below.

            Pursuant to the terms of the Contract, the Joint Venture made an earnest money deposit to Wells Development in the amount of $1,600,000 consisting of a $650,000 contribution funded by Wells Fund IX and a $950,000 contribution funded by Wells Fund X. The earnest money deposit paid by the Joint Venture under the Contract was used by Wells Development to fund the purchase of the Oklahoma City Property, as described below, and to fund the initial costs of the construction and development of the Lucent Building. Wells Development also used part of the earnest money deposit to acquire an additional strip of land along the northern boundary of the Oklahoma City Property to expanded the parking area for the property.

            In addition to the earnest money deposit, Wells Development obtained a loan in the amount of $3,900,000 from NationsBank, N.A. to fund the construction and development of the Lucent Building (the "Construction Loan"). As set forth below, the Construction Loan was paid off upon the sale of the Lucent Building to the Joint Venture, and Wells Development delivered title to the Joint Venture debt-free at closing.

            The purchase price of the Lucent Building was $5,504,276, which was equal to the aggregate cost to Wells Development of the acquisition, construction and development of the Lucent Building, including interest and other carrying costs, and accordingly, Wells Development made no profit from the sale of the Lucent Building to the Joint Venture.

            Description of the Building and the Site. The Oklahoma City Property
            ----------------------------------------
     contains a one-story office building with 57,186 net rentable square feet and 55,017 net useable square feet with a high tilt-up concrete panel exterior and steel framing. Construction of the Lucent Building was completed in January 1998. The parking area contains approximately 385 paved parking spaces.

            The Lucent Building is located at 14400 Hertz Quail Springs Parkway, Oklahoma City, Oklahoma. The site consists of approximately 5.3 acres located in the Quail Springs Office Park in the northwest sector of Oklahoma City. Oklahoma City is located near the center of the state and is the State Capitol of Oklahoma. Oklahoma City is currently the 42nd largest metropolitan area in the United States. The population of the Oklahoma City metropolitan area, which has been increasing steadily over the past two decades, is currently in excess of 1,000,000.

            The site is located approximately ten miles northwest of the central business district of Oklahoma City. Access is available from Memorial Road on the south and May Avenue on the east with all access streets being four lane concrete boulevards with curbs and gutters.

            The Lucent Lease. On May 30, 1997, Wells Development entered into a
            ----------------
     Lease Agreement (the "Lucent Lease") with Lucent Technologies Inc. ("Lucent Technologies"), pursuant to which Lucent Technologies agreed to lease all of the Lucent Building upon completion of the improvement thereof. At the closing of the sale of the Lucent Building to the Joint Venture, Wells Development transferred and assigned its interest in the Lucent Lease to the Joint Venture.

            Lucent Technologies is a telecommunications company which was spun off by AT&T in April of 1996. The company is in the business of designing, developing and marketing communications systems and technologies ranging from microchips to whole networks and is one of the world's leading designers, developers and manufacturers of telecommunications system software and products. For the fiscal year ended September 30, 1997, Lucent Technologies, a public company traded on the New York Stock Exchange, reported net income of approximately $541 million dollars on revenues in excess of $26 billion dollars. As of March 31, 1998, Lucent Technologies had total assets of in excess of $24 billion dollars and a net worth of in excess of $5 billion dollars.

            The initial term of the Lucent Lease is ten years which commenced on January 5, 1998 (the "Rental Commencement Date"). Lucent Technologies has the option to extend the initial term of the Lucent Lease for two additional five year periods. Each extension option must be exercised by giving written notice to the landlord at least twelve months prior to the expiration date of the then current lease term.

            The annual base rent payable under the Lucent Lease will be $508,383 payable in equal monthly installments of $42,365 during the first five years of the initial lease term, and $594,152 payable in equal monthly installments of $49,513 during the second five years of the initial lease term. The annual base rent for each extended term under the lease will be based upon the fair market rent then being charged by landlords under new leases of office space in the metropolitan Oklahoma City market for similar space in a building of comparable quality with comparable amenities. The Lucent Lease provides that if the parties cannot agree upon the appropriate fair market value rate, the rate will be established by real estate appraisers.

            Under the Lucent Lease, the Joint Venture, as landlord, is responsible for (a) all maintenance, repairs and replacements to the structural components of the Lucent Building, including without limitation, the roof, exterior walls, bearing walls, support beams, foundations, columns, exterior doors, windows, skylights and lateral support, and (b) for the portion of the Lucent Lease term ending on the first anniversary of the Rental Commencement Date, all maintenance, repairs and replacements to the parking area surrounding the Lucent Building including lighting systems for the parking area. Under the Lucent Lease, Lucent Technologies is responsible for the payment of all property taxes, operating expenses and other repair and maintenance work relating to the Lucent Building. Lucent Technologies is also required to reimburse the landlord the cost of casualty insurance for the property.

            The landlord is responsible for a construction allowance of $857,790 (calculated at the rate of $15 per rentable square foot), which was funded by Wells Development prior to the sale of the Lucent Building to the Joint Venture and is included as a portion of the purchase price paid for the Lucent Building.

            Under the Lucent Lease, Lucent Technologies also has a one-time option to terminate the Lucent Lease on the seventh (7th) anniversary of the Rental Commencement Date, which is exercisable by written notice to the landlord at least twelve (12) months in advance of such 7th anniversary. If Lucent Technologies elects to exercise its option to terminate the Lucent Lease, Lucent Technologies would be required to pay a termination payment intended to compensate the landlord for the present value of funds expended as construction allowance and leasing commissions relating to the Lucent Lease, amortized over and attributable to the remaining lease term, and a rental payment equal to approximately eighteen (18) months of monthly rental payments. It is currently anticipated that the termination payment required to be paid by Lucent Technologies, in the event it exercises its option to terminate the Lucent Lease on the 7th anniversary would be approximately $1,338,903 based upon certain assumptions.

            In addition, Lucent Technologies has a one-time option under the Lucent Lease to reduce the size of its leased premises by 15,000 square feet of useable area effective the last day of the month which is the second (2nd) anniversary of the Rental Commencement Date. Such option to reduce the leased premises is exercisable by providing at least 180 days prior written notice to the landlord and paying the landlord a reduction payment equal to $750,000 on the effective date of such reduction.

            There are no assurances that the Joint Venture will be able to attract or obtain suitable replacement tenants for the Lucent Building upon the expiration of the Lucent Lease or upon the 7th anniversary of the Lucent Lease if Lucent Technologies elects to exercise its option to terminate the Lucent Lease or for the unleased portion of the Lucent Building in the event that Lucent Technologies exercises its option to reduce the size of its leased premises.

            In connection with the execution of the Lucent Lease, Wells Development entered into agreements with each of two real estate brokers, one of which is a firm affiliated with ADEVCO Corporation, the developer of the Oklahoma City Property, for the payment of commissions in connection with services rendered in procuring the Lucent Lease. The commission agreements require Wells Development to pay a total of $330,764 in leasing commissions, $110,255 of which is payable to said affiliate of the developer. One-half of the leasing commissions were paid by Wells Development simultaneously with the closing of its acquisition of the Oklahoma City Property, with the remainder of the leasing commissions funded by Wells Development prior to the sale of the Lucent Building to the Joint Venture. The leasing commissions relating to the Lucent Lease were included as a portion of the purchase price paid for the Lucent Building by the Joint Venture. Neither broker is affiliated with Wells Development, Wells Fund IX, Wells Fund X, Wells Fund XI, the Company or any affiliates thereof.

            As of June 30, 1998, the Company held a 4.4% ownership interest in each of the properties described below as a result of its ownership interest in the Joint Venture:

     THE ABB BUILDING

            Description of the Building and the Site. The Joint Venture owns
            ----------------------------------------
     certain real property located in Knoxville, Tennessee (the "Knoxville Property"). The Knoxville Property contains a three-story steel framed office building with a reflective insulated glass and brick exterior containing approximately 87,000 gross square feet and 83,885 rentable square feet (the "ABB Building"). The Knoxville Property was originally purchased by Wells Fund IX on December 13, 1996, and was later contributed by Wells Fund IX to the Joint Venture on March 26, 1997. Construction of the ABB Building was completed in December 1997. The project site is approximately 5.622 acres and contains approximately 297 paved parking spaces.

            The ABB Building is located in an office park known as Center Point Business Park on Pellissippi Parkway just north of the intersection of Interstates 40 and 75, in Knox County, Tennessee approximately 10 miles west of the Knoxville central business district. The Pellissippi

     Parkway and the commercial area along the Interstate 40 and 75 corridor have evolved recently from a residential suburb into one of the area's fastest growing commercial and retail districts.

            The western portion of Knox County in which the Knoxville Property is located has experienced the most growth and development in the Knoxville metropolitan area during the past 10 years due primarily to available land and services. It is anticipated that the Knoxville metropolitan area will continue to grow into a major regional center of trade and tourism due to its location at the intersection of Interstates 40 and 75 and the recent extension of the Pellissippi Parkway to the Knoxville airport.

            The ABB Lease. On December 10, 1996, Wells Fund IX entered into a
            -------------
     Lease Agreement (the "ABB Lease") with ABB Flakt, Inc. ("ABB") pursuant to which ABB agreed to lease 55,000 rentable square feet of the ABB Building, comprising approximately 66% of the rentable square feet of the ABB Building. Wells Fund IX assigned its interest in the ABB Lease to the Joint Venture on March 26, 1997, simultaneously with the contribution of the Knoxville Property to the Joint Venture. The Joint Venture is currently negotiating lease terms with a major tenant for lease of the remainder of the ABB Building.

            ABB is a Delaware corporation which is principally engaged in the business of pollution control engineering and consulting. ABB will use the leased area as office space for approximately 220 employees. ABB Asea Brown Boveri, Ltd., a Swiss corporation based in Zurich, is the holding company of the ABB Asea Brown Boveri Group (the "ABB Group") which is comprised of approximately 1,000 companies around the world, including ABB. The ABB Group revenue is predominately provided by contracts with utilities and independent power producers for the design and engineering, construction, manufacture and marketing of products, services and systems in connection with the generation, transmission and distribution of electricity. In addition, the ABB Group generates a significant portion of its revenues from the sale of industrial automation products, systems and services to pulp and paper, automotive and other manufacturers. For the fiscal year ended December 31, 1997, the ABB Group reported net income of approximately $572 million dollars and net worth of approximately $5.2 billion dollars. ABB, Inc., the United States parent company of ABB, reported gross revenues in 1997 in excess of $4 billion dollars. The ABB Group's total number of employees for 1997 was approximately 213,000 worldwide and approximately 21,000 in the United States.

            As security for ABB's obligations under the Lease, ABB has provided to Wells Fund IX (and Wells Fund IX has in turn assigned to the Joint Venture), and agreed to maintain in full force and effect at all times during the 10 year period from the Rental Commencement Date, an irrevocable standby letter of credit in accordance with the terms and conditions set forth in the ABB Lease. Each letter of credit issued pursuant to the provisions of the ABB Lease is required to be in a form of an irrevocable credit, to be issued by an "approved issuer," to name the Joint Venture as the beneficiary and to specify that the Joint Venture, as beneficiary, may draw against the letter of credit upon the occurrence of a "drawing event." "Approved issuer" is defined to require that the letter of credit issuer shall have and maintain a Moody's Bank Credit Report Service rating of P-1 or its equivalent. "Drawing event" is defined to include any failure of ABB to pay any installment of rent or other charge or assessment pursuant to the terms of the ABB Lease within five days of notice thereof, or any other event of default with respect to which the Joint Venture has exercised or is exercising its remedies. The letter of credit maintained by ABB is required to be in the amount of $4,000,000 until the seventh anniversary of the Rental Commencement Date; $3,000,000 from the seventh anniversary of the Rental Commencement Date to the eighth anniversary of the Rental Commencement Date; $2,000,000 from the eighth anniversary of the Rental Commencement Date to the ninth anniversary of the Rental Commencement Date; and $1,000,000 from the ninth anniversary of the Rental Commencement Date to the tenth anniversary of the Rental Commencement Date. The original letter of credit which was delivered by ABB to Wells Fund IX simultaneously with the execution of the ABB Lease was issued by Svenska Handelsbanken, a Parkway Swedish bank which is the largest bank in the

     Nordic region with over $90 billion of assets and a credit rating issued by Moody's Bank Credit Report Service of P-1/Aa3, and was issued in the amount of $4,000,000 for a one year term. If the Joint Venture draws on the letter of credit, the Joint Venture shall apply the proceeds first toward the performance of the obligations which ABB has failed to perform under the ABB Lease, and the remainder, if any, shall be held by the Joint Venture in certain permitted investments as additional security for the performance by ABB of the ABB Lease.

            The initial term of the lease is nine years and eleven months which commenced on January 1, 1998 (the "Rental Commencement Date").

            The annual base rent payable under the ABB Lease is $646,250 payable in equal monthly installments of $53,854 during the first five years of the initial lease term, and $728,750 payable in equal monthly installments of $60,729 during the last four years and eleven months of the initial lease term.

            Under the ABB Lease, ABB is responsible for all expenses, costs and disbursements (excluding specific costs billed to specific tenants of the building) of every kind and nature relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the ABB Building, including compensation of employees engaged in the operation and management or maintenance of the ABB Building, supplies, equipment and materials, utilities, repairs and general maintenance, insurance, a management fee in the amount of 4% of the gross rental income from the ABB Building, and all taxes and governmental charges attributable to the ABB Building or its operations (excluding taxes imposed or measured on or by the income of the Joint Venture from operation of the ABB Building).

            Under the terms of the ABB Lease, the Joint Venture is responsible for a construction allowance of $976,600 (calculated at the rate of $19 per useable square foot of the premises). In addition, the Joint Venture has agreed to provide ABB on the fifth (5th) anniversary of the Rental Commencement Date a redecoration allowance of an amount equal to (i) $5.00 per square foot of useable area of the premises leased as of the 5th anniversary of the Rental Commencement Date which has been leased and occupied by ABB for at least three consecutive years ending with such 5th anniversary reduced by (ii) $177,000.

            The terms of the ABB Lease provide that ABB has the right of first refusal for the lease of any space in the ABB Building not initially leased by ABB. In the event that the Joint Venture has secured a potential tenant for any of such space, the Joint Venture has agreed to give ABB ten (10) business days to exercise its right to add such space to the leased premises. The base rent payable and other charges and any allowances shall be solely as set forth in the notice to ABB of the proposed terms of the lease for the potential tenant of such space. If ABB does not so exercise its right of first refusal within such 10 business day period, the Joint Venture will have the right to lease the space to the potential tenant, except that, after the expiration of any such lease to another party, such space will again become subject to ABB's right of first refusal. The ABB Lease further provides that the Joint Venture agrees that during the term of the ABB Lease, no leases of space with other tenants for any space not initially leased by ABB pursuant to the ABB Lease shall have a term in excess of three years from the last day of the month in which such third-party tenant takes possession of such space.

            ABB has a one-time option to terminate the ABB Lease as of the seventh (7th) anniversary of the Rental Commencement Date which is exercisable by written notice to the Joint Venture at least twelve (12) months in advance of such 7th anniversary. If ABB elects to exercise this termination option, ABB is required to pay to the Joint Venture, on or before ninety (90) days prior to the 7th anniversary of the Rental Commencement Date, a termination payment intended to compensate the Joint Venture for the present value of certain sums which the Joint Venture has expended in connection with the ABB Lease amortized over and attributable to the remaining lease term and a rent payment equal to approximately fifteen (15) months of monthly base rental payments. It is currently anticipated that the termination payment required to be paid by ABB in the event it exercises its option to terminate the ABB Lease on the 7th anniversary would be approximately $1,818,000 based upon certain assumptions.

     THE OHMEDA BUILDING

            Description of the Building and the Site. The Joint Venture owns
            -----------------------------------------
     certain real property located in Louisville, Boulder County, Colorado (the "Louisville Property"). The Louisville Property contains a two-story office building with approximately 106,750 rentable square feet (the "Ohmeda Building"). Construction of the Ohmeda Building was completed in January 1988.

            The Joint Venture purchased the Ohmeda Building on February 13, 1998, for a purchase price of $10,325,000, plus closing costs of approximately $6,644.

            The Ohmeda Building was designed to accommodate the needs of a high-technology tenant, and to provide the tenant substantial interior flexibility in order to accommodate new product developments, changes in electronics manufacturing techniques and the introduction of automated material handling systems. The Ohmeda Building is modular re-tan brick with flush mortar joints and energy efficient insulated solarban glass set in a clear aluminum mullion system. The office area represents approximately 47% of the building area, and the non-office area represents approximately 53%. The lower level has 17 foot high ceilings and is divided into three areas: the production area, the materials and finished goods handling area, and the support administration, exercise room and cafeteria area. The cafeteria and the exercise room contain a glass curtain wall offering panoramic views of the mountains to the west. The upper level on the west side contains managerial and financial offices, as well as research and employee amenity space.

            The site is approximately five miles southeast of Boulder and approximately 17 miles northwest of Denver, situated near Highway 36 (Centennial Parkway), which is the main thoroughfare between Boulder and Denver. The site is a 15 acre tract of land in the Centennial Valley Business Park in Louisville, Colorado with scenic views both to and from the site. The Louisville Property is situated approximately 100 feet above Centennial Parkway with access by a "Z" curve roadway east of the site. All of the Ohmeda Building access points, including a glass vestibule entry court, are turned away from the strong winds from the west. The parking area, which contains approximately 500 parking spaces, is concealed from the view of Centennial Parkway and is open to the scenic views of the mountains.

            The Ohmeda Lease. The entire 106,750 rentable square feet of the
            ----------------
     Ohmeda Building is currently under a net Lease Agreement dated February 26, 1987, as amended by First Amendment to Lease dated December 3, 1987, and as amended by Second Amendment to Lease dated October 20, 1997 (the "Ohmeda Lease") with Ohmeda, Inc., a Delaware corporation ("Ohmeda"). The Ohmeda Lease currently expires in January 2005, subject to (i) Ohmeda's right to effectuate an early termination of the Ohmeda Lease under the terms and conditions described below, and (ii) Ohmeda's right to extend the Ohmeda Lease for two additional five year periods of time.

            Ohmeda is a medical supply firm based in Boulder, Colorado and is a worldwide leader in vascular access and hemodynamic monitoring for hospital patients. Ohmeda also has a special products division, which produces neonatal and other oxygen care products. Ohmeda recently extended an agreement with Hewlett-Packard to include co-marketing and promotion of combined Ohmeda/H-P neonatal products.

            Ohmeda was a wholly owned subsidiary of the BOC Group, Inc., a Nevada corporation ("BOC"), which is a wholly-owned subsidiary of BOC Holdings, whose ultimate parent is The BOC Group PLC, an English corporation. On April 3, 1998, BOC sold the division of Ohmeda that occupies the Ohmeda Building to Instrumentarium Corporation, a Finnish company

     ("Instrumentarium"). The obligations of Ohmeda under the Ohmeda Lease are currently guaranteed by both BOC and Instrumentarium. BOC, which is in the businesses of gases and related products, vacuum technology and health care, reported total consolidated sales of in excess of $2 billion for its fiscal year ended September 30, 1997, and a net worth of in excess of $462 million. Instrumentarium is an international healthcare company concentrating on selected fields of medical technology manufacturing, marketing and distribution.

            The monthly base rental payable under the Ohmeda Lease is $83,710 through January 31, 2003; $87,891 from February 1, 2003 through January 31, 2004; and $92,250 from February 1, 2004 through January 31, 2005. Under the Ohmeda Lease, Ohmeda is responsible for all utilities, taxes, insurance and other operating costs with respect to the Ohmeda Building during the term of the Ohmeda Lease. In addition, Ohmeda shall pay a $21,000 per year management fee for maintenance and administrative services of the Ohmeda Building. The Joint Venture, as landlord, is responsible for maintenance of the roof, exterior and structural walls, foundations, other structural members and floor slab, provided that the landlord's obligation to make repairs specifically excludes items of cosmetic and routine maintenance such as the painting of walls.

            The Ohmeda Lease contains an early termination clause that allows Ohmeda the right to terminate the Ohmeda Lease, subject to certain conditions, on either January 31, 2001 or January 31, 2002. In order to exercise this early termination clause, Ohmeda must give the Joint Venture notice on or before 5:00 p.m. MST, January 31, 2000, and said notice must identify which early termination date Ohmeda is exercising. If Ohmeda exercises its right to terminate on January 31, 2001, then Ohmeda must tender $753,388 plus an amount equal to the amount of real property taxes estimated to be payable to the landlord in 2002 for the tax year 2001 based on the most recent assessment information available on the early termination date. If Ohmeda exercises its right to terminate on January 31, 2002, then Ohmeda must tender $502,259 plus an amount equal to the amount of real property taxes estimated to be payable to the landlord in 2003 for the tax year 2002 based on the most recent assessment information available on the early termination date. At the present time, real property taxes relating to this property are approximately $135,500 per year. The payment of these amounts by Ohmeda for early termination must be made on or before the 180th day prior to the appropriate early termination date. If the amount of the real property taxes actually assessed is greater or lesser than the amount paid by Ohmeda on the early termination date, then the difference shall be adjusted accordingly within thirty (30) days of notice of such difference.

            The Ohmeda Lease contains a provision whereby the tenant has the option to extend the primary lease term for up to two consecutive five year terms at the then current market rental rates.

            In addition, the Ohmeda Lease contains an option to expand the premises by an amount of square feet up to a total of 200,000 square feet which, if exercised by Ohmeda, will require the Joint Venture to expend funds necessary to acquire additional land, if such land is necessary to such expansion and available for purchase for said expansion purposes, and to construct the expansion space. Ohmeda's option to expand the premises is subject to deliverance of at least four (4) months' prior written notice to the Joint Venture. During the 4 months subsequent to the notice of Ohmeda's intention to expand the premises, Ohmeda and the Joint Venture shall negotiate in good faith and enter into an amendment to the Ohmeda Lease for the construction and rental of the expansion space. If Ohmeda exercises its option to expand the premises, the right to terminate clause described above will automatically be canceled, and the primary lease term shall be extended for a period of ten (10) years from the date on which a certificate of occupancy is issued by the City of Louisville with respect to the expansion space. The base rental for the expansion space payable under the Ohmeda Lease shall be calculated to generate a rate of return to the Joint Venture on its project costs and any retrofit expenses with respect to the existing premises incurred by landlord over the new, 10 year extended primary lease term, equal to the prime lending rate published by Norwest Bank, N.A. on the first day of such extended primary lease term, plus 3.0%, plus full amortization of the tenant finish costs with respect to the expansion space and the existing premises. This base rental shall be payable through January 31, 2005. The base rental payable under the Ohmeda Lease from February 1, 2005 through the remaining balance of the new, extended 10 year primary lease term, shall be based on a combined rental rate equal to the sum of (i) the base rental payable by Ohmeda during lease year number seven for the existing premises, plus (ii) the base rent payable by Ohmeda during lease year number seven for the expansion space, plus an amount equal to 2% of the combined rental rate. Thereafter, the base rent payable for the entire premises shall be the base rent payable during the previous lease year plus an amount equal to 2% of the base rent payable during such previous lease year.

     THE INTERLOCKEN BUILDING

            Description of the Building and the Site. The Joint Venture owns
            ----------------------------------------
     certain real property located in Broomfield, Boulder County, Colorado (the "Broomfield Property"). The Broomfield Property contains a three-story multi-tenant office building with 51,974 rentable square feet (the "Interlocken Building"). Construction of the Interlocken Building was completed in December 1996.

            The Joint Venture purchased the Interlocken Building on March 20, 1998, for a purchase price of $8,275,000, plus closing costs of approximately $18,000.

            The first floor of the Interlocken Building has multiple tenants and contains 15,599 rentable square feet; the second floor is leased to ODS Technologies, L.P. ("ODS") and contains 17,146 rentable square feet; and the third floor is leased to Transecon, Inc. ("Transecon") and contains 19,229 rentable square feet.

            The Broomfield Property fronts on Highway 36 (the Boulder-Denver Turnpike), which is the main thoroughfare between Boulder and Denver, and is located approximately eight miles southeast of Boulder and approximately 15 miles northwest of Denver. The site is a 5.1 acre tract of land in the Interlocken Business Park in Broomfield, Colorado. The Broomfield Property contains a parking lot surrounding the entire building with ample parking spaces available for tenants and visitors. The Interlocken Business Park is a 963-acre business park containing primarily advanced technology and research/development oriented companies. The Interlocken Conference Resort, which will contain a 430-room hotel, 57,000 square feet of conference space and a 27-hole championship golf course, is nearly complete and will border the Park's western boundary.

            Description of Leases. As stated above, the entire third floor of
            ---------------------
     the Interlocken Building containing 19,229 rentable square feet (37% of the total rentable square feet) is currently under lease to Transecon dated June 27, 1996 (the "Transecon Lease"). The Transecon Lease currently expires in October 2001, subject to Transecon's right to extend for one additional term of five years upon 180 days' notice.

            Transecon is a consumer distributor of environmental friendly products, including on-site video and audio production of environmental and alternative health videos using state-of-the-art electronics and sound stage. Transecon was founded in 1989 and currently employs approximately 60 people.

            The monthly base rental payable under the Transecon Lease is approximately $24,000 for the initial term of the lease, and is calculated under the Transecon Lease based upon 18,011 rentable square feet. Under the Transecon Lease, Transecon is responsible for its share of utilities, taxes, insurance and other operating costs with respect to the Interlocken Building during the term of the Transecon Lease. In addition, Transecon has a right of first refusal under the lease for any second floor space proposed to be leased by the landlord. If Transecon elects to extend the lease, the monthly base rental shall be a market rate, but no less than $24,000 and no more than $27,700. In accordance with the Transecon Lease, Golden Rule, Inc., an affiliate of Transecon, occupies 6,621 rentable square feet of the third floor. Transecon guarantees the entire payment due under the Transecon Lease.

            Transecon also leases 1,510 rentable square feet on the first floor. The monthly base rent payable for this space is approximately $2,000 through January 1999; approximately $2,100 through January 2000; approximately $2,150 through January 2001; and approximately $2,200 through October 2001.

            The entire second floor of the Interlocken Building containing 17,146 rentable square feet (33% of total rentable square feet) is currently under lease to ODS dated January 14, 1997 (the "ODS Lease"). The ODS Lease currently expires in September 2003, subject to ODS's right to extend for one additional term of three years upon 180 days' notice.

            ODS provides in-home financial transaction services via telephone and television, and it has developed interactive computer-based applications for such in-home purchasing. Originally based in Tulsa, Oklahoma, ODS has relocated its business to the Interlocken Building.

            The monthly base rental payable under the ODS Lease is approximately $22,150 through January 1999; approximately $22,600 through January 2000; approximately $23,100 through January 2001; approximately $23,550 through January 2002; approximately $24,050 through January 2003; and approximately $24,550 through September 2003. The rental payments to be made by the tenant under the ODS Lease are also secured by the assignment of a $275,000 letter of credit which may be drawn upon by the landlord in the event of a tenant default under the lease. Under the ODS Lease, ODS is responsible for its share of utilities, taxes, insurance and other operating costs with respect to the Interlocken Building during the term of the ODS Lease. If ODS elects to extend the lease, the monthly base rental shall be a market rate as described in the ODS Lease.

            The first floor of the Interlocken Building containing 15,599 rentable square feet is occupied by several tenants whose leases expire in late 2001 or 2002. The aggregate monthly base rental payable under these leases for 1998 is approximately $21,250. Each lessee is responsible for its share of utilities, taxes, insurance and other operating costs with respect to the Interlocken Building during the term of its lease. Most of these leases contain a right to extend for one additional five year period upon 180 days' notice.

            In the event that Transecon, ODS or any of the first floor tenants fail to extend their respective leases, the Joint Venture will be required to find one or more new suitable tenants for the Interlocken Building at the then prevailing market rental rates.

     PROPERTY MANAGEMENT FEES

            Wells Management Company, Inc. ("Wells Management"), an Affiliate of the Company and the Advisor, has been retained to manage and lease all of the properties currently owned by the Joint Venture. While the Company and Wells Fund XI are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 4.5% of gross revenues, Wells Fund IX and Wells Fund X are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 6% of gross revenues. Since, as of June 30, 1998, Wells Fund IX and Wells Fund X held an aggregate 87.8% ownership percentage interest in the Joint Venture, while the Company and Wells Fund XI held an aggregate 12.2% ownership percentage interest in the Joint Venture, 87.8% of the gross revenues of the Joint Venture are subject to a 6% property management and leasing fee, while 12.2% of the gross revenues of the Joint Venture are subject to a 4.5% property management and leasing fee. Wells Management has also received an initial lease fee equal to the first month's rent for the ABB Lease and the Lucent Lease. In addition, Wells Management is entitled to one-time initial lease-up fees equal to five percent (5%) of the gross revenues over the initial terms of the ABB Lease and the Lucent Lease (not to exceed five years).

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

     The information contained on page 46 in the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus is revised as of the date of this Supplement by the deletion of the first paragraph of that section and the insertion of the following paragraph in lieu thereof:

            The Company commenced operations on June 5, 1998, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Shares). As of June 30, 1998, the Company had raised a total of $2,683,595 in offering proceeds (268,359 Shares). After the payment of $93,926 in acquisition and advisory fees and expenses, the payment of $335,449 in selling commissions and organizational and offering expenses and the payment of $1,421,466 in capital contributions to the Joint Venture, as of June 30, 1998, the Company was holding net offering proceeds of $832,754 available for investment in additional properties.

FINANCIAL STATEMENTS

     The financial statements of Fund IX and X Associates (the Joint Venture) as of December 31, 1997 and for the period from March 20, 1997 to December 31, 1997 and of the Lucent Building for the three months ended March 31, 1998, included herein as Appendix I to this Supplement No. 2, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports thereto, and are included herein upon the authority of said firm as experts in giving said reports. The interim financial information of Fund IX and X Associates (the Joint Venture) as of March 31, 1998 and for the three month period ended March 31, 1998, and the pro forma financial information for Wells Real Estate Investment Trust, Inc. as of December 31, 1997 and for the three month period ended March 31, 1998, which are included in Appendix I to this Supplement No. 2, have not been audited.

                                                                      APPENDIX I

                         INDEX TO FINANCIAL STATEMENTS

                                                                              Page
                                                                              ----

FUND IX AND X ASSOCIATES
   Financial Statements
      Report of Independent Public Accountants                                 I-1
      Balance Sheets as of March 31, 1998 (Unaudited) and
      December 31, 1997 (Audited)                                              I-2
      Statements of Income (Loss) for the three months ended March 31,
      1998 (Unaudited) and the Period from Inception (March 20, 1997)
      to December 31, 1997 (Audited)                                           I-3
      Statements of Partners' Capital for the three months ended March 31,
      1998 (Unaudited) and the Period from Inception (March 20, 1997)
      to December 31, 1997 (Audited)                                           I-4
      Statements of Cash Flows for the three months ended March 31, 1998
      (Unaudited) and the Period from Inception (March 20, 1997) to
      December 31, 1997 (Audited)                                              I-5
      Notes to Financial Statements                                            I-6

LUCENT BUILDING
   Audited Financial Statements
      Report of Independent Public Accountants                                I-10
      Statement of Revenues Over Operating Expenses for the three months
      ended March 31, 1998                                                    I-11
      Notes to Statement of Revenues Over Operating Expenses for the three
      months ended March 31, 1998                                             I-12

WELLS REAL ESTATE INVESTMENT TRUST, INC.
   Unaudited Pro Forma Financial Statements
      Summary of Unaudited Pro Forma Financial Statements                     I-13
      Pro Forma Balance Sheet as of March 31, 1998                            I-14
      Pro Forma Statement of Loss for the year ended December
      31, 1997                                                                I-15
      Pro Forma Statement of Income for the three months ended
      March 31, 1998                                                          I-16


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Fund IX and X Associates:

We have audited the accompanying balance sheet of FUND IX AND X ASSOCIATES (a Georgia Joint Venture) as of December 31, 1997 and the related statements of loss, partners' capital, and cash flows for the period from inception (March 20, 1997) to December 31, 1997. These financial statements are the responsibility of the Joint Venture's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fund IX and X Associates as of December 31, 1997 and the results of its operations and its cash flows for the period from inception (March 20, 1997) to December 31, 1997 in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP


Atlanta, Georgia
January 9, 1998

                            FUND IX AND X ASSOCIATES

                           (A GEORGIA JOINT VENTURE)


                                 BALANCE SHEETS

                      MARCH 31, 1998 AND DECEMBER 31, 1997



                                     ASSETS

                                                                            1998             1997
                                                                       -------------    -------------
                                                                       (UNAUDITED)
REAL ESTATE ASSETS, AT COST:
  Land                                                                 $  5,004,893     $     607,930
  Building and improvements, less accumulated
   depreciation of $205,915 in 1998 and $36,863 in 1997                  22,005,710         6,445,300
  Construction in progress                                                    6,498            35,622
                                                                       -------------    --------------
         Total real estate assets                                        27,017,101         7,088,852

CASH AND CASH EQUIVALENTS                                                   390,276           289,171

ACCOUNTS RECEIVABLE                                                         150,402            40,512

PREPAID EXPENSES AND OTHER ASSETS                                           383,399           329,310
                                                                       -------------    --------------
        Total assets                                                   $ 27,941,178     $   7,747,845
                                                                       =============    ==============


                       LIABILITIES AND PARTNERS' CAPITAL


LIABILITIES:
  Accounts payable                                                     $    385,072     $     379,770
  Due to affiliates                                                           2,281             2,479
                                                                       -------------    --------------
         Total liabilities                                                  387,353           382,249
                                                                       -------------    --------------

PARTNERS' CAPITAL:
  Wells Real Estate Fund IX                                              14,569,085         3,702,793
  Wells Real Estate Fund X                                               12,984,740         3,662,803
                                                                       -------------    --------------
       Total partners' capital                                           27,553,825         7,365,596
                                                                       -------------    --------------
       Total liabilities and partners' capital                         $ 27,941,178     $   7,747,845
                                                                       =============    ==============

      The accompanying notes are an integral part of these balance sheets.

                            FUND IX AND X ASSOCIATES

                           (A GEORGIA JOINT VENTURE)


                          STATEMENTS OF INCOME (LOSS)

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                AND THE PERIOD FROM INCEPTION (MARCH 20, 1997)

                             TO DECEMBER 31, 1997

                                                                             1998            1997
                                                                         ------------    -----------
                                                                          (UNAUDITED)
REVENUES:
  Rental income                                                          $   351,203     $   28,512
                                                                         ------------    -----------
EXPENSES:
  Depreciation and amortization                                              178,881         36,863
  Management and leasing fees                                                 22,838          1,711
  Operating costs, net of reimbursements                                      24,052         10,118
  Property administration                                                      5,632              0
                                                                         ------------    -----------
                                                                             231,403         48,692
                                                                         ------------    -----------
NET INCOME (LOSS)                                                        $   119,800     $  (20,180)
                                                                         ============    ===========

NET INCOME (LOSS) ALLOCATED TO WELLS REAL ESTATE FUND IX                 $    57,858     $  (10,145)
                                                                         ============    ===========

NET INCOME (LOSS) ALLOCATED TO WELLS REAL ESTATE FUND X                  $    61,942     $  (10,035)
                                                                         ============    ===========

        The accompanying notes are an integral part of these statements.

                            FUND IX AND X ASSOCIATES

                           (A GEORGIA JOINT VENTURE)


                        STATEMENTS OF PARTNERS' CAPITAL

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                AND THE PERIOD FROM INCEPTION (MARCH 20, 1997)

                             TO DECEMBER 31, 1997

                                                      WELLS REAL            WELLS REAL             TOTAL
                                                        ESTATE                ESTATE             PARTNERS'
                                                        FUND IX               FUND X              CAPITAL
                                                   -----------------    ------------------  -------------------
BALANCE, DECEMBER 31, 1996                          $             0      $              0     $              0

  Net loss                                                  (10,145)              (10,035)             (20,180)
  Partnership contributions                               3,712,938             3,672,838            7,385,776
                                                   -----------------    ------------------  -------------------
BALANCE, DECEMBER 31, 1997                                3,702,793             3,662,803            7,365,596

  Partnership distributions                                (100,863)             (101,419)            (202,282)
  Net income                                                 57,858                61,942              119,800
  Partnership contributions                              10,909,297             9,361,414           20,270,711
                                                   -----------------    ------------------  -------------------
BALANCE, MARCH 31, 1998 (UNAUDITED)                 $    14,569,085      $     12,984,740     $     27,553,825
                                                   =================    ==================  ===================

        The accompanying notes are an integral part of these statements.

                            FUND IX AND X ASSOCIATES

                           (A GEORGIA JOINT VENTURE)


                           STATEMENTS OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                 AND THE PERIOD FROM INCEPTION (MARCH 20, 1997)

                             TO DECEMBER 31, 1997

                                                                                         1998                 1997
                                                                                     -------------       -------------
                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                                  $    119,800        $     (20,180)
                                                                                     -------------       -------------
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation                                                                         178,881               36,863
     Changes in assets and liabilities:
       Accounts receivable                                                               (109,890)             (40,512)
       Prepaid expenses and other assets                                                  (54,089)            (329,310)
       Accounts payable                                                                     5,302              379,770
       Due to affiliates                                                                     (198)               2,479
                                                                                     ------------        -------------
        Total adjustments                                                                  20,006               49,290
                                                                                     ------------        -------------
        Net cash provided by operating activities                                         139,806               29,110
                                                                                     ============        =============
CASH FLOWS FROM INVESTING ACTIVITIES:
 Investment in real estate from partners                                              (19,123,419)          (5,715,847)
                                                                                     ------------        -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Distributions to joint venture partners                                                 (202,282)                   0
 Contributions received from partners                                                  19,287,000            5,975,908
                                                                                     ------------        -------------
       Net cash provided by financing activities                                       19,084,718
                                                                                     ------------        -------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                 101,105              289,171
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                            289,171                    0
                                                                                     ------------        -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                             $    390,276        $     289,171
                                                                                     ============        =============
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
  Deferred project costs applied by partners, net of deferred project costs
    transferred                                                                      $    983,711        $     318,981
                                                                                     ============        =============

  Contribution of real estate assets                                                 $          0        $   1,090,887
                                                                                     ============        =============

        The accompanying notes are an integral part of these statements.

                            FUND IX AND X ASSOCIATES

                           (A GEORGIA JOINT VENTURE)


                         NOTES TO FINANCIAL STATEMENTS

                      MARCH 31, 1998 AND DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ORGANIZATION AND BUSINESS

   On March 20, 1997, Fund IX and X Associates (a joint venture between Wells Real Estate Fund IX, L.P. ("Fund IX") and Wells Real Estate Fund X, L.P. ("Fund X") was formed to acquire, develop, operate, and sell real properties. On March 20, 1997, Fund IX contributed a 5.62-acre tract of real property in Knoxville, Tennessee, and improvements thereon, known as the ABB Property, to Fund IX and X Associates (the "Joint Venture"). A 83,885-square-foot, three-story office building was constructed and commenced operations at the end of 1997.

   CASH AND CASH EQUIVALENTS

   For the purposes of the statements of cash flows, the Joint Venture considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

   USE OF ESTIMATES AND FACTORS AFFECTING THE PARTNERSHIP

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   The carrying values of the real estate assets are based on management's current intent to hold the real estate assets as long-term investments. The success of the Joint Venture's future operations and the ability to realize the investment in its assets will be dependent on the Joint Venture's ability to maintain an appropriate level of rental rates, occupancy, and operating expenses in future years. Management believes that the steps it is taking will enable the Joint Venture to realize its investment in its assets.

   INCOME TAXES

   The Joint Venture is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying financial statements. The partners of Fund IX and Fund X are required to include their respective shares of profits and losses in their individual income tax returns.

   REAL ESTATE ASSETS

   Real estate assets held by the Joint Venture are stated at cost less accumulated depreciation. Major improvements and betterments are capitalized when they extend the useful life of the related asset. All ordinary repairs and maintenance are expensed as incurred.

   Management continually monitors events and changes in circumstances which could indicate that the carrying amounts of real estate assets may not be recoverable. When events or changes in circumstances are present that indicate the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of real estate assets under Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," by determining whether the carrying value of such real estate assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. Management believes that there has been no impairment in the carrying value of real estate assets held by the Joint Venture.

   Depreciation of buildings and land improvements is calculated using the straight-line method over 25 years. Tenant improvements are amortized over the life of the related lease or the life of the asset, whichever is shorter.

   REVENUE RECOGNITION

   All leases on real estate assets held by the Joint Venture are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the respective leases.

   PARTNERS' DISTRIBUTIONS AND ALLOCATIONS OF PROFIT AND LOSS

   Cash available for distribution and allocations of profit and loss to Fund IX and Fund X by the Joint Venture are made in accordance with the terms of the joint venture agreement. Generally, these items are allocated in proportion to the partners' respective ownership interests. Cash distributions are generally paid by the Joint Venture to Fund IX and Fund X quarterly.

   DEFERRED LEASE ACQUISITION COSTS

   Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases.

2. DEFERRED PROJECT COSTS

   The Wells Real Estate Funds pay a percentage of limited partner contributions to Wells Capital, Inc., an affiliate of the Joint Venture, for acquisition and advisory services. These payments, as stipulated by the partnership agreement, can be up to 5% of the limited partner contributions, subject to certain overall limitations contained in the partnership agreement. These fees are allocated to specific properties as they are purchased or developed and are included in capitalized assets of the Joint Venture.

3. FUTURE MINIMUM RENTAL INCOME

   The future minimum rental income due Fund IX and X Associates under noncancelable operating leases at December 31, 1997 is as follows:

          Year ending December 31:

            1998                               $  646,250
            1999                                  646,250
            2000                                  646,250
            2001                                  646,250
            2002                                  646,250
          Thereafter                            3,583,021
                                               -----------
                                               $6,814,271
                                               ===========

4. COMMITMENTS AND CONTINGENCIES

   Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Joint Venture or its partners. In the normal course of business, the Joint Venture or its partners may become subject to such litigation or claims.

5. SUBSEQUENT EVENTS (UNAUDITED)

   On February 13, 1998, the Joint Venture acquired a two-story office building, the Ohmeda Building, a 106,750-square-foot office building located in Louisville, Colorado, for a cash purchase price of $10,325,000 plus acquisition expenses of $6,644. The building is 100% occupied by one tenant with an original lease term of ten years that commenced February 1, 1988.
   The lease term was extended for an additional seven years commencing February 1, 1998.

   On March 20, 1998, the Joint Venture acquired the Interlocken Building, a 51,974-square-foot three-story multitenant office building located in Broomfield, Colorado, for a cash purchase price of $8,275,000 plus acquisition expenses of $18,000.

   On June 11, 1998, Wells Operating Partnership, L.P. (of which Wells Real Estate Investment Trust, Inc. is the sole general partner) and Wells Real Estate Fund XI, L.P. were admitted to the Joint Venture. The Joint Venture agreement was restated and amended as such and was renamed the Fund IX, Fund X, Fund XI, and REIT Joint Venture.

   On June 24, 1998, Fund IX, Fund X, Fund XI, and REIT Joint Venture acquired the Lucent Building, a one-story office building, from Wells Development Corporation, an affiliate of the Joint Venture, for a cash purchase price of $5,504,276 which equaled the book value of the building. The building is 100% occupied by one tenant with an original lease term of ten years that commenced January 1, 1998.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Fund IX, L.P.,
Wells Real Estate Fund X, L.P.,
Wells Real Estate Fund XI, L.P., and
Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over operating expenses for the LUCENT BUILDING for the three months ended March 31, 1998. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Lucent Building after acquisition by Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., and Wells Real Estate Investment Trust, Inc. The accompanying statement of revenues over operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Lucent Building's revenues and expenses.

In our opinion, the statement of revenues over operating expenses presents fairly, in all material respects, the revenues over operating expenses (exclusive of expenses described in Note 2) of the Lucent Building for the three months ended March 31, 1998 in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 30, 1998

                                LUCENT BUILDING


                          STATEMENT OF REVENUES OVER

                              OPERATING EXPENSES

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998




REVENUES:
  Rental revenue                                       $137,817

OPERATING EXPENSES                                          675
                                                       --------
REVENUES OVER OPERATING EXPENSES                       $137,142
                                                       --------



         The accompanying notes are an integral part of this statement.

                                LUCENT BUILDING


                      NOTES TO STATEMENT OF REVENUES OVER

                              OPERATING EXPENSES

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED

   On June 24, 1998, Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., and Wells Real Estate Investment Trust, Inc., through Fund IX, Fund X, Fund XI, and REIT Joint Venture (a Georgia joint venture), acquired the Lucent Building, a 57,186-square-foot one-story office building located in Oklahoma City, Oklahoma, for a cash purchase price of $5,504,276. The building is 100% occupied by one tenant with an original lease term of 10 years that commenced January 1, 1998. The lease is a triple net lease, whereby the terms require the tenant to pay all operating expenses relating to the building.

   RENTAL REVENUES

   Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2. BASIS OF ACCOUNTING

   The accompanying statement of revenues over operating expenses are presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation, interest, and management fees, not comparable to the operations of the Lucent Building after acquisition by Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P, Wells Real Estate Fund XI, L.P., and Wells Real Estate Investment Trust, Inc.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                  (UNAUDITED PRO FORMA FINANCIAL STATEMENTS)

The following unaudited pro forma balance sheet as of March 31, 1998 and the pro forma statements of (loss) income for the year ended December 31, 1997 and three months ended March 31, 1998 have been prepared to give effect to the following transactions as if each occurred as of March 31, 1998 with respect to the balance sheet and on January 1, 1997 with respect to the statements of
(loss)income : (i) Wells Real Estate Investment Trust, Inc.'s acquisition of an interest in Fund IX, Fund X, Fund XI, and REIT Joint Venture (formerly Fund IX-Fund X Associates) and (ii) the Fund IX, Fund X, Fund XI, and REIT Joint Venture's acquisition of the Lucent Building which commenced operations in January 1998.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated at the beginning of the period presented.

The pro forma financial statements are based on available information and certain assumptions that management believes are reasonable. Final adjustments may differ from the pro forma adjustments herein.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.

                            PRO FORMA BALANCE SHEET

                                MARCH 31, 1998

                                  (UNAUDITED)

                                                                              WELLS
                                                                           REAL ESTATE
                                                                           INVESTMENT       PRO FORMA         PRO FORMA
                                                                           TRUST, INC.     ADJUSTMENTS          TOTAL
                                                                           -----------     -----------        ---------
ASSETS:
  Investment in joint venture                                              $         0     $1,480,741 (a)     $1,480,741
  Cash                                                                         317,378       (317,378)(b)              0
  Deferred project costs                                                         4,072         (4,072)(c)              0
  Deferred offering costs                                                      461,108              0            461,108
  Accounts receivable                                                               18              0                 18
                                                                           -----------     -----------------  ----------
        Total assets                                                       $   782,576     $1,159,291         $1,941,867
                                                                           ===========     =================  ==========
LIABILITIES:
  Sales commission payable                                                 $    11,053     $        0         $   11,053
  Due to affiliate                                                             468,718      1,159,291 (b)(c)   1,628,009
                                                                           -----------     -----------------  ----------
        Total liabilities                                                      479,771      1,159,291          1,639,062
                                                                           ===========     =================  ==========
MINORITY INTEREST OF UNIT HOLDER IN OPERATING PARTNERSHIP                      200,000              0            200,000
                                                                           -----------     -----------------  ----------
SHAREHOLDERS' EQUITY:
  Common shares, $.01 par value; 40,000,000 shares authorized, 11,735
   shares issued and outstanding                                                   117              0                117
  Additional paid-in capital                                                   102,688              0            102,688
                                                                           -----------     -----------------  ----------
        Total shareholder's equity                                             102,805              0            102,805
                                                                           -----------     -----------------  ----------
        Total liabilities and shareholder's equity                         $   782,576     $1,159,291         $1,941,867
                                                                           ===========     =================  ==========

          (a) Reflects Wells Real Estate Investment Trust, Inc.'s contribution to Fund IX, Fund X, Fund XI, and REIT Joint Venture.

          (b) Reflects Wells Real Estate Investment Trust, Inc.'s portion of the $5,504,276 purchase price related to the Lucent Building.

          (c) Reflects the deferred project costs allocated to the Fund IX, Fund X, Fund XI, and REIT Joint Venture.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.


                          PRO FORMA STATEMENT OF LOSS

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                                                                  WELLS
                                                               REAL ESTATE
                                                               INVESTMENT            PRO FORMA             PRO FORMA
                                                               TRUST, INC.           ADJUSTMENT              TOTAL
                                                            ----------------      -----------------     ---------------
REVENUES:
  Equity in loss of joint venture                              $   0              $  (888)(a)           $   (888)
                                                            ----------------      -----------------     ---------------
NET LOSS                                                       $   0              $  (888)              $   (888)
                                                            ================      =================     ===============
EARNINGS PER SHARE (BASIC AND DILUTED)                         $0.00              $  (8.88)             $   (8.88)
                                                            ================      =================     ===============

   (a) Reflects Wells Real Estate Investment Trust, Inc.'s 4.4% equity in earnings of the Fund IX, Fund X, Fund XI, and REIT Joint Venture.

                   WELLS REAL ESTATE INVESTMENT TRUST, INC.


                         PRO FORMA STATEMENT OF INCOME

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                  (UNAUDITED)

                                                                   WELLS
                                                                REAL ESTATE
                                                                INVESTMENT            PRO FORMA           PRO FORMA
                                                                TRUST, INC.          ADJUSTMENT             TOTAL
                                                             ----------------   -----------------     ----------------
REVENUES:
  Equity in income of joint ventures                            $   0              $9,282(a)               $9,282
                                                             ----------------   -----------------     ----------------
NET INCOME                                                      $   0              $9,282                  $9,282
                                                             ================   =================     ================
EARNINGS PER SHARE (BASIC AND DILUTED)                          $0.00              $ 0.79                  $ 0.79
                                                             ================   =================     ================



     (a) Reflects Wells Real Estate Investment Trust, Inc.'s 4.4% equity in earnings of the Fund IX, Fund X, Fund XI, and REIT Joint Venture, including the Lucent Building on a pro forma basis.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

            SUPPLEMENT NO. 3 DATED AUGUST 12, 1998 TO THE PROSPECTUS
                             DATED JANUARY 30, 1998

      This document supplements, and should be read in conjunction with, the Prospectus of Wells Real Estate Investment Trust, Inc. dated January 30, 1998, as supplemented and amended by Supplement No. 1 dated April 20, 1998 and Supplement No. 2 dated June 30, 1998 (collectively, the "Prospectus"). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

      The purpose of this Supplement is to describe the following:

      (i) The status of the offering of shares of common stock (the "Shares") in Wells Real Estate Investment Trust, Inc. (the "Company");

      (ii) The contribution of the Iomega Building located in Ogden, Weber County, Utah by Wells Real Estate Fund X, L.P. ("Wells Fund X") to the Fund IX, Fund X, Fund XI and REIT Joint Venture (the "IX-X-XI-REIT Joint Venture");

      (iii) The Joint Venture Agreements entered into between Wells Operating Partnership, L.P. ("Wells OP") and Wells Development Corporation ("Wells Development");

      (iv) The Joint Venture between Wells Real Estate Fund XI, L.P. ("Wells Fund XI") and Wells Fund X (the "Fund X-XI Joint Venture") and the contracts between the Fund X-XI Joint Venture and Wells Development;

      (v) The acquisition of the Fairchild Building located in Fremont, Alameda County, California;

      (vi) The acquisition of the Cort Furniture Building located in Fountain Valley, Orange County, California;

      (vii) Revisions to the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus; and

      (viii) Inclusion of Audited and Pro Forma Financial Statements as described in the "Financial Statements" section of this Supplement.

Status of the Offering

      Pursuant to the Prospectus, the offering of Shares in the Company commenced on January 30, 1998. The Company commenced operations on June 5, 1998, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Shares). As of August 10, 1998, the Company had raised a total of $5,739,061 in offering proceeds (573,906 Shares).

The Iomega Building

      Contribution of the Iomega Building. On July 1, 1998, Wells Fund X contributed a single-story warehouse and office building with 108,000 rentable square feet (the "Iomega Building") to the IX-X-XI-REIT Joint Venture as a capital contribution. Wells Fund X was credited with making a capital contribution to the IX-X-XI-REIT Joint Venture in the amount of $5,050,425, which represents the purchase price of $5,025,000 plus $25,425 in closing costs originally paid by Wells Fund X for the Iomega Building on April 1, 1998.

      As of August 1, 1998, Wells Fund X had made total capital contributions to the IX-X-XI-REIT Joint Venture of $18,410,965 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 49.9%; Wells Real Estate Fund IX, L.P. had made total capital contributions to the IX-X-XI-REIT Joint Venture of $14,571,686 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 39.5%; Wells Fund XI had made total capital contributions to the IX-X-XI-REIT Joint Venture of $2,482,810 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 6.7%; and Wells OP had made total capital contributions to the IX-X-XI-REIT Joint Venture of $1,421,466 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 3.9%.

      Description of the Building and Site. The exterior of the Iomega Building is constructed of concrete tilt-up wall panels approximately 23 feet in height in the warehouse area with windows along the west and north sides of the building. The office portion of the Iomega Building on the north side is constructed of masonry block. Construction of the Iomega Building was completed in 1989. In 1997, the current tenant, Iomega Corporation, completed construction of a 16,000 square foot two-level office space addition inside the warehouse area on the west side of the Iomega Building. The Iomega Building contains an asphaltic concrete paved parking lot with 286 parking spaces. A railroad spur provides access to two rail docks on the east side of the Iomega Building. Access to the Iomega Building is controlled by on-site security guards. The IX-X-XI-REIT Joint Venture has no current plans to further develop, improve or renovate the Iomega Building.

      The Iomega Building is located at 2976 South Commerce Way in the Ogden Commercial and Industrial Park (the "Ogden Commercial Park") in Ogden City, Utah. The site is an 8.03 acre tract of land located in an area containing primarily light manufacturing and warehousing buildings. The Iomega Building is one of the largest and most modern warehouse and office buildings in the Ogden Commercial Park. Although the Ogden Commercial Park is a well established industrial park, there are vacant land parcels immediately adjacent to the Iomega Building on the north, west and south sides.

      The Ogden Commercial Park is located one mile north of Roy City, one mile northwest of Riverdale City and three miles southwest of the Ogden central business district. Interstate 15, a major north-south freeway through the state, and Interstate 84, a major east-west freeway through Weber County, are within one mile of the site.

      Description of Iomega Lease. The entire Iomega Building is currently under a net Lease Agreement dated April 9, 1996 (the "Iomega Lease") with Iomega Corporation ("Iomega"). Wells Fund X assigned its rights under the Iomega Lease to the IX-X-XI REIT Joint Venture in connection with the contribution of the Iomega Building on July 1, 1998. The Iomega Lease has a ten year lease term which commenced on August 1, 1996 and expires on July 31, 2006. The Iomega Lease contains no extension provisions. Iomega's world headquarters are located within one mile of the Iomega Building. In the event that Iomega vacates the Iomega Building at the expiration of its current lease term, the IX-X-XI-REIT Joint Venture would be required to find one or more new suitable tenants for the Iomega Building at the then prevailing market rental rates.

      Iomega, a New York Stock Exchange company, is a manufacturer of computer storage devices used by individuals, businesses, government and educational institutions, including "Zip" drives and disks, "Jaz" one gigabyte drives and disks, and tape backup drives and cartridges. Iomega reported total sales of in excess of $1.7 billion, net income of in excess of $115 million and a net worth of in excess of $400 million for its fiscal year ended December 31, 1997.

      The monthly base rent payable under the Iomega Lease is $40,000 through November 12, 1999. Beginning on the 40th and 80th months of the lease term, the monthly base rent payable under the Iomega Lease will be increased to reflect an amount equal to 100% of the increase in the Consumer Price Index (as defined in the Iomega Lease) during the preceding 40 months; provided however, that in no event shall the base rent be increased with respect to any one year by more than 6% or by less than 3% per annum, compounded annually, on a cumulative basis from the beginning of the lease term. Under the Iomega Lease, Iomega is responsible for all utilities, taxes, insurance and other operating costs with respect to the Iomega Building during the term of the lease. The estimated annual real estate taxes on the Iomega Building are $63,390. The Joint Venture, as landlord, is responsible for maintenance of the structural soundness of the roof, foundation and exterior walls of the Iomega Building, reasonable wear and tear and uninsured losses and damages caused by Iomega excluded.

      Iomega has used all of its $500,000 tenant improvement allowance provided under the Iomega Lease for the construction of the 16,000 square foot two-level office space addition described above and the addition of an additional parking lot outside the south entrance of the Iomega Building.

      Under the terms of the Iomega Lease, the IX-X-XI-REIT Joint Venture is responsible for carrying and maintaining all risk liability insurance covering the full replacement cost of the Iomega Building. Iomega is responsible for carrying and maintaining all risk property insurance covering the full replacement cost of all property and improvements installed or placed on the premises by Iomega; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 for property damage, personal injuries or deaths occurring in or about the premises. The cost of the insurance paid by the landlord is billed on a monthly basis to the tenant at a rate of $334. Management believes that the Iomega Building is adequately insured against loss for property damage, personal injury and deaths of persons in or about the premises.

The Joint Ventures

      The Fremont Joint Venture. In July 1998, Wells OP entered into a Joint Venture Agreement known as Wells/Fremont Associates (the "Fremont Joint Venture") with Wells Development. The purpose of the Fremont Joint Venture is the acquisition, ownership, leasing, operation, sale and management of real properties, including, but not limited to, that certain office building containing 58,424 rentable square feet located in Fremont, Alameda County, California (the "Fairchild Building").

      Wells Development had previously entered into that certain Agreement for the Purchase and Sale of Property dated June 8, 1998 with Rose Ventures V, Inc., a California corporation, and Thomas G. Haury and Carleen S. Haury to acquire the Fairchild Building (the "Fairchild Contract"). Prior to the closing of the Fairchild Building, Wells Development assigned its rights to the Fairchild Contract to the Fremont Joint Venture, and on July 21, 1998, the Fremont Joint Venture acquired the Fairchild Building pursuant to the Fairchild Contract.

      The Cort Joint Venture. In July 1998, Wells OP entered into another Joint Venture Agreement with Wells Development known as Wells/Orange County Associates (the "Cort Joint Venture") for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, including, but not limited to, that certain office building containing 52,000 rentable square feet located in Fountain Valley, Orange County, California (the "Cort Furniture Building").

      Wells Development had previously entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated June 12, 1998 with Spencer Fountain Valley Holdings, Inc., a California corporation ("Spencer"), to acquire the Cort Furniture Building (the "Cort Contract"). Prior to the closing of the Cort Furniture Building, Wells Development assigned its rights to the Cort Contract to the Cort Joint Venture, and on July 31, 1998, the Cort Joint Venture acquired the Cort Furniture Building pursuant to the Cort Contract.

      The Fund X-XI Joint Venture. In July 1998, Wells Fund XI entered into a Joint Venture Agreement with Wells Fund X known as Fund X and Fund XI Associates (the "Fund X-XI Joint Venture") for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, and interests in real properties, including, but not limited to, the acquisition of equity interests in the Fremont Joint Venture and the Cort Joint Venture (as described below).

      Wells OP is acting as the initial Administrative Venturer of both the Fremont Joint Venture and the Cort Joint Venture and, as such, is responsible for establishing policies and operating procedures with respect to the business and affairs of each of these joint ventures. However, approval of each of Wells OP and ultimately the Fund X-XI Joint Venture will be required for any major decision or any action which materially affects the Fremont Joint Venture or the Cort Joint Venture or its real property investments.

Contracts to Acquire Joint Venture Interests

      Acquisition of the Fremont Joint Venture Interest. On July 17, 1998, the Fund X-XI Joint Venture entered into an Agreement for the Purchase and Sale of Joint Venture Interest (the "Fremont JV Contract") with Wells Development. Pursuant to the Fremont JV Contract, the Fund X-XI Joint Venture contracted to acquire Wells Development's interest in the Fremont Joint Venture (the "Fremont JV Interest") which, at closing, will result in the Fund X-XI Joint Venture becoming a joint venture partner with Wells OP in the ownership of the Fairchild Building. Wells Fund X, Wells XI and Wells Development are all Affiliates of Wells Capital, Inc. (the "Advisor") and the Company.

      At the time of entering into the Fremont JV Contract, the Fund X-XI Joint Venture delivered $2,000,000 to Wells Development as an earnest money deposit. Wells Development contributed the earnest money it received from the Fund X-XI Joint Venture to the Fremont Joint Venture as its initial capital contribution of $2,000,000, and Wells OP simultaneously contributed $995,480 to the Fremont Joint Venture as its initial capital contribution.

      Acquisition of the Cort JV Interest. On July 30, 1998, the Fund X-XI Joint Venture entered into another Agreement for the Purchase and Sale of Joint Venture Interest (the "Cort JV Contract") with Wells Development. Pursuant to the Cort JV Contract, the Fund X-XI Joint Venture contracted to acquire Wells Development's interest in the Cort Joint Venture (the "Cort JV Interest") which, at closing, will result in the Fund X-XI Joint Venture becoming a joint venture partner with Wells OP in the ownership of the Cort Furniture Building.

      At the time of entering into the Cort JV Contract, the Fund X-XI Joint Venture delivered $1,500,000 to Wells Development as an earnest money deposit. Wells Development contributed the earnest money it received from the Fund X-XI Joint Venture to the Cort Joint Venture as its initial capital contribution of $1,500,000, and Wells OP simultaneously contributed $168,000 to the Cort Joint Venture as its initial capital contribution.

The Fairchild Building

      Purchase of the Fairchild Building. On July 21, 1998, the Fremont Joint Venture acquired the Fairchild Building pursuant to the Fairchild Contract for a purchase price of $8,900,000. The Fremont Joint Venture incurred acquisition expenses including legal fees, title insurance fees, loan origination fees, appraisal fees and other closing costs of approximately $60,000. The Fremont Joint Venture used the $2,995,480 aggregate capital contributions described above to partially fund the purchase of the Fairchild Building. The Fremont Joint Venture also obtained a loan in the amount of $5,960,000 from NationsBank, N.A., the proceeds of which were used to fund the remainder of the cost of the Fairchild Building (the "Fairchild Loan").

      The Fairchild Loan. The Fairchild Loan matures on July 21, 1999 (the "Fairchild Maturity Date"), unless the Fremont Joint Venture exercises its option to extend the Fairchild Maturity Date to January 21, 2000. The interest rate on the Fairchild Loan is a variable rate per annum equal to the rate appearing on Telerate Page 3750 as the London InterBank Offered Rate (the "LIBOR Rate") for a thirty day period plus 220 basis points. Commencing on September 1, 1998, and on the first day of each calendar month thereafter continuing through and including the first day of the calendar month in which the Fairchild Maturity Date occurs, the Fremont Joint Venture is required to pay to NationsBank monthly installments of principal in the amount of $10,498 plus accrued interest. The Fairchild Loan is secured by a first mortgage against the Fairchild Building. In addition Leo F. Wells, III and Wells Development, Affiliates of the Advisor and the Company, are co-guarantors of the Fairchild Loan.

      Closing of the Fremont JV Interest. Under the Joint Venture Agreement of the Fremont Joint Venture, cash flow distributions will be paid to Wells OP and Wells Development in accordance with each such entity's equity interest in the Fremont Joint Venture based upon each entity's relative capital contribution to the Fremont Joint Venture. As of July 31, 1998, Wells OP held an approximately 33% equity interest and Wells Development held an approximately 67% equity interest in the Fremont Joint Venture. As additional offering proceeds are raised by the Wells REIT, it is anticipated that Wells OP will make additional capital contributions to the Fremont Joint Venture, which will be utilized to pay down the Fairchild Loan and will increase Wells OP's relative equity interest (and decrease Wells Development's relative equity interest) in the Fremont Joint Venture. Cash flow distributions payable by the Fremont Joint Venture to Wells Development shall be credited as a purchase price adjustment or paid to the Fund X-XI Joint Venture at the closing of the acquisition of the Fremont JV Interest from Wells Development, since Wells Development is prohibited from making any profit on the transaction during the holding period.

      At such time as sufficient funds have been raised, either in the Fund X-XI Joint Venture or the Wells REIT, or a combination thereof, to pay off the Fairchild Loan, the Fund X-XI Joint Venture shall close the acquisition of the Fremont JV Interest. This closing shall take place on or before July 21, 1999; however, the Fund X-XI Joint Venture has the right to extend the closing date for two successive periods of six months if sufficient cash has not been raised to pay off the Fairchild Loan. At the conclusion of such transaction, the Fund X-XI Joint Venture will be admitted to the Fremont Joint Venture as a joint venturer partner in the place of Wells Development. The ultimate equity percentage interests in the Fremont Joint Venture to be owned by Wells OP and the Fund X-XI Joint Venture are dependent upon the amount of offering proceeds which are raised in the future by the Company and by Wells Fund XI and, accordingly, are indeterminable at this time.

      Description of the Fairchild Building. The Fairchild Building is a two-story office and manufacturing building with 58,424 rentable square feet. The Fairchild Building is composed of painted concrete tilt-up wall panels, plaster walls with a clay tile covered mansard roof on the building's west and north sides and aluminum framed windows. Construction of the Fairchild Building was completed in 1985.

      The Fairchild Building is located at 47320 Kato Road on the corner of Kato Road and Auburn Road in the City of Fremont, California. The site is approximately 3.05 acres and is located in a commercial area composed of similar use buildings. The parking area surrounds the Fairchild Building and contains approximately 184 paved parking spaces.

      An independent appraisal of the Fairchild Building was prepared by CB Richard Ellis Appraisal Services, a division of CB Commercial, as of June 29, 1998, pursuant to which the market value of the land and the leased fee interest in the Fairchild Building subject to the Fairchild Lease (described below) was estimated to be $8,900,000. The value estimate contained in this appraisal was based upon a number of assumptions, including that the Fairchild Building will continue operating at a stabilized level with Fairchild occupying 100% of the rentable areas, and is not necessarily an accurate reflection of the fair market value of the property. The Fremont Joint Venture also obtained an environmental report prior to closing evidencing that the environmental condition of the land encompassing the Fairchild Building was satisfactory.

      Fremont is considered Alameda County's extension of Silicon Valley as it is home to a large number of high-technology manufacturing and new product development companies. Fremont, which is the second largest city in Alameda County and the fourth largest city in the Bay Area with a population of approximately 190,000, is 25 miles south of Oakland and 15 miles north of San Jose along Interstate 880. Fremont encompasses approximately 94 square miles and is the largest source of current and future growth and development in Alameda County due to its abundance of land relative to other areas and its location on the fringe of Silicon Valley.

      The Fremont Joint Venture will experience competition for its current tenant from owners and managers of various other office and manufacturing buildings located in the immediate area of the Fairchild Building, which could adversely affect the Fremont Joint Venture's ability to retain Fairchild as a tenant, and if necessary in the future, to attract and retain other tenants.

      The Fairchild Lease. The entire 58,424 rentable square feet of the Fairchild Building is currently under a net lease agreement dated September 19, 1997 (the "Fairchild Lease") with Fairchild Technologies U.S.A., Inc. ("Fairchild"). Fairchild took early possession of the second floor of the Fairchild Building on October 1, 1997 at a monthly base rental of $22,456. The Fairchild Lease commenced on December 1, 1997 (the "Rental Commencement Date") and expires on November 30, 2004, subject to Fairchild's right to extend the Fairchild Lease for an additional five-year period. Fairchild must give written notice of its intention to exercise said option not more than 180 days and not less than 90 days before the last day of the initial term of the Fairchild Lease. In the event that Fairchild vacates the Fairchild Building at the expiration of its current lease term, the Fremont Joint Venture would be required to find one or more new suitable tenants for the Fairchild Building at the then prevailing market rental rates.

      Fairchild is a global leader in the design and manufacture of production equipment for semiconductor and compact disk manufacturing. The semiconductor equipment group recently unveiled a new line of semiconductor wafer processing equipment which will provide alternatives to the traditional semiconductor chip production methods.

      Fairchild is a wholly-owned subsidiary of the Fairchild Corporation, a Delaware corporation ("Fairchild Corp"). Fairchild Corp is the largest aerospace fastener and fastening system manufacturer and is one of the largest independent aerospace parts distributors in the world. Fairchild Corp is a leading supplier to aircraft manufacturers such as Boeing, Airbus, Lockheed Martin, British Aerospace and Bombardier and to airlines such as Delta Airlines and U.S. Airways. The aerospace fastener segment accounted for approximately 51.4% of the company's net sales and the aerospace parts distribution segment accounted for approximately 35.9% of the company's net sales in fiscal year 1997. The obligations of Fairchild under the Fairchild Lease are guaranteed by Fairchild Corp, which reported total consolidated sales of in excess of $680 Million and a net worth of in excess of $232 Million for its fiscal year ended June 30, 1997.

      The monthly base rent payable under the Fairchild Lease is $68,128 through November 30, 1998. On each one-year anniversary of the Rental Commencement Date, the monthly base rent in effect for the preceding year shall be adjusted upward by a 3% increase. The monthly base rent during the first year of the extended term of the Fairchild Lease, if exercised by Fairchild, shall be 95% of the then fair market rental value of the Fairchild Building subject to the annual 3% increase adjustments. If Fairchild and the Fremont Joint Venture are unable to agree upon the fair rental value for the extended lease term, each party shall select an appraiser and the two appraisers shall establish the rent by agreement. Under the Fairchild Lease, Fairchild is responsible for all utilities, taxes, insurance and other operating costs with respect to the Fairchild Building during the term of the Fairchild Lease. Currently, the annual real estate taxes for the Fairchild Building are approximately $37,000. The Fremont Joint Venture, as landlord, is responsible for the maintenance and repair of the structural elements of the roof, bearing walls and foundation of the Fairchild Building.

      Under the terms of the Fairchild Lease, Fairchild is required to carry and maintain, at its own cost and expense, certain types of insurance in form acceptable to the Fremont Joint Venture, naming the Fremont Joint Venture as an additional insured. With respect to insurance against loss or damage to the Fairchild Building, Fairchild is required to name the Fremont Joint Venture as loss payee under its policy. Among other types of insurance, the Fairchild Lease requires that Fairchild maintain liability insurance coverage covering the leased premises and Fairchild's use thereof against claims for personal injury, death, property damage and product liability, in single limit amounts of not less than $2,000,000 per occurrence, and an equivalent form of insurance against loss or damage of the Fairchild Building, including earthquake insurance, in an amount not less than 100% of the actual replacement value of the building and improvements thereto. Management believes that the Fairchild Building is adequately insured against loss for property damage, personal injury and deaths of persons in or about the premises.

The Cort Furniture Building

      Purchase of the Cort Furniture Building. On July 31, 1998, the Cort Joint Venture acquired the Cort Furniture Building pursuant to the Cort Contract for a purchase price of $6,400,000. The Cort Joint Venture incurred acquisition expenses including legal fees, title insurance fees, loan origination fees, appraisal fees and other closing costs of approximately $63,000. In addition, at closing, the Cort Joint Venture paid $85,000 in real estate brokerage commissions to Collins Commercial and Daum Commercial Real Estate, neither of which are affiliated in any way with the Company or the Advisor. The Cort Joint Venture used the $1,668,000 aggregate capital contributions to partially fund the purchase of the Cort Furniture Building. The Cort Joint Venture also obtained a loan in the amount of $4,875,000 from NationsBank, N.A., the proceeds of which were used to fund the remainder of the cost of the Cort Furniture Building (the "Cort Loan").

      The Cort Loan. The Cort Loan matures on July 31, 1999 (the "Cort Maturity Date"), unless the Cort Joint Venture exercises its option to extend the Cort Maturity Date to January 31, 2000. The interest rate on the Cort Loan is a variable rate per annum equal to the rate appearing on Telerate Page 3750 as the LIBOR Rate for a thirty day period plus 220 basis points. Commencing on September 1, 1998, and on the first day of each calendar month thereafter continuing through and including the first day of the calendar month in which the Cort Maturity Date occurs, the Cort Joint Venture is required to pay to Nationsbank monthly installments of principal in the amount of $8,587 plus accrued interest. The Cort Loan is secured by a first mortgage against the Cort Furniture Building. Leo F. Wells, III and Wells Development are also co-guarantors of the Cort Loan.

      Closing of the Cort JV Interest. Under the Joint Venture Agreement of the Cort Joint Venture, cash flow distributions will be paid to Wells OP and Wells Development in accordance with each such entity's equity interest in the Cort Joint Venture based upon each entity's relative capital contribution to the Cort Joint Venture. As of July 31, 1998, Wells Development held an approximately 90% equity interest and Wells OP held an approximately 10% equity interest in the Cort Joint Venture. As additional offering proceeds are raised by the Wells REIT, it is anticipated that Wells OP will make additional capital contributions to the Cort Joint Venture, which will be utilized to pay down the Cort Loan and will increase Wells OP's relative equity interest (and decrease Wells Development's relative equity interest) in the Cort Joint Venture. Cash flow distributions payable by the Cort Joint Venture to Wells Development shall be credited as a purchase price adjustment or paid to the Fund X-XI Joint Venture at the closing of the acquisition of the Cort JV Interest from Wells Development, since Wells Development is prohibited from making any profit on the transaction during the holding period.

      At such time as sufficient funds have been raised, either in the Fund X-XI Joint Venture or the Company, or a combination thereof, to pay off the Cort Loan on the Cort Furniture Building, the Fund X-XI Joint Venture shall close the acquisition of the Cort JV Interest. This closing shall take place on or before July 31, 1999; however, the Fund X-XI Joint Venture has the right to extend the closing date for two successive periods of six months if sufficient cash has not been raised to pay off the Cort Loan. At the conclusion of such transaction, the Fund X-XI Joint Venture will be admitted to the Cort Joint Venture as a joint venture partner in the place of Wells Development. The ultimate equity percentage interests in the Cort Joint Venture to be owned by Wells OP and the Fund X-XI Joint Venture are dependent upon the amount of offering proceeds which are raised in the future by the Company and by Wells Fund XI and, accordingly, are indeterminable at this time.

      Description of the Cort Furniture Building. The Cort Furniture Building is a single-story office and warehouse building with 52,000 rentable squire feet comprised of an 18,000 square foot office and open showroom area and a 34,000 square foot warehouse area. The Cort Furniture Building's foundation is shallow reinforced concrete spread footings under load bearing columns with floor slabs consisting of four inch thick reinforced concrete slab. The exterior walls of the Cort Furniture Building are load bearing concrete tilt-wall panels. The roof framing is composed of one-half inch thick plywood decking supported by glu-lam beams and wood joyces. The main entrance of the Cort Furniture Building consists of covered walkways. The site contains approximately 150 paved parking spaces. Construction of the Cort Furniture Building was completed in 1975.

      An independent appraisal of the Cort Furniture Building was prepared by Cushman Wakefield, real estate appraisers and consultants, as of July 1, 1998, pursuant to which the market value of the land and the leased fee interest in the Cort Furniture Building subject to the Cort Furniture Lease (described below) was estimated to be $6,400,000. The value estimate contained in this appraisal was based upon a number of assumptions, including that the Cort Furniture Building will continue operating at a stabilized level with Cort occupying 100% of the rentable areas, and is not necessarily an accurate reflection of the fair market value of the property. The Cort Joint Venture also obtained an environmental report prior to closing evidencing that the environmental condition of the land encompassing the Cort Furniture Building was satisfactory.

      The Cort Furniture Building is located at 10700 Spencer Street on the southeast corner of Spencer Avenue and Mt. Langley Street adjacent on the south side to Interstate 405 (with good freeway exposure) located in the City of Fountain Valley, Orange County, California. The site consists of two parcels of land totalling approximately 3.65 acres and is located in an established, built-out industrial pocket within the southeastern region of the city. The site is located approximately four miles West of the John Wayne Airport.

      Fountain Valley is considered an established bedroom community which is characterized by a family-oriented, affluent resident population. The city is located on the fringe of one of the county's major regional employment centers. Most development within the immediate area consists of mid-sized warehouse distribution facilities, garden office buildings, corporate headquarter facilities, small incubator industrial parks and various retail showroom buildings. Fountain Valley encompasses approximately 9.75 square miles and is considered to be in the stable stage of its life cycle with relatively little vacant land parcels available for development. While the population of Fountain Valley as of 1997 was approximately 55,000 residents, Orange County had a population in excess of 2.6 million. Orange County employs about 10% of the state's workers despite having only about 8% of the state's population.

      The Cort Joint Venture will experience competition for its current tenant from owners and managers from various other office and warehouse buildings located in the immediate area of the Cort Furniture Building which could adversely affect the Cort Joint Venture's ability to retain Cort as a tenant, and if necessary in the future, to attract and retain other tenants.

      The Cort Furniture Lease. The entire 52,000 rentable square feet of the Cort Furniture Building is currently under a net lease agreement dated October 25, 1988 (The "Cort Furniture Lease") with Cort Furniture Rental Corporation, a New York corporation ("Cort"). Cort uses the Cort Furniture Building as its regional corporate headquarters with an attached clearance showroom and warehouse storage areas. The Cort Furniture Building was originally developed for and occupied by Mary Kay Cosmetics as their regional corporate headquarters. In March 1988, the Cort Furniture Building was leased to Cort. Subsequently, Cort exercised an option to purchase the property in mid-1988. In October 1988, Cort sold the property to Spencer and leased back the property for a 15 year term at an initial lease rate of $0.914 per square foot per month (on a triple net basis).

      The Cort Furniture Lease commenced on November 1, 1988 (the "Rental Commencement Date") and contains a lease term of 15 years expiring on October 31, 2003. Cort has an option to extend the Cort Furniture Lease for an additional five-year period of time. Such option must be exercised by Cort in a written notice delivered to the Cort Joint Venture at least one year prior to the expiration of the then current lease term. In the event that Cort vacates the Cort Furniture Building at the expiration of its current lease term, the Cort Joint Venture would be required to find one or more suitable tenants for the Cort Furniture Building at the then prevailing market rental rates.

      Cort is a wholly owned subsidiary of Cort Business Services Corporation, a New York Stock Exchange Company trading under the symbol CBZ ("Cort Business Services"). Cort Business Services is the largest and only national provider of high-quality office and residential rental furniture and related accessories. Cort Business Services has operations that cover 32 states and the District of Columbia, including 109 rental showrooms, 72 clearance centers and 72 distribution centers. The obligations of Cort under the Cort Furniture Lease are guaranteed by Cort Business Services, which reported net income of in excess of $22 million on total consolidated revenue of in excess of $287 million, and reported a net worth of in excess of $149 million for its fiscal year ended December 31, 1997.

      The monthly base rent payable under the Cort Furniture Lease is $63,247 through April 30, 2001 at which time the monthly base rent will be increased 10% to $69,574 for the remainder of the lease term. The monthly base rent during the first year of the extended term shall be 90% of the then fair market rental value of the Cort Furniture Building, but will be no less than the rent in the 15th year of the Cort Furniture Lease. If Cort and the Cort Joint Venture are unable to agree upon a fair rental value for the extended lease term, each party shall select an appraiser and the two appraisers shall provide appraisals on the Cort Furniture Building. If the appraisal values established are within 10% of each other, the average of such appraised value shall be the fair market rental value. If said appraisals are varied by more than 10%, the two appraisers shall appoint a third appraiser and the middle appraisal of the three shall be the fair rental value. Under the Cort Furniture lease, Cort is responsible for all utilities, taxes, insurance and other operating costs with respect to the Cort Furniture Building during the term of the Cort Furniture Lease. The estimated annual real estate taxes on the Cort Furniture Building are $38,040. The Cort Joint Venture, as landlord, is responsible for the maintenance and repair of the structural portions of the exterior walls and the foundation of the Cort Furniture Building, but shall not include painting or installing, maintaining or repairing wall or floor coverings.

      Under the terms of the Cort Furniture Lease, the Cort Joint Venture is responsible for carrying and maintaining liability insurance covering the leased premises including claims for personal injury, death, property damage and product liability, in single limit amounts of not less than $1,000,000. The insurance against property damage to the Cort Furniture Building shall be in an amount not less than 100% of the actual replacement value of the building and improvements thereto. The cost of said insurance is billed on a monthly basis to the tenant. Cort is required to maintain property insurance for its personal property on the premises, including all inventory, equipment, fixtures and tenant improvements that have not become a part of the premises, in an amount equal to the full replacement value of such personal property. Pursuant to the terms of the Cort Loan, the Cort Joint Venture is required to carry and maintain earthquake insurance on the Cort Furniture Building for the full replacement value of the building. Management believes that the Cort Furniture Building is adequately insured against loss for property damage, personal injury and deaths of persons in or about the premises.

Property Management Fees

      Iomega Building. Wells Management Company, Inc. ("Wells Management"), an Affiliate of the Advisor and the Company, has been retained to manage and lease all of the properties currently owned by the IX-X-XI-REIT Joint Venture, including the Iomega Building. While Wells Fund XI and the Company are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 4.5% of gross revenues, Wells Fund IX and Wells Fund X are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 6% of gross revenues. Since, as of August 1, 1998, Wells Fund IX and Wells Fund X held an aggregate 89.4% ownership percentage interest in the IX-X-XI-REIT Joint Venture, while Wells Fund XI and the Company held an aggregate 10.6% ownership percentage interest in the IX-X-XI-REIT Joint Venture, 89.4% of the gross revenues of the IX-X-XI-REIT Joint Venture are subject to a 6% property management and leasing fee, while 10.6% of the gross revenues of the IX-X-XI-REIT Joint Venture are subject to a 4.5% property management and leasing fee.

      Fairchild and Cort Furniture Buildings. Wells Management has also been retained to manage and lease the Fairchild Building and the Cort Furniture Building. The Fremont Joint Venture and the Cort Joint Venture shall each pay 4.5% of gross revenues of these buildings to Wells Management for property management and leasing services.

Management's Discussion and Analysis of Financial Condition and Results of Operation

      The information contained on page 46 in the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus is revised as of the date of this Supplement by the deletion of the first paragraph of that section and the insertion of the following paragraph in lieu thereof:

            The Company commenced operations on June 5, 1998, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Shares). As of August 10, 1998, the Company had raised a total of $5,739,061 in offering proceeds (573,906 Shares). After the payment of $200,867 in acquisition and advisory fees and acquisition expenses, the payment of $717,382 in selling commissions and organizational and offering expenses, capital contributions of $1,421,466 to the IX-X-XI-REIT Joint Venture, capital contributions of $995,480 to the Fremont Joint Venture and capital contributions of $168,000 to the Cort Joint Venture, as of August 10, 1998, the Company was holding net offering proceeds of $2,235,866 available for investment in additional properties.

Financial Statements

      The financial statements of the Iomega Building, the Fairchild Building and the Cort Furniture Building for the year ended December 31, 1997, included herein as Appendix I to this Supplement No. 3, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein upon the authority of said firm as experts in giving said reports. The pro forma financial information for Wells Real Estate Investment Trust, Inc. for the year ended December 31, 1997 and for the six month period ended June 30, 1998, and the financial statements of the Iomega Building, the Fairchild Building and the Cort Furniture Building for the six month period ended June 30, 1998, which are included in Appendix I to this Supplement No. 3, have not been audited.

                                                                      APPENDIX F

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Iomega Building
   Audited Financial Statements
      Report of Independent Public Accountants                               F-1
      Statement of Revenues Over Certain Operating Expenses for
      the year ended December 31, 1997 (Audited) and for the six
      months ended June 30, 1998 (Unaudited)                                 F-2
      Notes to Statement of Revenues Over Certain Operating Expenses
      for the year ended December 31, 1997 (Audited) and for the
      six months ended June 30, 1998 (Unaudited)                             F-3

Cort Furniture Building
   Audited Financial Statements
      Report of Independent Public Accountants                               F-5
      Statement of Revenues Over Certain Operating Expenses for
      the year ended December 31, 1997 (Audited) and for the six
      months ended June 30, 1998 (Unaudited)                                 F-6
      Notes to Statement of Revenues Over Certain Operating Expenses
      for the year ended December 31, 1997 (Audited) and for the six
      months ended June 30, 1998 (Unaudited)                                 F-7

Fairchild Building
   Audited Financial Statements
      Report of Independent Public Accountants                               F-9
      Statement of Revenues Over Certain Operating Expenses for
      the year ended December 31, 1997 (Audited) and for the six
      months ended June 30, 1998 (Unaudited)                                F-10
      Notes to Statement of Revenues Over Certain Operating Expenses
      for the year ended December 31, 1997 (Audited) and for the six
      months ended June 30, 1998 (Unaudited)                                F-11

Wells Real Estate Investment Trust, Inc.
   Unaudited Pro Forma Financial Statements
      Summary of Unaudited Pro Forma Financial Statements                   F-13
      Pro Forma Balance Sheet as of June 30, 1998                           F-14
      Pro Forma Statement of Income (Loss) for the year ended
      December 31, 1997                                                     F-15
      Pro Forma Statement of Income for the six months ended
      June 30, 1998                                                         F-16

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wells Real Estate Fund XI, L.P. and
Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the IOMEGA BUILDING for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Iomega Building after acquisition by Fund IX, X, XI, and REIT Joint Venture (a joint venture between Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P. and Wells Operating Partnership, L.P.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Iomega Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Iomega Building for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                          /s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
August 6, 1998

                                 IOMEGA BUILDING

                       STATEMENTS OF REVENUES OVER CERTAIN

                               OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                          1997         1998
                                                        ========     ========
                                                                    (Unaudited)

RENTAL REVENUES                                         $552,828     $276,414

OPERATING EXPENSES, net of reimbursements                 (1,426)       9,750
                                                        --------     --------
REVENUES OVER CERTAIN OPERATING EXPENSES                $554,254     $266,664
                                                        ========     ========

        The accompanying notes are an integral part of these statements.

                                 IOMEGA BUILDING

                         NOTES TO STATEMENTS OF REVENUES

                         OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

      Description of Real Estate Property Acquired

      On July 1, 1998, Wells Real Estate Fund X, L.P. ("Fund X") contributed a single-story warehouse and office building with 108,000 rentable square feet (the "Iomega Building") to the Fund IX, Fund X, Fund XI, and REIT Joint Venture ("IX-X-XI-REIT Joint Venture") (a Georgia joint venture) as a capital contribution. Fund X was credited with making a capital contribution to the IX-X-XI-REIT Joint Venture in the amount of $5,050,425, which represents the purchase price of $5,025,000 plus acquisition expenses of $25,425 originally paid by Fund X for the Iomega Building on April 1, 1998. As of August 1, 1998, Fund X had made total capital contributions to the IX-X-XI-REIT Joint Venture of $18,410,965 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 49.9%; Wells Real Estate Fund IX, L.P. had made total capital contributions to the IX-X-XI-REIT Joint Venture of $14,571,686 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 39.5%; Wells Operating Partnership, L.P. had made total capital contributions to the IX-X-XI-REIT Joint Venture of $1,421,466 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 3.9%; and Wells Real Estate Fund XI, L.P. had made total capital contributions to the IX-X-XI-REIT Joint Venture of $2,482,810 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 6.7%.

      The building is 100% occupied by one tenant with a ten year lease term that expires on July 31, 2006. The monthly base rent payable under the lease is $40,000 through November 12, 1999. Beginning on the 40th and 80th months of the lease term, the monthly base rent payable under the lease will be increased to reflect an amount equal to 100% of the increase in the Consumer Price Index (as defined in the lease) during the preceding 40 months; provided however, that in no event shall the base rent be increased with respect to any one year by more than 6% or by less than 3% per annum, compounded annually, on a cumulative basis from the beginning of the lease term. The lease is a triple net lease, whereby the terms require the tenant to reimburse the IX-X-XI-REIT Joint Venture for certain operating expenses, as defined in the lease, related to the building.

      Rental Revenues

      Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2.    BASIS OF ACCOUNTING

      The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation and management fees, not comparable to the operations of the Iomega Building after acquisition by the IX-X-XI REIT Joint Venture.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wells Real Estate Fund XI, L.P. and
Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the CORT FURNITURE BUILDING for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Cort Furniture Building after acquisition by the Cort Joint Venture (a joint venture between Wells Operating Partnership, L.P. and Wells Development Corporation). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Cort Furniture Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Cort Furniture Building for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                          /s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
August 6, 1998

                             CORT FURNITURE BUILDING

                       STATEMENTS OF REVENUES OVER CERTAIN

                               OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                          1997         1998
                                                        ========     ========
                                                                    (Unaudited)

RENTAL REVENUES                                         $771,618     $385,809

OPERATING EXPENSES                                        16,408        4,104
                                                        --------     --------
REVENUES OVER CERTAIN OPERATING EXPENSES                $755,210     $381,705
                                                        ========     ========

        The accompanying notes are an integral part of these statements.

                             CORT FURNITURE BUILDING

                         NOTES TO STATEMENTS OF REVENUES

                         OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

      Description of Real Estate Property Acquired

      The Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc, entered into a Joint Venture Agreement known as Wells/Orange County Associates ("Cort Joint Venture") with Wells Development Corporation. On July 31, 1998, the Cort Joint Venture acquired the Cort Furniture Building, a 52,000-square-foot warehouse and office building located in Fountain Valley, California, for a purchase price of $6,400,000 plus acquisition expenses of approximately $150,000. The Cort Joint Venture used the $1,668,000 aggregate capital contributions described below to partially fund the purchase of the Cort Furniture Building. The Cort Joint Venture obtained a loan in the amount of $4,875,000 from NationsBank, N.A., the proceeds of which were used to fund the remainder of the cost of the Cort Furniture Building (the "Cort Loan"). The Cort Loan matures on July 31, 1999 (the "Cort Maturity Date"), unless the Cort Joint Venture exercises its option to extend the Cort Maturity Date to January 31, 2000. The interest rate on the Cort Loan is a variable rate per annum equal to the rate appearing on Telerate Page 3750 as the LIBOR Rate for 30-day period plus 220 basis points.

      The building is 100% occupied by one tenant with a 15-year lease term that commenced on November 1, 1988 and expires on October 31, 2003. The monthly base rent payable under the lease is $63,247 through April 30, 2001 at which time the monthly base rent will be increased 10% to $69,574 for the remainder of the lease term. The lease is a triple net lease, whereby the terms require the tenant to reimburse the Cort Joint Venture for certain operating expenses, as defined in the lease, related to the building.

      Acquisition of the Cort Joint Venture Interest

      Wells Real Estate Fund XI, L.P. ("Wells Fund XI") entered into a Joint Venture Agreement with Wells Real Estate Fund X, L.P. ("Wells Fund X") known as Fund X and Fund XI Associates ("Fund X-XI Joint Venture") for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, and interests in real properties, including but not limited to, the acquisition of equity interests in the Cort Joint Venture.

      On July 30, 1998, the Fund X-XI Joint Venture entered into an Agreement for the Purchase and Sale of Joint Venture Interest (the "Cort JV Contract") with Wells Development. Pursuant to the Cort JV Contract, the Fund X-XI Joint Venture contracted to acquire Wells Development's interest in the Cort Joint Venture (the "Cort JV Interest") which, at closing, will result in the Fund X-XI Joint Venture becoming a joint venture partner with Wells OP in the ownership of the Cort Furniture Building. Wells Fund X, Wells OP and Wells Development are all affiliates of Wells Fund XI.

      At the time of entering into the Cort JV Contract, the Fund X-XI Joint Venture delivered $1,500,000 to Wells Development as an earnest money deposit (the "Cort Earnest Money"). Wells Fund XI contributed $750,000 of the Cort Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 31, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%; and Wells Fund X contributed $750,000 of the Cort Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 31, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%. Wells Development contributed the Cort Earnest Money it received from the Fund X-XI Joint Venture to the Cort Joint Venture as its initial capital contribution, and Wells OP simultaneously contributed $168,000 to the Cort Joint Venture as its initial capital contribution.

      Cash flow distributions allocable by the Cort Joint Venture to Wells Development will be credited as a purchase price adjustment or paid to the Fund X-XI Joint Venture at the closing of the acquisition of the Cort JV Interest from Wells Development since Wells Development is prohibited from making any profit on the transaction during the holding period. The Fund X-XI Joint Venture will have no property rights in the Cort Building prior to closing nor any potential liability on the Cort Loan, which will be paid off prior to closing.

      Rental Revenues

      Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2.    BASIS OF ACCOUNTING

      The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as interest, depreciation, and management fees, not comparable to the operations of the Cort Furniture Building after acquisition by the Cort Joint Venture.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wells Real Estate Fund XI, L.P. and
Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the FAIRCHILD BUILDING for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Fairchild Building after acquisition by the Fremont Joint Venture (a joint venture between Wells Operating Partnership, L.P. and Wells Development Corporation). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Fairchild Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Fairchild Building for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                          /s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
August 6, 1998

                               FAIRCHILD BUILDING

                       STATEMENTS OF REVENUES OVER CERTAIN

                               OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                          1997         1998
                                                        ========     ========
                                                                    (Unaudited)

RENTAL REVENUES                                         $220,090     $440,178

OPERATING EXPENSES                                        67,573       10,420
                                                        --------     --------
REVENUES OVER CERTAIN OPERATING EXPENSES                $152,517     $429,758
                                                        ========     ========

        The accompanying notes are an integral part of these statements.

                               FAIRCHILD BUILDING

                         NOTES TO STATEMENTS OF REVENUES

                         OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

      Description of Real Estate Property Acquired

      The Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc., entered into a Joint Venture Agreement known as Wells/Fremont Associates ("Fremont Joint Venture") with Wells Development Corporation. On July 21, 1998, the Fremont Joint Venture acquired the Fairchild Building, a 58,424-square-foot warehouse and office building located in Fremont, California, for a purchase price of $8,900,000 plus acquisition expenses of approximately $60,000. The Fremont Joint Venture used the $2,995,480 aggregate capital contributions described below to partially fund the purchase of the Fairchild Building. The Fremont Joint Venture obtained a loan in the amount of $5,960,000 from NationsBank, N.A., the proceeds of which were used to fund the remainder of the cost of the Fairchild Building (the "Fairchild Loan"). The Fairchild Loan matures on July 21, 1999 (the "Fairchild Maturity Date"), unless the Fremont Joint Venture exercises its option to extend the Fairchild Maturity Date to January 21, 2000. The interest rate on the Fairchild Loan is a variable rate per annum equal to the rate appearing on Telerate Page 3750 as the LIBOR Rate for a 30-day period plus 220 basis points.

      The building is 100% occupied by one tenant with a seven-year lease term that commenced on December 1, 1997 (with an early possession date of October 1, 1997) and expires on November 30, 2004. The monthly base rent payable under the lease is $68,128 with a 3% increase on each anniversary of the commencement date. The lease is a triple net lease, whereby the terms require the tenant to reimburse Wells/Fremont for certain operating expenses, as defined in the lease, related to the building. Prior to October 1, 1997, the building was unoccupied and all operating expenses were paid by the former owner of the Fairchild Building.

      Acquisition of the Fremont Joint Venture Interest

      Wells Real Estate Fund XI, L.P. ("Wells Fund XI") entered into a Joint Venture Agreement with Wells Real Estate Fund X, L.P. ("Wells Fund X") known as Fund X and Fund XI Associates ("Fund X-XI Joint Venture") for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, and interests in real properties, including but not limited to, the acquisition of equity interests in the Fremont Joint Venture.

      On July 17, 1998, the Fund X-XI Joint Venture entered into an Agreement for the Purchase and Sale of Joint Venture Interest (the "Fremont JV Contract") with Wells Development. Pursuant to the Fremont JV Contract, the Fund X-XI Joint Venture contracted to acquire Wells Development's interest in the Fremont Joint Venture (the "Freemont JV Interest") which, at closing, will result in the Fund X-XI Joint Venture becoming a joint venture partner with Wells OP in the ownership of the Fairchild Building. Wells Fund X, Wells OP and Wells Development are all affiliates of Wells Fund XI.

      At the time of the entering into the Fremont JV Contract, the Fund X-XI Joint Venture delivered $2,000,000 to Wells Development as an earnest money deposit (the "Fremont Earnest Money"). Wells Fund XI contributed $1,000,000 of the Fremont Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 21, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%; and Wells Fund X contributed $1,000,000 of the Fremont Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 21, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%. Wells Development contributed the Fremont Earnest Money it received from the Fund X-XI Joint Venture to the Fremont Joint Venture as its initial capital contribution, and Wells OP simultaneously contributed $995,480 to the Fremont Joint Venture as its initial capital contribution.

      Cash flow distributions allocable by the Fremont Joint Venture to Wells Development will be credited as a purchase price adjustment or paid to the Fund X-XI Joint Venture at the closing of the acquisition of the Fremont JV Interest from Wells Development since Wells Development is prohibited from making any profit on the transaction during the holding period. The Fund X-XI Joint Venture will have no property rights in the Fairchild Building prior to closing nor any potential liability on the Fairchild Loan, which will be paid off prior to closing.

      Rental Revenues

      Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2.    BASIS OF ACCOUNTING

      The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as interest, depreciation, and management fees, not comparable to the operations of the Fairchild Building after acquisition by Wells/Fremont.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                   (Unaudited Pro Forma Financial Statements)

The following unaudited pro forma balance sheet as of June 30, 1998 and the pro forma statements of (loss) income for the year ended December 31, 1997 and six months ended June 30, 1998 have been prepared to give effect to the following transaction as if each occurred as of June 30, 1998 with respect to the balance sheet and on January 1, 1997 with respect to the statements of (loss) income :
(i) Wells Real Estate Investment Trust, Inc.'s adjusted equity interest in the Fund IX, Fund X, Fund XI, and REIT Joint Venture ("Joint Venture") (a joint venture between Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., and Wells Operating Partnership, L.P. and formerly Fund IX--Fund X Associates) after giving effect to the Joint Venture's acquisition of the Lucent Building and the contribution by Wells Real Estate Fund X, L.P. of the Iomega Building to the Joint Venture; (ii) the acquisition of the Cort Furniture Building by Wells/Orange County Associates (a joint venture between Wells Operating Partnership, L.P. and Wells Development Corporation), and (iii) the acquisition of the Fairchild Building by Wells/Fremont Associates (a joint venture between Wells Operating Partnership, L.P. and Wells Development Corporation).

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated at the beginning of the period presented.

The pro forma financial statements are based on available information and certain assumptions that management believes are reasonable. Final adjustments may differ from the pro forma adjustments herein.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                             PRO FORMA BALANCE SHEET

                                  JUNE 30, 1998

                                   (Unaudited)

                                                                            Pro Forma Adjustments
                                                           Wells      ----------------------------------
                                                        Real Estate                        Cort
                                                        Investment     Fairchild         Furniture           Pro Forma
                                                        Trust, Inc.    Building          Building              Total
                                                        ===========   ===============   ================    ===========
ASSETS:
  Investment in joint venture                           $ 1,472,065   $ 1,039,082(a)    $   175,001(d)      $ 2,686,148
  Cash and cash equivalents                               1,112,656      (995,480)(b)      (117,176)(e)               0
  Deferred project costs                                     34,651       (34,651)(c)             0                   0
  Deferred offering costs                                   604,201             0                 0             604,201
  Due from affiliates                                        15,307             0                 0              15,307
  Prepared expenses and other assets                         10,000             0                 0              10,000
                                                        -----------   ---------------   ----------------    -----------
      Total assets                                        3,248,880         8,951            57,825           3,315,656
                                                        ===========   ===============   ================    ===========
LIABILITIES:
  Sales commission payable                                   33,675             0                 0              33,675
  Due to affiliate                                          655,160         8,951(c)         57,825(e,f)        721,936
                                                        -----------   ---------------   ----------------    -----------
      Total liabilities                                     688,835         8,951            57,825             755,611
                                                        -----------   ---------------   ----------------    -----------
MINORITY INTEREST OF UNIT HOLDER IN
  OPERATING PARTNERSHIP                                     200,000             0                 0             200,000
                                                        -----------   ---------------   ----------------    -----------
SHAREHOLDERS' EQUITY:
  Common shares, $.01 par value; 40,000,000 shares
    authorized, 268,459 shares issued and outstanding         2,685             0                 0               2,685
  Additional paid-in capital                              2,346,461             0                 0           2,346,461
  Retained earnings                                          10,899             0                 0              10,899
                                                        -----------   ---------------   ----------------    -----------
      Total shareholder's equity                          2,360,045             0                 0           2,360,045
                                                        -----------   ---------------   ----------------    -----------
      Total liabilities and shareholder's equity        $ 3,248,880   $     8,951       $    57,825         $ 3,315,656
                                                        ===========   ===============   ================    ===========

            (a) Reflects Wells Operating Partnership, L.P.'s contribution to Wells/Fremont Associates.

            (b) Reflects Wells Operating Partnership, L.P.'s portion of the $8,900,000 purchase price related to the Fairchild Building.

            (c) Reflects deferred project costs allocated to Wells Operating Partnership, L.P.'s investment in Wells/Fremont Associates

            (d) Reflects Wells Operating Partnership, L.P.'s contribution to Wells/Orange County Associates.

            (e) Reflects Wells Operating Partnership, L.P.'s portion of the $6,400,000 purchase price related to the Cort Furniture Building.

            (f) Reflects deferred project costs allocated to Wells Operating Partnership, L.P.'s investment in Wells/Orange County Associates.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                      PRO FORMA STATEMENT OF INCOME (LOSS)

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                   (Unaudited)

                                                                       Pro Forma Adjustments
                                                Wells     -----------------------------------------------
                                             Real Estate  Fund IX, Fund X,                      Cort           Pro
                                             Investment   Fund XI and REIT   Fairchild       Furniture        Forma
                                             Trust, Inc.    Joint Venture    Building         Building        Total
                                             ===========  ================   =============   ============   =========
REVENUES:
  Equity in income (loss) of joint venture      $0          $  12,341(a)     $(203,458)(b)   $  18,252(c)   $(172,865)

EXPENSES                                         0                  0                0               0              0
                                             ===========  ================   =============   ============   =========
NET INCOME (LOSS)                               $0          $  12,341        $(203,458)      $  18,252      $(172,865)
                                             ===========  ================   =============   ============   =========

INCOME (LOSS) PER SHARE (basic and diluted)     $0          $  123.41        $(2,034.58)     $  182.52      $(1,728.65)
                                             ===========  ================   =============   ============   =========

            (a) Reflects Wells Operating Partnership, L.P.'s 3.9% equity in earnings of Fund IX, Fund X, Fund XI, and REIT Joint Venture which totaled $316,445 after giving effect to the contribution by Wells Real Estate Fund X of the Iomega Building to the Joint Venture. The pro forma adjustments result from rental revenues less operating expenses, management fees, and depreciation expense.

            (b) Reflects Wells Operating Partnership, L.P.'s 33.3% equity in net loss of Wells/Fremont Associates which totaled $610,374. The pro forma adjustments result from rental revenues less operating expenses, management fees, depreciation, and interest expense.

            (c) Reflects Wells Operating Partnership, L.P.'s 10% equity in earnings of Wells/Orange County Associates which totaled $182,520. The pro forma adjustments result from rental revenues less operating expenses, management fees, depreciation, and interest expense.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                          PRO FORMA STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                   (Unaudited)

                                                                   Pro Forma Adjustments
                                                       --------------------------------------------
                                            Wells          Fund IX,
                                         Real Estate   Fund X, Fund XI,                     Cort        Pro
                                         Investment     and REIT Joint     Fairchild     Furniture     Forma
                                         Trust, Inc.       Venture          Building      Building     Total
                                         ===========   ================   ===========   ===========   =======
REVENUES:
    Equity in income of joint ventures     $  6,631        $33,348(a)      $12,201(b)     $9,848(c)   $62,028
    Interest income                           4,286              0               0             0        4,286
                                         -----------   ----------------   -----------   -----------   -------
                                             10,917         33,348          12,201         9,848       66,314

EXPENSES:
    Office expense                               18              0               0             0           18
                                         -----------   ----------------   -----------   -----------   -------
NET INCOME                                  $10,899        $33,348         $12,201        $9,848      $66,296
                                         ===========   ================   ===========   ===========   =======

EARNINGS PER SHARE (basic and diluted)        $0.04          $0.12           $0.05         $0.04        $0.25
                                         ===========   ================   ===========   ===========   =======

            (a) Reflects Wells Operating Partnership, L.P.'s 3.9% equity in earnings of Fund IX, Fund X, Fund XI, and REIT Joint Venture which totaled $855,066 after giving effect to the Joint Venture's acquisition of the Lucent Building and the contribution by Wells Real Estate Fund X of the Iomega Building to the Joint Venture.. The pro forma adjustments result from rental revenues less operating expenses, management fees, depreciation, and amortization.

            (b) Reflects Wells Operating Partnership, L.P.'s 33.3% equity in earnings of Wells/Fremont Associates which totaled $36,606. The pro forma adjustments result from rental revenues less operating expenses, management fees, depreciation, and interest expense.

            (c) Reflects Wells Operating Partnership, L.P.'s 10% equity in earnings of Wells/Orange County Associates which totaled $98,480. The pro forma adjustments result from rental revenues less operating expenses, management fees, depreciation, and interest expense.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Items 31 through 35 and Item 37 of Part II are incorporated by reference to the Registrant's Registration Statement, as amended to date, Commission File No. 333-32099.

Item 36     Financial Statements and Exhibits.

            (a)   Financial Statements:

                  The following financial statements of Wells Real Estate Investment Trust, Inc. are filed as part of this Registration Statement and are included in the Prospectus:

                        Audited Balance Sheet

                        (1)   Report of Independent Public Accountants,
                        (2) Consolidated Balance Sheet as of December 31, 1997, and
                        (3)   Notes to Consolidated Balance Sheet.

                  The following financial statements of Fund IX and X Associates are filed as part of this Registration Statement and are included in Supplement No. 2 to the Prospectus:

                        Financial Statements

                        (1)   Report of Independent Public Accountants,
                        (2) Balance Sheets as of March 31, 1998 (Unaudited) and December 31, 1997 (Audited),
                        (3) Statements of Income (Loss) for the three months ended March 31, 1998 (Unaudited) and the Period from Inception (March 20, 1997) to December 31, 1997 (Audited),
                        (4) Statements of Partners' Capital for the three months ended March 31, 1998 (Unaudited) and the Period from Inception (March 20, 1997) to December 31, 1997 (Audited),
                        (5) Statements of Cash Flows for the three months ended March 31, 1998 (Unaudited) and the Period from Inception (March 20, 1997) to December 31, 1997 (Audited), and
                        (6)   Notes to Financial Statements.

                  The following financial statements relating to the acquisition of the Lucent Building by the Joint Venture are filed as part of this Registration Statement and included in Supplement No. 2 to the Prospectus:

                        Audited Statement of Revenues Over Operating Expenses

                        (1)   Report of Independent Public Accountants,
                        (2) Statement of Revenues Over Operating Expenses for the three months ended March 31, 1998, and
                        (3) Notes to Statement of Revenues Over Operating Expenses for the three months ended March 31, 1998.

                  The following unaudited pro forma financial statements of Wells Real Estate Investment Trust, Inc. are filed as part of this Registration Statement and are included in Supplement No. 2 to the Prospectus:

                        Unaudited Pro Forma Financial Statements

                        (1)   Summary of Unaudited Pro Forma Financial
                              Statements,
                        (2)   Pro Forma Balance Sheet as of March 31, 1998,

                        (3) Pro Forma Statement of Loss for the year ended December 31, 1997, and
                        (4) Pro Forma Statement of Income for the three months ended March 31, 1998.

                  The following financial statements relating to the acquisition of the Iomega Building by the IX-X-XI-REIT Joint Venture are filed as part of this Registration Statement and included in Supplement No. 3 to the Prospectus:

                        Statement of Revenues Over Operating Expenses

                        (1)   Report of Independent Public Accountants,
                        (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited), and
                        (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited).

                  The following financial statements relating to the acquisition of the Cort Furniture Building by the Cort Joint Venture are filed as part of this Registration Statement and included in Supplement No. 3 to the Prospectus:

                        Statement of Revenues Over Operating Expenses

                        (1)   Report of Independent Public Accountants,
                        (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited), and
                        (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited).

                  The following financial statements relating to the acquisition of the Fairchild Building by the Fremont Joint Venture are filed as part of this Registration Statement and included in Supplement No. 3 to the Prospectus:

                        Statement of Revenues Over Operating Expenses

                        (1)   Report of Independent Public Accountants,
                        (2) Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited), and
                        (3) Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 1997 (Audited) and for the six months ended June 30, 1998 (Unaudited).

                  The following unaudited pro forma financial statements of Wells Real Estate Investment Trust, Inc. are filed as part of this Registration Statement and are included in Supplement No. 3 to the Prospectus:

                        Unaudited Pro Forma Financial Statements

                        (1)   Summary of Unaudited Pro Forma Financial
                              Statements,
                        (2)   Pro Forma Balance Sheet as of June 30, 1998,
                        (3)   Pro Forma Statement of Income (Loss) for the
                              year ended December 31, 1997, and
                        (4)   Pro Forma Statement of Income for the
                              six months ended June 30, 1998.

            (b)   Exhibits (See Exhibit Index):

Exhibit No.       Description
-----------       -----------

1.1 Form of Dealer Manager Agreement between the Registrant and Wells Investment Securities, Inc. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

3.1 Form of Amended and Restated Articles of Incorporation of the Registrant (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

3.2 Bylaws of the Registrant (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

4.1 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to Prospectus)

4.2               Form of Dividend Reinvestment Plan (included as Exhibit C to
                  Prospectus)

5.1 Form of Opinion of Hunton & Williams (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

8.1 Form of Opinion of Hunton & Williams as to Tax Matters (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.1 Form of Agreement of Limited Partnership of Wells Operating Partnership, L.P. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.2 Form of Escrow Agreement (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.3 Form of Advisory Agreement (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.3(a) First Amendment to Advisory Agreement dated June 1, 1998 (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.4 Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (the "IX-X-XI-REIT Joint Venture") dated June 11, 1998 (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.5 Lease Agreement for the ABB Building dated December 10, 1996 between the IX-X-XI-REIT Joint Venture (as successor in interest by assignment) and ABB Flakt, Inc. (previously filed as Exhibit 10(kk) and incorporated by reference to the Registration Statement on Form S-11 of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P., as amended, Commission File No. 33-83852)

10.6 Agreement for the Purchase and Sale of Real Property relating to the Ohmeda Building dated November 14, 1997 between Lincor Centennial, Ltd. and Wells Real Estate Fund X, L.P. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.7 Agreement for the Purchase and Sale of Property relating to the Interlocken Building dated February 11, 1998 between Orix Prime West Broomfield Venture and Wells Development Corporation (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.8 Agreement for the Purchase and Sale of Real Property relating to the Lucent Building dated May 30, 1997 between Wells Development Corporation and the IX-X-XI-REIT Joint Venture (previously filed as Exhibit 10(k) and incorporated by reference to the Registration Statement on Form S-11 of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P., as amended to date, Commission File No. 333-7979)

10.8(a) First Amendment to the Agreement for the Purchase and Sale of Real Property relating to the Lucent Building dated April 21, 1998 between Wells Development Corporation and the IX-X-XI-REIT Joint Venture (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.9 Development Agreement relating to the Lucent Building dated May 30, 1997 between Wells Development Corporation and ADEVCO Corporation (previously filed as Exhibit 10(m) and incorporated by reference to the Registration Statement on Form S-11 of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P., as amended to date, Commission File No. 333- 7979)

10.10 Net Lease Agreement for the Lucent Building dated May 30, 1997 between the IX-X-XI-REIT Joint Venture (as successor in interest by assignment) and Lucent Technologies, Inc. (previously filed as Exhibit 10(l) and incorporated by reference to the Registration Statement on Form S-11 of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P., as amended to date, Commission File No. 333-7979)

10.10(a) First Amendment to Net Lease Agreement for the Lucent Building dated March 30, 1998 between the IX-X-XI-REIT Joint Venture (as successor in interest by assignment) and Lucent Technologies, Inc. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.11 Purchase and Sale Agreement relating to the Iomega Building dated February 4, 1998 between the IX-X-XI-REIT Joint Venture and SCI Development Services Incorporated, filed herewith

10.12 Lease Agreement for the Iomega Building dated April 9, 1996 between the IX-X-XI-REIT Joint Venture (as successor in interest by assignment) and Iomega Corporation, filed herewith

10.13 Agreement for the Purchase and Sale of Property relating to the Fairchild Building dated June 8, 1998 between the Fremont Joint Venture (as successor in interest by assignment) and Rose Ventures V, Inc., Thomas G. Haury and Carleen S. Haury, filed herewith

10.14 Restatement of and First Amendment to Agreement for the Purchase and Sale of Property relating to the Fairchild Building dated July 1, 1998 between the Fremont Joint
                  Venture (as successor in interest by assignment) and Rose Ventures V, Inc., Thomas G. Haury and Carleen S. Haury, filed herewith

10.15 Promissory Note for $5,960,000 from the Fremont Joint Venture to NationsBank, N.A. relating to the Fairchild Building dated July 16, 1998, filed herewith

10.16 Deed of Trust securing the Fairchild Building dated July 16, 1998 between the Fremont Joint Venture and NationsBank, N.A., filed herewith

10.17 Joint Venture Agreement of Wells/Fremont Associates (the "Fremont Joint Venture") dated July 15, 1998 between Wells Development Corporation and Wells Operating Partnership, L.P., filed herewith

10.18 Joint Venture Agreement of Fund X and Fund XI Associates (the "Fund X-XI Joint Venture") dated July 15, 1998 between the Registrant and Wells Real Estate Fund X, L.P., filed herewith

10.19 Agreement for the Purchase and Sale of Joint Venture Interest relating to the Fremont Joint Venture dated July 17, 1998 between Wells Development Corporation and the Fund X-XI Joint Venture, filed herewith

10.20 Lease Agreement for the Fairchild Building dated September 19, 1997 between the Fremont Joint Venture (as successor in interest by assignment) and Fairchild Technologies USA, Inc., filed herewith

10.21 Purchase and Sale Agreement and Joint Escrow Instructions relating to the Cort Furniture Building dated June 12, 1998 between the Cort Joint Venture (as successor in interest by assignment) and Spencer Fountain Valley Holdings, Inc., filed herewith

10.22 First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions relating to the Cort Furniture Building dated July 16, 1998 between the Cort Joint Venture (as successor in interest by assignment) and Spencer Fountain Valley Holdings, Inc., filed herewith

10.23 Promissory Note for $4,875,000 from the Cort Joint Venture to NationsBank, N.A. relating to the Cort Furniture Building dated July 30, 1998, filed herewith

10.24 Deed of Trust securing the Cort Furniture Building dated July 30, 1998 between the Fremont Joint Venture and NationsBank, N.A., filed herewith

10.25 Joint Venture Agreement of Wells/Orange County Associates (the "Cort Joint Venture") dated July 27, 1998 between Wells Development Corporation and Wells Operating Partnership, L.P., filed herewith

10.26 Agreement for the Purchase and Sale of Joint Venture Interest relating to the Cort Joint Venture dated July 30, 1998 between Wells Development Corporation and the Fund X-XI Joint Venture, filed herewith

23.1              Consent of Hunton & Williams (included in Exhibits 5.1 and
                  8.1)

23.2              Consent of Arthur Andersen LLP, filed herewith

24.1              Power of Attorney , filed herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 29th day of July, 1998.

                                        WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                        A Maryland corporation
                                        (Registrant)


                                        By: /s/ Leo F. Wells, III
                                            ------------------------------------
                                            Leo F. Wells, III
                                            President

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed below on July 29, 1998 by the following persons in the capacities indicated.


/s/ Leo F. Wells, III               President and Director
--------------------------------    (Principal Executive Officer)
Leo F. Wells, III


/s/ Brian M. Conlon                 Executive Vice President and Director
--------------------------------    (Principal Financial and Accounting Officer)
Brian M. Conlon


/s/ Walter W. Sessoms          *    Director
--------------------------------
Walter W. Sessoms


/s/ John L. Bell               *    Director
--------------------------------
John L. Bell


/s/ Richard W. Carpenter       *    Director
--------------------------------
Richard W. Carpenter


/s/ Bud S. Carter              *    Director
--------------------------------
Bud Carter


/s/ Donald S. Moss             *    Director
--------------------------------
Donald S. Moss


/s/ Neil H. Strickland         *    Director
--------------------------------
Neil H. Strickland


/s/ William H. Keogler, Jr.    *    Director
--------------------------------
William H. Keogler, Jr.

* By Brian M. Conlon, Attorney-in-fact, pursuant to Power of Attorney dated May 7, 1998 and included as Exhibit 24.1 herein.

                                  EXHIBIT INDEX

Sequential
Exhibit No.       Description
-----------       -----------

1.1 Form of Dealer Manager Agreement between the Registrant and Wells Investment Securities, Inc. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

3.1 Form of Amended and Restated Articles of Incorporation of the Registrant (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

3.2 Bylaws of the Registrant (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

4.1 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to Prospectus)

4.2               Form of Dividend Reinvestment Plan (included as Exhibit C to
                  Prospectus)

5.1 Form of Opinion of Hunton & Williams (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333- 32099)

8.1 Form of Opinion of Hunton & Williams as to Tax Matters (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.1 Form of Agreement of Limited Partnership of Wells Operating Partnership, L.P. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.2 Form of Escrow Agreement (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.3 Form of Advisory Agreement (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.3(a) First Amendment to Advisory Agreement dated June 1, 1998 (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.4 Amended and Restated Joint Venture Agreement of The Fund IX, Fund X, Fund XI and REIT Joint Venture (the "IX-X-XI-REIT Joint Venture") dated June 11, 1998 (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.5 Lease Agreement for the ABB Building dated December 10, 1996 between the IX-X-XI-REIT Joint Venture (as successor in interest by assignment) and ABB Flakt, Inc. (previously filed as Exhibit 10(kk) and incorporated by reference to the Registration Statement on Form S-11 of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P., as amended, Commission File No. 33-83852)

10.6 Agreement for the Purchase and Sale of Real Property relating to the Ohmeda Building dated November 14, 1997 between Lincor Centennial, Ltd. and Wells Real Estate Fund X, L.P. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.7 Agreement for the Purchase and Sale of Property relating to the Interlocken Building dated February 11, 1998 between Orix Prime West Broomfield Venture and Wells Development Corporation (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.8 Agreement for the Purchase and Sale of Real Property relating to the Lucent Building dated May 30, 1997 between Wells Development Corporation and the IX-X-XI-REIT Joint Venture (previously filed as Exhibit 10(k) and incorporated by reference to the Registration Statement on Form S-11 of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P., as amended to date, Commission File No. 333-7979)

10.8(a) First Amendment to the Agreement for the Purchase and Sale of Real Property relating to the Lucent Building dated April 21, 1998 between Wells Development Corporation and the IX-X-XI-REIT Joint Venture (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.9 Development Agreement relating to the Lucent Building dated May 30, 1997 between Wells Development Corporation and ADEVCO Corporation (previously filed as Exhibit 10(m) and incorporated by reference to the Registration Statement on Form S-11 of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P., as amended to date, Commission File No. 333- 7979)

10.10 Net Lease Agreement for the Lucent Building dated May 30, 1997 between the IX-X-XI-REIT Joint Venture (as successor in interest by assignment) and Lucent Technologies, Inc. (previously filed as Exhibit 10(l) and incorporated by reference to the Registration Statement on Form S-11 of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P., as amended to date, Commission File No. 333-7979)

10.10(a) First Amendment to Net Lease Agreement for the Lucent Building dated March 30, 1998 between the IX-X-XI-REIT Joint Venture (as successor in interest by assignment) and Lucent Technologies, Inc. (previously filed and incorporated by reference to the Registrant's Registration Statement on Form S-11, as amended to date, Commission File No. 333-32099)

10.11 Purchase and Sale Agreement relating to the Iomega Building dated February 4, 1998 between the IX-X-XI-REIT Joint Venture and SCI Development Services Incorporated, filed herewith

10.12 Lease Agreement for the Iomega Building dated April 9, 1996 between the IX-X-XI-REIT Joint Venture (as successor in interest by assignment) and Iomega Corporation, filed herewith

10.13 Agreement for the Purchase and Sale of Property relating to the Fairchild Building dated June 8, 1998 between the Fremont Joint Venture (as successor in interest by assignment) and Rose Ventures V, Inc., Thomas G. Haury and Carleen S. Haury, filed herewith

10.14 Restatement of and First Amendment to Agreement for the Purchase and Sale of Property relating to the Fairchild Building dated July 1, 1998 between the Fremont Joint
                  Venture (as successor in interest by assignment) and Rose Ventures V, Inc., Thomas G. Haury and Carleen S. Haury, filed herewith

10.15 Promissory Note for $5,960,000 from the Fremont Joint Venture to NationsBank, N.A. relating to the Fairchild Building dated July 16, 1998, filed herewith

10.16 Deed of Trust securing the Fairchild Building dated July 16, 1998 between the Fremont Joint Venture and NationsBank, N.A., filed herewith

10.17 Joint Venture Agreement of Wells/Fremont Associates (the "Fremont Joint Venture") dated July 15, 1998 between Wells Development Corporation and Wells Operating Partnership, L.P., filed herewith

10.18 Joint Venture Agreement of Fund X and Fund XI Associates (the "Fund X-XI Joint Venture") dated July 15, 1998 between the Registrant and Wells Real Estate Fund X, L.P., filed herewith

10.19 Agreement for the Purchase and Sale of Joint Venture Interest relating to the Fremont Joint Venture dated July 17, 1998 between Wells Development Corporation and the Fund X-XI Joint Venture, filed herewith

10.20 Lease Agreement for the Fairchild Building dated September 19, 1997 between the Fremont Joint Venture (as successor in interest by assignment) and Fairchild Technologies USA, Inc., filed herewith

10.21 Purchase and Sale Agreement and Joint Escrow Instructions relating to the Cort Furniture Building dated June 12, 1998 between the Cort Joint Venture (as successor in interest by assignment) and Spencer Fountain Valley Holdings, Inc., filed herewith

10.22 First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions relating to the Cort Furniture Building dated July 16, 1998 between the Cort Joint Venture (as successor in interest by assignment) and Spencer Fountain Valley Holdings, Inc., filed herewith

10.23 Promissory Note for $4,875,000 from the Cort Joint Venture to NationsBank, N.A. relating to the Cort Furniture Building dated July 30, 1998, filed herewith

10.24 Deed of Trust securing the Cort Furniture Building dated July 30, 1998 between the Fremont Joint Venture and NationsBank, N.A., filed herewith

10.25 Joint Venture Agreement of Wells/Orange County Associates (the "Cort Joint Venture") dated July 27, 1998 between Wells Development Corporation and Wells Operating Partnership, L.P., filed herewith

10.26 Agreement for the Purchase and Sale of Joint Venture Interest relating to the Cort Joint Venture dated July 30, 1998 between Wells Development Corporation and the Fund X-XI Joint Venture, filed herewith

23.1              Consent of Hunton & Williams (included in Exhibits 5.1 and
                  8.1)

23.2              Consent of Arthur Andersen LLP, filed herewith

24.1              Power of Attorney, filed herewith